   As filed with the Securities and Exchange Commission on January 5, 2000
                                                     Registration No. 333-90865


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                     PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             (INCLUDING EXHIBITS)

                         CONNECTICUT BANCSHARES, INC.
                  THE SAVINGS BANK OF MANCHESTER SAVINGS PLAN
            (exact name of registrant as specified in its charter)


   DELAWARE                       6036                      06-1564613
(State or Other            (Primary Standard               (IRS Employer
Jurisdiction of           Industrial Classification     Identification No.)
Incorporation or               Code Number)
Organization)

                 923 Main Street Manchester, Connecticut 06040
                                 (860) 646-1700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Richard P. Meduski
                     President and Chief Executive Officer
                          Connecticut Bancshares, Inc.
                                923 Main Street
                         Manchester, Connecticut 06040
                                 (860) 646-1700
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                          Douglas P. Faucette, Esquire
                          Victor L. Cangelosi, Esquire
                            Kent M. Krudys, Esquire
                         Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /   /
                                              ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ---
Calculation of Registration Fee

=====================================================================================================
                                                                        Proposed
                                                 Proposed Maximum       Maximum           Amount of
Title of each Class of            Amount to       Offering Price   Aggregate Offering   Registration
Securities to be Registered     be Registered        Per Unit           Price (2)            Fee
-----------------------------------------------------------------------------------------------------
    Common Stock                   16,425,450
    $.01 par value                  Shares(1)          $10.00             $164,254,500        (3)
-----------------------------------------------------------------------------------------------------
    Participation                      (4)              _______           $  9,720,330        (5)
       Interests
=====================================================================================================

(1) Includes shares of Common Stock to be issued to SBM Charitable Foundation, Inc., a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee of $45,663 was previously paid upon the initial filing of the Form S-1 on November 12, 1999.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(5) The securities of Connecticut Bancshares, Inc. to be purchased by The Savings Bank of Manchester Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 INTERESTS IN

                        THE SAVINGS BANK OF MANCHESTER
                                 SAVINGS  PLAN
                                      AND
                         OFFERING OF 972,033 SHARES OF
                         CONNECTICUT BANCSHARES, INC.
                         COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in The Savings Bank of Manchester Savings Plan of participation interests and shares of common stock of Connecticut Bancshares.

     The Board of Directors of Savings Bank of Manchester has adopted a plan to convert Connecticut Bankshares, M.H.C., the mutual holding company for Savings Bank of Manchester, to a stock holding company. As part of the conversion, Connecticut Bancshares has been established to acquire all of the stock of Savings Bank of Manchester and simultaneously offer Connecticut Bancshares common stock to the public under certain purchase priorities in the plan of conversion. After the conversion, Connecticut Bankshares, M.H.C. will cease to exist.

     In connection with the offering of Connecticut Bancshares Common Stock, savings plan participants are now permitted to direct the trustee of the savings plan to use their current account balances to subscribe for and purchase shares of Connecticut Bancshares common stock through the Connecticut Bancshares, Inc. Stock Fund. Based upon the value of the savings plan assets at June 30, 1999, the trustee of the savings plan could purchase up to 972,033 shares of Connecticut Bancshares common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of savings plan participants to direct the trustee of the savings plan to invest all or a portion of their savings plan accounts in Connecticut Bancshares common stock.


     The prospectus dated __________, 2000, of Connecticut Bancshares, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Connecticut Bankshares, M.H.C., Connecticut Bancshares common stock and the financial condition, results of operations and business of Savings Bank of Manchester. This prospectus supplement provides information regarding the savings plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.


     Please refer to "Risk Factors" beginning on page __ of the attached prospectus.

      Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities.  Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     This prospectus supplement may be used only in connection with offers and sales by Connecticut Bancshares of interests or shares of common stock under the savings plan to participants of the savings plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the savings plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Connecticut Bancshares, Savings Bank of Manchester and the savings plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Savings Bank of Manchester or the savings plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

         The date of this prospectus supplement is _____________, 2000.

                               TABLE OF CONTENTS


THE OFFERING....................................................................   1
    Securities Offered..........................................................   1
    Election to Purchase Connecticut Bancshares Common Stock in the Conversion..   1
    Value of Participation Interests............................................   1
    Method of Directing Transfer................................................   1
    Time for Directing Transfer.................................................   2
    Irrevocability of Transfer Direction........................................   2
    Purchase Price of Connecticut Bancshares Common Stock.......................   2
    Nature of a Participant's Interest in Connecticut Bancshares Common Stock...   2
    Voting and Tender Rights of Connecticut Bancshares Common Stock.............   2

DESCRIPTION OF THE SAVINGS PLAN.................................................   3
    Introduction................................................................   3
    Eligibility and Participation...............................................   3
    Contributions Under the Savings Plan........................................   3
    Limitations on Contributions................................................   4
    Investment of Contributions.................................................   5
    Benefits Under the Savings Plan.............................................   6
    Withdrawals and Distributions From the Savings Plan.........................   6
    Administration of the Savings Plan..........................................   7
    Reports to Savings Plan Participants........................................   7
    Plan Administrator..........................................................   7
    Amendment and Termination...................................................   7
    Merger, Consolidation or Transfer...........................................   8
    Federal Income Tax Consequences.............................................   8
    Restrictions on Resale......................................................   9
    SEC Reporting and Short-Swing Profit Liability..............................  10

LEGAL OPINIONS..................................................................  11

CHANGE OF INVESTMENT ALLOCATION FORM

                                 THE OFFERING

Securities Offered


     The securities offered in connection with this prospectus supplement are participation interests in the savings plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 972,033 shares of Connecticut Bancshares common stock for the Connecticut Bancshares, Inc. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion. Your investment in the Connecticut Bancshares, Inc. Stock Fund in connection with the conversion is also governed by the purchase priorities contained in the plan of conversion of Connecticut Bankshares, M.H.C.

     This prospectus supplement contains information regarding the savings plan. The attached prospectus contains information regarding the conversion of Connecticut Bankshares, M.H.C. and the financial condition, results of operations and business of Savings Bank of Manchester. The address of the principal executive office of Savings Bank of Manchester is 923 Main Street, Manchester, Connecticut 06040. The telephone number of Savings Bank of Manchester is (860) 646-1700.

Election to Purchase Connecticut Bancshares Common Stock in the Conversion

     In connection with the conversion of Connecticut Bankshares, M.H.C. to a stock holding company, the savings plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the savings plan to the Connecticut Bancshares, Inc. Stock Fund. The trustee of the savings plan will subscribe for Connecticut Bancshares common stock offered for sale in connection with the conversion of Connecticut Bankshares, M.H.C., in accordance with each participant's direction. If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned according to the priority rules of the plan of conversion as described in the attached prospectus under the heading "The Conversion -- The Subscription, Direct Community and Syndicated Community Offerings" and the trustee for the savings plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

      All plan participants are eligible to direct a transfer of funds to the Connecticut Bancshares, Inc. Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Connecticut Bankshares, M.H.C. Participants who have a savings account of $50 or more on deposit at Savings Bank of Manchester as of July 31, 1998 have first priority to purchase Connecticut Bancshares common stock in the offering and can direct the trustee to make the purchase. No savings plan participant may purchase in the offering more than $250,000 of Connecticut Bancshares common stock.

Value of Participation Interests

     As of June 30, 1999, the market value of the assets of the savings plan (excluding loans) equaled approximately $9,720,330. The plan administrator has informed each participant of the value of his or her beneficial interest in the savings plan. The value of savings plan assets represents past contributions to the savings plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

     The last three pages of this prospectus supplement is a change in investment allocation form for you to direct a transfer of some portion of your account under the savings plan to the Connecticut

Bancshares, Inc. Stock Fund. If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the savings plan to the Connecticut Bancshares Stock Fund, you should complete the change of investment allocation form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the Connecticut Bancshares, Inc. Stock Fund during the initial public offering is $250.

Time for Directing Transfer


     The deadline for submitting a direction to transfer amounts to the Connecticut Bancshares, Inc. Stock Fund in connection with the conversion of Savings Bank of Manchester is _____________. You should return the change of investment allocation form to Joyce Trainer in the Human Resources Department of Savings Bank of Manchester by 4:00 p.m. on ___________, 2000.


Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to your account in the savings plan to the Connecticut Bancshares, Inc. Stock Fund in connection with the conversion cannot be changed.

Purchase Price of Connecticut Bancshares Common Stock

     The trustee will use the funds transferred to the Connecticut Bancshares, Inc. Stock Fund to purchase shares of Connecticut Bancshares common stock in the conversion of Connecticut Bankshares, M.H.C. The trustee will pay the same price for shares of Connecticut Bancshares common stock as all other persons who purchase shares of Connecticut Bancshares common stock in the conversion. If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned according to the priority rules of the plan of conversion as described in the attached prospectus under the heading "The Conversion -- The Subscription, Direct Community and Syndicated Community Offerings" and the trustee for the savings plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices lower or higher than the initial public offering price.

Nature of a Participant's Interest in Connecticut Bancshares Common Stock

     The trustee will hold Connecticut Bancshares common stock in the name of the savings plan. If you direct the trustee to invest in the Connecticut Bancshares, Inc. Stock Fund you will have an allocable interest in the fund. Your interest in the fund will be reported on your account statement in units and valued daily. In addition, your account will also be credited with a portion of any cash held in the Connecticut Bancshares, Inc. Stock Fund. Earnings with respect to your account should not be affected by the investment designations of other participants in the savings plan.

Voting and Tender Rights of Connecticut Bancshares Common Stock

     The trustee generally will exercise voting and tender rights attributable to all Connecticut Bancshares common stock held by the Connecticut Bancshares, Inc. Stock Fund as directed by participants with interests in the Connecticut Bancshares, Inc. Stock Fund. With respect to each matter as to which holders of Connecticut Bancshares common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the Connecticut Bancshares, Inc. Stock Fund. The number of shares of Connecticut Bancshares common stock held in the Connecticut Bancshares, Inc. Stock Fund that are voted for and against on each matter will be proportionate to the number of voting instruction rights exercised in such manner. If there is a tender offer for Connecticut

Bancshares common stock, the savings plan provides that each participant will be allotted a number of tender instruction rights reflecting such participant's proportionate interest in the Connecticut Bancshares, Inc. Stock Fund. The percentage of shares of Connecticut Bancshares common stock held in the Connecticut Bancshares, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Connecticut Bancshares common stock held in the Connecticut Bancshares, Inc. Stock Fund will not be tendered. The savings plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.



                        DESCRIPTION OF THE SAVINGS PLAN

I.     Introduction

       Effective January 1, 1985, Savings Bank of Manchester adopted The Savings Bank of Manchester Savings Plan. Savings Bank of Manchester intends for the savings plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. Savings Bank of Manchester may change the savings plan from time to time in the future to ensure continued compliance with these laws. Savings Bank of Manchester may also amend the savings plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by the Employee Retirement Income Security Act of 1974, as amended, federal law provides you with various rights and protections as a plan participant. Although the savings plan is governed by many of the provisions of the Employee Retirement Income Security Act of 1974, as amended, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

       Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the savings plan. Savings Bank of Manchester qualifies this overview in its entirety by reference to the full text of the savings plan. You may obtain copies of the full savings plan document by sending a request to the Human Resources Department at Savings Bank of Manchester. You should carefully read the full text of the savings plan document to understand your rights and obligations under the plan.

II.    Eligibility and Participation

       Any employee of Savings Bank of Manchester may participate in the savings plan as of the first January 1 following completion of six months of service with Savings Bank of Manchester.


       As of June 30, 1999, 291 of the 333 eligible employees of Savings Bank of Manchester were elected to make pre-tax salary deferrals to the savings plan.


III.   Contributions Under the Savings Plan

       Savings Plan Participant Contributions. The savings plan permits each participant to make pre-tax salary deferrals to the savings plan in amounts ranging from 1% to 15% of compensation. In addition, participants may also make post-tax deferrals up to 10% of a participant's compensation. Participants in the savings plan may modify the amount contributed to the plan, effective on the first day of each calendar quarter.

       Savings Bank of Manchester Contributions. Savings Bank of Manchester has discretion under the savings plan to make matching and/or other employer-provided contributions. Savings Bank of Manchester currently makes matching contributions to the savings plan equal to 50% of a participant's elective deferrals up to 6% of a participant's base compensation. Matching contributions are allocated to a participant's account for a plan year only if (i) the participant was employed for at least 1,000 hours by Savings Bank of Manchester or a participating employer as of the last day of the plan year, (ii) the participant died or became a retired or disabled participant during the plan year, or (iii) the participant separated from service with Savings Bank of Manchester after becoming eligible for early retirement.

IV.    Limitations on Contributions

       Limitation on Employee Salary Deferral. Although the savings plan permits you to defer up to 15% of your compensation, by law your total pre-tax deferrals under the savings plan, together with similar plans, may not exceed $10,500 for 2000. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, a participant will have to pay federal income taxes on any excess deferrals when distributed by the savings plan to the participant, unless the excess deferral and any related income allocable is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

       Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the savings plan provides that the total amount of contributions and forfeitures (annual additions) allocated to a participant during any year may not exceed the lesser of 25% of the participant's compensation for that year, or $30,000. The savings plan will also limit annual additions to the extent necessary to prevent the limitations contained in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by Savings Bank of Manchester from being exceeded.


       Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the savings plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the savings plan. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.


       In general, a highly compensated employee includes any employee who, (1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $80,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amount in the foregoing sentence are for 2000, but maybe adjusted annually to reflect increases in the cost of living.

       Top-Heavy Plan Requirements. If for any calendar year the savings plan is a "Top-Heavy Plan," then Savings Bank of Manchester may be required to make certain minimum contributions to the savings plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the savings plan and projected annual benefits under any defined benefit plan maintained by Savings Bank of Manchester.

       In general, the savings plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are "Key Employees" exceeds 60% of the aggregate balance of the accounts of all participants. "Key Employees" generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1) an officer of Savings Bank of Manchester having annual compensation in excess of $67,500 who is in an administrative or policy-making capacity,

     (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in Savings Bank of Manchester,

     (3) a person who owns directly or indirectly more than 5% of the stock of Connecticut Bancshares, or stock possessing more than 5% of the total combined voting power of all stock of Connecticut Bancshares, or

     (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of Connecticut Bancshares and has annual compensation in excess of $150,000.

     The foregoing dollar amounts are for 2000.

V.   Investment of Contributions

     All amounts credited to participants' accounts under the savings plan are held in trust. A trustee appointed by the Board of Directors of Savings Bank of Manchester administers the trust.


     Before the Conversion, the savings plan offered the following investment choices with an annual percentage return for the past three (3) years as noted below. However, effective November 22, 1999, all Class B Fund shares were converted to Class A Fund shares and the savings plan assets held in the Money Market Fund were transferred to the Savings Bank of Manchester 401(k) Investment Account.


                                                 1998    1997    1996
                                                ------  ------  ------

Savings Bank of Manchester 401(k) Investment     6.68%   6.67%   6.59%
 Account
Money Market Fund
 Class B                                         3.74%   3.65%   3.54%
 Class A                                         4.79%   4.69%   4.75%
Capital Growth Fund
 Class B                                        31.31%  23.71%  16.17%
 Class A                                        32.34%  24.58%  17.16%
Intermediate Income Fund
 Class B                                         4.63%   4.91%   3.81%
 Class A                                         5.63%   5.95%   4.89%
Total Return Fund
 Class B                                        11.19%  19.87%  13.78%
 Class A                                        11.91%  20.67%  14.60%
Emerging Growth Fund
 Class B                                        23.56%  19.73%  13.85%
 Class A                                        24.49%  20.64%  14.78%
Global Asset Fund
 Class B                                         5.63%   9.66%  14.48%
 Class A                                         6.21%  10.24%  15.23%

     The savings plan now provides the Connecticut Bancshares, Inc. Stock Fund as an additional choice to these investment alternatives. The Connecticut Bancshares, Inc. Stock Fund invests primarily in the common stock of Connecticut Bancshares. Participants in the savings plan may direct the trustee to invest all or a portion of their savings plan account balance in the Connecticut Bancshares, Inc. Stock Fund.

     The Connecticut Bancshares, Inc. Stock Fund consists primarily of investments in the common stock of Connecticut Bancshares made on the effective date of the conversion of Connecticut Bancshares, M.H.C. After the conversion, the trustee of the savings plan will, to the extent practicable, use all amounts held by it in the Connecticut Bancshares, Inc. Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase additional shares of common stock of Connecticut Bancshares.

     As of the date of this prospectus supplement, none of the shares of Connecticut Bancshares common stock have been issued or are outstanding and there is no established market for the Connecticut Bancshares common stock. Accordingly, there is no record of the historical performance of the Connecticut Bancshares, Inc. Stock Fund. Performance of the Connecticut Bancshares, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Connecticut Bancshares and Savings Bank of Manchester and market conditions for Connecticut Bancshares common stock generally.

     Investments in the Connecticut Bancshares, Inc. Stock Fund involve special risks in investments in the common stock of Connecticut Bancshares. For a discussion of the material risk factors, see "Risk Factors" beginning on page __ of the attached prospectus.

VI.    Benefits Under the Savings Plan

       Vesting. A participant is always 100% vested in his or her account under the savings plan.

VII.   Withdrawals and Distributions From the Savings Plan

       Withdrawals Before Termination of Employment. You may receive in-service distributions from the savings plan under limited circumstances in the form of hardship distributions and withdrawal of rollover contributions. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. Restrictions are imposed upon your participation in the savings plan if you take a hardship withdrawal.

       Distribution Upon Retirement or Disability. Upon retirement or disability, you may elect to receive your benefits in one of the following terms: (i) lump sum payment; (ii) purchase from an insurer of a nontransferable annuity contract; or (iii) installment payments over a fixed period of time or in fixed amounts. Your distributable benefit will be equal to the value of your accounts under the savings plan.

       Distribution Upon Death. If you die before your benefits are paid from the savings plan, your benefits will be paid to your surviving spouse, or if you are single or spouse consents, to your named beneficiary under one or more of the forms available under the savings plan.

       Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $3,500, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances does not exceed $3,500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the savings plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the savings plan shall be void.

     Applicable federal tax law requires the savings plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Savings Bank of Manchester. Federal law may also impose an excise tax on withdrawals made from the savings plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Savings Bank of Manchester or after termination of employment, except that the excise tax will not apply to a post-termination of employment withdrawal if you terminated employment after age 55.

Administration of the Savings Plan

     The trustee with respect to the savings plan is the named fiduciary of the savings plan for purposes of the Employee Retirement Income Security Act of 1974.


     Trustees. The board of directors of Savings Bank of Manchester appoints a trustee to serve at its pleasure. The board of directors has appointed Eastern Bank & Trust Company as trustee of the savings plan.


     The trustee receives, holds and invests the contributions to the savings plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the savings plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Savings Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator

     The current plan administrator of the savings plan is Savings Bank of Manchester. The plan administrator is responsible for the administration of the savings plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Employee Retirement Income Security Act of 1974, as amended.

Amendment and Termination

     Savings Bank of Manchester intends to continue the savings plan indefinitely. Nevertheless, Savings Bank of Manchester may terminate the savings plan at any time. If Savings Bank of Manchester terminates the savings plan in whole or in part, then regardless of other provisions in the plan, all affected participants will become fully vested in their accounts. Savings Bank of Manchester reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Savings Bank of Manchester may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended.

Merger, Consolidation or Transfer

     If the savings plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the savings plan or the other plan is then terminated, the savings plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the savings plan had then terminated.

Federal Income Tax Consequences

     The following is only a brief summary of the material federal income tax aspects of the savings plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the savings plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the savings plan and transactions involving the plan.

     As a "qualified retirement plan," the Internal Revenue Code affords the savings plan special tax treatment, including:

     (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.

     Savings Bank of Manchester will administer the savings plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Savings Bank of Manchester receives an adverse determination letter regarding its tax-exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the savings plan, the participants would not be permitted to transfer amounts distributed from the savings plan to an Individual Retirement Account or to another qualified retirement plan, and Savings Bank of Manchester may be denied certain deductions taken with respect to the savings plan.

     Lump Sum Distribution. A distribution from the savings plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by Savings Bank of Manchester. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Savings Bank of Manchester which is included in the distribution.

     Averaging Rules. The portion of any lump sum distribution, required to be included in your federal taxable income for federal income tax purposes, attributable to participation after 1973 in the savings plan or in any other profit-sharing plan maintained by Savings Bank of Manchester, known as the "ordinary income portion," will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five (5) years of participation in the savings plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death, regardless of the period of your participation in this plan or any other profit-sharing plan maintained by Savings Bank of Manchester, you may elect to have the ordinary income portion of such lump sum distribution taxed according to a special five-year averaging rule. The election of the special five-year averaging rules may apply only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after the date you turn 59-1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special five-year averaging rule. The special five-year averaging rule is not available for institutions after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their lump sum distribution taxed under the prior law ten-year averaging rule. These individuals also may elect to have that portion of the lump sum distribution attributable to the participant's pre-1974 participation in the plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Connecticut Bancshares Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Connecticut Bancshares common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Connecticut Bancshares common stock that is the excess of the value of Connecticut Bancshares common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Connecticut Bancshares common stock for purposes of computing gain or loss on its subsequent sale equals the value of Connecticut Bancshares common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Connecticut Bancshares common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of Connecticut Bancshares common stock. Any gain on a subsequent sale or other taxable disposition of Connecticut Bancshares common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of Connecticut Bancshares common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the savings plan to another qualified plan or to an individual retirement account generally in accordance with the terms of the other plan or account.

     We have provided you with a brief description of the material federal income tax aspects of the savings plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the savings plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the savings plan.

Restrictions on Resale

     Any person receiving a distribution of shares of common stock under the savings plan who is an "affiliate" of Connecticut Bancshares under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of Connecticut Bancshares are generally considered "affiliates." Any person who may be an "affiliate" of Savings Bank of Manchester may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Connecticut Bancshares common stock acquired under the savings plan, or other sales of Connecticut Bancshares common stock.


     Persons who are not deemed to be "affiliates" of Savings Bank of Manchester at the time of resale will be free to resell any shares of Connecticut Bancshares common stock distributed to them under the savings plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Savings Bank of Manchester is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Savings Bank of Manchester. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Savings Bank of Manchester at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of Connecticut Bancshares common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when Connecticut Bancshares is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Connecticut Bancshares. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Connecticut Bancshares' fiscal year.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Connecticut Bancshares of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

     The Securities and Exchange Commission has adopted rules that exempt many transactions involving the savings plan from the Section 16(a) reporting requirements and the "short-swing" profit recovery provisions of Section 16(b). However, certain transactions may be subject to reporting and/or short-swing profit recovery. Plan participants who are subject to the Section 16 requirements should consult with counsel regarding the applicability of Section 16 to specific transactions involving savings plan or otherwise.



                                LEGAL OPINIONS

     The validity of the issuance of the common stock of Connecticut Bancshares will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for Savings Bank of Manchester in connection with the conversion of Savings Bank of Manchester.

THE SAVINGS BANK OF MANCHESTER SAVINGS PLAN


CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.   Member Data

___________________________________________________________________________________________________
Print your full name above    (Last, first, middle initial) Social Security Number

___________________________________________________________________________________________________
Street Address                      City                    State     Zip

2.   Instructions

The Savings Bank of Manchester Savings Plan is giving members a special opportunity to invest their savings plan account balances in a new investment fund - the Connecticut Bancshares, Inc. Stock Fund- which is comprised primarily of common stock issued by Connecticut Bancshares, Inc. in connection with the conversion of Connecticut Bankshares, M.H.C. to a stock holding company. The percentage of a member's account transferred at the direction of the member into the Connecticut Bancshares, Inc. Stock Fund will be used to purchase shares of common stock during the Subscription and Community Offering. Please review the prospectus and the prospectus supplement before making any decision.

If there is not enough common stock in the conversion to fill all subscriptions, the common stock will be apportioned according to the priority rules of the plan of conversion as described in the attached prospectus under the heading "The Conversion--The Subscription, Direct Community and Syndicated Community Offerings" and the trustee for the plan may not be able to purchase all of the common stock you requested. In such case, the trustee will purchase shares in the open market, on your behalf, after the conversion to fulfill your initial request. Such purchases may be at prices higher than the initial public offering price.

Investing in common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of the material risks that should be considered by each member as to an investment in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to common stock, as discussed in the prospectus and prospectus supplement.

3.   Investment Directions   (Applicable to Accumulated Balances Only)


To direct a transfer of all or part of the funds credited to your accounts to the Connecticut Bancshares, Inc. Stock Fund, you should complete and file this form with the Human Resources Department at Savings Bank of Manchester, no later than _____________ at 4:00 p.m. If you need any assistance in completing this form, please contact Human Resources. If you do not complete and return this form to Human Resources by 4:00 p.m., the funds credited to accounts under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the savings plan if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Connecticut Bancshares, Inc. Stock Fund as follows:


          Fund                                   Percentage to be transferred
          ----                                   ----------------------------

       Savings Bank of Manchester 401(k) Investment Account    _____%
       Capital Growth Fund                                     _____%
       Intermediate Income Fund                                _____%
       Total Return Fund                                       _____%
       Emerging Growth Fund                                    _____%
       Global Asset Fund                                       _____%


Note: The total amount transferred may not exceed the total value of your accounts.



4.     Investment Directions   (Applicable to Future Contributions After
April 1, 2000 Only)


I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Savings Bank of Manchester, including those contributions and/or repayments received by The Savings Bank of Manchester Savings Plan during the same reporting period as this form, be invested in the following whole percentages.




          Fund                                              Percentage
          ----                                              ----------

       Savings Bank of Manchester 401(k) Investment Account    _____%
       Capital Growth Fund                                     _____%
       Intermediate Income Fund                                _____%
       Total Return Fund                                       _____%
       Emerging Growth Fund                                    _____%
       Global Asset Fund                                       _____%
                                                                100 %

5.   Participant Signature and Acknowledgment - Required

By signing this change of investment allocation form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with a copy of the prospectus and the prospectus supplement relating to the issuance of common stock. I am aware of the risks involved in the investment in common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment. By signing this acknowledgment, I understand that I am not waiving any of my rights under the Federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.


MEMBER'S SIGNATURE


___________________________________________           ______________________
Signature of Member                                          Date


_________________ is hereby authorized to make the above listed change(s) to this member's record.



___________________________________________           ______________________
Signature of The Savings Bank of Manchester                  Date
Authorized Representative


Minimum Stock Purchase is $250.
Maximum Stock Purchase is $250,000.



               PLEASE COMPLETE AND RETURN TO HUMAN RESOURCES AT
      THE SAVINGS BANK OF MANCHESTER BY _:00 P.M. ON _____________, 2000.

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING


[LOGO]                                              CONNECTICUT BANCSHARES, INC.
                   (Proposed Holding Company for The Savings Bank of Manchester)
                                                                 923 Main Street
                                                   Manchester, Connecticut 06040
                                                                  (860) 646-1700
================================================================================


     Connecticut Bankshares, M.H.C., the mutual holding company for The Savings Bank of Manchester, is converting to a stock holding company. After the conversion, Connecticut Bancshares will own all of Savings Bank of Manchester's stock. Connecticut Bancshares has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. Connecticut Bancshares will hold all funds of subscribers in an interest-bearing savings account at Savings Bank of Manchester until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.


     Sandler O'Neill & Partners, L.P. will use its best efforts to assist Connecticut Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither Sandler O'Neill nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. Sandler O'Neill intends to make a market in the common stock.

================================================================================

                            PRICE PER SHARE:  $10.00
      EXPECTED TRADING MARKET AND SYMBOL: Nasdaq National Market "____"

     This offering will expire no later than 12:00 noon, Eastern time, on ____________, 2000, unless extended.

     .    Number of Shares
          Minimum/Maximum

     .    Estimated Underwriting Commissions and Other Expenses
          Minimum/Maximum

     .    Estimated Net Offering Proceeds to Connecticut Bancshares
          Minimum/Maximum

     . Estimated Net Offering Proceeds per Share to Connecticut Bancshares Minimum/Maximum

Please refer to "Risk Factors" beginning on page __ of the attached Prospectus dated ________ __, 2000.


These securities are not deposits or accounts and are not insured or guaranteed by Connecticut Bancshares, Savings Bank of Manchester, the Federal Deposit Insurance Corporation or any other government agency. The common stock is subject to investment risk, including the possible loss of money invested.


Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the State of Connecticut Department of Banking, nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representations to the contrary is a criminal offense.


                        Sandler O'Neill & Partners, L.P.

        The date of this Prospectus Supplement is _______________, 2000

                       THE SYNDICATED COMMUNITY OFFERING



     Connecticut Bancshares is offering for sale between ___________ and __________ shares of common stock at price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of Connecticut Bankshares, M.H.C., the mutual holding company for Savings Bank of Manchester, from a mutual to stock form of organization and the issuance of Savings Bank of Manchester's outstanding capital stock to Connecticut Bancshares. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and direct community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and direct community offerings.



     Funds sent with purchase orders will earn interest at the passbook rate from the date Savings Bank of Manchester receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 2000, and the State of Connecticut Department of Banking allows more time to complete the conversion, Savings Bank of Manchester will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Savings Bank of Manchester, that authorization would terminate. The conversion must be completed by _______, 2001.


The minimum number of shares which may be purchased is 25 shares. Except for the Manchester Bank employee stock ownership plan, which intends to purchase up to 5% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $250,000 of common stock (25,000 shares) in the syndicated community offering. However, the maximum amount of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is 1.0% of the shares of common stock sold in the conversion. Connecticut Bancshares reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.


     Connecticut Bancshares and Savings Bank of Manchester have engaged Sandler O'Neill & Partners, L.P. as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. Sandler O'Neill expects to use the services of other registered broker-dealers and that fees to Sandler O'Neill and other selected broker-dealers will not exceed ____% of the aggregate purchase price of the shares sold in the syndicated community offering.


     Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "Risk Factors--Connecticut Bancshares cannot assure or guarantee an active trading market for the common stock." in the attached prospectus.

PROSPECTUS                         [LOGO]

                          CONNECTICUT BANCSHARES, INC.
         (Proposed Holding Company for The Savings Bank of Manchester)
                       13,225,000 Shares of Common Stock

Connecticut Bankshares, M.H.C., the mutual holding company for The Savings Bank of Manchester, is converting to a stock holding company. After the conversion, Connecticut Bancshares will own all of Savings Bank of Manchester's common stock.

                            Price Per Share:  $10.00

            Minimum Subscription Requirement:  25 Shares or $250
     Expected Trading Market and Symbol:  Nasdaq National Market "SBMC"

                                            Minimum          Maximum
                                          -----------      ------------

Number of shares:                           9,775,000        13,225,000
Gross offering proceeds:                  $97,750,000      $132,250,000
Estimated underwriting commissions
  and other offering expenses:            $ 3,979,000      $  4,469,000
Estimated net proceeds:                   $93,771,000      $127,781,000
Estimated net proceeds per share:         $      9.59      $       9.66

If the appraiser increases the estimated value, Connecticut Bancshares may increase the maximum number of shares by up to 15%, to 15,208,750 shares.

Sandler O'Neill will use its best efforts to assist Connecticut Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Sandler O'Neill is not obligated to purchase any shares of common stock in the offering. Sandler O'Neill intends to make a market in the common stock.

The offering to depositors, officers, directors and employees of Savings Bank of Manchester will end at 12:00 Noon, Eastern Time, on ________, 2000. An offering to the general public may also be held and may end as early as 12:00 Noon, Eastern Time, on _________ __, 2000. If the conversion is not completed by _________ __, 2000, and the State of Connecticut Department of Banking allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions may not go beyond _____________, 2001. Connecticut Bancshares will hold all funds of subscribers in an interest-bearing savings account until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

These securities are not deposits or accounts and are not insured or guaranteed by Savings Bank of Manchester, Connecticut Bancshares, the Federal Deposit Insurance Corporation or any other federal or state government agency. The common stock is subject to investment risk, including the possible loss of money invested.

For a discussion of the material risks that you should consider, see "Risk Factors" beginning on page __.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the State of Connecticut Department of Banking, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

For assistance, please contact the conversion center at (___) ___-____.

                       SANDLER O'NEILL & PARTNERS, L.P.

                The date of this prospectus is ________, 2000.

     [Map of Connecticut magnifying Hartford, Tolland and Windham Counties and indicating the locations of Savings Bank of Manchester offices.]

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary...................................................................
Risk Factors..............................................................
Selected Consolidated Financial Information...............................
Recent Developments.......................................................
Use of Proceeds...........................................................
Dividend Policy...........................................................
Market for Common Stock...................................................
Capitalization............................................................
Historical and Pro Forma Regulatory Capital Compliance....................
Pro Forma Data............................................................
Comparison of Independent Valuation and Pro Forma Financial Information
   With and Without the Foundation........................................
Connecticut Bankshares, M.H.C. and Subsidiary Consolidated Statements
   of Operations..........................................................
Management's Discussion and Analysis of Financial Condition
  and Results of Operations...............................................
Business of Connecticut Bankshares, M.H.C. ...............................
Business of Connecticut Bancshares........................................
Business of Savings Bank of Manchester....................................
Management of Connecticut Bancshares......................................
Management of Savings Bank of Manchester..................................
Regulation and Supervision................................................
Federal and State Taxation of Income......................................
Shares to Be Purchased by Management with Subscription Rights.............
The Conversion............................................................
Restrictions on Acquisition of Connecticut Bancshares and Savings Bank
   of Manchester..........................................................
Description of Connecticut Bancshares Stock...............................
Description of Savings Bank of Manchester Stock...........................
Transfer Agent and Registrar..............................................
Registration Requirements.................................................
Legal and Tax Opinions....................................................
Experts...................................................................
Where You Can Find More Information.......................................
Index to Consolidated Financial Statements--Connecticut Bankshares,
   M.H.C. and Subsidiary..................................................

                                    SUMMARY

     You should read the entire prospectus carefully before you decide to invest. For assistance, please contact the conversion center at (___) ___-____.


                                 The Companies

Connecticut Bankshares, M.H.C. (page __)      Connecticut Bankshares, M.H.C. was formed in 1996 as the
923 Main Street                               mutual holding company for Savings Bank of Manchester.  In
Manchester, Connecticut  06040                the mutual holding company reorganization, Savings Bank of
(860) 646-1700                                Manchester converted from mutual to stock form and issued
                                              all of its outstanding stock to Connecticut Bankshares,
                                              M.H.C.  Connecticut Bankshares, M.H.C. is governed by a
                                              Board of Directors.  All voting control of Connecticut
                                              Bankshares, M.H.C. lies in its governing body of corporators.
                                              To date, Connecticut Bankshares, M.H.C.'s business activities have been limited to directing, planning and coordinating Savings
                                              Bank of Manchester's business activities.  After the
                                              conversion, Connecticut Bankshares, M.H.C. will no longer
                                              exist.


Connecticut Bancshares, Inc. (page __)        Savings Bank of Manchester recently formed Connecticut
923 Main Street                               Bancshares to be its new stock holding company.  To date,
Manchester, Connecticut  06040                Connecticut Bancshares has only conducted organizational
(860) 646-1700                                activities.  After the conversion, it will own all of Savings
                                              Bank of Manchester's capital stock and will direct, plan and coordinate Savings Bank of Manchester's business activities.
                                              After the conversion, Connecticut Bancshares might become
                                              an operating company or acquire or organize other operating subsidiaries, including other financial institutions or financial services companies.  Connecticut Bancshares intends to retain
                                              50% of the net conversion proceeds.


The Savings Bank of Manchester (page __)      Savings Bank of Manchester is a Connecticut-chartered stock
923 Main Street                               savings bank that operates as a community bank dedicated to
Manchester, Connecticut 06040                 serving the financial service needs of consumers and small
(860) 646-1700                                businesses within its primary market area.  Currently, Savings
                                              Bank of Manchester operates out of its main office in
                                              Manchester, Connecticut and its 22 other branch offices in
                                              Hartford, Tolland and Windham Counties, Connecticut,
                                              which Savings Bank of Manchester considers its primary
                                              market area for making loans and attracting deposits.

                                              Historically, Savings Bank of Manchester's principal business has been attracting deposits from the general public and using those funds to originate loans secured by residential real estate, which accounted for 57.1% of Savings Bank of
                                              Manchester's total loan portfolio at August 31, 1999.  More recently, Savings Bank of Manchester has increased its
                                              emphasis on commercial real estate and business lending,



                                              which accounted for 30.0% of its total loan portfolio at
                                              August 31, 1999.  Savings Bank of Manchester also invests in
                                              U.S. government and agency securities, U.S. government
                                              insured or guaranteed mortgage-backed securities, corporate bonds and marketable equity securities.  At August 31, 1999,
                                              Savings Bank of Manchester had total assets of $1.18 billion, deposits of $887.3 million and total capital of $117.6 million.

                                              Recently, Savings Bank of Manchester expanded the products and services that it offers to include Internet banking, debit cards, a bank issued credit card, and merchant credit card processing.  In 1997, it added annuities to its existing sales of mutual funds and other non-deposit investment products.

                                              For a discussion of Savings Bank of Manchester's business
                                              strategy and recent results of operations, see "Management's
                                              Discussion and Analysis of Financial Condition and Results
                                              of Operations."  For a discussion of Savings Bank of
                                              Manchester's business activities, see "Business of Savings
                                              Bank of Manchester."

                                 The Conversion

What is the Conversion (page __)              The conversion is a change in Connecticut Bankshares,
                                              M.H.C.'s legal form of organization.  Currently,
                                              Connecticut Bankshares, M.H.C. owns all of the
                                              outstanding capital stock of Savings Bank of Manchester.
                                              Connecticut Bankshares, M.H.C. is a mutual holding company and has no stock or stockholders.  Instead, Connecticut
                                              Bankshares, M.H.C. operates for the mutual benefit of
                                              Savings Bank of Manchester's depositors. Connecticut Bankshares,
                                              M.H.C.'s corporators elect directors and vote on other
                                              important matters.  After the conversion, Connecticut Bankshares,
                                              M.H.C. and its governing body of corporators will cease to exist and
                                              Savings Bank of Manchester will continue as a stock savings bank but will be owned and controlled by the new holder of all its stock, Connecticut Bancshares.  Voting rights in Savings
                                              Bank of Manchester will belong to Connecticut Bancshares.
                                              Voting rights in Connecticut Bancshares will belong to its stockholders.


                                              Savings Bank of Manchester is conducting the conversion under the terms of its plan of conversion.  The corporators of
                                              Connecticut Bankshares, M.H.C. approved the plan of conversion at a special meeting of corporators called for that purpose on
                                              November 22, 1999.  The State of Connecticut Department of Banking
                                              approved the plan of conversion on ____________, 2000.  In addition, the Federal Deposit Insurance Corporation and the
                                              Federal Reserve Board have reviewed the application for conversion.
                                              Connecticut Bancshares expects to receive approval from the Office of Thrift


                                              Supervision to acquire all of the stock of Savings
                                              Bank of Manchester. Before the offering may close and the conversion may be completed, Savings Bank of Manchester and Connecticut
                                              Bancshares must obtain all regulatory approvals, including that of the Office of Thrift Supervision, and satisfy all conditions of those approvals that must be completed before closing of the offering and the completion of the conversion. See "The Conversion--General."

Reasons for the Conversion (page __)          By converting Connecticut Bankshares, M.H.C. to the stock
                                              form of organization, Savings Bank of Manchester will be
                                              structured in the form used by commercial banks, most
                                              business entities and a large number of savings institutions.
                                              The conversion will be important to Savings Bank of
                                              Manchester's future growth and performance because it
                                              will:

                                                      .  enhance its ability to diversify
                                                         into other financial services related
                                                         activities;

                                                      .  enhance its ability to expand
                                                         through the acquisition of other
                                                         financial institutions or their
                                                         assets;

                                                      .  enhance its ability to attract and
                                                         retain qualified management through
                                                         stock-based compensation plans; and

                                                      .  provide a larger capital base from
                                                         which to operate and expand its
                                                         ability to serve the public.

                                                      Currently, neither Connecticut Bancshares nor Savings
                                                      Bank of Manchester has any specific contracts,
                                                      understandings, or arrangements for the acquisition
                                                      of other financial service companies or their assets.

SBM Charitable Foundation, Inc.                       To continue its long-standing commitment to its local communities,
(page _______)                                        Savings Bank of Manchester intends to establish a charitable foundation, SBM Charitable Foundation, Inc., as part of the conversion. The foundation will be funded with Connecticut
                                                      Bancshares common stock equal to 8% of the shares sold in the conversion.  This would range from 782,000 shares, assuming
                                                      9,775,000 shares are sold in the conversion, to 1,058,000
                                                      shares, assuming 13,225,000 shares are sold in the conversion, or 1,216,700 shares if the number of shares sold in the
                                                      conversion is increased to 15,208,750 shares.  Based on the purchase price of $10.00 per share, the foundation would be funded with between $7.8 million and $10.6 million of common stock, or $12.2 million, if the number of shares sold in
                                                      the conversion is increased to 15,208,750 shares.  SBM
                                                      Foundation will make grants and donations to non-profit and community groups within the communities where Savings Bank of Manchester operates.  If SBM Foundation was not
                                                      established as part of the conversion, then the amount of
                                                      common stock sold would be greater than if the conversion
                                                      was completed with the foundation.  For a further
                                                      discussion of the financial impact of the foundation,
                                                      including its dilutive effect on those who purchase shares in the conversion, see "Risk Factors--The contribution to
                                                      SBM Foundation means that a stockholder's


                                                      total ownership interest will be 7.4% less after the contribution,"
                                                      "Pro Forma Data" and "Comparison of Independent Valuation and Pro
                                                      Forma Financial Information With and Without the Foundation."

                                                      SBM Foundation will complement the activities of the Savings Bank of Manchester Foundation, Inc., a private foundation established by Savings Bank of Manchester in 1998. In 1998, Savings Bank of
                                                      Manchester contributed marketable equity securities with a fair market value of $3.0 million to initially fund the foundation.
                                                      Savings Bank of Manchester Foundation, Inc., which had assets of $2.9 million at August 31, 1999, provides grants to
                                                      individuals and not-for-profit organizations within the
                                                      communities that Savings Bank of Manchester serves. Savings
                                                      Bank of Manchester does not expect to make any further
                                                      contributions to the Savings Bank of Manchester Foundation, Inc.
                                                      after the conversion.


Benefits of the Conversion to Management              Connecticut Bancshares and Savings Bank of Manchester
(page __)                                             intend to adopt certain benefit plans and employment
                                                      and change in control agreements as discussed below.

                                                      The following table summarizes the total number and
                                                      dollar value of the shares of common stock which the
                                                      employee stock ownership plan expects to acquire and
                                                      the total value of all stock awards that are expected
                                                      to be available under the stock-based incentive plan,
                                                      assuming 14,283,000 shares are issued in the conversion.
                                                      The table assumes the value of the shares is $10.00 per
                                                      share.  The table does not include a value for stock
                                                      options because their grant value would be equal to the fair market value of the common stock on the day that the options are granted.  As a result, financial gains can be realized on an option only if the market price of common stock
                                                      increases above the price at which the options are granted.


                                                                                                               Percentage
                                                                                                               of Shares
                                                                                      Number      Estimated      Issued
                                                                                        of          Value        in the
                                                                                      Shares      of Shares    Conversion
                                                                                     ---------   -----------   ----------
                                                      Employee stock ownership
                                                         plan.....................   1,142,640    $11,426,400       8.0%
                                                      Stock awards................     571,320      5,713,200       4.0
                                                      Stock options...............   1,428,300             --      10.0
                                                                                     ---------    -----------      ----
                                                              Total...............   3,142,260    $17,139,600      22.0%
                                                                                     =========    ===========      ====


                                                      The following table summarizes the estimated value of
                                                      the benefits payable under the employment agreements,
                                                      change in control agreements, supplemental executive
                                                      retirement plan and the employee severance compensation
                                                      plan assuming a change in control of Connecticut
                                                      Bancshares or Savings Bank of Manchester had occurred as
                                                      of December 31, 1999 based on 1999 compensation data.
                                                      The estimated value of the benefit


                                                      payable under the employee severance compensation plan
                                                      assumes that all employees are terminated.

                                                                                                 Estimated
                                                                                                   Value
                                                                                                of Benefit
                                                                                                -----------
                                                      Employment agreements...................  $ 2,700,000
                                                      Change in control agreements............    2,200,000
                                                      Supplemental executive retirement plan..      500,000
                                                      Employee severance compensation plan....   12,500,000
                                                                                                -----------
                                                                                                $17,900,000
                                                                                                ===========

                                                      The following is a description of these benefit plans,
                                                      employment agreements and change in control agreements:

                                                      . Employee Stock Ownership Plan.  This plan intends to acquire an amount of shares equal to 8% of the shares issued in the conversion. This would range from 844,560 shares, assuming
                                                        10,557,000 shares are issued in the conversion, to 1,142,640 shares, assuming 14,283,000 shares are issued in the conversion, or 1,314,036 shares if the number of shares issued in the
                                                        conversion is increased to 16,425,450 shares.  This plan
                                                        intends to acquire such shares by subscribing for 5% of the shares sold in the conversion and by purchasing the remaining amount of shares in the open market.  Savings Bank of Manchester will allocate these shares to employees over a period of years in proportion to their compensation.

                                                      . Stock-Based Incentive Plan.  Under this plan, which will be adopted after the conversion and will be submitted to
                                                        stockholders for their approval, Connecticut Bancshares may award stock options to key employees and directors of Connecticut
                                                        Bancshares and its affiliates.  No decisions have been made as to whowill be awarded options or the amounts that will be
                                                        awarded.  The number of options available under this plan will equal 10% of the number of shares issued in the conversion.
                                                        This would range from 1,055,700 shares, assuming 10,557,000 shares are issued in the conversion, to 1,428,300 shares,
                                                        assuming 14,283,000 shares are issued in the conversion, or
                                                        1,642,545 shares if the number of shares issued in
                                                        in the conversion is increased to 16,425,450 shares.

                                                        In addition to awarding options, this plan may also award shares of stock to key employees and directors at no cost to the
                                                        recipient.  No decisions have been made as to who will be awarded shares of stock or the amounts that will be awarded.  The number of shares available for stock awards will equal an additional 4%
                                                        of the number of shares issued in the conversion.  This would range from 422,280 shares, assuming 10,557,000 shares are issued in the conversion, to 571,320 shares, assuming  14,283,000 shares are issued in the conversion, or 657,018 shares if the number of shares issued in the conversion is increased to 16,425,450 shares.

                                                      . Employment Agreements.  Connecticut Bancshares and Savings Bank
                                                        of Manchester intend to enter into employment agreements with six officers of Savings Bank of Manchester.  These agreements will provide for severance benefits if the executive is
                                                        terminated following a change in control of Connecticut Bancshares or Savings Bank of Manchester.

                                                      . Change in Control Agreements.  Savings Bank of Manchester intends to enter into change in control agreements with seven officers of
                                                        Savings Bank of Manchester who will not be covered by an employment agreement.  These agreements will provide for the payment of severance compensation in the event of a change in control of
                                                        Savings Bank of Manchester or Connecticut Bancshares.

                                                      . Supplemental Executive Retirement Plan.  This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan are reduced because of federal tax law limitations.  The plan will also provide benefits to eligible employees if they retire or are participants at the time of a change in control of Connecticut Bancshares or Savings Bank of
                                                        Manchester but before the complete allocation of shares under the employee stock ownership plan.

                                                      . Employee Severance Compensation Plan.  This plan will provide severance benefits to eligible employees if there is a change in control of Connecticut Bancshares or Savings Bank of Manchester.


                                                      For a discussion of risks associated with these plans and
                                                      agreements, see "Risk Factors--Implementation of additional benefit plans will increase future compensation expense and lower Savings Bank of Manchester's profits," "Risk Factors--
                                                      Issuance of shares for benefit program may lower your ownership interest" and "Risk Factors--Employment and change in control agreements, the employee stock ownership plan, supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve."  For a further discussion of these plans and agreements, see "Management of
                                                      Savings Bank of Manchester--Executive Compensation."

                                  The Offering

Subscription Offering (page __)                      Savings Bank of Manchester has granted subscription rights in the following order of priority to:
Note: Subscription rights are not transferable,
and persons with subscription rights may not              1.  Persons with $50 or more on deposit at Savings Bank of
subscribe for shares for the benefit of any                   Manchester as of July 31, 1998.
other person.  If you violate this prohibition,
you may lose your rights to purchase shares and           2.  The Savings Bank of Manchester employee stock ownership
may face criminal prosecution and/or other                    plan.
sanctions.
                                                          3.  Savings Bank of Manchester's directors, officers and
                                                              employees who do not have a higher priority right.

                                                     To ensure that Savings Bank of Manchester properly identifies your subscription rights, you must list all of your deposit accounts as of the eligibility date on the stock order form.  If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                                     The subscription offering will end at 12:00 Noon, Eastern time, on
                                                     _________ __, 2000.  If the offering is oversubscribed, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

Direct Community Offering (page __)                  Connecticut Bancshares may offer shares not sold in the subscription offering to the general public in a direct community

                                                     offering. Residents of Hartford, Tolland and Windham Counties, Connecticut,
                                                     will have first preference to purchase shares in a direct community offering.  If shares are available, Connecticut Bancshares expects to offer them to the general public immediately after the end of the subscription offering, but may begin a direct community offering at any time during the subscription offering.

                                                     Connecticut Bancshares and Savings Bank of Manchester may reject orders received in the direct community offering either in whole or in part.  If your order is rejected in part, you cannot cancel the remainder of your order.

Time Period for Completing the Conversion            If the conversion is not completed by _________ __, 2000, and the
                                                     State of Connecticut Department of Banking allows more time to complete the conversion, everyone who subscribed for shares will be contacted to see if they still want to purchase stock.  This is known as a "resolicitation offering."  A material change in the independent appraisal of Connecticut Bancshares and Savings Bank of Manchester
                                                     would be the most likely, but not necessarily the only, reason for a delay in completing the conversion.  The conversion must be completed by ________, 2001, unless the State of Connecticut Department of
                                                     Banking allows more time to complete the conversion.

                                                     In the resolicitation offering, if you previously subscribed for stock, you will receive a supplement to this prospectus which will instruct you how to confirm, modify or cancel your subscription.  If you fail to respond to the resolicitation offering, it would be as if you had canceled your order.  If you paid for stock by check or money order, your subscription funds would be returned to you, together with accrued interest.  If you authorized payment by withdrawal of funds on deposit at Savings Bank of Manchester, that authorization would terminate.

                                                     If you affirmatively confirm your subscription order during the resolicitation offering, your subscription funds will be held until the end of the resolicitation offering.  You would be unable to cancel your resolicitation order without the approval of Connecticut
                                                     Bancshares and Savings Bank of Manchester until the conversion is completed or terminated.

Purchase Price                                       The purchase price is $10.00 per share.  The Boards of Directors of
                                                     Connecticut Bancshares and Savings Bank of Manchester consulted with
                                                     Sandler O'Neill in determining it.  You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold (page __)                Connecticut Bancshares will sell between 9,775,000 and 13,225,000 shares of its common stock in this offering.  With regulatory approval, Connecticut Bancshares may increase the number of shares to be sold to 15,208,750 shares without giving you further notice.

Independent Appraiser Values the Shares of           The amount of common stock that Connecticut Bancshares will offer in the
Connecticut Bancshares to Be Sold in this Offering   conversion is based on an independent appraisal of the estimated market
at Approximately $98 Million to $132 Million.        value of the common stock of Connecticut Bancshares to be sold in this offering as if the conversion had occurred as of the date of the appraisal. RP
                                                     Financial, LC., an independent appraiser, has estimated that, in its opinion, as of October 22, 1999, and updated as of December 31, 1999, the estimated market value ranged between $97.8 million and $132.3 million, with a midpoint of $115.0 million. The appraisal was based in part on Savings Bank of
                                                     Manchester's financial condition and results of operations and the effect on
                                                     Savings Bank of Manchester of the additional capital raised by the sale of common stock in this offering. The independent appraisal will be updated before the conversion is completed.

Comparable Thrift Stock Pricing Ratios.              In preparing its independent appraisal, RP Financial focused primarily on the price/book and price/earnings valuation methodologies, both of which are discussed in the appraisal report. See "Where You Can Find More Information"
                                                     for how you may obtain a copy of the appraisal report. The following table, which is derived from data contained in the independent appraisal report, compares Savings Bank of Manchester's pro forma price/earnings and price/book ratios at the minimum and maximum of the offering range to the medians for all publicly traded thrift institutions, all publicly traded Connecticut thrift institutions and a peer group of 10 publicly traded thrift institutions identified in the appraisal report, based on the closing prices as of
                                                     October 22, 1999 and updated as of December 31, 1999. Thrift institutions in the mutual holding company structure that have publicly issued stock are excluded from each comparison group.

                                                     The pro forma price/earnings ratios for Savings Bank of Manchester presented in the following table are based on earnings for the trailing 12 months as required by regulatory appraisal guidelines.
                                                     Therefore, these ratios differ from the ratios presented in the tables under "Pro Forma Data."

                                                                                                      Price/             Price/
                                                                                                     Earnings            Book
                                                                                                       Ratio             Ratio
                                                                                                     --------           ------
                                                     Savings Bank of Manchester:
                                                        Minimum...............................         10.85x             52.46%
                                                        Maximum...............................         13.71x             61.65%
                                                     Median for all publicly traded thrifts...         12.72x             96.60%
                                                     Median for all publicly traded
                                                      Connecticut thrifts.....................         12.24x            149.18%
                                                     Median for the peer group................         14.33x             90.24%

                                                     The independent appraisal does not necessarily indicate market value.  Do not assume or expect that Savings Bank of Manchester's valuation as shown in the above table means

                                                     that the common stock will trade above the
                                                     $10.00 purchase price after the conversion.
                                                     Connecticut Bancshares cannot guarantee that
                                                     anyone who purchases shares in the conversion
                                                     will be able to sell their shares at or above
                                                     the $10.00 purchase price.

Purchase Limitations (page __)                       The minimum purchase is 25 shares.

                                                     The maximum purchase in the subscription offering
                                                     by any person or group of persons through a single
                                                     deposit account or similarly titled deposit
                                                     accounts is $250,000 of common stock, which equals
                                                     25,000 shares.

                                                     The maximum purchase by any person, related persons
                                                     or persons acting together in the direct community
                                                     offering is $250,000 of common stock, which equals
                                                     25,000 shares.

                                                     The maximum purchase in the subscription offering
                                                     and direct community offering combined by any
                                                     person, related persons or persons acting together
                                                     is 1% of the common stock sold in the offering. This
                                                     maximum purchase limit ranges from $977,500, if
                                                     9,775,000 shares are sold in the offering, to $1,322,500,
                                                     if 13,225,000 shares are sold in the offering, to
                                                     $1,520,875, if 15,208,750 shares are sold in the offering.

How to Purchase Common Stock (page __)               If you want to subscribe for shares in the
                                                     direct subscription offering or place a purchase
Note: Once Savings Bank of Manchester receives       order for shares in the community offering, you
your order, you cannot cancel or change it           must complete an original stock order form and
without Savings Bank of Manchester's consent. If     send it together with full payment to Savings
Connecticut Bancshares and Savings Bank of           Bank of Manchester in the postage-paid envelope
Manchester intend to sell fewer than 9,775,000       provided. You must sign the certification that
shares or more than 15,208,750 shares, all           is part of the stock order form. Savings Bank of
subscribers will be notified and given the           Manchester must receive your stock order form
opportunity to change or cancel their orders. If     before the end of the subscription offering or
you do not respond to this notice, Savings Bank      the end of the direct community offering, as
of Manchester will return your funds promptly        appropriate.
with interest.
                                                     You may pay for shares in the subscription
                                                     offering or the direct community offering in any
                                                     of the following ways:

                                                        .  By cash, if delivered in person to a full-
                                                           service banking office of Savings Bank of
                                                           Manchester.

                                                        .  By check or money order made payable to
                                                           Connecticut Bancshares, Inc.

                                                        .  By withdrawal from an account at Savings
                                                           Bank of Manchester.  To use funds in an
                                                           Individual Retirement Account at Savings
                                                           Bank of Manchester, you must transfer your
                                                           account to an unaffiliated institution or
                                                           broker-dealer.  Please contact the conversion
                                                           center as soon as possible for assistance.

                                                     Savings Bank of Manchester will pay interest on
                                                     your subscription funds at the rate it pays on
                                                     passbook accounts from the date it receives your
                                                     funds until the conversion is completed or
                                                     terminated. All funds authorized for withdrawal
                                                     from deposit accounts with Savings Bank of
                                                     Manchester will earn interest at the applicable
                                                     account rate until the conversion is completed.
                                                     There will be no early withdrawal penalty for
                                                     withdrawals from certificates of deposit used to
                                                     pay for stock.

                                                     No prospectus will be mailed later than five days
                                                     before the end of the offering or hand-delivered
                                                     less than 48 hours before the end of the offering.

Use of Proceeds (page __)                            Connecticut Bancshares will use 50% of the net
                                                     offering proceeds to buy all of the common stock
                                                     of Savings Bank of Manchester and will retain the
                                                     remaining net proceeds for general business
                                                     purposes. These purposes may include investment in
                                                     securities, paying cash dividends or repurchasing
                                                     shares of its common stock, although Connecticut
                                                     Bancshares has no specific plans to pay dividends
                                                     or repurchase its common stock at this time.
                                                     Savings Bank of Manchester will use the funds it
                                                     receives for general business purposes, including
                                                     originating loans and purchasing securities.

                                                     Connecticut Bancshares will also lend an amount
                                                     equal to 8% of the total dollar value of the stock
                                                     to be issued in the conversion to the employee
                                                     stock ownership plan to fund its purchase of
                                                     common stock both in the conversion and in the
                                                     open market after the conversion.

                                                     Connecticut Bancshares and Savings Bank of
                                                     Manchester may also use the proceeds of the
                                                     offering to expand and diversify their businesses,
                                                     although they do not have any specific contracts,
                                                     understandings or arrangements to acquire other
                                                     financial service companies or their assets.

Purchases by Directors and Executive Officers        Savings Bank of Manchester's directors and
(page __)                                            executive officers intend to subscribe for 292,500
                                                     shares, which equals 2.21% of the 13,225,000
                                                     shares that would be sold at the maximum of the
                                                     offering range. If fewer shares are sold in the
                                                     conversion, then directors and executive officers
                                                     will own a greater percentage of Connecticut
                                                     Bancshares. Directors and executive officers will
                                                     pay the $10.00 per share price as will everyone
                                                     else who purchases shares in the conversion. For
                                                     a further discussion of the impact of management's
                                                     ownership interests in Connecticut Bancshares, see
                                                     "Risk Factors--Expected voting control by
                                                     management and employees may make takeover
                                                     attempts more difficult to achieve" and
                                                     "Restrictions on Acquisition of Connecticut
                                                     Bancshares and Savings Bank of Manchester."

Market for Common Stock (page __)                    Connecticut Bancshares intends to have its common
                                                     stock quoted on the Nasdaq National Market under
                                                     the trading symbol "SBMC." After shares of the
                                                     common stock begin trading, you

                                                     may contact a stock broker to buy or sell shares.
                                                     Connecticut Bancshares cannot assure you that
                                                     there will be an active trading market for the
                                                     common stock.

Dividend Policy (page __)                            Connecticut Bancshares intends to adopt a policy
                                                     of paying regular cash dividends, but has not yet
                                                     decided on the exact amount or range of amounts,
                                                     or the frequency of payments. For a further
                                                     discussion of Savings Bank of Manchester's and
                                                     Connecticut Bancshares' dividend policies, see
                                                     "Dividend Policy."

                                 RISK FACTORS

        Before investing in Connecticut Bancshares common stock please carefully consider the matters discussed below.

Savings Bank of Manchester's lower than average return on equity may decrease the market price of the common stock

        Return on average equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the eight months ended August 31, 1999, Savings Bank of Manchester's annualized return on average equity was 9.32%. As a result of the additional capital that will be raised in this offering, Savings Bank of Manchester's return on average equity will decrease substantially. Assuming the conversion was completed as of August 31, 1999, Savings Bank of Manchester's return on average equity would have been 5.51% if 9,775,000 shares were sold in the conversion, 5.09% if 13,225,000 shares were sold in the conversion, and 4.89% if 15,208,750 shares were sold in the conversion. Savings Bank of Manchester will not be able to immediately deploy the increased capital from the offering into higher-yielding loans. Savings Bank of Manchester's ability to invest in loans will depend on market interest rates, demand in its market area and its ability to compete successfully for loans. Unless and until the capital can be invested in higher-yielding loans, Savings Bank of Manchester expects that its return on average equity will continue to be below average. In addition, compensation expense will increase as a result of the new benefit plans. Over time, Connecticut Bancshares and Savings Bank of Manchester intend to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on average equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and Connecticut Bancshares and Savings Bank of Manchester cannot assure you that they can reach this goal. Consequently, you should not expect a return on equity that is average or better than average in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

Competition has hurt Savings Bank of Manchester's net interest income

        Savings Bank of Manchester faces intense competition both in making high yield and quality loans and in attracting deposits. This competition has forced Savings Bank of Manchester to offer higher deposit rates in its market area. This competition from other providers of financial services for loans and deposits has contributed to a recent narrowing of its interest rate spread, from 3.76% for the year ended December 31, 1994 to 3.42% for the eight months ended August 31, 1999, which has hurt net interest income. Savings Bank of Manchester expects that the competition for loans and deposits will continue to be intense and is likely to increase in the future. For more information about Savings Bank of Manchester's market area and the competition it faces, see "Business of Savings Bank of Manchester--Market Area" and "Business of Savings Bank of Manchester--Competition."

Savings Bank of Manchester's increased emphasis on commercial lending may hurt both asset quality and profits

        At August 31, 1999, commercial real estate and commercial business loans aggregated 30.0% of Savings Bank of Manchester's total loan portfolio. Savings Bank of Manchester intends to continue to increase its emphasis on commercial real estate and commercial business lending. Commercial business lending involves loans secured by business assets other than real estate, such as equipment, inventory and accounts receivable. Commercial loans generally offer a higher rate of return but also possess a greater risk of loss than loans secured by residential real estate. Savings Bank of Manchester cannot assure you that the level of nonperforming commercial real estate and business loans, as well as other types of loans, will not be higher in future periods which would reduce net interest income, or that it will not have to charge-off material amounts of commercial loans or other types of loans in future periods, which could lead to a material increase in the provision for loan losses in future periods which would also reduce profits. In September 1999 Savings Bank of Manchester charged-off

$700,000 in connection with its largest lending relationship, a residential development loan. See "Recent Developments" for further discussion. See also "Business of Savings Bank of Manchester--Lending Activities--Nonperforming Assets, Delinquencies and Impaired Loans" and "Business of Savings Bank of Manchester--Lending Activities--Commercial Loans" for additional information.


Declining interest rates could hurt Savings Bank of Manchester's profits

        Like most financial institutions, Savings Bank of Manchester's ability to make a profit depends largely on its net interest income, which is the difference between the interest income it receives from its loans and securities and the interest it pays on deposits and borrowings. A large percentage of Savings Bank of Manchester's interest-earning assets have shorter maturities. Therefore, if interest rates decline, Savings Bank of Manchester anticipates that its net interest income would decline because interest earned on its assets would decrease more quickly than the interest paid on deposits. For further discussion of how changes in interest rates could impact Savings Bank of Manchester, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."


A downturn in the local economy could hurt Savings Bank of Manchester's profits

        The vast majority of Savings Bank of Manchester's loans are made to borrowers who live and work in Central Connecticut. A prolonged economic recession in Central Connecticut would likely cause significant increases in nonperforming loans and assets, which would create operating losses for Savings Bank of Manchester and would hurt its profits. For a further discussion of Savings Bank of Manchester's market area and competition, see "Business of Savings Bank of Manchester--Market Area" and "Business of Savings Bank of Manchester--Competition."


Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree

        The net offering proceeds to Savings Bank of Manchester are estimated to range from $46.9 million to $63.9 million. The net offering proceeds to Connecticut Bancshares are estimated to range from $38.4 million to $52.5 million after it loans a portion of the proceeds to Savings Bank of Manchester's employee stock ownership plan to purchase shares of common stock. Connecticut Bancshares and Savings Bank of Manchester intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "Use of Proceeds" for further discussion.

Year 2000 data processing problems could interrupt and hurt Savings Bank of Manchester's operations

        Computer programs that use only two digits to identify a year could fail or create erroneous results at or after the year 2000. Although Savings Bank of Manchester maintains an internal computer system for its operating functions, its data processing is provided substantially by a core banking software system that is supported by a third party vendor. If the vendor is unable to complete its year 2000 adjustments in a timely fashion, or if it fails to successfully make all the necessary year 2000 adjustments, resulting computer malfunctions could interrupt the operations of Savings Bank of Manchester and have a significant adverse impact on Savings Bank of Manchester's financial condition and results of operations. For further discussion of Savings Bank of Manchester's year 2000 compliance program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."

Establishment of the SBM Foundation will hurt Connecticut Bancshares's profits for the year 2000

        Connecticut Bancshares intends to contribute to SBM Foundation shares of its common stock equal to 8% of the shares sold in the conversion. This contribution will hurt operating results during the fiscal year in which the foundation is established, which is expected to be 2000, possibly resulting in an operating loss for such year. For a further discussion regarding the effect of the contribution to the foundation, see "The Conversion--Establishment of the Charitable Foundation."

The contribution to SBM Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution

        Purchasers of shares will have their ownership and voting interests in Connecticut Bancshares diluted by 7.4% at the close of the conversion when Connecticut Bancshares issues an additional 8% of its shares and contributes those shares to the foundation. For a further discussion regarding the effect of the contribution to the foundation, see "Pro Forma Data" and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation."

Contribution to SBM Foundation may not be tax deductible which could hurt Connecticut Bancshares' profits

        Connecticut Bancshares believes that its contribution to the SBM Foundation should be deductible for federal income tax purposes. However, Connecticut Bancshares does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, Connecticut Bancshares would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, Connecticut Bancshares may not have sufficient profits to be able to fully use the deduction. For a further discussion of the contribution to the charitable foundation, see "The Conversion--Establishment of the Charitable Foundation--Tax Considerations."

Implementation of additional benefit plans will increase future compensation expense and lower Savings Bank of Manchester's profits

        Savings Bank of Manchester will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. Savings Bank of Manchester cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Savings Bank of Manchester would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for the stock-based incentive plan over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. For further discussion of these plans, see "Management of Savings Bank of Manchester--Benefits."

Expected voting control by management and employees may make takeover attempts more difficult to achieve

        The shares of common stock that Savings Bank of Manchester's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Savings Bank of Manchester's employee stock ownership plan and Connecticut Bancshares' stock-based incentive plan, could result in management and employees controlling a significant percentage of Connecticut Bancshares' common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, the total voting power of management and employees could exceed 20% of Connecticut Bancshares' outstanding stock, which would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Savings Bank of Manchester- -Executive Compensation," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester."

Issuance of shares for benefit program may lower your ownership interest

        If stockholders approve the new stock-based incentive plan, Connecticut Bancshares intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the options under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be further reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Savings Bank of Manchester--Benefits."

Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock

        Provisions in Connecticut Bancshares' Certificate of Incorporation and Bylaws, the corporate law of the State of Delaware, Connecticut banking law, and federal banking regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts you might like to see happen and may decrease the market price of the common stock. These provisions will also make the removal of the current board of directors or management of Connecticut Bancshares, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 5% or 10% of Connecticut Bancshares' common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; and the elimination of cumulative voting for directors. The Certificate of Incorporation of Connecticut Bancshares also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. Similar provisions in the Amended and Restated Articles of Incorporation and Bylaws of Savings Bank of Manchester would also discourage takeover attempts and make takeovers less likely to succeed without the support of management. For further information about these provisions, see "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester."

Employment and change in control agreements, the employee stock ownership plan, supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve


        The employment and change in control agreements to be entered into with officers of Connecticut Bancshares and Savings Bank of Manchester provide for cash severance payments and/or the continuation of health, life and disability benefits if the officers are terminated following a change in control of Connecticut Bancshares or Savings Bank of Manchester. If a change in control had occurred at December 31, 1999, the aggregate value of the severance benefits available to these officers under the agreements would, based on 1999 compensation data, have been approximately $4.9 million. In addition, if a change in control had occurred at December 31, 1999 and all eligible employees had been terminated, the aggregate payment due under the supplemental executive retirement plan would have been approximately $500,000 and the aggregate payment due under the severance plan would have been approximately $12.5 million. These estimates do not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. All of these arrangements may have the effect of increasing the costs of acquiring Connecticut Bancshares, thereby discouraging future attempts to take over Connecticut Bancshares or Savings Bank of Manchester. For information about the proposed employment, change in control and severance agreements and severance plan, see "Management of Savings Bank of Manchester--Executive Compensation."


Connecticut Bancshares cannot assure or guarantee an active trading market for the common stock

        Because Connecticut Bancshares has never issued stock, there is no current trading market for the common stock. Consequently, Connecticut Bancshares cannot assure or guarantee that an active trading market for the common stock will develop or that an active trading market, if developed, will continue. An active and orderly trading market will depend on the existence and individual decisions of willing buyers and sellers at any given time over which neither Connecticut Bancshares nor any market maker will have any control. If an active trading market does not develop or is sporadic, this may hurt the market value of the common stock. Furthermore, Connecticut

Bancshares cannot assure or guarantee that purchasers of common stock in the offering will be able to sell their shares after the conversion at or above the $10.00 per share purchase price. For further information, see "Market for Common Stock."

Banking reform legislation restricts the activities in which Connecticut Bancshares may engage compared to existing unitary holding companies

        The U.S. Congress has enacted and the President has recently signed the Financial Services Modernization Act of 1999 which is intended to modernize the financial services industry. The legislation provides for greater affiliations by commercial bank holding companies with financial companies such as securities and insurance companies. Under the legislation, newly formed unitary savings and loan holding companies will not have the broad powers formerly available to unitary savings and loan holding companies. Connecticut Bancshares will be a unitary savings and loan holding company after the conversion. Certain unitary savings and loan holding companies would be grandfathered under the proposed legislation; however, Connecticut Bancshares will not qualify for the grandfathering. Consequently, Connecticut Bancshares will be restricted in terms of activities in which it may engage to a greater extent than previously existing unitary savings and loan holding companies. For example, Connecticut Bancshares would generally not be permitted to engage in commercial activities whereas a grandfathered unitary holding company would have such authority.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following tables contain certain information concerning the consolidated financial position and results of operations of Connecticut Bankshares, M.H.C. and Subsidiary at the dates and for the periods indicated. The data as of December 31, 1998, 1997 and 1996 and for the years then ended are derived from the audited consolidated financial statements of Connecticut Bankshares, M.H.C. and Subsidiary. The data as of August 31, 1999 and 1998 and for the eight month periods then ended are derived from unaudited consolidated financial statements but, in the opinion of management, reflects all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the eight months ended August 31, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1999. This information should be read in conjunction with the Consolidated Financial Statements included in this prospectus.



                                               At August 31,                                     At December 31,
                                        _______________________       _____________________________________________________________
                                             1999        1998              1998         1997         1996        1995         1994
                                        __________   __________       ____________   __________    _________  _________   _________
                                                                                   (In thousands)
Selected Consolidated
 Financial Data:

 Total assets.........................  $1,181,669  $1,076,676        $1,108,287    $1,033,086     $968,252   $935,833      $848,628
 Cash and cash equivalents............      42,823      31,004            45,048        14,660       22,850     39,972        23,870
 Loans, net...........................     899,692     789,853           806,787       798,292      732,448    695,797       682,944
 Securities held to maturity:
   Mortgage-backed securities.........      22,477      24,555            22,742        14,409        8,047      4,280            --
   Other investment securities........      22,388      34,763            29,855        35,874       39,518     47,123        38,761
                                        ----------   ----------       ----------    ----------    ---------   --------      --------
      Total securities held to
        maturity......................      44,865      59,318            52,597        50,283       47,565     51,403        38,761
                                        ----------   ----------       ----------    ----------    ---------   --------      --------
 Securities available for sale:
    Mortgage-backed securities........      12,143      14,567            12,859        17,985       24,570     26,818        18,194
    U.S. Government and agency
      obligations.....................      67,753      64,323            71,703        48,767       35,907     14,333            --
    Marketable equity securities......      42,968      30,173            42,773        40,635       37,797     29,038        25,894
    Other securities..................      36,600      42,845            40,816        24,202       32,987     46,250        32,717
                                        ----------   ----------       ----------    ----------    ---------   --------      --------
      Total securities available for
        sale..........................     159,464     151,908           168,151       131,589     131,261     116,439        76,805
                                        ----------   ----------       ----------    ----------    ---------   --------      --------
 Deposits.............................     887,322     824,231           855,117       827,667     792,833     764,789       691,137
 Short-term borrowed funds............      97,847      85,050            79,545        71,179      58,747      64,262        46,571
 Advances from Federal Home
    Loan Bank.........................      66,899      45,000            45,000        17,987      15,000      17,593        33,910
 Capital..............................     117,634     105,505           112,807       101,191      88,535      77,143        65,484
 Premises and equipment, net..........       9,089       9,307             9,077         8,969       7,650       6,878         5,509
 Nonperforming assets (1).............       6,863       4,596             3,283         7,543      12,760      13,198        13,715

                                         For the Eight Months
                                          Ended August 31,                               For the Year Ended December 31,
                                       ________________________       ______________________________________________________________
                                             1999        1998              1998         1997         1996        1995         1994
                                       ___________   __________       __________    __________    _________   ________      ________
                                                                                  (In thousands)
Selected Operating Data:

 Total interest and dividend income...     $51,437     $51,680           $76,858       $73,931     $69,973     $64,840       $55,944
 Total interest and dividend expense..      23,976      24,786            37,200        35,856      34,714      32,728        26,388
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
    Net interest income...............      27,461      26,894            39,658        38,075      35,259      32,112        29,556
 Provision for loan losses............         400         800             1,200         1,200       1,200       1,550         2,555
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
    Net interest income after
      provision for loan losses.......      27,061      26,094            38,458        36,875      34,059      30,562        27,001
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
 Noninterest income:
    Gains on sales of securities,
      net.............................         246       3,035             2,621         4,007         842       2,522           317
    Other.............................       5,172       5,719             9,539         7,460       8,155       5,788         4,591
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
      Total noninterest income........       5,418       8,754            12,160        11,467       8,997       8,310         4,908
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
 Noninterest expense..................      23,281      25,401            37,092        31,556      27,772      24,539        24,025
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
    Income before provision
      for income taxes................       9,198       9,447            13,526        16,786      15,284      14,333         7,884
 Provision for income taxes...........       2,943       2,929             4,208         6,584       5,853       5,927         3,274
                                       -----------   ----------       ----------    ----------    ---------   --------      --------
    Net income........................     $ 6,255     $ 6,518           $ 9,318       $10,202     $ 9,431     $ 8,406       $ 4,610
                                       ===========   ==========       ==========    ==========    =========   ========      ========

                                           At or For the Eight
                                            Months Ended
                                              August 31,                                At or For the Year Ended December 31,
                                       ________________________       ______________________________________________________________
                                             1999        1998              1998         1997         1996        1995         1994
Selected Operating Ratios and
 Other Data (2):
Performance Ratios:
 Average yield on interest-
  earning assets ...................         7.15%       7.65%             7.54%        7.75%        7.69%       7.85%        7.30%
 Average rate paid on interest-bearing
  liabilities ......................         3.73        4.06              4.02         4.11         4.15        4.04         3.54
 Average interest rate spread (3)...         3.42        3.59              3.52         3.64         3.54        3.81         3.76
 Net interest margin (4) ...........         3.81        3.97              3.89         3.96         3.85        3.89         3.85
 Interest-earning assets
  to interest-bearing liabilities...       111.92      110.71            110.29       109.47       108.62      106.58       106.74
 Net interest income after provision
  for loan losses to noninterest
  expense ..........................       116.24      102.73            103.68       116.86       122.64      124.54       112.39
 Noninterest expense as a percentage
  of average assets ................         2.04        2.38              3.46         3.15         2.92        2.75         2.83
 Return on average assets ..........         0.82        0.91              0.87         1.02         0.99        0.94         0.57
 Return on average capital .........         8.15        9.32              8.71        10.75        11.38       11.78         7.49
 Ratio of average capital to
  average assets ...................        10.08        9.81              9.99         9.48         8.70        7.99         7.80

 Regulatory Capital Ratios (2):
  Leverage capital ratio ...........          9.34        9.27              9.33         8.98         8.41        7.60         7.80
  Total risk-based capital ratio....         14.37       14.41             13.89        13.67        13.09       12.68        12.33

 Asset Quality Ratios (2):
  Nonperforming loans and troubled
   debt restructurings as a percent-
    age of total loans (5) .........          0.65        0.32              0.19         0.35         0.98        1.20         1.15
  Nonperforming assets and troubled
   debt restructurings as a
   percentage of total assets (1)...          0.58        0.43              0.29         0.73         1.32        1.41         1.62
  Allowance for loan losses as a
   percentage of total loans .......          1.19        1.33              1.30         1.23         1.23        1.20         1.11
  Allowance for loan losses as a
   percentage of nonperforming
   loans and troubled debt
   restructurings ..................        181.00      416.86            694.55       350.79       125.46      100.41        96.50
  Net loans charged-off to
   average interest-earning loans...          0.04        0.05              0.13         0.12         0.25        0.21         0.48

  Full service offices at end of
   period ..........................            23          23                23           23           22          20           21

---------------------------

(1) Nonperforming assets consist of nonperforming loans, troubled debt restructurings, and other real estate owned.
(2) Asset Quality and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized for interim periods.
(3) Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5) Nonperforming loans consist of nonperforming loans and loans 90 days or more past due and accruing interest.

                              RECENT DEVELOPMENTS

        The following tables contain certain information concerning the consolidated financial position and the results of operations of Connecticut Bankshares, M.H.C. and Subsidiary at the dates and for the periods indicated. The data as of December 31, 1998 are derived from the audited consolidated financial statements of Connecticut Bankshares, M.H.C. and Subsidiary. The data as of September 30, 1999 and for the three and nine month periods then ended are derived from unaudited consolidated financial statements but, in the opinion of management, reflect all adjustments necessary to present fairly the results of operations for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the three and nine months periods ended September 30, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1999. This information should be read in conjunction with the Consolidated Financial Statements included in this prospectus. To present ratios and other data for the three and nine months periods ended September 30, 1999 and 1998, which can be compared to the ratios and data for the annual periods, the ratios and other data for the three and nine month periods ended September 30, 1999 and 1998 have been presented as if they relate to an annual period.

                                                                               At                     At
                                                                         September 30,            December 31,
                                                                              1999                   1998
                                                                         _____________            ___________
                                                                                     (In thousands)
Selected Consolidated Financial Data:
   Total assets .....................................................     $1,188,504                $1,108,287
   Cash and cash equivalents ........................................         38,384                    45,048
   Loans, net .......................................................        911,101                   806,787
   Securities held to maturity ......................................         48,090                    52,597
   Securities available for sale ....................................        155,413                   168,151
   Deposits .........................................................        882,644                   855,117
   Short-term borrowed funds ........................................         94,777                    79,545
   Advances from Federal Home Loan Bank .............................         87,896                    45,000
   Capital ..........................................................        117,636                   112,807
   Premises and equipment, net ......................................         14,714                    15,621
   Nonperforming assets (1) .........................................         14,796                     3,283

                                                       For the Three Months Ended                       For the Nine Months Ended
                                                             September 30,                                    September 30,
                                                     _______________________________                 _______________________________
                                                           1999            1998                             1999          1998
                                                     ____________    _______________                 _____________   _______________
                                                                                     (In thousands)
Selected Operating Data:
   Total interest and dividend income .............      $19,931         $18,699                       $58,114           $57,718
   Total interest and dividend expense ............        9,465           9,379                        27,158            27,827
                                                         -------         -------                       -------         ----------
      Net interest income .........................       10,466           9,320                        30,956            29,891
   Provision for loan losses ......................          650             300                           950               900
                                                         -------         -------                       -------         ----------
      Net interest income after provision
        for loan losses ...........................        9,816           9,020                        30,006            28,991
                                                         -------         -------                       -------         ----------
   Noninterest income:
      (Losses) gains on sales of securities, net...         (428)           (134)                          115             3,035
      Other .......................................        1,778           3,106                         5,755             7,373
                                                         -------         -------                       -------         ----------
       Total noninterest income ...................        1,350           2,972                         5,870            10,408
                                                         -------         -------                       -------         ----------
   Noninterest expense ............................        9,377           8,329                        26,514            28,072
                                                         -------         -------                       -------         ----------
      Income before provision for income taxes ....        1,789           3,663                         9,362            11,327
   Provision for income taxes .....................          573           1,135                         2,996             3,511
                                                         -------         -------                       -------         ----------
      Net income ..................................      $ 1,216         $ 2,528                       $ 6,366         $   7,816
                                                         =======         =======                       =======         ==========



                                                                                           For the Nine Months
                                                                                                   Ended
                                                                                               September 30,
                                                                                        _________________________
                                                                                           1999           1998
                                                                                        __________    ___________
                                                                                            (In thousands)
Condensed Cash Flow Data:
   Cash flows provided by (used in) operating activities:
    Net income ......................................................................     $6,366         $7,815
    Net gains on sales of mortgage loans and other real estate owned ................       (440)        (1,760)
    Gains on sales of securities, net ...............................................       (115)        (3,035)
    Changes in operating assets and liabilities .....................................     (2,878)           503
    Other, net ......................................................................      3,318          3,718
                                                                                         -------         --------
     Net cash provided by operating activities ......................................     $6,251         $7,241
                                                                                         =======         ========
   Cash flows provided by (used in)investing activities:
    Loan originations and purchases, net of repayments ..............................  $(123,004)      $(63,851)
    Proceeds from sales of loans ....................................................     17,024         80,935
    Proceeds from sales of investments and principal payments of investments ........     39,552         27,750
    Purchases of investments ........................................................    (26,757)       (61,367)
    Other, net ......................................................................      3,324          6,778
                                                                                       ---------       ---------
    Net cash used in investing activities ...........................................  $ (89,861)      $ (9,755)
                                                                                       =========       =========

   Cash flows provided by (used in) financing activities:
    Net increase (decrease) in deposits and
     mortgagors' escrow accounts ....................................................  $  25,466       $(12,471)
    Net increase in short-term borrowed funds .......................................     15,232          8,226
    Increase in advances from Federal Home Loan Bank ................................     42,896         35,000
                                                                                       ---------       ---------
     Net cash provided by financing activities ......................................  $  83,594       $ 30,755
                                                                                       =========       =========


                                                            At or For the Three Months             At or For the Nine Months
                                                                     Ended                                  Ended
                                                                  September 30,                         September 30,
                                                          _______________________________       _______________________________
                                                                1999          1998                      1999           1998
                                                          _____________    ______________       _______________   _____________
Selected Operating Ratios and Other Data:
   Average yield on interest-earning assets ..........        6.96%             7.29%                   6.77%           7.50%
   Average rate paid on interest-bearing liabilities .        3.69              4.11                    3.53            4.06
   Average interest rate spread ......................        3.27              3.18                    3.24            3.44
   Net interest margin ...............................        3.66              3.63                    3.60            3.88
   Interest-earning assets to
      interest-bearing liabilities ...................      111.53            112.35                  111.53          112.35
   Net interest income after provision for
      loan losses to noninterest expense .............      104.68            108.30                  113.17          103.27
   Noninterest expense as a percentage of
      average assets .................................        3.17              3.07                    3.08            3.50
   Return on average assets ..........................        0.41              0.93                    0.74            0.97
   Return on average capital .........................        4.44             10.05                    7.92           10.65
   Ratio of average capital to average assets ........        9.23              9.27                    9.34            9.15

 Regulatory Capital Ratios:
   Leverage capital ratio ............................        9.25              9.26                    9.25            9.26
   Total risk-based capital ratio ....................       14.01             14.26                   14.01           14.26

Asset Quality Ratios:
   Nonperforming loans as a
    percentage of total loans ........................        1.50              0.38                    1.50            0.38
   Nonperforming assets as a
    percentage of total assets(1) ....................        1.25              0.46                    1.25            0.46
   Allowance for loan losses as a
    percentage of total loans ........................        1.15              1.37                    1.15            1.37
   Allowance for loan losses as a
    percentage of nonperforming loans ................       76.74            363.08                   76.74          363.08
   Net loans charged-off to average
    interest-earning loans ...........................        0.09              0.00                    0.09            0.00

Full service offices at end of period ................          23                23                      23              23
------------------------

(1) Nonperforming assets consist of nonperforming loans and other real estate owned.

Comparison of Financial Condition at September 30, 1999 and December 31, 1998

        Total assets increased $80.7 million, or 7.3%, to $1.19 billion at September 30, 1999 from $1.11 billion at December 31, 1998. This increase was primarily the result of a $104.3 million increase in net loans which was primarily funded by increases in deposits of $27.5 million, short-term borrowed funds of $15.2 million and advances from Federal Home Loan Bank of $42.9 million.

        Deposits totalled $882.6 million at September 30, 1999, representing an increase of $27.5 million, or 3.2%, compared to $855.1 million at December 31, 1998. The deposit growth reflects a $22.8 million, or 59.5%, increase in money market accounts, a $3.0 million, or 1.4%, increase in savings accounts, a $6.0 million, or 15.4%, increase in demand accounts, and a $1.8 million, or 0.4%, increase in certificates of deposit partially offset by a $6.2 million, or 5.6% decrease in NOW accounts. The overall increase in deposits and the change in the composition of the deposit base were due primarily to the effects of broadening Savings Bank of Manchester's deposit products offered to customers and the more aggressive marketing and pricing of deposit products. Advances from the Federal Home Loan Bank increased $42.9 million, or 95.3%, to $87.9 million at September 30, 1999 from $45.0 million at December 31, 1998.
The Federal Home Loan Bank advances were used primarily for the origination of residential mortgage loans.

        Savings Bank of Manchester's commercial transactional repurchase accounts, which are included in short-term borrowed funds, totalled $93.8 million, or 7.9%, of liabilities as of September 30, 1999. This was an increase of $15.1 million, or 19.2%, from the balance of $78.7 million as of December 31, 1998.

        Nonperforming assets totalled $14.8 million at September 30, 1999 compared to $3.3 million at December 31, 1998. The increase was primarily due to the addition of a $4.3 million commercial real estate loan, which is in the process of foreclosure, to non-accrual status in April 1999 and the addition of four commercial real estate loans to one borrower aggregating $6.0 million to non-accrual status in September 1999. Other real estate owned decreased to $1.0 million at September 30, 1999 from $1.8 million at December 31, 1998 due to sales of properties during the 1999 period.

        With respect to the four commercial real estate loans to one borrower placed on non-accrual status, Savings Bank of Manchester charged-off $700,000 in September 1999 to reduce their carrying value. The charge-off was determined by management based on its analysis of certain estimated cash flow information provided by the borrower with respect to the collateral property. Management has engaged an independent appraisal firm to appraise the collateral, a 151-unit retirement facility under construction in Central New England, and expects to receive the appraisal by January 10, 2000. The results of the appraisal could result in an additional charge-off in the quarter ending December 31, 1999, which could have a material adverse effect on Savings Bank of Manchester's financial condition and results of operations. Savings Bank of Manchester intends to enter into a forbearance agreement with the borrower which requires the borrower to make an aggregate payment of approximately $563,000 by January 12, 2000. If the borrower fails to make this required payment, Savings Bank of Manchester could incur additional material expenses or take additional charge-offs associated with this loan relationship, which individually or in the aggregate could have a material adverse effect on Savings Bank of Manchester's financial condition and results of operations. See "Business of Savings Bank of Manchester--Lending Activities--Construction Loans" for further information regarding this lending relationship.

        Total capital increased $4.8 million to $117.6 million at September
30, 1999 as compared to $112.8 million at December 31, 1998. This increase was due to net income of $6.4 million for the nine months ended September 30, 1999 partially offset by a $1.6 million decrease in accumulated other comprehensive income to $7.7 million at September 30, 1999 from $9.3 million at December 31, 1998 as a result of a decrease in the after-tax net unrealized gain on available for sale securities.

Comparison of Operating Results for the Three Months Ended September 30, 1999 and 1998

        Net Income. Net income decreased $1.3 million, or 51.9%, to $1.2 million for the three months ended September 30, 1999 from $2.5 million for the three months ended September 30, 1998. The decrease was primarily attributable to a $1.2 million reduction in gains on mortgage loan sales and a $1.0 million increase in noninterest expense partially offset by an increase in interest and dividend income of $1.2 million. Gains on mortgage loan sales decreased for the three months ended September 30, 1998 compared to the 1999 period because Savings Bank of Manchester limited the sales of fixed-rate mortgages in early 1999. Savings Bank of Manchester anticipates that it will continue its strategy of limiting the sales of fixed-rate mortgage loans.

        Noninterest expense increased primarily due to increases in salaries and benefits expense of $500,000, or 11.8%, fees and services paid of $300,000, or 34.6%, and marketing costs of $130,000, or 39.1% for the three months ended September 30, 1999 as compared to the same period in 1998. Differences in the timing of these payments, rather than increased costs, account primarily for the changes between the 1998 and 1999 amounts.

        Interest and dividend income increased for the three months ended September 30, 1999 compared to the 1998 period as a result of an increase in interest income on loans of $1.6 million, offset by a decrease in interest and dividend income on investments of $321,000.

        Net Interest Income. Net interest income for the three months ended September 30, 1999 increased by $1.1 million, or 12.3%, to $10.5 million for the three months ended September 30, 1999 from $9.3 million for the three months ended September 30, 1998. This increase was primarily due to reduced interest expense on deposit accounts due to a lower interest rate environment which was offset, in part, by higher interest expense on borrowings due to an increase in the average balance of Federal Home Loan Bank advances. Interest and dividend income for the three months ended September 30, 1999 and 1998 was $19.9 million and $18.7 million, respectively. The yield on interest-earning assets was 6.96% and 7.29% for the three months ended September 30, 1999 and 1998, respectively, due to a lower interest rate environment in the 1999 period. Interest income on loans increased by $1.6 million, or 10.1%, to $16.9 million for the three months ended September 30, 1999 from $15.3 million for the same period in 1998. The increase was attributable to an increase of $101.3 million in the average balance of loans for the 1999 period compared to the 1998 period partially offset by a decrease in the average yield on loans from 7.69% during the three months ended September 30, 1998 to 7.51% during the same period in 1999 due to a lower interest rate environment. Interest and dividend income on investment securities decreased $321,000, or 9.5%, to $3.0 million for the three months ended September 30, 1999 from $3.4 million for the three months ended September 30, 1998. This decrease was attributable to a $11.1 million decrease in the average balance of investment securities to $215.0 million for the three months ended September 30, 1999 and a 29 basis point decrease in the average yield earned on such investments due to a lower interest rate environment.

        Interest and dividend expense increased $86,000, or 0.9%, from $9.4 million for the three-month period ended September 30, 1998 to $9.5 million for the three-month period ended September 30, 1999. The cost of interest-bearing liabilities decreased by 42 basis points from 4.11% for the three months ended September 30, 1998 to 3.69% for the same period in 1999 primarily due to a lower interest rate environment. Interest on deposits decreased $135,000, or 1.6%, despite a $64.6 million, or 7.9%, increase in deposits from September 30, 1998 to September 30, 1999, primarily due to a 28 basis point decrease in the average rate paid on deposits resulting from a lower interest rate environment. The decrease in interest expense on deposits was offset by an increase of $221,000 in interest on Federal Home Loan Bank advances for the three months ended September 30, 1999 compared to the same period in the prior year due to an increase in the average balance of Federal Home Loan Bank advances which were used primarily for the origination of residential mortgage loans.

        Provision for Loan Losses. The provision for loan losses increased by $350,000, or 117%, to $650,000 for the three months ended September 30, 1999 from $300,000 for the three months ended September 30, 1998. The increase in the provision for loan losses is primarily due to an additional provision of $500,000 taken to partially offset the $700,000 charge-off taken in connection with the previously discussed group of loans to one borrower secured by the retirement facility under construction in Central New England. This lending relationship was placed on non-accrual status in September 1999. Additionally, in April 1999, Savings Bank of Manchester added to its nonperforming loans a $4.3 million commercial real estate loan. Nonperforming loans totalled $13.8 million and $3.0 million at September 30, 1999 and 1998, respectively, and represented 1.50% and 0.38% of total loans at September 30, 1999 and 1998, respectively. At September 30, 1999 and 1998, the allowance for loan losses was $10.6 million and $10.8 million, respectively, which represented 76.74% of nonperforming loans and 1.15% of total loans at September 30, 1999, compared to 363.08% of nonperforming loans and 1.37% of total loans at September 30, 1998.

        Savings Bank of Manchester's management assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the quality of the loan portfolio. While management believes that, based on information currently available, Savings Bank of Manchester's allowance for loan losses is sufficient to cover probable losses inherent in its loan portfolio at this time, no assurances can be given that Savings Bank of Manchester's level of allowance for loan losses will be sufficient to cover loan losses incurred by Savings Bank of Manchester or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may increase its level of allowance for loan losses as a percentage of total loans and nonperforming loans if the level of commercial, multi-family, construction or consumer lending as a percentage of total loan portfolio increases. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Savings Bank of Manchester's allowance for loan losses. These agencies may require Savings Bank of Manchester to provide additions to the allowance based on judgments different from those of management.

        Noninterest Income. Noninterest income decreased $1.6 million, or 54.6%, to $1.4 million for the three months ended September 30, 1999 from $3.0 million in the same period in the prior year primarily due to a $1.2 million, or 91.3%, reduction in gains on mortgage loan sales to $111,000 for the three months ended September 30, 1999 from $1.3 million for the three months ended September 30, 1998 since Savings Bank of Manchester limited sales of fixed-rate mortgages in early 1999.

        Noninterest Expense. Noninterest expense for the three months ended September 30, 1999 was $9.4 million, an increase of $1.0 million, or 12.6%, compared to $8.3 million for the three months ended September 30, 1998. The increase is primarily attributable to increases in salaries and benefits expense of $500,000, or 11.8%, fees and services paid of $300,000, or 34.6%, and marketing costs of $130,000, or 39.1% in the 1999 period. Differences in the timing of these payments, rather than increased costs, account primarily for the changes between the 1998 and 1999 amounts.

        Provision for Income Taxes. The provision for income taxes was $573,000 and $1.1 million for the three months ended September 30, 1999 and 1998, respectively. The effective tax rate was 32% and 31% for the three months ended September 30, 1999 and 1998, respectively. The 1999 effective tax rate reflects the benefit associated with the establishment of a passive investment company which is expected to eliminate state income taxes effective January 1, 1999. The 1998 effective tax rate reflects the effect of the gain related to the appreciated securities contributed to the Savings Bank of Manchester Foundation, Inc. not being subject to income taxes.

Comparison of Operating Results for the Nine Months Ended September 30, 1999 and 1998

        Net Income. Net income decreased $1.4 million, or 18.6%, to $6.4 million for the nine months ended September 30, 1999 from $7.8 million for the nine months ended September 30, 1998. The decrease was primarily attributable to a $2.9 million reduction in gains on sales of securities and a $1.6 million reduction in gains on mortgage loan sales partially offset by a $1.6 million net reduction in noninterest expense primarily related to securities contributed to the Savings Bank of Manchester Foundation, Inc. and a $1.1 million increase in net interest income. The reduction in the gains on sales of securities was primarily due to a $2.3 million gain recognized in the nine months ended September 30, 1998, resulting from funding the 1998 contribution to the Savings Bank of Manchester Foundation, Inc. with the transfer of investment securities owned by Savings Bank of Manchester. The gain represents the excess of the fair value of the transferred securities over the cost basis at the date of the transfer. Savings Bank of Manchester recognized an expense for the contribution in an amount equal to the fair value of the securities transferred of $3.0 million in the 1998 period. There was no similar contribution made in the nine months ended September 30, 1999. Gains on mortgage loan sales decreased for the nine months ended September 30, 1999 compared to the 1998 period because Savings Bank of Manchester limited the sales of fixed-rate mortgages in early 1999. Savings Bank of Manchester anticipates that it will continue its strategy of limiting the sales of fixed-rate mortgage loans.

        Net Interest Income. Net interest income for the nine months ended September 30, 1999 increased by $1.1 million, or 3.6%, to $31.0 million for the nine months ended September 30, 1999 from $29.9 million for the nine months ended September 30, 1998. This increase was primarily due to reduced interest expense on deposit accounts due to a lower interest rate environment which was offset, in part, by higher interest expense on borrowings due to an increase in the average balance of Federal Home Loan Bank advances. Interest and dividend income for the nine months ended September 30, 1999 and 1998 was $58.1 million and $57.7 million, respectively. The yield on interest-earning assets was 6.77% and 7.50% for the nine months ended September 30, 1999 and 1998, respectively. The reduction in the yield for the 1999 period was due to a lower market interest rate environment. Interest income on loans increased by $352,000, or 7.2%, to $49.0 million for the nine months ended September 30, 1999 from $48.6 million for the same period in 1998. The increase was attributable to an increase of $59.0 million in the average balance of loans for the 1999 period compared to the 1998 period partially offset by a decrease in the average yield on loans from 8.08% during the first nine months of 1998 to 7.58% during the same period in 1999 due to a lower interest rate environment. Interest and dividend income on investment securities increased $44,000, or 0.5%, to $9.2 million for the nine months ended September 30, 1999 from $9.1 million for the nine months ended September 30, 1998. This increase was primarily attributable to an $11.3 million increase in the average balance of investment securities to $214.5 million for the nine months ended September 30, 1999, which was partially offset by a 29 basis point decrease in the average yield earned on such investments due to a lower interest rate environment.

        Interest expense decreased $669,000, or 2.4%, from $27.8 million for the nine-month period ended September 30, 1998 to $27.2 million for the nine-month period ended September 30, 1999. The cost of interest-bearing liabilities decreased by 53 basis points from 4.06% for the nine months ended September 30, 1998 to 3.53% for the same period in 1999 primarily due to a lower interest rate environment. Interest on deposits decreased $1.4 million, or 5.3%, despite a $64.6 million, or 7.9%, increase in deposits from September 30, 1998 to September 30, 1999, primarily due to a 34 basis point decrease in the average rate paid on deposits resulting from a lower interest rate environment. The decrease in interest expense on deposits was offset by an increase of $731,000 in interest on Federal Home Loan Bank advances for the nine months ended September 30, 1999 compared to the same period in the prior year due to an increase in the average balance of Federal Home Loan Bank advances which were used primarily for the origination of residential mortgage loans.

        Provision for Loan Losses. The provision for loan losses increased by $50,000, or 5.6%, to $950,000 for the nine months ended September 30, 1999 from $900,000 for the nine months ended September 30, 1998. The increase in the provision for loan losses is primarily due to an additional provision of $500,000 taken to partially offset the $700,000 charge-off against the previously discussed group of loans to one borrower secured by the retirement facility under construction in Central New England. This lending relationship was placed on non-accrual status in September 1999. Additionally, in April 1999, Savings Bank of Manchester added to its nonperforming loans a $4.3 million commercial real estate loan. Nonperforming loans totalled $13.8 million and $3.0 million at September 30, 1999 and 1998, respectively, and represented 1.50% and 0.38% of total loans at September 30, 1999 and 1998, respectively. At September 30, 1999 and 1998, the allowance for loan losses was $10.6 million and $10.8 million, respectively, which represented 76.74% of nonperforming loans and 1.15% of total loans at September 30, 1999 as compared to 363.08% of nonperforming loans and 1.37% of total loans at September 30, 1998.

        Noninterest Income. Noninterest income decreased $4.5 million, or 43.6%, to $5.9 million for the nine months ended September 30, 1999 from $10.4 million in the same period in the prior year primarily due to a decrease in gains on sales of securities of $2.9 million, or 96.2%, from $3.0 million for the nine months ended September 30, 1998 to $115,000 for the nine months ended September 30, 1999. The decrease was due to the 1998 contribution of appreciated securities to the Savings Bank of Manchester Foundation, Inc. whereby Savings Bank of Manchester recognized a $2.3 million gain which was not subject to income taxes. However, due to the planned establishment of SBM Foundation as part of the conversion, Savings Bank of Manchester does not intend to make further contributions of securities to Savings Bank of Manchester Foundation, Inc. and, therefore, it is not expected that future gains on the contribution of appreciated securities will be recognized. There was no similar contribution of securities during the nine months ended September 30, 1999. Gains on mortgage loan sales decreased $1.6 million, or 76.4%, to $481,000 for the nine months ended September 30, 1999 from $2.0 million for the nine months ended September 30, 1998 since Savings Bank of Manchester limited sales of fixed-rate mortgages in early 1999.

        Noninterest Expense. Noninterest expense for the nine months ended September 30, 1999 was $26.5 million, a decrease of $1.6 million, or 6.0%, compared to $28.1 million for the nine months ended September 30,

1998. The decrease is primarily attributable to the $3.0 million expense associated with the contribution of securities to the Savings Bank of Manchester Foundation, Inc. during the nine months ended September 30, 1998 and no similar contribution during the nine months ended September 30, 1999. This decrease was offset in part by increased salaries of $669,000, or 6.7%, to $10.7 million for the nine months ended September 30, 1999 from $10.0 million for the same period in 1998.

        Provision for Income Taxes. The provision for income taxes was $3.0 million and $3.5 million for the nine months ended September 30, 1999 and 1998, respectively. The effective tax rate was 32% and 31% for the nine months ended September 30, 1999 and 1998, respectively. The 1999 effective tax rate reflects the benefit associated with the establishment of a passive investment company which is expected to eliminate state income taxes effective January 1, 1999.
The 1998 effective tax rate reflects the effect of the gain related to the appreciated securities contributed to the Savings Bank of Manchester Foundation, Inc. not being subject to income taxes.

                                USE OF PROCEEDS

        The following table presents the estimated net proceeds of the offering, the amount to be retained by Connecticut Bancshares, the amount to be contributed to Savings Bank of Manchester, and the amount of Connecticut Bancshares' loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                         9,775,000       13,225,000       15,208,750
                                                         Shares at       Shares at         Shares at
                                                          $10.00           $10.00            $10.00
                                                        Per Share       Per Share          Per Share
                                                    ______________    _____________     ______________
                                                                     (In thousands)

Gross proceeds .................................       $97,750          $132,250           $152,088
Less:  estimated underwriting commissions and
       other offering expenses .................         3,979             4,469              4,750
                                                    -------------     -------------     --------------
Net proceeds ...................................       $93,771          $127,781           $147,338
                                                    =============     =============     ==============

Net proceeds to be retained by Connecticut
  Bancshares ...................................       $46,886          $ 63,891           $ 73,669

Net proceeds to be contributed to Savings Bank
  of Manchester ................................       $46,886          $ 63,891           $ 73,669

Amount of loan by Connecticut Bancshares
  to employee stock ownership plan .............       $ 8,446          $ 11,426           $ 13,140

        Connecticut Bancshares will purchase all of the capital stock of Savings Bank of Manchester to be issued in the conversion in exchange for 50% of the net proceeds of the stock offering. Receipt of the 50% of the net proceeds of the sale of the common stock will increase Savings Bank of Manchester's capital and will support the expansion of Savings Bank of Manchester's existing business activities. Savings Bank of Manchester will use the funds contributed to it for general business purposes, including, loan originations and investment in short- to intermediate-term investment grade securities as well as government issued mortgage-backed securities.

        Connecticut Bancshares intends to loan to the employee stock ownership plan the amount necessary for the plan to acquire an amount of shares equal to 8% of the shares issued in the conversion, including shares issued to SBM Foundation. Accordingly, acquisitions by the employee stock ownership plan would range between 844,560 shares at the minimum of the offering range and 1,142,640 shares at the maximum of the offering range. At the midpoint of the offering range, the employee stock ownership plan would acquire 993,600, shares. If 16,425,450 shares are issued in the conversion, the employee stock ownership plan would acquire 1,314,036 shares. The employee stock ownership plan plans to acquire such amount of stock by subscribing for 5% of the shares sold in the conversion in the stock offering and acquiring the remaining balance of shares through open market purchases after the completion of the conversion. For purposes of the above table, it is assumed that any shares of common stock to be purchased by the employee stock ownership plan in the open market will be purchased at $10.00 per share. If there are not enough shares to satisfy the employee stock ownership plan's subscription for shares sold in the conversion, the plan may purchase such shares in the open market after conversion. It is anticipated that the employee stock ownership plan loan will have a 15-year term with a fixed rate of interest equal to the prime rate published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid primarily from Savings Bank of Manchester's contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.

        The remaining net proceeds retained by Connecticut Bancshares will initially be invested primarily in short- to intermediate-term investment grade securities. Connecticut Bancshares may also use the funds it retains to support future expansion of operations or diversification into other banking or financial services related businesses and for other business or investment purposes. However, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any expansion activities.

        Connecticut Bancshares may also use available funds to repurchase shares of common stock and for the payment of dividends, subject to any limitations set forth in applicable laws and regulations. Following the conversion, the Board of Directors will have the authority to adopt plans that meet statutory and regulatory requirements for repurchases of common stock. Since Connecticut Bancshares has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based and consequently, no such intention currently exists. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve Connecticut Bancshares' return on equity. The avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans is another factor that will be considered. The Board of Directors will also consider any other circumstances in which repurchases would be in the best interests of Connecticut Bancshares and its stockholders.

        Before undertaking any stock repurchases, the Board of Directors must determine that both Connecticut Bancshares and Savings Bank of Manchester will be capitalized in excess of all applicable regulatory requirements after any repurchases and that capital will be adequate, taking into account, among other things, Savings Bank of Manchester's level of nonperforming and classified assets, Connecticut Bancshares' and Savings Bank of Manchester's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "The Conversion- -Restrictions on Repurchase of Stock."

        Except as described above, neither Connecticut Bancshares nor Savings Bank of Manchester has specific plans for the investment of the proceeds of this offering. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."

                                DIVIDEND POLICY

General

        Connecticut Bancshares' Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the exact amount or range of amounts that may be paid, when the payments may begin or the frequency of any payments. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. When deciding whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account the amount of the net proceeds retained by Connecticut Bancshares, Connecticut Bancshares' financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The Board of Directors will also consider the regulatory restrictions discussed below that affect the payment of dividends by Savings Bank of Manchester to Connecticut Bancshares. Connecticut Bancshares is also subject to Delaware law, which generally limits dividends to an amount equal to an excess of the net assets of a company (the amount by which total assets exceed total liabilities) over statutory capital, or if there is no excess, to the company's net profits for the current and/or immediately preceding fiscal year. In order to pay cash dividends, however, Connecticut Bancshares must have available cash either from the net proceeds raised in the conversion and retained by Connecticut Bancshares, borrowings by Connecticut Bancshares, dividends received from Savings Bank of Manchester or earnings on Connecticut Bancshares' assets. No assurances can be given that any dividends, either regular or special, will be declared or paid, or if declared and paid, what the amount of dividends will be or whether they will continue uninterrupted.

Regulatory Restrictions

        Dividends from Connecticut Bancshares may depend, in part, upon receipt of dividends from Savings Bank of Manchester because Connecticut Bancshares will initially have no source of income other than dividends from Savings Bank of Manchester and earnings from the investment of the net proceeds from the offering retained by Connecticut Bancshares. Savings Bank of Manchester, as a Connecticut-chartered savings bank, must also comply with Connecticut law when considering paying a dividend. Unless specifically approved by the Connecticut Banking Commissioner, Connecticut law limits all cash dividends declared by a bank in any calendar year to the total of net profits for that year and retained net profits for the preceding two years. Net profits are defined as the remainder of all earnings from current operations. Subject to the approval of the Connecticut Banking Commissioner, stock dividends may be declared and paid up to the amount of the bank's surplus earnings. In addition, Savings Bank of Manchester may not declare or pay a cash dividend on its capital stock if the effect would be to reduce its regulatory capital below the amount required for the liquidation account to be established under the plan of conversion and below amounts required to be maintained by the Federal Deposit Insurance Corporation. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."

Tax Considerations

        In addition to the foregoing, retained earnings of Savings Bank of Manchester appropriated to bad debt reserves and previously deducted for federal income tax purposes cannot be used to pay cash dividends to Connecticut Bancshares without the payment of federal income taxes by Savings Bank of Manchester at the then current income tax rate on the amount deemed distributed, which would include the amounts of any federal income taxes relating to the distribution. See "Federal and State

Taxation of Income--Federal Income Taxation." Connecticut Bancshares does not contemplate any distribution by Savings Bank of Manchester that would result in a recapture of its bad debt reserve or create the above-mentioned federal tax liabilities.


                            MARKET FOR COMMON STOCK

        Because Connecticut Bancshares and Savings Bank of Manchester have not issued capital stock to the public, no established market for the common stock exists. Connecticut Bancshares expects to receive approval to have its common stock quoted on the Nasdaq National Market under the symbol "SBMC" upon completion of the conversion. To receive that approval, Connecticut Bancshares must satisfy various conditions, including selling the stock and meeting certain listing criteria. There can be no assurance that the common stock will be able to meet the applicable listing criteria to maintain its quotation on the Nasdaq National Market or that an active and liquid trading market will develop or, if developed, will be maintained. No assurance can be given that an investor will be able to resell the common stock at or above the purchase price of the common stock after the conversion.

                                CAPITALIZATION

        The following table presents the historical capitalization of Connecticut Bankshares, M.H.C. at August 31, 1999, and the pro forma capitalization of Connecticut Bancshares after giving effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. Pro forma capitalization does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.



                                                                                Connecticut Bancshares Pro Forma
                                                                              Capitalization Based Upon the Sale of
                                                                        _______________________________________________________
                                                                                                                15% Above
                                                                                    Minimum of    Maximum of   Maximum of
                                                                                     Estimated     Estimated    Estimated
                                                                                     Valuation     Valuation    Valuation
                                                                                      Range          Range        Range
                                                                                   ____________  ____________   _____________
                                                                  Connecticut
                                                                  Bankshares,
                                                                     M.H.C.         9,775,000    13,225,000    15,208,750
                                                                 Capitalization     Shares at    Shares at     Shares at
                                                                     as of           $10.00        $10.00        $10.00
                                                                August 31, 1999     Per Share    Per Share     Per Share
                                                             ___________________   ____________  ____________   _____________
                                                                                         (In thousands)
Deposits (1) ............................................         $  887,322        $  887,322   $  887,322       $  887,322
Short-term borrowed funds ...............................             97,847            97,847       97,847           97,847
Advances from Federal Home Loan Bank ....................             66,899            66,899       66,899           66,899
                                                                  ----------        -----------   -----------     -----------
Total deposits and borrowed funds .......................         $1,052,068        $1,052,068   $1,052,068      $ 1,052,068
                                                                  ==========        ===========   ===========     ===========
Stockholders' equity:
   Preferred stock:
      1,000,000 shares, $.01 par value per share,
        authorized; none issued or outstanding ..........           $     --          $     --     $     --         $     --

   Common stock:
    45,000,000 shares, $.01 par value per share,
     authorized; specified number of shares
     assumed to be issued and outstanding (2) ...........                 --               106          143              164

Additional paid-in capital ..............................                 --            93,665      127,638          147,173
Surplus .................................................             14,957            14,957       14,957           14,957
Undivided profits (3) ...................................             94,852            94,852       94,852           94,852
Net unrealized gain on available for sale securities ....              7,825             7,825        7,825            7,825

Plus:
   Contribution to foundation ...........................                 --             7,820       10,580           12,167

Less:
   Expense of contribution to foundation (4) ............                 --            (7,820)     (10,580)         (12,167)

Plus:
   Tax benefit of contribution to foundation (4) ........                 --             2,502        3,386            3,893

 Less:
   Common stock acquired by employee
      stock ownership plan (5) ..........................                 --            (8,446)     (11,426)         (13,140)
   Common stock to be acquired by stock-based
      incentive plan (6) ................................                 --            (4,223)      (5,713)          (6,570)
                                                                  ----------         -----------   -----------      -----------
 Total stockholders' equity .............................         $  117,634         $ 201,238   $  231,662        $ 249,154
                                                                  ==========         ===========   ===========      ===========

 -----------------------------
(1) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) After conversion, Savings Bank of Manchester's authorized capital will consist solely of 10,000, shares of common stock, without par value, 1,000 shares of which will be issued to Connecticut Bancshares, and 1,000 shares of preferred stock, without par value, none of which will be issued in connection with the conversion.
(3) Undivided profits are restricted by applicable regulatory capital requirements. Additionally, Savings Bank of Manchester will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of its eligible depositors as of July 31, 1998 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."

(4) Represents the expense and tax benefit, net of tax, of the contribution of common stock to SBM Foundation based on an estimated tax rate of 32%. The realization of the tax benefit is limited annually to 10% of Connecticut Bancshares' annual taxable income. However, for federal tax and state purposes, Connecticut Bancshares can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(5) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion and in the open market after the conversion at $10.00 per share with funds borrowed from Connecticut Bancshares. The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion in the stock offering and will acquire the remaining percentage through open market purchases after the completion of the conversion. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. See "Management of Savings Bank of Manchester--Benefits--Employee Stock Ownership Plan."
(6) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors-- Issuance of shares for benefit program may lower your ownership interest," "Pro Forma Data" and "Management of Savings Bank of Manchester--Benefits-- Stock-Based Incentive Plan." The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

        The following table presents Savings Bank of Manchester's historical and pro forma capital position relative to its regulatory capital requirements at August 31, 1999. The amount of capital infused into Savings Bank of Manchester for purposes of the following table is 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to Savings Bank of Manchester, see "Regulation and Supervision-- Federal Regulations--Capital Requirements."

                                                           Savings Bank of Manchester Pro Forma Regulatory Capital
                                                             Compliance at August 31, 1999 Based Upon the Sale of
                                                        ___________________________________________________________________
                                                                                                                     15% Above
                                                                  Minimum of               Maximum of              Maximum of
                                          Savings Bank             Estimated                Estimated               Estimated
                                          of Manchester           Valuation Range          Valuation Range         Valuation Range
                                                                ____________________  _____________________  ______________________
                                         Historical at            9,775,000 Shares      13,225,000 Shares       15,208,750 Shares
                                       August 31, 1999 (1)      at $10.00 Per Share    at $10.00 Per Share     at $10.00 Per Share
                                      _____________________     ____________________   ____________________  ______________________
                                                 Percent of               Percent of             Percent of              Percent of
                                                  Adjusted                 Adjusted               Adjusted                Adjusted
                                                   Total                    Total                  Total                   Total
                                       Amount     Assets (2)     Amount     Assets      Amount     Assets      Amount      Assets
                                      __________ __________     ________  __________  _________  __________  __________  __________
                                                                            (Dollars in thousands)
Generally accepted accounting
 principles capital .............      $117,634      9.95%      $151,851    12.40%     $164,385    13.26%      $172,592     13.74%
                                      ========== ==========    =========  =========   =========  =========   ==========  ==========
Leverage Capital:
 Capital level (3) ..............      $106,665      9.34%      $140,882    11.89%     $153,416    12.78%      $160,623     13.29%
 Requirement ....................        45,672      4.00         47,378     4.00        47,999     4.00         48,356      4.00
                                      ---------- ----------    ---------  ---------   ---------  ---------   ----------  ----------
 Excess .........................      $ 60,993      5.34%      $ 93,504     7.89%     $105,417     8.78%      $112,267      9.29%
                                      ========== ==========    =========  =========   =========  =========   ==========  ==========

Total Risk-Based Capital:
 Total risk-based capital (4) ...      $116,835     14.37%      $151,052    18.10%     $163,586    19.47%      $171,793     20.18%
 Requirement ....................        65,040      8.00         66,746     8.00        67,367     8.00         67,723      8.00
                                      ---------- ----------    ---------  --------    ---------  ---------   ----------  ----------
 Excess .........................      $ 51,795      6.37%      $ 84,306    10.10%     $ 96,219    11.43%      $103,070     12.18%
                                      ========== ==========    =========  =========   =========  =========   ==========  ==========

-------------------------------------
(1) Includes $50,000 in cash held by Connecticut Bankshares, M.H.C. that will be added to Savings Bank of Manchester's capital upon conversion.
(2) Leverage capital levels are shown as a percentage of adjusted total assets of $1.2 billion. Risk-based capital levels are shown as a percentage of risk-weighted assets of $813.0 million.
(3) A portion of the net unrealized gains on available-for-sale investment securities accounts for the difference between generally accepted accounting principles capital and leverage capital.
(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                                PRO FORMA DATA



        The plan of conversion requires that the common stock must be sold at a price equal to the estimated market value of Connecticut Bancshares and Savings Bank of Manchester, as converted, based upon an independent appraisal by RP Financial, LC. The estimated valuation range as of October 22, 1999, and updated as of December 31, 1999, is from a minimum of $97.8 million to a maximum of $132.3 million with a midpoint of $115.0 million. At a price per share of $10.00, this results in a minimum number of shares of 9,775,000, a maximum number of shares of 13,225,000 and a midpoint number of shares of 11,500,000.


        The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated in the following tables are based upon the following assumptions:

          (1) All shares of common stock will be sold in the subscription and direct community offerings;


          (2) Sandler O'Neill will receive a fee equal to 1.50% of the aggregate purchase price of the shares sold in the subscription and direct community offerings, except that no fee will be paid with respect to shares purchased by the employee benefit plans, SBM Foundation, and any officers, employees or directors of Savings Bank of Manchester or Connecticut Bancshares or members of their immediate families. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings"; and

          (3) conversion expenses, excluding the 1.50% fee paid to Sandler O'Neill, will total approximately $2.6 million regardless of the number of shares sold in the conversion.

        Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

        Connecticut Bancshares and Savings Bank of Manchester prepared the following pro forma data with the assistance of RP Financial. The following tables summarize the historical net income and capital of Connecticut Bankshares, M.H.C. and the pro forma net income and stockholders' equity of Connecticut Bancshares at and for the eight months ended August 31, 1999 and at and for the year ended December 31, 1998. Pro forma net income for the eight months ended August 31, 1999 has been calculated as if the conversion was completed on January 1, 1999 and the estimated net proceeds had been invested at 5.11% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of August 31, 1999. Pro forma net income for the year ended December 31, 1998 has been calculated as if the conversion was completed on January 1, 1998 and the estimated net proceeds had been invested at 4.52% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of December 31, 1998.

        A pro forma after-tax return of 3.47% and 3.07% is used for both Connecticut Bancshares and Savings Bank of Manchester for the eight months ended August 31, 1999 and the year ended December 31, 1998, respectively, after giving effect to a combined federal and state income tax rate of 32%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

        When reviewing the following tables you should consider the following:

            . The final column gives effect to the sale of an additional 1,983,750 shares in the conversion, which may be issued without any further notice if RP Financial increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Savings Bank of Manchester or changes in market conditions after the date of the appraisal. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

            . Since funds on deposit at Savings Bank of Manchester may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

            . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at January 1, 1998 or January 1, 1999, as applicable. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

            . Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of Savings Bank of Manchester's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of July 31, 1998, or the federal income tax consequences of the restoration to income of Savings Bank of Manchester's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation of Income" and "The Conversion--Effects of Conversion to Stock Form." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

            . The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation or depreciation of Connecticut Bancshares' common stock.

            . The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under the proposed stock-based incentive plan, which requires stockholder approval at a meeting following the conversion.


        The following pro forma data, which are based on Connecticut Bankshares, M.H.C.'s capital at August 31, 1999, and net income for the year ended December 31, 1998 and for the eight months ended August 31, 1999, may not represent the actual financial effects of the conversion or the operating results of Connecticut Bancshares after the conversion. The pro forma data rely exclusively on the assumptions outlined above. The pro forma data do not represent the fair market value of Connecticut Bancshares' common stock, the current fair market value of Savings Bank of Manchester's or Connecticut Bancshares' assets or liabilities, or the amount of money that would be available for distribution to stockholders if Connecticut Bancshares is liquidated after the conversion.

        The following tables assume that SBM Foundation is funded as part of the conversion and therefore gives effect to the issuance of authorized but unissued shares of Connecticut Bancshares common stock to the SBM Foundation. The valuation range accounts for the dilutive impact of the issuance of shares to the SBM Foundation.


                                                                       At or For the Eight Months Ended August 31, 1999
                                                                      --------------------------------------------------
                                                                                                         15% Above
                                                                        Minimum of      Maximum of      Maximum of
                                                                         Estimated      Estimated        Estimated
                                                                         Valuation      Valuation        Valuation
                                                                           Range          Range            Range
                                                                      -------------   ------------    ----------------
                                                                        9,775,000      13,225,000        15,208,750
                                                                         Shares          Shares            Shares
                                                                        at $10.00       at $10.00         at $10.00
                                                                        Per Share      Per Share          Per Share
                                                                     --------------   ------------    ----------------
                                                                      (Dollars in thousands, except per share amounts)
Gross proceeds ................................................        $  97,750        $ 132,250        $  152,088
Plus:  shares issued to the foundation (equal to 8% of the
  shares issued in the conversion) ............................            7,820           10,580            12,167
                                                                       -----------    -----------        ----------
Pro forma market capitalization ...............................        $ 105,570        $ 142,830        $  164,255
                                                                       ===========    ===========        ==========
Gross proceeds ................................................          $97,750        $ 132,250        $  152,088
Less:  estimated expenses .....................................           (3,979)          (4,469)           (4,750)
                                                                       -----------    -----------        ----------
Estimated net proceeds ........................................           93,771          127,781           147,338
Less:  common stock acquired by employee stock ownership plan..           (8,446)         (11,426)          (13,140)
Less:  common stock to be acquired by stock-based
 incentive plan ...............................................           (4,223)          (5,713)           (6,570)
                                                                       -----------    -----------        ----------
 Net investable proceeds ......................................        $  81,102        $ 110,642        $  127,628
                                                                       ===========    ===========        ==========

Pro Forma Net Income:

Number of shares used to calculate pro
 forma net income per share ...................................        9,749,976       13,191,144        15,169,816

 Pro forma net income (1):
   Historical .................................................          $ 6,255           $6,255            $6,255
   Pro forma income on net investable proceeds ................            1,879            2,563             2,957
   Less:  pro forma employee stock ownership
    plan adjustments (2) ......................................             (255)            (345)             (397)
   Less:  pro forma stock-based incentive
    plan adjustments (3) ......................................             (383)            (518)             (596)
                                                                       -----------    ------------       ----------
    Pro forma net income .....................................            $7,496           $7,955            $8,219
                                                                       ===========    ============       ==========

 Pro forma net income per share (1):
   Historical ................................................            $0.64             $0.47             $0.41
   Pro forma income on net investable proceeds ...............             0.19              0.19              0.19
   Less:  pro forma employee stock ownership
    plan adjustments (2) .....................................            (0.03)            (0.03)            (0.03)
   Less:  pro forma stock-based incentive
    plan adjustments (3) .....................................            (0.04)            (0.04)            (0.04)
                                                                       -----------    ------------       ----------
    Pro forma net income per share (4) .......................            $0.76             $0.59             $0.53
                                                                       ===========    ============       ==========

Pro Forma Stockholders' Equity:

Number of shares used to calculate pro forma stockholders'
 equity per share ............................................       10,557,000        14,283,000        16,425,450

 Pro forma stockholders' equity (book value) (1):
  Historical .................................................         $117,634          $117,634          $117,634
  Estimated net proceeds .....................................           93,771           127,781           147,338
  Plus: stock issued to the foundation .......................            7,820            10,580            12,167
  Less: stock contribution to the foundation .................           (7,820)          (10,580)          (12,167)
  Plus: tax benefit of the contribution to the foundation ....            2,502             3,386             3,893
  Less: common stock acquired by the employee stock
   ownership plan ............................................           (8,446)          (11,426)          (13,140)
  Less: common stock acquired by stock-based
   incentive plan (3) ........................................           (4,223)           (5,713)           (6,570)
                                                                       -----------    ------------       ----------
   Pro forma stockholders' equity (4) ........................         $201,238          $231,662          $249,155
                                                                       ===========    ============       ==========

 Pro forma stockholders' equity per share (1):
  Historical .................................................           $11.14          $   8.24          $   7.16
  Estimated net proceeds .....................................             8.88              8.95              8.97
  Plus:  tax benefit to the foundation .......................             0.74              0.74              0.74
  Less:  stock contribution to foundation ....................            (0.74)            (0.74)            (0.74)
  Plus: tax benefit of the contribution to the foundation ....             0.24              0.24              0.24
  Less: common stock acquired by the employee stock
   ownership plan ............................................            (0.80)            (0.80)            (0.80)
  Less: common stock acquired by stock-based incentive
   plan (3) ..................................................            (0.40)            (0.40)            (0.40)
                                                                       -----------    ------------       ----------
   Pro forma stockholders' equity per share ..................           $19.06            $16.23            $15.17
                                                                       ===========    ===========        ==========

 Offering price as a percentage of pro forma stockholders' equity
  per share ..................................................            52.47%            61.61%            65.92%

 Offering  price as a multiple of pro forma net income
  per share (annualized) .....................................             8.77x            11.30x            12.58x

                                                                   At or For the Year Ended December 31, 1998
                                                                -----------------------------------------------------
                                                                                                         15% Above
                                                                Minimum of            Maximum of        Maximum of
                                                                 Estimated             Estimated         Estimated
                                                                 Valuation             Valuation         Valuation
                                                                  Range                 Range              Range
                                                                -----------         -------------    ----------------
                                                                 9,775,000            13,225,000        15,208,750
                                                                  Shares                Shares            Shares
                                                                at $10.00             at $10.00          at $10.00
                                                                Per Share              Per Share         Per Share
                                                               ------------         -------------    ----------------
                                                                  (Dollars in thousands, except per share amounts)

Gross proceeds ...........................................        $97,750             $132,250           $152,088
Plus:  shares issued to the foundation (equal to 8% of
 the shares issued in the conversion) ....................          7,820               10,580             12,167
                                                               ------------         -------------    ----------------
Pro forma market capitalization ..........................       $105,570             $142,830           $164,255
                                                               ============         =============    ================
Gross proceeds ...........................................        $97,750             $132,250           $152,088
Less:  estimated expenses ................................         (3,979)              (4,469)            (4,750)
                                                               ------------         -------------    ----------------
Estimated net proceeds ...................................         93,771              127,781            147,338
Less:  common stock acquired by employee stock
 ownership plan ..........................................         (8,446)             (11,426)           (13,140)
Less:  common stock to be acquired by stock-based
 incentive plan ..........................................         (4,223)              (5,713)            (6,570)
                                                               -----------          -------------    ---------------
 Net investable proceeds .................................        $81,102             $110,642           $127,628
                                                               ===========          =============    ===============

Pro Forma Net Income:

Number of shares used to calculate pro forma net
 income per share ........................................      9,768,744           13,216,536         15,199,016

 Pro forma net income (1):
  Historical .............................................         $9,318               $9,318             $9,318
  Pro forma income on net investable proceeds ............          2,493                3,401              3,923
  Less:  pro forma employee stock ownership
   plan adjustments (2) ..................................           (383)                (518)              (596)
  Less:  pro forma stock-based incentive
   plan adjustments (3) ..................................           (574)                (777)              (894)
                                                               -----------          -------------    ---------------
   Pro forma net income ..................................        $10,854              $11,424            $11,751
                                                               ===========          =============    ===============

 Pro forma net income per share (1):
  Historical .............................................          $0.95                $0.71              $0.61
  Pro forma income on net investable proceeds ............           0.26                 0.26               0.26
  Less:  pro forma employee stock ownership plan
   adjustments (2) .......................................          (0.04)               (0.04)             (0.04)
  Less:  pro forma stock-based incentive plan
   adjustments (3) .......................................          (0.06)               (0.06)             (0.06)
                                                               -----------          -------------    ---------------
   Pro forma net income per share (4) ....................          $1.11                $0.87              $0.77
                                                               ===========          =============    ===============

Pro Forma Stockholders' Equity:

Number of shares used to calculate pro forma stockholders'
 equity per share ........................................     10,557,000           14,283,000         16,425,450

 Pro forma stockholders' equity (book value) (1):

  Historical .............................................       $112,807             $112,807           $112,807
  Estimated net proceeds .................................         93,771              127,781            147,338
  Plus: stock issued to the foundation ...................          7,820               10,580             12,167
  Less: stock contribution to the foundation .............         (7,820)             (10,580)           (12,167)
  Plus: tax benefit of the contribution to
   the foundation ........................................          2,502                3,386              3,893
  Less: common stock acquired by the employee stock
   ownership plan ........................................         (8,446)             (11,426)           (13,140)
  Less: common stock acquired by stock-based
   incentive plan (3) ....................................         (4,223)              (5,713)            (6,570)
                                                               -----------          -----------      ----------------
  Pro forma stockholders' equity (4)......................       $196,411             $226,835           $244,328
                                                               ===========          ===========      ================

 Pro forma stockholders' equity per share (1):
  Historical .............................................         $10.69                $7.90              $6.87
  Estimated net proceeds .................................           8.88                 8.95               8.97
  Plus:  stock issued to the foundation ..................           0.74                 0.74               0.74
  Less:  stock contribution to the foundation ............          (0.74)               (0.74)             (0.74)
  Plus: tax benefit of the contribution to
   the foundation ........................................           0.24                 0.24               0.24
  Less: common stock acquired by the employee stock
   ownership plan ........................................          (0.80)               (0.80)             (0.80)
  Less: common stock acquired by stock-based
   incentive plan (3) ....................................          (0.40)               (0.40)             (0.40)
                                                               -----------          -----------      -----------------
   Pro forma stockholders' equity per share ..............         $18.61               $15.89             $14.88
                                                               ===========          ===========      =================

 Offering price as a percentage of pro forma stockholders'
   equity per share ......................................          53.73%               62.93%             67.20%

 Offering price as a multiple of pro forma net income
  per share ..............................................           9.01x               11.49x             12.99x

--------------------------------------
(1) Does not give effect to the non-recurring expense that will be recognized in 2000 as a result of the contribution of common stock to the SBM Foundation. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed during the periods presented. The pro forma data assumes that Connecticut Bancshares will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 32% tax rate. The realization of the tax benefit is limited annually to 10% of Connecticut Bancshares' annual taxable income. However, for federal and state tax purposes, Connecticut Bancshares can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.



                                                                                                      15% Above
                                                                        Minimum         Maximum         Maximum
                                                                     of Estimated     of Estimated    of Estimated
                                                                        Valuation       Valuation      Valuation
                                                                         Range           Range          Range
                                                                  _______________    _____________     ______________
                                                                     9,775,000         13,225,000        15,208,750
                                                                       Shares            Shares            Shares
                                                                     at $10.00         at $10.00          at $10.00
                                                                     Per Share         Per Share          Per Share
                                                                  _______________    _____________     ______________
                                                                     (Dollars in thousands, except per share data)

After-tax expense of contribution to foundation:
 Eight months ended August 31, 1999 ...........................       $5,318           $7,194             $8,274
 Year ended December 31, 1998 .................................        5,318            7,194              8,274

Pro forma net income (loss):
 Eight months ended August 31, 1999 ...........................        2,178              761                (55)
 Year ended December 31, 1998 .................................        5,536            4,230              3,477

Pro forma net income per share:
 Eight months ended August 31, 1999 ...........................         0.22             0.06                 --
 Year ended December 31, 1998 .................................         0.57             0.32               0.23

(2) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock issued in the conversion. The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion in the stock offering and acquire the remaining percentage through open market purchases after the completion of the conversion.
    Shares purchased in the open market are assumed to be purchased at $10.00 per share. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Connecticut Bancshares. The amount of this borrowing, which will have an interest rate equal to the prime rate as published in The Wall Street Journal, which was 8.00% at August 31, 1999, has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Savings Bank of Manchester intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Savings Bank of Manchester's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 32%. Interest income earned by Connecticut Bancshares on the loan to the employee stock ownership plan offsets the interest paid on the loan by Savings Bank of Manchester. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Savings Bank of Manchester--Benefits--Employee Stock Ownership Plan."

(3) Assumes that the stock-based incentive plan will acquire an amount of stock equal to 4% the common stock issued in the conversion for award to key employees and directors. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the stock-based incentive plan at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, that the combined federal and state income tax rate is 32%, and that stock options which may be issued under the stock-based incentive plan are not granted or exercised. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

    For purposes of this table, shares issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated stock-based incentive plan expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense.

                                                                                                15% Above
                                                            Minimum              Maximum         Maximum
                                                          of Estimated         of Estimated    of Estimated
                                                            Valuation            Valuation       Valuation
                                                              Range               Range           Range
                                                       ----------------     ---------------   -----------------
                                                            9,775,000          13,225,000       15,208,750
                                                             Shares              Shares           Shares
                                                            at $10.00           at $10.00        at $10.00
                                                            Per Share            Per Share       Per Share
                                                      ----------------      ---------------   -----------------
                                                          (Dollars in thousands, except per share data)

Pro forma net income per share:
 Eight months ended August 31, 1999 ................       $0.73                   $0.58            $0.53
 Year ended December 31, 1998 ......................        1.07                    0.84             0.75

Pro forma stockholders' equity per share:
 At August 31, 1999 ...............................        18.72                   15.99            14.98
 At December 31, 1998 .............................        18.28                   15.66            14.69

Pre-tax stock-based incentive plan expense:
 Eight months ended August 31, 1999 ...............          563                     762              876
 Year ended December 31, 1998                                845                   1,143            1,314

(4) In calculating the pro forma effect of the stock-based incentive plan, no effect has been given for any shares that may be reserved for issuance upon the exercise of stock options that may be granted under the stock-based incentive plan. The number of options available under the stock-based incentive plan will be equal to 10% of the number of shares issued in the conversion. The issuance of authorized but unissued shares of common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 9.09%.

    The following table shows the estimated pro forma net income and stockholders' equity per share if shares for stock issued as a result of the exercise of stock options were authorized but unissued shares instead of repurchased shares.

                                                                                                15% Above
                                                            Minimum              Maximum         Maximum
                                                          of Estimated         of Estimated    of Estimated
                                                            Valuation            Valuation       Valuation
                                                              Range               Range           Range
                                                       ----------------     ---------------   -----------------
                                                            9,775,000          13,225,000       15,208,750
                                                             Shares              Shares           Shares
                                                            at $10.00           at $10.00        at $10.00
                                                            Per Share           Per Share        Per Share
                                                      ----------------      ---------------   -----------------
                                                          (Dollars in thousands, except per share data)

Pro forma net income per share:
 Eight months ended August 31, 1999 ...............        $0.72                 $0.57             $0.51
 Year ended December 31, 1998 .....................         1.03                  0.81              0.72

Pro forma stockholders' equity per share:
 At August 31, 1999 ...............................        18.24                 15.66             14.70
 At December 31, 1998 .............................        17.82                 15.35             14.43


                    COMPARISON OF INDEPENDENT VALUATION AND
        PRO FORMA FINANCIAL INFORMATION WITH AND WITHOUT THE FOUNDATION

          As set forth in the following table, if the SBM Foundation is not established and funded as part of the conversion, RP Financial estimates that the pro forma valuation of Connecticut Bancshares and Savings Bank of Manchester would be greater than if the foundation is included, and would result in an increase in the amount of common stock offered for sale in the conversion. If the foundation is not established, there is no assurance that the appraisal prepared at that time of conversion would conclude that the pro forma market value of Connecticut Bancshares and Savings Bank of Manchester would be the same as the estimate set forth in the table below. Any appraisal prepared at the time of conversion would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

          The information presented in the following table is for comparative purposes only. It assumes that the conversion was completed at August 31, 1999, based on the assumptions set forth under "Pro Forma Data."


                                                                                                   At the Maximum,
                                       At the Minimum of               At the Maximum of           as Adjusted, of
                                  Estimated Valuation Range          Estimated Valuation Range    Estimated Valuation Range
                                ------------------------------    -----------------------------  ---------------------------
                                      With           No               With           No               With            No
                                  Foundation     Foundation       Foundation      Foundation       Foundation      Foundation
                                -------------  ---------------    ------------  ---------------  -------------  --------------
                                                         (Dollars in thousands, except per share amounts)

Estimated pro forma
 valuation (1) ................ $   97,750      $  110,500         $  132,250    $    149,500     $  152,088      $  171,925
Pro forma market
 capitalization ...............    105,570         110,500            142,830         149,500        164,255         171,925
Total assets ..................  1,280,485       1,291,625          1,295,696       1,308,507      1,313,189       1,327,921
Total liabilities .............  1,064,035       1,064,035          1,064,035       1,064,035      1,064,035       1,064,035
Pro forma stockholders' equity.    201,239         210,707            231,661         244,472        249,154         263,886
Pro forma net income (2).......      7,496           7,743              7,955           8,290          8,218           8,604

Pro forma stockholders'
 equity per share .............      19.06           19.07              16.23           16.35          15.17           15.35
Pro forma net income per
 share (2) ....................       0.76            0.75               0.59            0.59           0.53            0.53

Pro Forma Pricing Ratios:
 Offering price as a
  percentage of pro forma
  stockholders' equity ........     52.47%          52.44%              61.61%         61.16%          65.92%         65.15%
 Offering price as a
  multiple of pro forma net
  income per share (2).........      8.77x           8.89x              11.30x         11.30x          12.58x         12.58x
 Offering price to assets .....      8.24%           8.56%              11.02%         11.43%          12.51%         12.95%

 Pro Forma Financial Ratios:
  Return on assets
   (annualized) ...............      0.88%           0.90%               0.92%          0.95%           0.94%          0.97%
  Return on stockholders'
   equity (annualized) ........      5.59%           5.51%               5.15%          5.09%           4.95%          4.89%
  Stockholders' equity to
   total assets ...............     15.72%          16.31%              17.88%         18.68%          18.97%         19.87%



________________________________

(1) Based on independent valuation prepared by RP Financial as of October 22, 1999 and updated as of December 31, 1999.

(2) Net income and net income per share data are annualized based on the eight month period ended August 31, 1999.

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

     The following Consolidated Statements of Operations for each of the years in the three year period ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants. The report of Arthur Andersen LLP on these Consolidated Statements of Operations appears on page F-2 of this
prospectus.   Information for the eight months ended August 31, 1999 and 1998, which is unaudited, includes all adjustments which, in the opinion of management, are of a normal recurring nature and are necessary for a fair presentation of these interim periods. Results for the eight months ended August 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These statements should be read in conjunction with the Consolidated Financial Statements and Notes and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                        Eight Months
                                                                        Ended August 31,      Year Ended December 31,
                                                                    ---------------------     ------------------------------
                                                                        1999      1998          1998       1997      1996
                                                                    ---------   ---------     --------   --------   --------
                                                                         (Unaudited)
                                                                                         (In thousands)
Interest income on loans........................................      $43,299    $43,736       $64,511    $63,314    $59,480
Interest and dividends on investment securities.................        8,138      7,944        12,347     10,617     10,493
                                                                    ---------   ---------     --------   --------   --------
      Total interest and dividend income........................       51,437     51,680        76,858     73,931     69,973
                                                                    ---------   ---------     --------   --------   --------

Interest and dividend expense:
   Dividends on deposits........................................       22,012     23,414        34,893     34,880     33,492
   Interest on borrowings.......................................        1,964      1,372         2,307        976      1,222
                                                                    ---------   ---------     --------   --------   --------
         Total interest and dividend expense....................       23,976     24,786        37,200     35,856     34,714
                                                                    ---------   ---------     --------   --------   --------

Net interest income.............................................       27,461     26,894        39,658     38,075     35,259
Provision for loan losses.......................................          400        800         1,200      1,200      1,200
                                                                    ---------   ---------     --------   --------   --------
Net interest income after provision for loan losses.............       27,061     26,094        38,458     36,875     34,059
                                                                    ---------   ---------     --------   --------   --------

Noninterest income:
    Service charges and fees....................................        3,632      3,537         5,448      5,120      5,104
    Gains on sales of securities, net...........................          246      3,035         2,621      4,007        842
    Gains on mortgage loan sales................................          438      1,079         2,415        410        924
    Gain on sale of merchant credit card operations.............           --         --            --         --      1,500
    Other.......................................................        1,102      1,103         1,676      1,930        627
                                                                    ---------   ---------     --------   --------   --------
          Total noninterest income..............................        5,418      8,754        12,160     11,467      8,997
                                                                    ---------   ---------     --------   --------   --------

 Noninterest expense:
    Salaries....................................................        9,382      8,893        14,091     12,582     10,910
    Pension and other employee benefits.........................        2,681      2,594         3,959      3,293      3,065
    Occupancy, net..............................................        2,180      2,083         3,162      2,929      2,480
    Fees and services...........................................        2,482      2,080         3,215      2,922      2,766
    Furniture and equipment.....................................        2,037      1,987         2,852      2,271      1,908
    Marketing...................................................        1,104        983         1,664      1,400      1,231
    Foreclosed real estate expense..............................          209        391           385        903      1,129
    Net losses (gains) on sales of other real estate
    owned.......................................................           41        319          (324)       404        135
    Securities contributed to Savings Bank of Manchester
    Foundation, Inc.............................................           --      3,000         3,000         --         --
    Other operating expenses....................................        3,165      3,071         5,088      4,852      4,148
                                                                    ---------   ---------     --------   --------   --------
          Total noninterest expense.............................       23,281     25,401        37,092     31,556     27,772
                                                                    ---------   ---------     --------   --------   --------

Income before provision for income taxes........................        9,198      9,447        13,526     16,786     15,284
Provision for income taxes......................................        2,943      2,929         4,208      6,584      5,853
                                                                    ---------   ---------     --------   --------   --------
Net income......................................................      $ 6,255    $ 6,518       $ 9,318    $10,202    $ 9,431
                                                                    =========   =========     ========   ========   ========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the "Selected Consolidated Financial Information" and the Consolidated Financial Statements and Notes thereto appearing elsewhere in the prospectus. In addition to historical information, the following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements as a result of certain factors, including those discussed in "Risk Factors," contained elsewhere in this prospectus.

General

     Savings Bank of Manchester's results of operations depend primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Savings Bank of Manchester also generates non-interest income primarily from fees charged on customers' accounts and fees earned on activities such as investment services provided through a third party registered broker-dealer. Gains on the sales of securities is another source of non-interest income. Savings Bank of Manchester's non-interest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. Savings Bank of Manchester's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations. Savings Bank of Manchester exceeded all of its regulatory capital requirements at August 31, 1999.

Forward Looking Statements

     This prospectus contains forward looking statements that are based on assumptions and describe future plans, strategies, and expectations of Savings Bank of Manchester and Connecticut Bancshares These forward looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Savings Bank of Manchester's and Connecticut Bancshares' ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Savings Bank of Manchester and Connecticut Bancshares and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Savings Bank of Manchester's and Connecticut Bancshares' market area, unanticipated delays or failures in achieving Year 2000 compliance, and changes in relevant accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Savings Bank of Manchester and Connecticut Bancshares do not undertake--and specifically disclaim any obligation--to publicly release the result of any revisions which may be made to any forward looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Operating Strategy

     Savings Bank of Manchester is an independent, community-oriented savings bank, delivering quality customer service and offering a wide range of deposit, loan and investment products to its customers. In recent years, Savings Bank of Manchester's strategy has been to enhance profitability by emphasizing the origination of commercial real estate and business loans, increasing sources of noninterest income and by improving operating efficiencies while managing its capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, Savings Bank of Manchester has sought to:

          .     Operate as a full service community bank.

          . Provide superior customer service and innovative products by expanding delivery systems through the opening of new branch offices, offering a bank-issued credit card and debit card services, establishing Internet banking and a call center that provides interest rate information for deposit and loan products and other customer services.

          . Increase fee income by broadening non-depository product offerings and services, including the establishment of a relationship with a third party registered broker-dealer to provide a wide array of investment offerings through financial service specialists and representatives.

          . Increase fee income by providing merchant credit card processing services.

          . Originate high quality commercial real estate and commercial business loans which increase the yields earned on its overall loan portfolio, without incurring unacceptable credit risk.

          . Control credit risk by focusing on the origination of single-family, owner-occupied residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit.

          . Monitor and control interest rate risk primarily by selling longer-term fixed rate loans as market interest rate conditions dictate, by investing in shorter-term mortgage-backed securities and by selectively utilizing off-balance sheet hedging transactions.

          . Invest funds in excess of loan demand primarily in mortgage-backed securities, investment grade debt and equity mutual funds.

          . Invest in technological enhancements to increase productivity and efficiency.

Comparison of Financial Condition at August 31, 1999 and December 31, 1998

     Total assets increased $73.4 million, or 6.6%, to $1.18 billion at August 31, 1999 from $1.11 billion at December 31, 1998. This increase was primarily the result of a $92.9 million increase in net loans primarily funded by increases in deposits of $32.2 million, short-term borrowed funds of $18.3 million and Federal Home Loan Bank borrowings of $21.9 million.

     Deposits totalled $887.3 million at August 31, 1999, representing an increase of $32.2 million, or 3.7%, compared to $855.1 million at December 31, 1998. The deposit growth primarily reflects a $20.1 million, or 52.3%, increase in money market accounts, a $6.3 million, or 2.8%, increase in savings accounts, a $4.4 million, or 3.9%, increase in NOW accounts, and a $3.4 million, or 0.8%, increase in certificates of deposit. The overall increase in deposits and the slight change in the composition of the deposit base were due primarily to the effects of broadening Savings Bank of Manchester's deposit products offered to customers and the more aggressive marketing and pricing of deposit products. Advances from the Federal Home Loan Bank increased $21.9 million, or 48.7%, to $66.9 million at August 31, 1999 from $45.0 million at December 31, 1998. The Federal Home Loan Bank advances were used primarily for the origination of residential mortgage loans.

     Savings Bank of Manchester's commercial transactional repurchase accounts, which are included in short-term borrowed funds, totalled $96.6 million, or 9.1%, of liabilities as of August 31, 1999. This was an increase of $17.9 million, or 22.7%, from the balance of $78.7 million as of December 31, 1998.

     Nonperforming assets totalled $6.9 million at August 31, 1999 compared to $3.3 million at December 31, 1998, representing an increase of $3.6 million, or 109%. The increase was primarily due to the addition of a $4.3 million commercial real estate loan which management believes is fully-secured and is in the process of foreclosure. Excluding the effect of this loan, nonperforming assets decreased 27.4% to $2.6 million. The amount of properties held as Other Real Estate Owned decreased from $1.8 million at December 31, 1998 to $901,000 at August 31,

1999 due to sales of properties during the 1999 period. See Recent Developments" for a discussion of an increase in non-performing assets at September 30, 1999.


     Total capital increased $4.8 million to $117.6 million at August 31, 1999 as compared to $112.8 million at December 31, 1998. This increase was due to net income of $6.3 million for the eight months ended August 31, 1999 partially offset by a $1.4 million decrease in accumulated other comprehensive income to $7.8 million at August 31, 1999 from $9.3 million at December 31, 1998 as a result of a decrease in the after-tax net unrealized gain on available for sale securities.

Comparison of Financial Condition at December 31, 1998 and 1997

     Total assets increased $75.2 million, or 7.3%, to $1.11 billion at December 31, 1998 as compared to $1.03 billion at December 31, 1997. This increase was a result of increases of $36.6 million in securities available for sale due to reinvestment of the proceeds from mortgage loan sales, $30.4 million in cash and cash equivalents and $8.5 million in net loans. The growth in assets was funded by growth in deposits and Federal Home Loan Bank advances. Loans increased primarily due to an improving state and local economy, expansion of loan products offered by Savings Bank of Manchester, increased marketing efforts and expansion of its market area in 1998 and lower market interest rates in 1998, which resulted in an increase in loan refinancing. The effect of loan originations was offset by the sale of approximately $94.3 million of fixed rate loans in 1998.

     Deposits totalled $855.1 million at December 31, 1998, representing an increase of $27.4 million, or 3.3%, compared to $827.7 million at December 31, 1997. The deposit growth reflects an increase of $14.1 million, or 6.8%, in savings accounts, an increase of $24.6 million, or 28.6%, in NOW accounts, and an increase of $6.2 million, or 19.1%, in money market accounts. These increases were partially offset by a decrease of $29.6 million, or 6.2%, in certificates of deposit. The increase in deposits was primarily attributable to the more aggressive marketing and pricing of deposit products. In addition, borrowings from the Federal Home Loan Bank increased $35.0 million, or 350%, to $45.0 million at December 31, 1998 from $10.0 million at December 31, 1997, and were used primarily to fund the origination of loans and the purchase of U.S. Government and agency obligation securities.

     Savings Bank of Manchester's commercial transactional repurchase accounts, which are included in short-term borrowed funds, totalled $78.7 million, or 7.9%, of liabilities as of December 31, 1998. This was an increase of $8.4 million, or 11.9%, from the balance of $70.3 million as of December 31, 1997.

     Nonperforming assets totalled $3.3 million at December 31, 1998 compared to $7.5 million at December 31, 1997, representing a decrease of $4.2 million, or 56.5%. The decrease was primarily due to a $2.9 million, or 62.6%, decrease in the amount of other real estate owned from $4.7 million as of December 31, 1997 to $1.8 million as of December 31, 1998 and a decrease of $1.3 million, or 46.2%, in the amount of nonperforming loans from $2.8 million as of December 31, 1997 to $1.5 million as of December 31, 1998. The decrease in other real estate owned and nonperforming loans during this period was primarily due to an improving state and local economy and, to a lesser extent, sales of properties during the 1999 period and the implementation of more focused loan collection efforts.

     Total capital increased $11.6 million, or 11.5%, to $112.8 million at December 31, 1998 compared to $101.2 million at December 31, 1997. This increase was due to net income of $9.3 million and an increase of $2.3 million in accumulated other comprehensive income related to unrealized gains on available for sale securities for the year ended December 31, 1998.

Comparison of Operating Results for the Eight Months Ended August 31, 1999 and 1998

     Net Income. Net income decreased $263,000, or 4.0%, to $6.3 million for the eight months ended August 31, 1999 from $6.5 million for the eight months ended August 31, 1998. The decrease was primarily attributable to a $2.8 million reduction in gains on sales of securities and a $641,000 reduction in gains on mortgage loan sales partially offset by a $3.0 million reduction in noninterest expense related to securities contributed to the Savings Bank of Manchester Foundation, Inc. The reduction in the gains on sales of securities was primarily due to a $2.3 million gain recognized in the eight months ended August 31, 1998, resulting from funding the 1998 contribution to the foundation with the transfer of investment securities owned by Savings Bank of Manchester. The gain represents the excess of the fair value of the transferred securities over the cost basis at the date of the transfer. Savings Bank of Manchester recognized an expense for the contribution in an amount equal to the fair value of the securities transferred of $3.0 million in the 1998 period. There was no similar contribution made in the eight months ended August 31, 1999. Gains on mortgage loan sales decreased for the eight months ended August 31, 1998 compared to the 1999 period because Savings Bank of Manchester limited the sales of fixed rate mortgages in early 1999. Savings Bank of Manchester anticipates that it will continue its strategy of limiting the sales of fixed-rate mortgage loans.


     Net Interest Income. Net interest income for the eight months ended August 31, 1999 increased by $567,000, or 2.1%, to $27.5 million for the eight months ended August 31, 1999 from $26.9 million for the eight months ended August 31, 1998. This increase was primarily due to reduced interest expense on deposit accounts due to a lower interest rate environment which was offset, in part, by higher interest expense on borrowings due to an increase in the average balance of Federal Home Loan Bank advances. Interest and dividend income for the eight months ended August 31, 1999 and 1998 was $51.4 million and $51.7 million, respectively. The yield on interest-earning assets was 7.13% and 7.63% for the eight months ended August 31, 1999 and 1998, respectively, due to a lower market interest rate environment. Interest income on loans decreased by $437,000, or 1.0%, to $43.3 million for the eight months ended August 31, 1999 from $43.8 million for the same period in 1998. The decrease was attributable to a decrease in the average yield on loans from 8.17% during the first eight months of 1998 to 7.56% during the same period in 1999 due to a lower interest rate environment. The effect of the rate decrease was partially offset by an increase of $54.9 million in the average balance of loans for the 1999 period compared to the 1998 period. Interest and dividend income on investment securities increased $194,000, or 2.4%, to $8.1 million for the eight months ended August 31, 1999 from $7.9 million for the eight months ended August 31, 1998. This increase was primarily attributable to a $9.0 million increase in the average balance of investment securities to $207.1 million for the eight months ended August 31, 1999, which was partially offset by a 31 basis point decrease in the average yield earned on such investments due to a lower interest rate environment.

     Interest expense decreased $810,000, or 3.3%, from $24.8 million for the eight-month period ended August 31, 1998 to $24.0 million for the eight-month period ended August 31, 1999. The cost of interest-bearing liabilities decreased by 33 basis points from 4.06% for the eight months ended August 31, 1998 to 3.73% for the same period in 1999 primarily due to a lower interest rate environment. Interest on deposits decreased $1.4 million, or 6.0%, despite a $63.1 million, or 7.7%, increase in deposits, primarily due to a 46 basis point decrease in the average rate paid on deposits resulting from a lower interest rate environment. The decrease in interest expense on deposits was offset by an increase of $592,000 in interest on Federal Home Loan Bank advances for the eight months ended August 31, 1999 compared to the same period in the prior year due to an increase in the average balance of Federal Home Loan Bank advances which were used primarily for the origination of residential mortgage loans.

     Provision for Loan Losses. The provision for loan losses decreased by $400,000, or 50%, to $400,000 for the eight months ended August 31, 1999 from $800,000 for the eight months ended August 31, 1998. The decrease in the provision for loan losses reflects management's assessment of the losses inherent in the loan portfolio. During the 1999 period, Savings Bank of Manchester added to its nonperforming loans a $4.3 million commercial real estate loan which management believes is fully secured. Excluding this nonperforming loan, there was a 2% decrease in the remaining nonperforming loans for the eight months ended August 31, 1999. Nonperforming loans totalled $6.0 million and $2.6 million at August 31, 1999 and 1998, respectively, and represented 0.65% and 0.32% of total loans at August 31, 1999 and 1998, respectively. At August 31, 1999 and 1998, the allowance for loan losses was $10.8 million and $10.7 million, respectively, which represented 181.00% of nonperforming loans and 1.19% of total loans at August 31, 1999 as compared to 416.86% of nonperforming loans and 1.33% of total loans at August 31, 1998.

     Savings Bank of Manchester's management assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the quality of the loan portfolio. While management believes that, based on information currently available, Savings Bank of Manchester's allowance for loan losses is sufficient to cover probable losses inherent in its loan portfolio at this time, no assurances can be given that Savings Bank of Manchester's level of allowance for loan losses will be sufficient to cover loan losses incurred by Savings Bank of Manchester or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may increase its level of allowance for loan losses as a percentage of total loans and nonperforming loans if the level of commercial, multi-family, construction or consumer lending as a percentage of total loan portfolio increases. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Savings Bank of Manchester's allowance for loan losses. Such agencies may require Savings Bank of Manchester to provide additions to the allowance based on judgments different from those of management.

     Noninterest Income. Noninterest income decreased $3.3 million, or 38.1%, to $5.4 million for the eight months ended August 31, 1999 from $8.8 million in the same period in the prior year primarily due to a decrease in gains on sales of securities of $2.8 million, or 91.9%, from $3.0 million for the eight months ended August 31, 1998 to $246,000 for the eight months ended August 31, 1999. The decrease was due to the 1998 contribution of appreciated securities to the Savings Bank of Manchester Foundation, Inc. whereby Savings Bank of Manchester recognized a $2.3 million gain which was not subject to income taxes. However, due to the planned establishment of SBM Foundation as part of the conversion, Savings Bank of Manchester does not intend to make further contributions of securities to Savings Bank of Manchester Foundation, Inc. and, therefore, it is not expected that future gains on the contribution of appreciated securities will be recognized. There was no similar contribution of securities during the eight months ended August 31, 1999. Gains on mortgage loan sales decreased $641,000, or 59.4%, to $438,000 for the eight months ended August 31, 1999 from $1.1 million for the eight months ended August 31, 1998 since Savings Bank of Manchester limited sales of fixed rate mortgages in early 1999.

     Noninterest Expense. Noninterest expense for the eight months ended August 31, 1999 was $23.3 million, a decrease of 2.1 million, or 8.3%, compared to $25.4 million for the eight months ended August 31, 1998. The decrease is primarily attributable to the $3.0 million expense associated with the contribution of securities to the Savings Bank of Manchester Foundation, Inc. during the eight months ended August 31, 1998 and no similar contribution during the eight months ended August 31, 1999. This decrease was offset in part by increased salaries of $489,000, or 5.5%, to $9.4 million for the eight months ended August 31, 1999 from $8.9 million for the same period in 1998.

     Provision for Income Taxes. The provision for income taxes was $2.9 million for each of the eight months ended August 31, 1999 and 1998. The effective tax rate was 32% and 31% for eight months ended August 31, 1999 and 1998, respectively. The 1999 effective tax rate reflects the benefit associated with the establishment of a passive investment company which is expected to eliminate state income taxes effective January 1, 1999. The 1998 effective tax rate reflects the effect of the gain related to the appreciated securities contributed to the Savings Bank of Manchester Foundation, Inc. not being subject to income taxes.

Comparison of Operating Results for the Years Ended December 31, 1998 and 1997

     Net Income. Net income decreased by $884,000, or 8.7%, to $9.3 million for 1998 from $10.2 million for 1997. The decrease was primarily attributable to a $5.5 million increase in noninterest expense and a $1.4 million decrease in gains on sale of securities partially offset by a $1.6 million increase in net interest income, a $693,000 increase in noninterest income and $2.4 million decrease in the provision for income taxes.

     Net Interest Income. Net interest income increased by $1.6 million, or 4.2%, to $39.7 million for 1998 from $38.1 million for 1997. This increase was primarily a result of higher interest income from an increase in the level of average interest-earning assets and a decrease in the average rate paid on interest-bearing liabilities due to a lower interest rate environment. Interest and dividend income increased $2.9 million, or 4.0%, to $76.9 million for

1998 from $73.9 million for 1997. The average yield on interest-earning assets declined 15 basis points to 7.54% in 1998 from 7.69% in 1997 primarily due to a decline in market interest rates. Interest income on loans increased $1.2 million, or 1.9%, to $64.5 million for 1998, compared to $63.3 million for the prior year. This increase was due to a $42.5 million increase in the average balance of loans outstanding, offset by a 28 basis point decrease in the average yield on such loans primarily due to a decline in market interest rates. Interest and dividend income from investment securities increased $1.7 million, or 16.3%, from $10.6 million for 1997 to $12.3 million for 1998. The increase in interest and dividend income from investment securities was due to an increase in the average balance of investment securities of $32.1 million, or 18.6%, to $204.1 million for the year ended December 31, 1998, and a 23 basis point increase in the average yield.

     Interest expense increased $1.3 million, or 3.7%, to $37.2 million for 1998 from $35.9 million for 1997 primarily due to an increase in interest expense on Federal Home Loan Bank advances. The average balance of such advances was $14.1 million for 1997 and $36.5 million for 1998, an increase of $22.4 million, or 158.87%. These advances were used primarily to fund loan originations. The average rate paid on Federal Home Loan Bank advances decreased 59 basis points to 6.31% in 1998 from 6.90% in 1997 due to a lower market interest rate environment. Interest on deposits remained fairly constant at approximately $34.9 million for 1998 and 1997 due to a decrease in the average rate paid on deposits of 16 basis points during 1998 offset by an increase in the average balance of $31.2 million.

     Provision for Loan Losses. The provision for loan losses remained constant at $1.2 million for 1998 and 1997. The allowance for loan losses was 1.30% of total loans and 694.55% of nonperforming loans at December 31, 1998 compared to 1.23% and 350.79%, respectively, at December 31, 1997 due to the overall improvement of the loan portfolio.

     Noninterest Income. Noninterest income totalled $12.2 million and $11.5 million for 1998 and 1997, respectively. The $693,000 increase in noninterest income was attributable to an increase in gains on mortgage sales of $2.0 million, or 489%, to $2.4 million for 1998 from $410,000 for 1997. This increase was attributable primarily to sales of fixed rate residential mortgages to manage interest rate risk in 1998. This increase was partially offset by a decrease in gains on sale of securities of $1.4 million, or 34.6%, to $2.6 million for the year ended December 31, 1998 from $4.0 million for the year ended December 31, 1997. The $1.4 million decrease in gains on sales of securities was primarily due to management's decision to defer the realization of additional gains for tax purposes.

     Noninterest Expense. Noninterest expense increased by $5.5 million, or 17.5%, to $37.1 million for 1998 from $31.6 million for 1997. The increase in noninterest expense was primarily attributable to an increase in salaries and employee benefits of $1.5 million, or 12.0%, to $14.1 million for 1998, from $12.6 million for 1997 resulting from a combination of additional commercial lending staff, the development of the Merchant Services Center program, conversion to a new computer system in late 1997, and the Year 2000 project. In addition, 1998 noninterest expense includes a $3.0 million expense associated with the contribution of appreciated securities to Savings Bank of Manchester Foundation, Inc. There was no such contribution in 1997. These increases were partially offset by a $518,000 decrease in foreclosed real estate expense in 1998 due primarily to reduced holding periods for foreclosed properties in 1998 compared to 1997.

     Provision for Income Taxes. The provision for income taxes decreased $2.4 million to $4.2 million for 1998, compared to $6.6 million for 1997. The effective tax rates were 31.1% and 39.2% for 1998 and 1997, respectively. The lower effective tax rate for 1998 was primarily the result of the gain on the securities contributed to the Savings Bank of Manchester Foundation, Inc. not being subject to income taxes.

Comparison of Operating Results for the Years Ended December 31, 1997 and 1996

     Net Income. Net income increased $771,000, or 8.2%, to $10.2 million for 1997 from $9.4 million for 1996. The increase was primarily attributable to a $2.8 million increase in net interest income and a $2.5 million increase in noninterest income, partially offset by a $3.8 million increase in noninterest expense. Net income for

1996 includes a one-time gain of $1.5 million from the assignment of an agreement related to Savings Bank of Manchester's merchant credit card operations. Excluding this one-time gain, net income for 1996 would have been $8.6 million, on an after-tax basis. For further information concerning this one-time gain, see Note 10 of the Notes to Consolidated Financial Statements included in this prospectus.

     Net Interest Income. Net interest income increased by $2.8 million, or 8.0%, from $35.3 million for 1996 to $38.1 million for 1997. The increase was primarily due to increased interest income from an increase in the average balance of interest-earning assets combined with a decrease in interest expense on Federal Home Loan Bank advances. Interest and dividend income increased $3.9 million, or 5.7%, to $73.9 million for 1997 from $70.0 million for 1996. The increase in interest and dividend income was primarily attributable to a $3.8 million, or 6.4%, increase in interest income on loans to $63.3 million for the year ended December 31, 1997 from $59.5 million in the prior year. The average balance of loans increased $51.9 million, or 7.2%, from $723.0 million during 1996 to $774.9 million during 1997 due to the improving economy and growth in all segments of Savings Bank of Manchester's loan portfolio. The increase in interest income due to the increase in loan volume was augmented slightly by a three basis point increase in the average yield earned on loans while the average cost of funds declined slightly due to a lower interest rate environment. Interest and dividends on investment securities increased $124,000, or 1.2%, to $10.6 million in 1997 from $10.5 million in 1996 due to an increase in the average balance of investment securities of $5.3 million, or 3.2%, from $166.8 million for 1996 to $172.1 million for 1997 and offset by a 18 basis point increase in the average yield earned on investment securities. These increases were offset in part by a decrease in interest income on federal funds sold of $210,000 from $620,000 for 1996 to $410,000 for 1997 primarily due to a decrease in the average balance of federal funds sold.

     Interest and dividend expense increased $1.2 million, or 3.3%, to $35.9 million for 1997 from $34.7 million for 1996. The increase in interest expense was primarily attributable to a $1.4 million, or 4.1%, increase in interest expense on deposits due to an increase in the average balance of interest-earning deposits. Interest expense on borrowings decreased $246,000 from $1.2 million in 1996 to $976,000 in 1997. The average balance of Federal Home Loan Bank advances decreased from $15.2 million for 1996 to $12.5 million for 1997 and the average rate paid on such advances increased 21 basis points from 7.05% in 1996 to 7.26% in 1997. The additional Federal Home Loan Bank advances were used primarily to fund loan growth.

     Provision for Loan Losses. The provision for loan losses remained constant at $1.2 million for 1996 and 1997. Nonperforming loans decreased as a percentage of total loans to 0.35% at December 31, 1997 from 0.98% at December 31, 1996, because total loans increased to $808.2 million at December 31, 1997 from $741.6 million at December 31, 1996. As a result, the allowance for loan losses represented 1.23% of total loans at December 31, 1997 and 1996, and represented 350.79% and 125.46% of nonperforming loans at December 31, 1997 and 1996, respectively.

     Noninterest Income. Noninterest income totalled $11.5 million and $9.0 million for 1997 and 1996, respectively. The $2.5 million increase in noninterest income was attributable to a $3.2 million increase in gains on sales of securities. Additionally, Savings Bank of Manchester realized a one-time gain of $1.5 million from the assignment of an agreement related to its merchant credit card operations. The increase in gains on sales of securities was primarily due to management decisions to realize gains in the common stock portfolio during 1997.

     Noninterest Expense. Noninterest expense increased $3.8 million, or 13.6%, to $31.6 million for the year ended December 31, 1997 from $27.8 million for the year ended December 31, 1996. The increase in noninterest expense was primarily attributable to an increase of $1.7 million in salaries and employee benefits, a $449,000 increase in occupancy costs, and a $704,000 increase in other operating expenses. The increase in expenses during 1997 is attributable to payroll and other costs associated with the conversion to a new computer system in December 1997 and to branch premium amortization in 1997 related to branch acquisitions during the latter part of 1996 which had their full expense impact in 1997.

     Provision for Income Taxes. The provision for income taxes was $6.6 million for 1997 compared to $5.9 million for 1996. The effective tax rate increased to 39.2% in 1997 from 38.3% in 1996 primarily as a result of the benefit for tax credits from the settlement of a class action suit with the State of Connecticut concerning investment income on federal securities which was recorded in 1996.

Average Balances, Interest and Average Yields/Cost

     The following table presents certain information for the periods indicated regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from average monthly balances. The yields and rates include fees which are considered adjustments to yields.


                                                                              For the Eight Months Ended August 31,
                                                              --------------------------------------------------------------------
                                  At August 31, 1999                          1999                              1998
                             -----------------------------    --------------------------------------------------------------------
                                              Average                                  Average                             Average
                                               Yield/          Average                 Yield/      Average                 Yield/
                               Balance          Rate           Balance    Interest      Rate       Balance    Interest      Rate
                             -----------     ---------        ---------   ---------    -------    ---------   --------    --------
                                                                        (Dollars in thousands)
Interest-earning assets:
    Loans (1):
       Real estate..........    $  706,067      7.42%       $  662,459    $  32,754       7.42%    $  622,961   $  33,078     7.96%
       Consumer.............        73,054      7.87            71,163        3,641       7.67         71,109       3,873     8.17
       Commercial...........       131,362      8.31           121,004        6,904       8.56        109,886       6,785     9.26
                                ----------     -------       ----------   ---------      ------    ----------   ---------     ------
         Total loans........       910,483      7.36           854,626       43,299       7.60        803,956      43,736     8.16
                                ----------     -------       ----------   ---------      -------    ----------  ---------     ------
 Mortgage-backed
    securities (2).........         34,620      6.97            34,846        1,531       6.59         35,213       1,616     6.88
    Investment securities (3):
     U.S. Government and agency
       obligations........          67,753      5.97            67,176        2,585       5.78         61,363       2,353     5.76
       Corporate securities.        39,298      5.92            40,540        1,713       6.35         32,677       1,451     6.67
       Marketable equity
       securities..........         42,968      2.45            42,864          688       2.41         42,724         876     3.08
       Other equity
       securities..........            432        --               412           --         --            260          --       --
       Asset-backed
       securities..........         19,258      5.92            21,194          883       6.26         25,881       1,128     6.54
    Other interest-bearing
    assets:
       Federal Home Loan
       Bank stock..........          5,909        --             5,909          285       7.23          5,796         275     7.12
       Federal funds sold...        16,000      5.13            11,666          453       4.54          5,000         245     5.19
                                ----------     -------       ----------   ---------      ------    ----------   ---------     ------
        Total interest-earning
          assets.............    1,136,721      6.83%        1,079,233    $  51,437       7.13%     1,012,870   $  51,680     7.63%
                                                                          =========                             =========
    Noninterest-earning
    assets.................         44,948                      62,562                                 56,607
                                ----------                  ----------                             ----------

         Total assets.......    $1,181,669                  $1,141,795                             $1,069,477
                                ==========                  ==========                             ==========
Interest-bearing liabilities:
   Deposits:
       NOW accounts.........    $  106,482      1.38%       $  109,116    $   1,000       1.37%    $   91,867   $     844     1.38%
       Savings and money
       market accounts......       285,389      2.43           272,215        4,394       2.42        242,648       3,876     2.40
       Certificates of
       deposits............        449,557      5.04           443,274       14,852       5.03        469,347      17,134     5.48
       Escrow deposits......         3,159      2.50             5,084          100       2.95          4,828         118     3.67
                                ----------     ------       ----------    ---------       -----    ----------   ---------     -----
       Total interest-bearing
         deposits...........       844,587      3.69           829,689       20,346       3.68        808,690      21,972     4.08
    Short-term borrowed
    funds..................         97,847      2.91            86,161        1,666       2.90         73,443       1,442     2.95
    Advances from Federal
    Home Loan Bank............      66,899      6.23            48,422        1,964       6.08         32,772       1,372     6.28
                                ----------     -------       ----------   ---------      ------    ----------   ---------     ------
       Total interest-bearing
        liabilities........      1,009,333      3.78%          964,272    $  23,976       3.73%       914,905   $  24,786     4.06%
                                                                          =========                             =========
   Noninterest-bearing
    liabilities............         54,702                      62,390                                 49,638
                                ----------                  ----------                             ----------
        Total liabilities..      1,064,035                   1,026,662                                964,543
    Capital.................       117,634                     115,133                                104,934
                                ----------                  ----------                             ----------
        Total liabilities
        and capital........     $1,181,669                  $1,141,795                             $1,069,477
                                ==========                  ==========                             ==========
   Net interest-earning
    assets.................     $  127,388                  $  120,204                             $  101,745
                                ==========                  ============                           ==========
   Net interest income.....                                               $  27,461                             $  26,894
                                                                          =========                             =========
   Interest rate spread (4)                                                               3.40%                               3.57%
    Net interest margin (5).                                                              3.81%                               3.97%

   Ratio of
    interest-earning
    assets to
      interest-bearing
       liabilities.........                                                             112.46%                             111.12%

----------------------------
(1) Balances are net of undisbursed proceeds of construction loans in process and include nonperforming loans.
(2) Includes mortgage-backed securities available for sale and held to maturity.
(3) Includes investment securities available for sale at market value and held to maturity at amortized cost.
(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                For the Year Ended December 31,
                           ---------------------------------------------------------------------------------------------------------
                                           1998                              1997                             1996
                           ---------------------------------    ------------------------------   -----------------------------------
                                                     Average                           Average                           Average
                             Average                 Yield/      Average               Yield/     Average                Yield/
                             Balance     Interest    Rate        Balance   Interest    Rate       Balance    Interest    Rate
                           ----------    --------    -------    --------   --------    -------   --------    --------   ----------
                                                                     (Dollars in thousands)
Interest-earning assets:
 Loans (1):
  Real estate..........    $  621,751   $48,338      7.77%     $  597,902  $ 47,713     7.98%    $569,230    $45,317      7.96%
  Consumer.............        71,132     5,780      8.13          68,768     5,842     8.50       65,257      5,431      8.32
  Commercial...........       110,158    10,393      9.43         104,705     9,759     9.32       92,889      8,732      9.40
                           ----------   -------      ----      ----------  --------     -----    --------    -------      -----
   Total loans........        803,041    64,511      8.03         771,375    63,314     8.21      727,376     59,480      8.18
                           ----------   -------      ----      ----------  --------     -----    --------    -------      -----
 Mortgage-backed
    securities (2).........    35,762     2,392      6.69          31,087     2,186     7.03       32,496      2,338      7.19
 Investment securities (3):
  U.S. Government and
   agency obligations.......   65,637     3,813      5.81          50,149     2,892     5.77       42,280      2,285      5.40
   Corporate securities.       34,960     2,266      6.48          27,557     1,721     6.25       38,379      2,384      6.21
   Marketable equity
    securities..........       42,066     1,373      3.26          37,265     1,375     3.69       32,798      1,117      3.41
   Other equity
    securities..........          302        --        --             192        --       --          194         --        --
    Asset-backed
    securities..........       25,419     1,650      6.49          25,824     1,683     6.52       20,668      1,407      6.81
 Other interest-bearing
   assets:
  Federal Home Loan
   Bank stock..........         5,831       369      6.33           5,512       350     6.35        5,290        340      6.43
 Federal funds sold...          6,846       484      5.03           5,115       410     5.13        9,985        622      4.94
                           ----------   -------      -----       --------    ------     -----     -------        ----     -----
  Total interest-earning
   assets.............      1,019,864   $76,858      7.54%        954,076  $ 73,931     7.75%     909,466    $69,973      7.69%
                                        =======                            ========                          =======
  Noninterest-earning
    assets............         59,199                              50,195                          35,965
                           ----------                            --------                         -------
    Total assets.......    $1,079,063                          $1,004,271                        $945,431
                           ==========                          ==========                        ========
Interest-bearing
 liabilities:
 Deposits:
   NOW accounts.........   $   94,394   $ 1,299      1.38%     $   80,445  $  1,101     1.37%    $ 71,657    $ 1,030      1.44%
   Savings and money
    market accounts.....      248,915     5,982      2.40         238,132     5,644     2.37      236,433      5,495      2.32
   Certificates of
    deposit.............      463,226    25,138      5.43         471,865    26,219     5.56      448,918     25,071      5.58
    Escrow deposits......       5,092       176      3.46           5,290       171     3.23        5,101        173      3.39
                           ----------   -------      ----      ----------  --------     -----    --------    -------      -----
     Total
      interest-bearing
       deposits...........    811,627    32,595      4.02         795,732    33,135     4.16      762,109     31,769      4.1 7
 Short-term borrowed
  funds..................      76,523     2,298      3.00          61,677     1,745     2.83       59,833      1,723      2.88
 Advances from Federal
  Home Loan Bank..........     36,534     2,307      6.31          14,144       976     6.90       15,319      1,222      7.98
                           ----------   -------      ----      ----------  --------     -----    --------    -------      -----
  Total
   interest-bearing
   liabilities........        924,684   $37,200      4.02%        871,553  $ 35,856     4.11%     837,261    $34,714      4.15%
                                        =======                            ========                          =======
   Noninterest-bearing
    liabilities.........       47,865                              37,398                          26,001
                           ----------                          ----------                        --------
     Total liabilities..      972,549                             908,951                         863,262
   Capital..............      106,514                              95,320                          82,169
                           ----------                          ----------                        --------
     Total liabilities
      and capital........  $1,079,063                          $1,004,271                        $945,431
                           ==========                          ==========                        ========
   Net interest-earning
    assets..............   $   94,018                          $   89,310                        $ 79,334
                           ==========                          ==========                        ========
   Net interest income.....             $39,658                            $ 38,075                          $35,259
                                        =======                            ========                          =======
   Interest rate spread (4)                          3.52%                              3.58%                             3.48%
   Net interest margin (5).                          3.89%                              3.96%                             3.85%
   Ratio of interest-earning
    assets to interest-bearing
       liabilities.........                        110.17%                            110.25%                           109.48%

---------------------------------
(1) Balances are net of undisbursed proceeds of construction loans in process, and include nonperforming loans.
(2) Includes mortgage-backed securities available for sale at market value and held to maturity at amortized cost.
(3) Includes investment securities available for sale and held to maturity.
(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis

     The following table presents the effects of changing rates and volumes on the interest income and interest expense of Savings Bank of Manchester. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.


                                Eight Months Ended                          Year Ended                            Year Ended
                                 August 31, 1999                         December 31, 1998                     December 31, 1997
                                   Compared to                              Compared to                           Compared to
                                Eight Months Ended                          Year Ended                            Year Ended
                                 August 31, 1998                         December 31, 1997                     December 31, 1996
                           ------------------------------          ------------------------------        ---------------------------
                             Increase (Decrease)                      Increase (Decrease)                  Increase (Decrease)
                                 Due to                                   Due to                               Due to
                           ---------------------                   ----------------------                --------------------
                             Rate          Volume       Net          Rate         Volume       Net        Rate    Volume     Net
                           ------          ------       ---        ------         ------       ---       -----    ------     ---
                                                                     (In thousands)

Interest-earning assets:
 Loans:
  Real estate..........    $(3,448)      $3,124      $  (324)     $(1,254)      $1,879    $   625        $ 111     $2,285   $2,396
  Consumer.............       (295)          63         (232)        (258)         196        (62)         116        295      411
  Commercial...........       (843)         962          119          123          511        634          (79)     1,106    1,027
                           -------       ------      -------      -------       ------    -------        -----     ------   ------
   Total loans.......       (4,586)       4,149         (437)      (1,389)       2,586      1,197          148      3,686    3,834

 Mortgage-backed
  securities...........        (82)          (3)         (85)        (115)         322        207          (53)      (100)    (153)
 Investment securities...     (406)         685          279         (143)       1,666      1,523          (97)       374      277
                           -------       ------      -------      -------       ------    -------        -----     ------   ------
 Total interest-earning
  assets............        (5,074)       4,831         (243)      (1,647)       4,574      2,927           (2)     3,960    3,958
                           -------       ------      -------      -------       ------    -------        -----     ------   ------

Interest-bearing
 liabilities:
  Deposits:
   Demand accounts......       (43)         199          156            7          191        198          (52)       123       71
   Savings accounts.....       (46)         546          500          219          124        343           99         48      147
   Certificates of
    deposit.............    (1,484)        (798)      (2,282)        (607)        (474)    (1,081)        (130)     1,278    1,148
   Other................       (92)         316          224          120          433        553          (31)        53       22
                           -------       ------      -------      -------       ------    -------        -----     ------   ------
    Total deposits...       (1,665)         263       (1,402)        (261)         274         13         (114)     1,502    1,388
 Advances from Federal
  Home Loan Bank........      (228)         820          592         (148)       1,479      1,331         (159)       (87)    (246)
                           -------       ------      -------      -------       ------    -------        -----     ------   ------
   Total interest-bearing
      liabilities.....      (1,893)       1,083         (810)        (409)       1,753      1,344         (273)     1,415    1,142
                           -------       ------      -------      -------       ------    -------        -----     ------   ------
  Increase (decrease) in
    net interest income.   $(3,181)      $3,748      $   567      $(1,238)      $2,821    $ 1,583       $  271     $2,545   $2,816
                           =======       ======      =======      =======       ======    =======       ======     ======   ======

Management of Interest Rate Risk and Market Risk Analysis

     Qualitative Aspects of Market Risk. Savings Bank of Manchester's most significant form of market risk is interest rate risk. The principal objectives of Savings Bank of Manchester's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given its business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with its established policies. Savings Bank of Manchester has an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets quarterly and reports trends and interest rate risk position to the Executive Committee of the Board of Directors and the Board of Directors on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of Savings Bank of Manchester.

     In recent years, Savings Bank of Manchester has managed interest rate risk by:

     (1) emphasizing the origination of adjustable-rate loans and generally selling longer term fixed-rate loans as market interest rate conditions dictate;

     (2) originating variable rate commercial real estate loans and prime rate commercial business loans;

     (3) emphasizing shorter-term consumer loans including home equity lines of credit indexed to the prime rate, as reported in The Wall Street Journal;

     (4) maintaining a high quality securities portfolio that provides adequate liquidity and flexibility to take advantage of opportunities that may arise from fluctuations in market interest rates, the overall maturity and duration of which is monitored in relation to the repricing of its loan portfolio;

     (5) promoting lower cost liability accounts such as demand deposits and business repurchase accounts;

     (6) using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities; and

     (7) selectively utilizing off-balance sheet hedging transactions, such as interest rate swaps and caps.

     Savings Bank of Manchester's market risk also includes equity price risk. Savings Bank of Manchester's marketable equity securities portfolio had gross unrealized gains of $14.2 million and gross unrealized losses of $1.5 million at August 31, 1999 which are included, net of taxes, in accumulated other comprehensive income, a separate component of Savings Bank of Manchester's capital. If equity security prices decline due to unfavorable market conditions or other factors, Savings Bank of Manchester's capital would decrease.

     Savings Bank of Manchester's investment policy authorizes it to be a party to financial instruments with off-balance sheet risk in the normal course of business to reduce its exposure to fluctuations in interest rates. These financial instruments include interest rate cap agreements. Interest rate cap agreements generally involve the payment of a premium in return for cash receipts if interest rates rise above or fall below a specified interest rate level. Payments are based on a notional principal amount. Caps generally are not readily available for time periods longer than five years. Savings Bank of Manchester's objective in using interest rate caps is to reduce risk associated with adverse rate volatility while enabling Savings Bank of Manchester to benefit from favorable interest rate movements. All counter-parties to cap arrangements must be pre-approved by Savings Bank of Manchester's Executive Committee and reported to its Investment Committee. At August 31, 1999, the notional principal amount of Savings Bank of Manchester's outstanding interest rate cap agreement was $25 million. Under the terms of the cap agreement, Savings Bank of Manchester paid a premium totalling $122,500 which is included in other assets and being amortized over three years which is the term of the agreement. Amortization for the eight months ended August 31, 1999 totalled $23,800 and is recorded as an interest expense on advances. The agreement provides that, if the London Interbank Offered Rate exceeds 7%, Savings Bank of Manchester receives cash payments on a quarterly basis. There were no cash payments due at August 31, 1999. Savings Bank of Manchester was not a party to any interest rate cap arrangements during the years ended December 31, 1998, 1997 and 1996.

     Quantitative Aspects of Market Risk. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At August 31, 1999, Savings Bank of Manchester's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was 0.89%. A gap is considered positive when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, Savings Bank of Manchester, having a positive gap position, would be in a better position to invest in higher yielding assets which, consequently, may result in the yield on its assets increasing at a pace that more closely matches the increase in the cost of interest-bearing liabilities than if it had a negative gap. During a period of falling interest rates, an institution with a positive gap would tend to have its assets repricing at a faster rate than one with a negative gap, which consequently, may tend to restrain the growth of its net income or result in a decrease in interest income.

     The following table sets forth the amount of interest-earning assets and interest-bearing liabilities outstanding at August 31, 1999, which are anticipated by Savings Bank of Manchester, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at August 31, 1999, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a series of time intervals. For loans on residential mortgages, adjustable-rate loans, and fixed-rate loans, prepayment rates were assumed to range from 1% to 50% annually. Mortgage-related securities were assumed to prepay at rates between 4% and 14% annually. Investment securities, which include callable federal agency obligations, are presented based on stated maturities. NOW accounts were assumed to decay at 15%, 15%, 15%, 15%, 15% and 25%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years and over five years. Noninterest-bearing demand deposit accounts and savings accounts were assumed to decay at 10%, 10%, 10%, 10%, 10% and 50%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years, and over five years. Money market accounts were assumed to decay at 40%, 30%, 20%, 10%, 0% and 0%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years, and over five years. Prepayment of deposit rates can have a significant impact on Savings Bank of Manchester's estimated gap. While Savings Bank of Manchester believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual future loan repayment and deposit withdrawal activity. See "Business of Savings Bank of Manchester--Lending Activities," "--Investment Activities" and "--Deposit Activities and Other Sources of Funds."

                                                                    At August 31, 1999
                          ---------------------------------------------------------------------------------------------------------
                                        More than   More than     More than      More than
                                        One Year    Two Years     Three Years    Four Years
                            One Year      to           to            to             to         More Than       Total       Fair
                            or Less     Two Years   Three Years   Four Years     Five Years    Five Years      Amount      Value
                          ----------   ----------  ------------   ----------     ----------    ----------      ------      ------
                                                                  (Dollars in thousands)
Interest-earning assets:
 Securities (1):
  Investment
   securities (2)......    $ 52,439    $ 40,585      $ 17,223       $ 12,996      $  9,579     $   9,487     $  142,309   $  142,297
  Mortgage-related
   securities..........       7,954       4,869         3,621          3,091         2,643        12,442         34,620       33,887
  Equity securities (3)       1,264       1,944         1,831          1,400           421        42,449         49,309       49,309
                           --------    --------      --------       --------      --------     ---------     ----------   ----------
    Total securities..       61,657      47,398        22,675         17,487        12,643        64,378        226,238      225,493
                           --------    --------      --------       --------      --------     ---------     ----------   ----------
  Loans................     435,672      97,782        78,107         67,359        69,951       161,612        910,483      912,103
                           --------    --------      --------       --------      --------     ---------     ----------   ----------
   Total
    interest-earning
     assets..............  $497,329    $145,180      $100,782       $ 84,846      $ 82,594    $  225,990     $1,136,721   $1,137,596
                           ========    ========      ========       ========      ========    ==========     ==========   ==========
Interest-bearing
 liabilities:
Money market accounts...   $ 23,382    $ 17,537    $ 11,690         $  5,846      $     --    $       --     $   58,455   $   58,455
Savings accounts........     22,693      22,693      22,693           22,693        22,693       113,469        226,934      226,934
Escrow accounts.........      3,159          --          --               --            --            --          3,159        3,153
NOW accounts............     15,972      15,972      15,973           15,972        15,972        26,621        106,482      106,482
Certificates of deposit.    345,528      39,926      21,850           23,050        19,203            --        449,557      449,375
Advances from Federal
 Home Loan Bank.......       36,899          --          --               --            --        30,000         66,899       65,786
Short-term borrowed
 funds..................     39,140      29,354      19,569            9,784            --            --         97,847       97,847
                           --------    --------      --------       --------      --------     ---------     ----------   ----------
 Total interest-bearing
  liabilities.......       $486,773    $125,482    $ 91,775         $ 77,345      $ 57,868    $  170,090     $1,009,333   $1,008,032
                           ========    ========      ========       ========      ========    ==========     ==========   =========
Interest-earning assets
 less interest-bearing
  liabilities.........     $ 10,556    $ 19,698    $  9,007         $  7,501      $ 24,726    $   55,900     $  127,388
 Cumulative interest-rate
  sensitivity gap......    $ 10,556    $ 30,254    $ 39,261         $ 46,762      $ 71,488    $  127,388
 Cumulative interest-rate
   gap as a percentage of
    total assets........       0.89%        2.56%       3.32%            3.96%         6.05%       10.78%
 Cumulative interest-rate
  gap as a percentage of
   total interest-earning
      assets...............    0.89%        2.66%       3.45%            4.11%         6.29%       11.21%
 Cumulative interest-earning
  assets as a percentage of
   cumulative interest-bearing
      liabilities..........  102.17%      104.94%     105.58%          105.98%       108.52%      112.62%
 Cumulative interest-earning
  assets...............    $497,329     $642,509    $743,291         $827,137      $910,731   $1,136,721
 Cumulative interest-bearing
   liabilities..........   $486,773     $612,255    $704,030         $781,375      $839,243   $1,009,333
------------------------------------------------------------------------------------------------------------------------------------

------------------------------
(1) Includes available for sale at market value and held to maturity at amortized cost.
(2) Includes Federal funds sold.
(3) Includes Federal Home Loan Bank stock.

Liquidity and Capital Resources

   Liquidity is the ability to meet current and future financial obligations of a short-term nature. Savings Bank of Manchester further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. Primary sources of funds consist of deposit inflows, loan repayments, maturities, paydowns, and sales of investment and mortgage-backed securities and borrowings from the Federal Home Loan Bank of Boston. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

   Savings Bank of Manchester's primary investing activities are (1) originating residential one-to four-family mortgage loans and, to a lesser extent, commercial business and real estate loans, multi-family loans, single-family construction loans, home equity loans and lines of credit and consumer loans and
(2) investing in mortgage-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations. These activities are funded primarily by principal and interest payments on loans, maturities of securities, deposit growth and Federal Home Loan Bank of Boston advances. During the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, Savings Bank of Manchester's loan originations totalled $268.6 million, $377.6 million, and $291.9 million, respectively. At August 31, 1999 and December 31, 1998 and 1997, Savings Bank of Manchester's investments in mortgage-backed securities, U.S. Government and agency obligations and corporate equity securities and debt obligations totalled $138.5 million, $151.2 million and $112.2 million, respectively. Savings Bank of Manchester experienced a net increase in total deposits of $32.2 million, $27.4 million and $34.9 million for the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, respectively, primarily as a result of retail and commercial programs designed to attract deposits. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by Savings Bank of Manchester and its local competitors and other factors. Savings Bank of Manchester closely monitors its liquidity position on a daily basis. If Savings Bank of Manchester should require funds beyond its ability to generate them internally, additional sources of funds are available through Federal Home Loan Bank advances and through repurchase agreement borrowing facilities.

   Outstanding commitments for all loans and unadvanced construction loans and lines of credit totalled $184.8 million at August 31, 1999. Management of Savings Bank of Manchester anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit that are scheduled to mature in one year or less from August 31, 1999 totalled $343.7 million. Savings Bank of Manchester relies primarily on competitive rates, customer service, and long-standing relationships with customers to retain deposits. Occasionally, Savings Bank of Manchester will also offer special competitive promotions to its customers to increase retention and promote deposit growth. Based upon Savings Bank of Manchester's historical experience with deposit retention, management believes that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of such deposits will remain with Savings Bank of Manchester.

   Savings Bank of Manchester must satisfy to various regulatory capital requirements administered by the federal banking agencies including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At August 31, 1999, Savings Bank of Manchester exceeded all of its regulatory capital requirements with a leverage capital level of $106.7 million, or 9.34% of average assets, which is above the required level of $45.7 million, or 4%, and risk-based capital of $116.8 million, or 14.37% of risk weighted assets, which is above the required level of $65.0 million, or 8%. Savings Bank of Manchester is considered "well capitalized" under regulatory guidelines.

   The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds are used for general corporate purposes, including the funding of lending activities. Savings Bank of Manchester's financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion. See "Risk Factors--Savings Bank of Manchester's lower than average return on equity may decrease the market price of the common stock."

Year 2000 Readiness

   The Year 2000 issue refers to the potential failure of computer systems and applications as a result of programs using only two digits to identify a year in the date field. If not corrected, many computer systems and applications could fail or create erroneous results by, at or after the Year 2000. Savings Bank of Manchester established a Year 2000 team to evaluate and assess Savings Bank of Manchester's exposure to Year 2000 issues and developed a plan consisting of five phases. These phases include awareness, risk assessment, renovation, validation or testing, and implementation.

   The awareness phase consisted of defining the Year 2000 problem, developing the necessary resources to perform compliance testing, establishing a Year 2000 program team, and developing an overall strategy that encompasses in-house systems, service bureaus, vendors, customers and suppliers. Savings Bank of Manchester substantially completed the awareness phase of the Year 2000 project in March 1998.

   The assessment phase required Savings Bank of Manchester to evaluate the size and complexity of the problem and detail the magnitude of the effort necessary to address Year 2000 issues. The objective of this phase was to identify all hardware, software, networks, automated teller machines, other various processing platforms and customer and vendor dependencies affected by the Year 2000 date change. The assessment phase went beyond information systems and included environmental systems that are dependent on embedded microchips, such as security systems, elevators, sprinkler systems, alarms and vaults. The assessment phase was substantially completed in September 1998, but is continually monitored by Savings Bank of Manchester.

   Savings Bank of Manchester maintains an internal computer system for its operating functions and a substantial majority of Savings Bank of Manchester's data processing is provided by a core banking software system that is supported by a third party vendor. Savings Bank of Manchester recognizes that its ability to be Year 2000 compliant is dependent upon the cooperation of its vendors and other third parties. Savings Bank of Manchester is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and have planned a program for testing for compliance. Savings Bank of Manchester utilizes these representations from its computer system and software vendors for the purpose of determining the vendors' Year 2000 readiness. Upon receiving such representations, Savings Bank of Manchester then determines the need for replacement of or remediations to each particular vendor's system. Rather than solely relying on representations from its vendors, Savings Bank of Manchester independently tests both critical and non-critical vendor applications. Savings Bank of Manchester has received representations from its primary third party data processing vendor confirming the Year 2000 compliance of that vendor's internally developed programs. Remaining internal and external programs have been converted to Year 2000 compliant versions. Savings Bank of Manchester began testing the core banking system renovated programs in November 1998. Savings Bank of Manchester has completed testing of its critical vendors' computer applications and believes that all identified Year 2000 issues have been addressed. Management believes that all remaining Year 2000 testing, including testing of non-critical systems, has been completed and any problems identified have been addressed.

   The renovation phase includes the remediation of any systems identified in the awareness phase as not Year 2000 compliant. For institutions relying on outside servicers or third-party software providers, ongoing discussions and monitoring of vendor progress is necessary. Savings Bank of Manchester completed activities related to the renovation phase in July 1999. Most of Savings Bank of Manchester's systems are vendor supplied or supported and are being remediated by the vendors. Savings Bank of Manchester's primary software vendor has provided Savings Bank of Manchester with a Year 2000 ready release that has been installed. This release has been tested and validated by Savings Bank of Manchester.

   Savings Bank of Manchester has substantially completed its validation or testing phase with the primary focus being on the core software that runs basic banking applications. Testing of mission critical systems was substantially completed as of January 1999. Further testing with mission critical vendors and other significant third party vendors was completed by July 1999. To date, Savings Bank of Manchester has not identified any Year 2000 problems with any of its systems that would have a material adverse impact upon its operations. Testing will continue as needed on newly acquired applications and vendor upgrades. In addition, Savings Bank of Manchester has designated an internal independent group to validate the test plan and test results. The validation was completed by July 1999 without any material exceptions.

   The implementation phase is the final Year 2000 activity. Only after passing the validation phase where the hardware and software have been tested and where the tests have been validated will the hardware and software be certified as implemented and placed in service for the year 2000. If any system fails the certification test, Savings Bank of Manchester will assess the impact and implement the contingency plan developed for that application. Savings Bank of Manchester's primary internal technological systems, including the core processing system, teller equipment, and local area network have already been placed in service. All critical systems have been implemented.

   Savings Bank of Manchester has also identified and contacted commercial borrowers that may be vulnerable to the Year 2000 date change and has also provided brochures to its customers to make them aware of the Year 2000 issue. Savings Bank of Manchester has determined that Year 2000 readiness issues have little or no impact on Savings Bank of Manchester's one- to four-family lending relationships. However, Savings Bank of Manchester views Year 2000 compliance as an integral part of the commercial loan credit analysis and underwriting process. Therefore, and as warranted by the type and nature of a particular loan request, Savings Bank of Manchester reviews and assesses the impact of Year 2000 on an applicant's business and any factors that may limit the applicant's ability to repay the debt. Additionally, an assessment is made on the potential effect that vendors, suppliers and customers, who fail to remediate Year 2000 risks, might have on the applicant's business. Based upon the results of the review and analysis, a determination is then made as to whether or not it is necessary to require the applicant to develop a formal program to address Year 2000 issues and to report the progress of such a program to Savings Bank of Manchester. In situations that warrant formal programs and monitoring, this requirement becomes a condition of the terms for granting the loan. Additionally, Savings Bank of Manchester has completed its efforts to contact and survey all of its existing commercial borrowers with lending relationships having aggregate exposure exceeding $250,000. The majority of credits represented by these relationships are comprised of multi-family and commercial real estate loans. All 127 borrowers in this category responded to a comprehensive questionnaire either in writing or by telephone. Based upon the responses and analysis of the type of business operations that each borrower conducts, Savings Bank of Manchester concluded that the effect of Year 2000 issues on these credits do not pose a material risk to Savings Bank of Manchester.

   Savings Bank of Manchester has budgeted approximately $3.8 million in connection with the costs associated with achieving Year 2000 compliance. As of August 31, 1999, Savings Bank of Manchester expended approximately $3.7 million on Year 2000 issues.

   The impact of Year 2000 on Savings Bank of Manchester will depend not only on corrective actions taken by Savings Bank of Manchester, but also on the way in which Year 2000 issues are addressed by parties that provide services or data to, or receive services or data from, Savings Bank of Manchester, or whose financial condition or operational capability is important to Savings Bank of Manchester. To reduce this exposure, Savings Bank of Manchester has an ongoing process of identifying and contacting mission critical third-party vendors and other significant third-party vendors to determine their Year 2000 plans and target dates. Notwithstanding Savings Bank of Manchester's efforts, there can be no assurance that mission critical third-party vendors or other significant third-party vendors will adequately address their Year 2000 issues.

   Savings Bank of Manchester has developed contingency plans for implementation in the event that mission critical third party vendors fail to adequately address Year 2000 issues. The contingency plans involve identifying alternate vendors or internal remediation. There can be no assurance that these plans will eliminate any failures or problems. Furthermore, there may be certain mission critical third parties, such as utilities and telecommunications companies, where alternate arrangements or sources are limited or unavailable.

Impact of Inflation and Changing Prices

   The consolidated financial statements and related data presented in this prospectus have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike many industrial companies, substantially all of the assets and liabilities of Savings Bank of Manchester are monetary in nature. As a result, interest rates have a more significant impact on Savings Bank of Manchester's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

Impact of New Accounting Standards

   Accounting for Derivative Instruments and Hedging Activities. Effective January 1, 1999, Connecticut Bankshares, M.H.C. adopted Statement of Financial Accounting Standards ("SFAS") No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, an amendment of SFAS No. 65." This statement requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities shall classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. The adoption had no effect on Connecticut Bankshares, M.H.C.'s financial condition or results of operations.

   In June 1998, the Financial Accounting Standards Board ("FASB")issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations and requires that an entity formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement was amended by SFAS No. 137, "Accounting for Derivatives and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." As a result, SFAS No. 133 will be effective in 2001 for Connecticut Bancshares. Management does not expect that the adoption of this statement will have a material impact on Connecticut Bancshares' financial position or results of operations.


                   BUSINESS OF CONNECTICUT BANKSHARES, M.H.C.

   Connecticut Bankshares, M.H.C. is a mutual holding company that was created when Savings Bank of Manchester reorganized into the mutual holding company form of organization in 1996. Connecticut Bankshares, M.H.C. is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended. Since the formation of Connecticut Bankshares, M.H.C., it has owned 100% of Savings Bank of Manchester's outstanding capital stock. After consummation of the conversion, Connecticut Bankshares, M.H.C. will cease to exist.

   In addition to the capital stock of Savings Bank of Manchester, Connecticut Bankshares, M.H.C.'s assets consist of $50,000 in cash as of August 31, 1999. Connecticut Bankshares, M.H.C. is subject to regulation and supervision by the Federal Reserve Bank and the State of Connecticut Department of Banking. At the present time, Connecticut Bankshares, M.H.C. does not employ any persons other than certain officers who are also officers of Savings Bank of Manchester but uses the support staff of Savings Bank of Manchester from time to time.

                       BUSINESS OF CONNECTICUT BANCSHARES

General

   Connecticut Bancshares was organized as a Delaware business corporation at the direction of Savings Bank of Manchester in October 1999 to become the holding company for Savings Bank of Manchester upon completion of the conversion. As a result of the conversion, Savings Bank of Manchester will be a wholly owned subsidiary of Connecticut Bancshares, which will own all of the issued and outstanding capital stock of Savings Bank of Manchester.

Business

   Before the completion of the conversion, Connecticut Bancshares will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, Connecticut Bancshares' business activity will be the ownership of the outstanding capital stock of Savings Bank of Manchester and management of the investment of offering proceeds retained from the conversion. In the future, Connecticut Bancshares may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

   Initially, Connecticut Bancshares will neither own nor lease any property but will instead use the premises, equipment and other property of Savings Bank of Manchester with the payment of appropriate rental fees, as required by applicable law and regulations.

   Since Connecticut Bancshares will hold the outstanding capital stock of Savings Bank of Manchester after the conversion, the competitive conditions applicable to Connecticut Bancshares will be the same as those confronting Savings Bank of Manchester. See "Business of Savings Bank of Manchester-- Competition."


                     BUSINESS OF SAVINGS BANK OF MANCHESTER

General

   Savings Bank of Manchester was founded in 1905 as a Connecticut-chartered mutual savings bank. In 1996, Savings Bank of Manchester converted to stock form as part of the Connecticut Bankshares, M.H.C. mutual holding company formation. Savings Bank of Manchester is regulated by the State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. Savings Bank of Manchester's deposits are insured to the maximum allowable amount by the Bank Insurance Fund of the Federal Deposit Insurance Corporation. Savings Bank of Manchester has been a member of the Federal Home Loan Bank System since 1977.

   Savings Bank of Manchester is a traditional savings association that accepts retail deposits from the general public in the areas surrounding its 23 full-service banking offices and uses those funds, together with funds generated from operations and borrowings, to originate residential mortgage loans, commercial loans and consumer loans, primarily home equity loans and lines of credit. Savings Bank of Manchester primarily holds the loans that it originates for investment. However, Savings Bank of Manchester also sells loans, primarily fixed-rate mortgage loans, in the secondary market, while generally retaining the servicing rights. See "--Lending Activities." Savings Bank of Manchester also invests in mortgage-backed securities, debt and equity securities and other permissible investments. Savings Bank of Manchester's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investment and mortgage-backed securities. Savings Bank of Manchester's primary sources of funds are deposits, principal and interest payments on loans and investments and mortgage-backed securities and advances from the Federal Home Loan Bank of Boston.

Market Area

   Savings Bank of Manchester is headquartered in Manchester, Connecticut in Hartford County. Savings Bank of Manchester's primary deposit gathering and lending areas are concentrated in the communities surrounding its 23 banking offices located in Hartford, Tolland and Windham counties.

   Hartford County is located in central Connecticut approximately two hours from both Boston and New York City and contains the City of Hartford. The region serves as the governmental and as a financial center of Connecticut. Hartford County has a diversified mix of industry groups, including insurance and financial services, manufacturing, service, government and retail. The major employers in the area include several prominent international and national insurance and manufacturing companies, such as Aetna, Inc., The Hartford Financial Services Group, Inc., Travelers Property Casualty Corp., United Technologies Corp., Stanley Works, as well as many regional banks and the State of Connecticut. According to published statistics, Hartford County's 1998 population was approximately 825,000 and consisted of approximately 315,000 households. The population decreased approximately 3.1% from 1990. Per capita income in 1998 for Hartford County was approximately $24,000, which was less than the Connecticut average of approximately $27,000 but significantly higher than the national average of $18,000. Likewise, 1998 median household income for Hartford County was $48,000 compared to approximately $52,400 for Connecticut and $38,100 for the U.S.

   Connecticut is in the midst of a broad-based recovery from the severe recession experienced in the New England region in the late 1980s and early 1990s. This is evidenced by the state's 3.4% unemployment rate and personal income growth of 3.90%. Connecticut and in particular, Hartford County continue to reflect personal wealth characteristics above national averages.
Furthermore, the gross domestic product growth figures for the state compare favorably with the national statistics and single-family home sales increased 14.2% from 1997 to 1998. However, Connecticut has a high number of finance, insurance, real estate and export related manufacturing jobs. As a result, the state's employment may be more affected by the national financial market and, to a lesser extent, international economies.

Competition

   Savings Bank of Manchester faces intense competition for the attraction of deposits and origination of loans in its primary market area. Savings Bank of Manchester's most direct competition for deposits has historically come from the several commercial and savings banks operating in its primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms, credit unions and insurance companies. While these entities continue to provide a source of competition for deposits, Savings Bank of Manchester increasingly faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. Savings Bank of Manchester also faces significant competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. While Savings Bank of Manchester faces competition for loans from the significant number of traditional financial institutions, primarily savings banks and commercial banks in its market area, its most significant competition comes from other financial service providers, such as the mortgage companies and mortgage brokers operating in its primary market area. Additionally, competition is likely to increase as a result of recent regulatory actions and legislative changes, most notably the recent enactment of the Financial Services Modernization Act of 1999. These changes have eased and likely will continue to ease restrictions on interstate banking and the entrance into the financial services market by non-depository and non-traditional financial services providers, including insurance companies, securities brokerage and underwriting firms and specialty financial services companies (such as internet-based providers). Competition for deposits, for the origination of loans and the provision of other financial services may limit
Savings Bank of Manchester's growth in the future.   See "Risk Factors--
Competition has hurt Savings Bank of Manchester's net interest income."

Lending Activities

   General. The types of loans that Savings Bank of Manchester may originate are limited by federal and state laws and regulations. Interest rates charged by Savings Bank of Manchester on loans are affected principally by Savings Bank of Manchester's current asset/liability strategy, the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors, in turn, are affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

   Loan Portfolio Analysis. The following table sets forth the composition of Savings Bank of Manchester's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.


                              At August 31,                                             At December 31,
                             ---------------------   -------------------------------------------------------------------------------
                                 1999                     1998                          1997                      1996
                             ---------------------   -------------------------------------------------------------------------------
                                      Percent of                    Percent of                Percent of               Percent of
                              Amount    Total           Amount        Total         Amount      Total         Amount     Total
                             -------  ----------     ---------      ----------      ------    ----------      ------   ----------
                                                                    (Dollars in thousands)
Real estate loans:
   One- to four-family.....  $519,960    57.11%       $464,623       56.85%         $489,105    60.53%       $457,168    61.66%
   Construction (1)........    43,989     4.83          35,860        4.39            23,524     2.90          16,900     2.27
   Commercial and multi-
      family...............   142,118    15.60         131,717       16.11           117,622    14.55         104,364    14.07
                             --------    -----        --------       -----          --------    ------       --------    -----
      Total real estate
       loans...............   706,067    77.54         632,200       77.35           630,251    77.98         578,432    78.00
                             --------    -----        --------       -----          --------    ------       --------    -----
Commercial loans...........   131,362    14.43         114,650       14.03           106,874    13.22          97,117    13.10
                             --------    -----        --------       -----          --------    ------       --------    -----
Consumer loans:
   Home equity loans and
    lines of
      credit...............    22,144     2.43          21,605         2.64           20,559     2.54          18,959     2.56
   Other...................    50,910     5.60          48,917         5.98           50,553     6.26          47,071     6.34
                             --------    -----        --------       -----          --------    ------       --------    -----
      Total consumer loans.    73,054     8.03          70,522         8.62           71,112     8.80          66,030     8.90
                             --------    -----        --------       -----          --------    ------       --------    -----
      Total loans..........   910,483   100.00%        817,372       100.00%         808,237   100.00%        741,579   100.00%
                                        =======                      =======                   =======                  =======
   Allowance for loan
    losses.................   (10,791)                 (10,585)                       (9,945)                  (9,131)
                             --------                 --------                     ---------                 --------
      Total loans, net.....  $899,692                 $806,787                      $798,292                 $732,448
                             ========                 ========                     =========                 ========


                                        At December 31,
                             ---------------------   -----------------------
                                    1995                   1994
                             ---------------------   -----------------------
                                        Percent of             Percent of
                             Amount       Total      Amount     Total
                             ------     ----------   ------   -------------
                                       (Dollars in thousands)
Real estate loans:
   One- to four-family.....  $431,208    61.23%    $408,124     59.11%
   Construction (1)........    15,804     2.25       15,184      2.20
   Commercial and multi-
      family...............   105,050    14.92      121,374     17.57
                              -------    -----      -------     -----
      Total real estate
       loans...............   552,062    78.39      544,682     78.87
                              -------    -----      -------     -----
Commercial loans...........    86,975    12.35       76,809     11.12
                              -------    -----      -------     -----
Consumer loans:
   Home equity loans and
    lines of credit.......     16,796     2.38       16,755      2.43
   Other...................    48,448     6.88       52,389      7.58
                              -------    -----      -------     -----
      Total consumer loans.    65,244     9.26       69,144     10.01
                              -------    -----      -------     -----
      Total loans..........   704,281   100.00%     690,635    100.00%
                                        =======                =======

   Allowance for loan
    losses.................    (8,484)               (7,691)
                              --------             --------
      Total loans, net.....  $695,797              $682,944
                             ========              ========

-----------------------------------
(1)   Includes residential and commercial real estate loans.

   One- to Four-Family Real Estate Loans. Savings Bank of Manchester's primary lending activity is to originate loans secured by one- to four-family residences located in its primary market area. At August 31, 1999, $520.0 million, or 57.1%, of Savings Bank of Manchester's total loans consisted of one- to four-family mortgage loans. Of the one- to four-family loans outstanding at that date, 53.0% were fixed-rate mortgage loans and 47.0% were adjustable-rate loans.

   Savings Bank of Manchester originates fixed-rate fully amortizing loans with maturities ranging between ten and 30 years. Management establishes the loan interest rates based on market conditions. Savings Bank of Manchester offers mortgage loans that conform to Fannie Mae and Freddie Mac guidelines, as well as jumbo loans, which presently are loans in amounts over $240,000. Fixed-rate conforming loans are generally originated for portfolio. However, such loans may be sold by Savings Bank of Manchester from time to time. The determination of whether to sell loans is determined periodically by management in response to changes in prevailing market interest rates. Loans that are sold are generally sold to Freddie Mac, with the servicing rights retained.

   Savings Bank of Manchester also currently offers adjustable-rate mortgage loans, with an interest rate based on the one year Constant Maturity Treasury Bill index, which adjust annually from the outset of the loan or which adjust annually after a three or five year initial fixed period and with terms of up to 30 years. Interest rate adjustments on such loans are limited to no more than 2% during any adjustment period and 6% over the life of the loan. Adjustable-rate loans may possess a conversion option, whereby the borrower, at his or her option, can convert the loan to a fixed interest rate after a predetermined period of time, generally within the first 60 months of the loan term. Included in Savings Bank of Manchester's adjustable-rate mortgage loan portfolio is a type of adjustable-rate loan which is originated at an interest rate below the fully-indexed rate. During 1998, Savings Bank of Manchester originated $21.5 million of these discounted adjustable-rate mortgage loans, or 2.4% of the total loan portfolio and had an average yield of 5.44%. The time period in which such loans will reprice to their fully indexed rate may be longer than Savings Bank of Manchester's other fully-indexed adjustable-rate loans. However, Savings Bank of Manchester's experience is that these discounted adjustable-rate loans tend to be more stable and less susceptible to prepayment activity in a falling interest rate environment and less subject to default in a rising interest environment.

   Adjustable-rate mortgage loans help reduce Savings Bank of Manchester's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by borrowers. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required to be paid by borrowers. In addition, although adjustable-rate mortgage loans allow Savings Bank of Manchester to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations Savings Bank of Manchester has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in Savings Bank of Manchester's cost of funds during periods of rising interest rates. Savings Bank of Manchester believes these risks, which have not had a material adverse effect on Savings Bank of Manchester to date, generally are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

   Savings Bank of Manchester underwrites fixed- and variable-rate one- to four-family residential mortgage loans with loan-to-value ratios of up to 97% and 95%, respectively, provided that a borrower obtains private mortgage insurance on loans that exceed 80% of the appraised value or sales price, whichever is less, of the secured property. Savings Bank of Manchester also requires fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans made by Savings Bank of Manchester. An independent licensed appraiser generally appraises all properties.

   In an effort to provide financing for moderate income and first-time home buyers, Savings Bank of Manchester offers FHA and CHFA (Connecticut Housing Finance Authority) loans and has its own First-Time Home Buyer loan program. These programs offer residential mortgage loans to qualified individuals. These loans are offered with adjustable- and fixed-rates of interest and terms of up to 30 years. Such loans may be secured by one- to four-family residential property, in the case of FHA and CHFA loans, and must be secured by a single family owner-occupied unit in the case of First-Time Home Buyer loans. All of these loans are originated using modified underwriting guidelines. FHA loans are closed in the name of Savings Bank of Manchester and immediately sold on the secondary market to Countrywide Mortgage Company with the loan servicing released. CHFA loans are immediately assigned after closing to the Connecticut Housing Finance Authority with servicing rights retained by Savings Bank of Manchester. Countrywide Mortgage and CHFA establish their respective rates and terms upon which such loans are offered. First-Time Home Buyer loans are offered with a discounted interest rate (approximately 50 basis points) and usually with no application or loan origination fees. All such loans are originated in amounts of up to 97% of the lower of the property's appraised value or the sale price. Private mortgage insurance is required on all such loans.

   Savings Bank of Manchester also offers its full-time employees who satisfy certain criteria and the general underwriting standards of Savings Bank of Manchester fixed and adjustable-rate mortgage loans with reduced interest rates which are currently 100 basis points below the rates offered to Savings Bank of Manchester's other customers. The Employee Mortgage Rate is limited to the purchase, construction or refinancing of an employee's owner-occupied primary residence. The Employee Mortgage Rate normally ceases upon termination of employment or if the property no longer is the employee's primary residence. Upon termination of the Employee Mortgage Rate, the interest rate reverts to the contract rate in effect at the time that the loan was extended. All other terms and conditions contained in the original mortgage and note continue to remain in effect. As of August 31, 1999, Savings Bank of Manchester had $8.3 million of Employee Mortgage Rate loans, or 0.9% of total loans.

   Construction Loans. Savings Bank of Manchester originates construction loans to individuals for the construction and acquisition of personal residences. At August 31, 1999, residential construction loans amounted to $11.4 million, or 1.3% of Savings Bank of Manchester's total loans. At August 31, 1999, the unadvanced portion of construction loans totalled $6.4 million.

   Savings Bank of Manchester's residential construction loans generally provide for the payment of interest only during the construction phase, which is usually twelve months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 90%, provided that the borrower obtains private mortgage insurance on the loan if the loan balance exceeds 80% of the appraised value or sales price, whichever is less, of the secured property. At August 31, 1999, the largest outstanding residential construction loan commitment was for $408,000, $366,000 of which was outstanding. This loan was performing according to its terms at August 31, 1999. Construction loans to individuals are generally made on the same terms as Savings Bank of Manchester's one- to four-family mortgage loans.

   Before making a commitment to fund a residential construction loan, Savings Bank of Manchester requires an appraisal of the property by an independent licensed appraiser. Savings Bank of Manchester also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method.

   Savings Bank of Manchester also originates residential development loans primarily to finance the construction of single-family homes and subdivisions. At August 31, 1999, residential development loans totalled $24.8 million, or 2.7% of Savings Bank of Manchester's total loans. These loans are generally offered to experienced builders with whom Savings Bank of Manchester has an established relationship. Residential development loans are typically offered with terms of up to 24 months. The maximum loan-to-value limit applicable to these loans is 80% for contract sales and 70% for speculative properties. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspection by Savings Bank of Manchester's approved appraisers warrants. At August 31, 1999, Savings Bank of Manchester's largest residential development loan was a performing loan for $4.1 million secured by a retirement facility located in Central New England. That facility is part of a larger development, which also has a loan in the amount of $563,000 secured by eight residential units which matured on June 30, 1999. Interest payments have been kept current on the latter loan, and such loan will be repaid from either the sale or refinancing of those units. This lending relationship was placed on nonaccrual status in September 1999. See "Recent Developments" for further discussion.

   Savings Bank of Manchester also makes construction loans for commercial development projects. The projects include multi-family, apartment, industrial, retail and office buildings. These loans generally have an interest-only phase during construction then convert to permanent financing. Disbursement of funds are at the sole discretion of Savings Bank of Manchester and are based on the progress of construction. The maximum loan-to-value limit applicable to these loans is 75%. At August 31, 1999, commercial construction loans totalled $7.8 million, or 0.9%, of total loans.

   Savings Bank of Manchester also originates land loans to local contractors and developers for the purpose of making improvements thereon, or for the purpose of holding or developing the land for sale. Such loans are secured by a lien on the property, are limited to 70% of the lower of the acquisition price or the appraised value of the land and have a term of up to two years with a floating interest rate based on Savings Bank of Manchester's internal base rate. Savings Bank of Manchester's land loans are generally secured by property in its primary market area. Savings Bank of Manchester requires title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

   Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, Savings Bank of Manchester may be required to advance funds beyond the amount originally committed in order to protect the value of the property. Additionally, if the estimate of value proves to be inaccurate, Savings Bank of Manchester may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

   Commercial and Multi-Family Real Estate Loans. Savings Bank of Manchester originates multi-family and commercial real estate loans that are generally secured by five or more unit apartment buildings and properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in Savings Bank of Manchester's primary market area. At August 31, 1999, Savings Bank of Manchester had $142.1 million in commercial and multi-family real estate loans which amounted to 15.6% of total loans. Savings Bank of Manchester's multi-family and commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 75% of the appraised value of the property provided such loan complies with Savings Bank of Manchester's current loans-to-one-borrower limit, which at August 31, 1999 was $19.3 million. Savings Bank of Manchester's multi-family and commercial real estate loans may be made with terms of up to 25 years and are offered with interest rates that adjust periodically and are generally indexed to the one year Constant Maturity Treasury Bill index. In reaching its decision on whether to make a multi-family or commercial real estate loan, Savings Bank of Manchester considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, Savings Bank of Manchester will also consider the term of the lease and the quality of the tenants. Savings Bank of Manchester has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. Environmental surveys are generally required for commercial real estate loans. Generally, multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. The largest multi-family or commercial real estate loan in Savings Bank of Manchester's portfolio at August 31, 1999 was a performing $4.6 million real estate loan secured by two separate multi-tenant retail buildings located in Middletown and Newington, Connecticut.

   Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy.
Savings Bank of Manchester seeks to minimize these risks through its underwriting standards. See "Risk Factors--Savings Bank of Manchester's increased emphasis on commercial lending may hurt both asset quality and profits."

   Commercial Loans. At August 31, 1999, Savings Bank of Manchester had $131.4 million in commercial loans which amounted to 14.4% of total loans. In addition, at such date, Savings Bank of Manchester had $53.4 million of unadvanced commercial lines of credit. Savings Bank of Manchester makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Savings Bank of Manchester offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. The maximum amount of a commercial business loan is limited by Savings Bank of Manchester's loans-to-one-borrower limit which at August 31, 1999, was $19.3 million. Term loans are generally offered with initial fixed rates of interest for the first five years and with terms of up to ten years. Business lines of credit have adjustable rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are indexed to Savings Bank of Manchester's internal base rate.

   When making commercial business loans, Savings Bank of Manchester considers the financial statements of the borrower, Savings Bank of Manchester's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral.
Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 90% of the value of the collateral securing the loan. Savings Bank of Manchester generally does not make unsecured commercial loans.

   Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors--Savings Bank of Manchester's increased emphasis on commercial lending may hurt both asset quality and profits." At August 31, 1999, Savings Bank of Manchester's largest commercial loan was a $3.3 million loan secured by commercial real estate located in Windham, Connecticut and operating as a mobile home park. This loan was performing according to its original terms at August 31, 1999.

   Consumer Loans. Savings Bank of Manchester offers a variety of consumer loans, including second mortgage loans and home equity lines of credit, both of which are secured by owner-occupied one- to four-family residences. At August 31, 1999, second mortgage loans and equity lines of credit totalled $22.1 million, or 2.4% of Savings Bank of Manchester's total loans and 30.3% of consumer loans. Additionally, at August 31, 1999, the unadvanced amounts of home equity lines of credit totalled $23.3 million. The underwriting standards employed by Savings Bank of Manchester for second mortgage loans and equity lines of credit include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. Home equity lines of credit have adjustable rates of interest which are indexed to the prime rate as reported in The Wall Street Journal. Interest rate adjustments on home equity lines of credit are limited to no more than a maximum of 18%. Generally, the maximum loan-to-value ratio on home equity lines of credit is 90%. A home equity line of credit may be drawn down by the borrower for a period of 10 years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. The borrower has to pay back the amount outstanding under the line of credit at the end of a 20 year period. Savings Bank of Manchester offers fixed- and adjustable-rate second mortgage loans with terms up to 20 years. The loan-to-value ratios of both fixed-rate and adjustable-rate home equity loans are generally limited to 90%.

   Savings Bank of Manchester offers fixed-rate automobile loans for new or used vehicles with terms of up to 72 months and loan-to-value ratios of the lesser of the purchase price or the retail value shown in the NADA Used Car Guide. At August 31, 1999, automobile loans totalled $10.6 million, or 1.2% of Savings Bank of Manchester's total loans and 14.5% of consumer loans. For the eight months ended August 31, 1999 and for fiscal 1998, Savings Bank of Manchester originated $4.0 million and $5.2 million of automobile loans, respectively.

   Other consumer loans at August 31, 1999 amounted to $40.3 million, or 4.4% of Savings Bank of Manchester's total loans and 55.2% of consumer loans. These loans include unsecured personal loans, collateral loans, credit card loans and education loans. Unsecured personal loans generally have a fixed-rate, a maximum borrowing limitation of $25,000 and a maximum term of five years. Collateral loans are generally secured by a passbook account, a certificate of deposit or marketable securities.

   Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

   Loans to One Borrower. The maximum amount that Savings Bank of Manchester may lend to one borrower is limited by statute. At August 31, 1999, Savings Bank of Manchester's statutory limit on loans to one borrower was $19.3 million. At that date, Savings Bank of Manchester's largest amount of loans to one borrower, including the borrower's related interests, was approximately $7.7 million and consisted of ten loans secured by various residential and commercial properties. These loans were performing according to their original terms at August 31, 1999.

   Maturity of Loan Portfolio. The following table shows the remaining contractual maturity of Savings Bank of Manchester's total loans at August 31, 1999, excluding the effect of future principal prepayments.



                                                                              At August 31, 1999
                                           ----------------------------------------------------------------------------------------
                                                                                  Commercial
                                                                                  and Multi-
                                             One- to                              Family
                                             four-family (1)   Construction (2)   Real Estate    Commercial    Consumer     Total
                                          ------------------  ----------------   --------------  ----------    --------   ---------
                                                                               (In thousands)
Amounts due in:
 One year or less....................          $    1,334       $   18,419          $  8,050     $ 47,588      $ 3,980    $ 79,371
 After one year:
  More than one year to three years....             2,996            7,472             3,304       16,403        6,013      36,188
  More than three years to five years..            14,193               --             6,639       21,616        7,234      49,682
  More than five years to 10 years.....            36,716              425            23,309       21,693        6,322      88,465
  More than 10 year to 15 years........            83,792            1,650            40,434        8,459           42     134,377
  More than 15 years...................           430,357           16,023            60,382       15,603           35     522,400
                                               ----------       ----------          --------     --------      -------   ---------
   Total amount due..................          $  569,388       $   43,989          $142,118     $131,362      $23,626   $ 910,483
                                               ==========       ==========          ========     ========      =======   =========

---------------------------------------
(1) Includes home equity loans and lines of credit and second mortgages on one- to four-family residences.
(2)   Includes residential and commercial real estate loans.

     The following table sets forth, at August 31, 1999, the dollar amount of loans contractually due after August 31, 2000, and whether such loans have fixed interest rates or adjustable interest rates.


                                            Due After August 31, 2000
                                ------------------------------------------------
                                   Fixed           Adjustable           Total
                                ----------       --------------       ----------
                                                 (In thousands)

Real estate loans:
 One- to four-family (1)......    $345,295         $222,759             $568,054
 Construction (2).............      10,870           14,700               25,570
 Commercial and multi-family..      12,643          121,425              134,068
                                  --------         --------             --------
  Total real estate loans.....     368,808          358,884              727,692
Commercial loans..............      31,040           52,734               83,774
Consumer loans................      17,936            1,710               19,646
                                  --------         --------             --------
  Total loans.................    $417,784         $413,328             $831,112
                                  ========         ========             ========

---------------------------------
(1) Includes home equity loans and lines of credit and second mortgages on one- to four-family residences.
(2)   Includes residential and commercial real estate loans.

     Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Savings Bank of Manchester the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     Loan Approval Procedures and Authority. Savings Bank of Manchester's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Savings Bank of Manchester's Board of Directors and management. Savings Bank of Manchester's policies and loan approval limits are established by management and are approved by the Board of Directors. The Board of Directors has designated certain individuals of Savings Bank of Manchester and certain branch managers to consider and approve loans within their designated authority.

     The Board of Directors has authorized the following persons and groups of persons to approve loans up to the amounts indicated: All one- to four-family mortgage loans secured by the borrower's primary residence in amounts of up to $400,000 and all residential construction and second mortgage loans and home equity lines of credit in amounts of up to $250,000 may be approved by any two designated individuals. All residential construction and second mortgage loans and home equity lines of credit in excess of $250,000 and up to $400,000 require the approval of Savings Bank of Manchester's loan committee. All residential loans in excess of $400,000 and up to $1.0 million require the approval of Savings Bank of Manchester's loan committee; and all residential loans in excess of $1.0 million require the approval of the Executive Committee of the Board of Directors.

     All commercial loans, including commercial real estate loans, multifamily loans, commercial construction and development loans and commercial business loans in amounts of up to $350,000 may be approved by any two of the designated individuals. All commercial loans in excess of $350,000 and up to $1.0 million require the approval of Savings Bank of Manchester's loan committee; and all commercial loans in excess of $1.0 million require the approval of the Executive Committee of the Board of Directors.

     With regard to consumer loans, automobile loans in amounts of up to $50,000 and unsecured personal loans in amounts of up to $25,000 may be approved by either one or two of the designated individuals depending on the credit score; automobile loans in excess of $50,000 and unsecured personal loans in excess of $25,000 must be approved by

Savings Bank of Manchester's loan committee. Collateral loans of up to $25,000 may be approved by any branch manager.

     Loan Originations, Purchases and Sales. Savings Bank of Manchester lending activities are conducted by its salaried and commissioned loan personnel and through non-bank third-party correspondents. Currently, Savings Bank of Manchester uses 16 loan originators who solicit and originate mortgage loans on behalf of Savings Bank of Manchester. These loan originators accounted for approximately three-quarters of the adjustable-rate and fixed-rate mortgage loans originated by Savings Bank of Manchester in the first eight months of 1999. Loan originators are compensated by a commission that is based upon the origination fee charged to the borrower less payment of a portion of such origination fee to Savings Bank of Manchester, which currently is 60 basis points of the loan amount. All loans originated by the loan originators are underwritten in conformity with Savings Bank of Manchester's loan underwriting policies and procedures. At August 31, 1999, Savings Bank of Manchester serviced $213.2 million of loans for others.

     From time to time, Savings Bank of Manchester will purchase loans or participations in loans, primarily secured by one- to four-family residential properties located outside of Savings Bank of Manchester's primary market area, usually Fairfield County, Connecticut or Massachusetts. Purchased loans are underwritten according to Savings Bank of Manchester's own underwriting criteria and procedures and are generally purchased without the accompanying servicing rights. Amounts outstanding related to loan purchases and participation interests totalled $56.9 million and $51.0 million at August 31, 1999 and December 31, 1998, respectively.

     Substantially all of Savings Bank of Manchester's adjustable-rate mortgage loans are originated for investment. Historically, Savings Bank of Manchester originated fixed-rate mortgage loans for sale in the secondary market. However, since 1998 and due to the low demand for adjustable-rate mortgage loans, Savings Bank of Manchester has begun to retain for its portfolio a significant portion of fixed-rate mortgage loans in order to maintain its targeted loan to asset ratio of 80%. Sales are generally to Freddie Mac, with servicing rights retained. Loan sale decisions are made by Savings Bank of Manchester's management and are generally based on prevailing market interest rates and Savings Bank of Manchester's loan to asset ratio.

     The following table presents total loans originated, sold, purchased and repaid during the periods indicated.

                                                   For the Eight Months
                                                     Ended August 31,       For the Year Ended December 31,
                                                  ----------------------    ------------------------------
                                                     1999         1998        1998       1997       1996
                                                  ---------     --------    --------   --------   --------
                                                                      (In thousands)
Loans at beginning of period................       $817,372     $808,237    $808,237   $741,579   $704,281
                                                   --------     --------    --------   --------   --------
   Originations:
      Real estate:
         One-to four-family.................         97,017       99,896     160,974     97,764     97,810
         Construction (1)...................         38,820       34,925      55,492     45,768     35,292
         Commercial and multi-family........         26,531       10,188      24,948     23,921      9,478
                                                   --------     --------    --------   --------   --------
               Total real estate loans......        162,368      145,009     241,414    167,453    142,580
      Commercial............................         66,286       59,006      88,170     85,483     90,553
      Consumer..............................         22,964       23,231      30,684     30,634     22,796
                                                   --------     --------    --------   --------   --------
         Total loans originated.............        251,618      227,246     360,268    283,570    225,929
   Loans purchased..........................         16,942        8,834      17,281      8,284      8,983
                                                   --------     --------    --------   --------   --------
         Total loans originated and
          purchased.........................        268,560      236,080     377,549    291,854    264,912
                                                   --------     --------    --------   --------   --------
Deduct:
      Principal loan repayments and                 159,892      177,521     274,246    208,643    197,060
       prepayments..........................
      Loan sales............................         15,012       65,007      91,917     11,729     26,962
      Charge-offs...........................            332          411       1,087        946      1,762
      Transfers to other real estate owned..            213          841       1,164      3,878      1,830
                                                   --------     --------    --------   --------   --------
            Total deductions................        175,449      243,780     368,414    225,196    227,614
                                                   --------     --------    --------   --------   --------
Net increase (decrease) in loans............         93,111       (7,700)      9,135     66,658     37,298
                                                   --------     --------    --------   --------   --------
Loans at end of period......................       $910,483     $800,537    $817,372   $808,237   $741,579
                                                   ========     ========    ========   ========   ========

-----------------------------
(1)   Includes residential and commercial real estate loans.

     Loan Commitments. Savings Bank of Manchester issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are generally honored for up to 60 days from approval. At August 31, 1999, Savings Bank of Manchester had loan commitments and unadvanced loans and lines of credit totaling $179.9 million. See Note 11 of the Notes to Consolidated Financial Statements included in this prospectus.

     Loan Fees. In addition to interest earned on loans, Savings Bank of Manchester receives income from fees derived from loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. On loans originated by third-party originators, Savings Bank of Manchester may pay a premium to compensate an originator for loans where the borrower is paying a higher rate on the loan.

     Savings Bank of Manchester charges loan origination fees which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At August 31, 1999, Savings Bank of Manchester had approximately $1.5 million of net deferred loan fees. Savings Bank of Manchester amortized $251,000 and $1.1 million of net deferred loan fees during the eight months ended August 31, 1999 and the year ended December 31, 1998, respectively.

     Nonperforming Assets, Delinquencies and Impaired Loans. All loan payments are due on the first day of each month. When a borrower fails to make a required loan payment, Savings Bank of Manchester attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed on the 16/th/ day of the month. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 30/th/ day of the month, the account is referred to an in-house collector. While Savings Bank of Manchester generally prefers to work with borrowers to resolve problems, Savings Bank of Manchester will institute foreclosure or other proceedings after the 90/th/ day of a delinquency, as necessary, to minimize any potential loss.

     Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure, and all foreclosed and repossessed property that Savings Bank of Manchester owns. Savings Bank of Manchester ceases accruing interest on mortgage loans when principal or interest payments are delinquent 90 days or more unless management determines the loan principal and interest to be fully-secured and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

     On January 1, 1995, Savings Bank of Manchester adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan--an amendment to SFAS No. 114." At August 31, 1999 and December 31, 1998 and 1997, Savings Bank of Manchester had a $6.0 million, $1.5 million and $2.8 million, respectively, recorded investment in impaired loans all of which had no specific allowances.


     At August 31, 1999, the second largest loan in Savings Bank of Manchester's loan portfolio was nonperforming. In 1988, Savings Bank of Manchester made a $4.8 million first mortgage for the construction of a 45,000 square foot office building in Savings Bank of Manchester's primary market area. In 1993, the $4.7 million balance of the loan was converted to an amortizing loan with a balloon payment maturing in November 1998. The loan is additionally secured by a first mortgage on another commercial property and a second mortgage on a multi-family property. The loan matured in November, 1998. At that time, the loan was current as to principal and interest payments. However, the borrower requested a discounted payoff which Savings Bank of Manchester refused. Savings Bank of Manchester has since instituted foreclosure proceedings. In April 1999, the loan was placed on non-accrual status. At August 31, 1999, the loan had an outstanding carrying balance of $4.3 million. Based on a February, 1993 appraisal, the properties securing the loan had an appraised value of $4.9 million. Based on the value of the collateral, Savings Bank of Manchester does not expect to incur any material losses on this loan.

     In September 1999, the largest lending relationship in Savings Bank of Manchester's loan portfolio was placed on non-accrual status. See "Recent Developments" for a further discussion of this lending relationship.

     The following table sets forth information regarding nonperforming loans, troubled debt restructurings and other real estate owned.

                                                   At August 31,                At December 31,
                                               ------------------   ------------------------------------------------
                                                 1999       1998     1998     1997       1996       1995       1994
                                               -------    -------   ------   ------    -------    -------    -------
                                                                        (Dollars in thousands)
Nonperforming loans:
   One- to four-family real estate....         $  478     $  893    $  456   $1,732    $ 5,181    $ 5,478    $ 3,362
   Commercial and multi-family real
    estate............................          4,563        372       388      408      1,076      1,093      1,642
   Commercial.........................            919      1,278       665      680        992        605      1,499
   Consumer...........................              2         20        15       15         29         81         14
                                               ------    -------    ------   ------    -------    -------    -------

 Total nonperforming loans............          5,962      2,563     1,524    2,835      7,278      7,257      6,517
Other real estate owned...............            901      2,033     1,759    4,708      5,482      4,749      5,745
                                               ------    -------    ------   ------    -------    -------    -------

      Total nonperforming assets......          6,863      4,596     3,283    7,543     12,760     12,006     12,262
Troubled debt restructurings..........             --         --        --       --         --      1,192      1,453
                                               ------    -------    ------   ------    -------    -------    -------

Total nonperforming assets and
 troubled
   debt restructurings................         $6,863     $4,596    $3,283   $7,543    $12,760    $13,198    $13,715
                                               ======    =======    ======   ======    =======    =======    =======
Total nonperforming loans and
 troubled debt
   restructurings as a percentage of
    total loans.......................           0.65%      0.32%     0.19%    0.35%      0.98%     1.20%       1.15%
Total nonperforming assets and
 troubled debt
   restructurings as a percentage of
    total assets......................           0.58%      0.43%     0.30%    0.73%      1.32%     1.41%       1.62%


  Interest income that would have been recorded for the eight months ended August 31, 1999 and the year ended December 31, 1998 had nonaccruing loans been current according to their original terms amounted to approximately $181,000 and $136,000, respectively. No interest was included in interest income in either period related to these loans.

  The following tables set forth the delinquencies in Savings Bank of Manchester's loan portfolio as of the dates indicated.

                                          At August 31, 1999                               At December 31, 1998
                             ----------------------------------------------    ---------------------------------------------
                                     60-89 Days          90 Days or More             60-89 Days          90 Days or More
                             ----------------------   ---------------------    ---------------------   ---------------------
                                         Principal               Principal                 Principal               Principal
                              Number of  Balance of    Number    Balance of      Number     Balance     Number      Balance
                                Loans      Loans      of Loans     Loans       of Loans    of Loans    of Loans    of Loans
                             ----------  ----------   ---------  ----------    ---------  ----------   ---------   ---------
                                                                     (Dollars in thousands)
Real estate loans:

   One- to four-family.....       3        $  706        2        $   96           1        $    1        4        $  151
   Commercial and multi-
      family...............       1         2,458        1           277          --            --        1           279
                                 --        ------       --        ------         ---        ------      ---        ------
      Total real estate
       loans...............       4         3,164        3           373           1             1        5           430
                                 --        ------       --        ------         ---        ------      ---        ------
Commercial loans...........       8           236       10           537           7           137        6           294
                                 --        ------       --        ------         ---        ------      ---        ------
Consumer loans:
   Home equity loans and
      lines of credit......      --            --       --            --           1            15       --            --
   Other...................       9            41        2             2           5             7        3            16
                                 --        ------       --        ------         ---        ------      ---        ------
      Total consumer loans.       9            41        2             2           6            22        3            16
                                 --        ------       --        ------         ---        ------      ---        ------
      Total................      21        $3,441       15        $  912          14        $  160       14        $  740
                                 ==        ======       ==        ======         ===        ======      ===        ======
Delinquent loans to                          0.38%                  0.10%                     0.02%                  0.09%
   total loans.............                ======                 ======                    ======                 ======




                                          At December 31, 1997                               At December 31, 1996
                             ----------------------------------------------    ---------------------------------------------
                                     60-89 Days          90 Days or More             60-89 Days          90 Days or More
                             ----------------------   ---------------------    ---------------------   ---------------------
                                         Principal               Principal                 Principal               Principal
                              Number of  Balance of    Number    Balance of      Number     Balance     Number      Balance
                                Loans      Loans      of Loans     Loans       of Loans    of Loans    of Loans    of Loans
                             ----------  ----------   ---------  ----------    ---------  ----------   ---------   ---------
                                                                     (Dollars in thousands)
Real estate loans:
   One- to four-family.....     1        $   87           6        $  473           3      $  337          17      $1,832
   Commercial and multi-
      family...............    --            --          --            --          --          --           2         262
                               --        ------          --        ------          --      ------          --      ------
      Total real estate
       loans...............     1            87           6           473           3         337          19       2,094
                               --        ------          --        ------          --      ------          --      ------
Commercial loans...........     3           116           2           140           8       1,437           4         365
                               --        ------          --        ------          --      ------          --      ------
Consumer loans:
   Home equity loans and
    lines of credit........     3            95           3           130          --          --           2          51
   Other...................     5            29           4            15          11          42           7          29
                               --        ------          --        ------          --      ------          --      ------
      Total consumer loans.     8           124           7           145          11          42           9          80
                               --        ------          --        ------          --      ------          --      ------
      Total................    12        $  327          15        $  758          22      $1,816          32      $2,539
                               ==        ======          ==        ======          ==      ======          ==      ======
Delinquent loans to
   total loans.............                0.04%                     0.09%                   0.24%                   0.34%
                                         ======                    ======                  ======                  ======


   Real Estate Owned. Real estate acquired by Savings Bank of Manchester as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value result in changes to expense after acquisition are expensed. At August 31, 1999, Savings Bank of Manchester had $901,000 of real estate owned, net, consisting primarily of two one- to four-family residences and one commercial property.

   Asset Classification. Regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, federal and state examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

   There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Savings Bank of Manchester performs an internal analysis of its loan portfolio and assets to classify such loans and assets similar to the manner in which such loans and assets are classified by the federal banking regulators. In addition, Savings Bank of Manchester regularly analyzes the losses inherent in its loan portfolio and its nonperforming loans in determining the appropriate level of the allowance for loan losses.

   Allowance for Loan Losses. In originating loans, Savings Bank of Manchester recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Savings Bank of Manchester maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

   The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review Savings Bank of Manchester's allowance for loan losses. Such agencies may require Savings Bank of Manchester to make additional provisions for estimated losses based upon judgments different from those of management.

   In assessing the allowance for loan losses, loss factors are applied to various pools of outstanding loans and certain unused commitments. Savings Bank of Manchester segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, home equity, consumer). Loss factors are derived using Savings Bank of Manchester's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

   In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

   At August 31, 1999, Savings Bank of Manchester had an allowance for loan losses of $10.8 million which represented 1.19% of total loans and 181.00% of nonperforming loans at that date. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Savings Bank of Manchester believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Savings Bank of Manchester's loan portfolio, will not request Savings

Bank of Manchester to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Savings Bank of Manchester's financial condition and results of operations.

   The following table presents an analysis of Savings Bank of Manchester's allowance for loan losses for the periods indicated.

                                              At or For the Eight
                                                 Months Ended
                                                  August 31,             At or For the Year Ended  December 31,
                                           ---------------------    ------------------------------------------------
                                             1999         1998        1998      1997      1996      1995      1994
                                           --------     --------    --------  --------  --------  --------   -------
                                                                            (Dollars in thousands)

Allowance for loan losses,
   beginning of period.....                $ 10,585     $  9,945    $  9,945  $  9,131  $  8,484  $  7,691   $ 7,336
                                           --------     --------    --------  --------  --------  --------   -------
Charged-off loans:
   One- to four-family
    real estate............                      75          245         340       299       695       474       177
   Commercial and
    multi-family
      real estate..........                      90           --         112       133       326       395     1,983
   Commercial..............                     102           83         483       311       366       287       625
   Consumer................                      65           83         152       203       375       325       324
                                           --------     --------    --------  --------  --------  --------   -------
      Total charged-offs loans                  332          411       1,087       946     1,762     1,481     3,109
                                           --------     --------    --------  --------  --------  --------   -------
Recoveries on loans
 previously
   charged off:
   One- to four-family
    real estate............                      41           86         146       215        38         3        --
   Commercial and
    multi-family
      real estate..........                       4            8          12        10        18        --        --
   Commercial..............                      60          210         283       229       939       533       600
   Consumer................                      33           46          86       106       214       188       309
                                           --------     --------    --------  --------  --------  --------   -------
      Total recoveries.....                     138          350         527       560     1,209       724       909
                                           --------     --------    --------  --------  --------  --------   -------
Net loans charged-off......                     194           61         560       386       553       757     2,200
                                           --------     --------    --------  --------  --------  --------   -------
Provision for loan losses..                     400          800       1,200     1,200     1,200     1,550     2,555
                                           --------     --------    --------  --------  --------  --------   -------
Allowance for loan losses,
 end of period.............                $ 10,791     $ 10,684    $ 10,585  $  9,945  $  9,131  $  8,484   $ 7,691
                                           ========     ========    ========  ========  ========  ========   =======
Net loans charged-off to
 average
   interest-earning loans..                    0.02%        0.05%       0.07%     0.05%     0.08%     0.11%     0.34%
Allowance for loan losses
 to total loans............                    1.19         1.33        1.30      1.23      1.23      1.20      1.11
Allowance for loan losses
 to nonperforming loans and
   troubled debt
    restructurings.........                  181.00       416.86      694.55    350.79    125.46    100.41     96.50
Net loans charged-off to
 allowance
   for loan losses.........                    2.70         0.86        5.29      3.88      6.06      8.92     28.60
Recoveries to charge-offs..                   41.57        85.16       48.48     59.20     68.62     48.89     29.24

   For additional discussion regarding the provision for loan losses in recent periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Eight Months Ended August 31, 1999 and 1998--Provision for Loan Losses."

   The following table presents the approximate allocation of the allowance for loan losses by loan categories at the dates indicated and the percentage of such amounts to the total allowance and to total loans. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.


                                                           At August 31, 1999
                                              -------------------------------------------
                                                             Percent of
                                                             Allowance          Percent
                                                              in Each          of Loans
                                                              Category         in Each
                                                              to Total        Category to
                                              Amount         Allowance        Total Loans
                                              ------         ---------        -----------
                                                        (Dollars in thousands)
Real estate................                  $  5,166            48%              78%
Commercial.................                     4,671            43               14
Consumer...................                       954             9                8
                                             --------         -----             ----
      Total allowance for
         loan losses.......                  $ 10,791           100%             100%
                                             ========         =====             ====

                                                                     At December 31,
                        -------------------------------------------------------------------------------------------------------
                                        1998                               1997                                        1996
                        ------------------------------------   ------------------------------------   -------------------------
                                     Percent of                           Percent of                                 Percent of
                                     Allowance     Percent                Allowance       Percent                    Allowance
                                     in Each      of Loans                 in Each       of Loans                     in Each
                                     Category     in Each                 Category       in Each                     Category
                                     to Total   Category to               to Total     Category to                   to Total
                         Amount      Allowance  Total Loans    Amount    Allowance     Total Loans       Amount      Allowance
                        --------     ---------  -----------    ------    ----------    -----------     ---------     ----------
                                                                     (Dollars in thousands)
Real estate...........  $ 4,995         47%        77%         $4,310         43%          78%           $3,531         39%
Commercial............    4,714         45         14           4,913         50           13             4,958         54
Consumer..............      876          8          9             722          7            9               642          7
   Total allowance      -------        ---        ---          ------        ---          ---            ------        ---
    for loan losses...  $10,585        100%       100%         $9,945        100%         100%           $9,131        100%
                        =======        ===        ===          ======        ===          ===            ======        ===


                                                                     At December 31,
                            ---------------------------------------------------------------------------------------------
                                1996                        1995                                    1994
                            ------------   ----------------------------------------   -----------------------------------
                                                         Percent of                             Percent of
                               Percent                    Allowance       Percent               Allowance     Percent
                              of Loans                     in Each        of Loans               in Each     of Loans
                              in Each                     Category        in Each               Category     in Each
                            Category to                   to Total      Category to              to Total    Category to
                            Total Loans     Amount       Allowance      Total Loans   Amount    Allowance    Total Loans
                            -----------   ----------    -----------     -----------   ------    ---------    -----------
                                                                  (Dollars in thousands)

Real estate............          78%        $3,485           41%             79%      $ 3,157      41%           79%
Commercial.............          13          4,349           51              12         3,868      50            11
Consumer...............           9            650            8               9           666       9            10
                              -----         ------       ------             ---       -------     ---           ---
   Total allowance
      for loan losses..         100%         8,484%         100%            100%      $ 7,691     100%          100%
                              =====         ======       ======             ===       =======     ===           ===

Investment Activities

     General. Under Connecticut law, Savings Bank of Manchester has authority to purchase a wide range of investment securities. As a result of recent changes in federal banking laws, however, financial institutions such as Savings Bank of Manchester may not engage as principals in any activities that are not permissible for a national bank, unless the Federal Deposit Insurance Corporation has determined that the investments would pose no significant risk to the Bank Insurance Fund and Savings Bank of Manchester is in compliance with applicable capital standards. In 1993, the Regional Director of the Federal Deposit Insurance Corporation approved a request by Savings Bank of Manchester to invest in certain listed stocks and/or registered stocks subject to certain conditions. See "Regulation and Supervision."

     Savings Bank of Manchester's Board of Directors has the overall responsibility for Savings Bank of Manchester's investment portfolio, including approval of Savings Bank of Manchester's investment policy, appointment of Savings Bank of Manchester's investment adviser and approval of Savings Bank of Manchester's investment transactions. All investment transactions are reviewed by the Board on a monthly basis. Savings Bank of Manchester's President and/or Chief Financial Officer, or their designees, are authorized to make investment decisions consistent with Savings Bank of Manchester's investment policy and the recommendations of Savings Bank of Manchester's investment adviser and the Board's Investment Committee. The Investment Committee meets quarterly with the President and Chief Financial Officer in order to review and determine investment strategies.

     Savings Bank of Manchester's investment policy is designed to complement Savings Bank of Manchester's lending activities, provide an alternative source of income through interest, dividends and capital gains, diversify Savings Bank of Manchester's assets and improve liquidity while minimizing Savings Bank of Manchester's tax liability. Investment decisions are made in accordance with Savings Bank of Manchester's investment policy and are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, market expectations, Savings Bank of Manchester's liquidity, income and collateral needs and how the investment fits within Savings Bank of Manchester's interest rate risk strategy. Although Savings Bank of Manchester utilizes the investment advisory services of a Boston-based investment firm, management is ultimately and completely responsible for all investment decisions.

     Savings Bank of Manchester's investment policy divides investments into two categories, fixed income and equity portfolios. The primary objective of the fixed income portfolio is to maintain an adequate source of liquidity sufficient to meet regulatory and operating requirements, and to safeguard against deposit outflows, reduced loan amortization and increased loan demand. The fixed income portfolio primarily includes debt issues, including mortgage-backed and asset-backed securities. Substantially all of Savings Bank of Manchester's mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. Asset-backed securities are typically collateralized by the cash flow from a pool of auto loans, credit card receivables, consumer loans and other similar obligations. Both mortgage-backed and asset-backed securities carry market risk, the risk that increases in market interest rates may cause a decrease in market value, and prepayment risk, the risk that the securities will be repaid before maturity and that Savings Bank of Manchester will have to reinvest the funds at a lower interest rate.

     Savings Bank of Manchester's investment policy permits Savings Bank of Manchester to be a party to financial instruments with off-balance sheet risk in the normal course of business in order to manage interest rate risk. Savings Bank of Manchester's derivative position is reviewed by the Investment Committee on a quarterly basis. The investment policy authorizes Savings Bank of Manchester to be involved in and purchase various types of derivative transactions and products including interest rate swap, cap and floor agreements investment conduits. At August 31, 1999, Savings Bank of Manchester was a party to one interest rate cap agreement with a notional principal amount of $25 million. Under the terms of the cap agreement, Savings Bank of Manchester paid a premium totalling $122,500 which is included in other assets and being amortized over three years which is the term of the agreement. Amortization for the eight months ended August 31, 1999 totalled $23,800 and is recorded as an interest expense on advances. The agreement provides that, if the London Interbank Offered Rate exceeds 7%, Savings Bank of Manchester receives cash payments on a quarterly basis. There were no cash payments due at

August 31, 1999. Savings Bank of Manchester was not a party to any interest rate swap, cap or floor arrangements during the years ended December 31, 1998, 1997 and 1996.

     The marketable equity securities portfolio has the objective of producing capital appreciation through long-term investment. Safety of principal and prudent risk taking are of paramount importance. The total market value of the marketable equity securities portfolio, excluding Federal Home Loan Bank stock, is limited by the investment policy to 50% of Savings Bank of Manchester's Tier 1 capital . At August 31, 1999, the marketable equity securities portfolio totalled $43.0 million or 36.4% of its authorized limit. At August 31, 1999, the net unrealized gains associated with the marketable equity securities portfolio were $12.7 million. In future periods and subject to market conditions and other factors, Savings Bank of Manchester intends to increase its marketable equity securities portfolio through periodic purchases of high quality equity investments. Emphasis will be placed on companies with established records of growth and financial strength.

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Savings Bank of Manchester does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of capital.

     All of Savings Bank of Manchester's debt and mortgage-backed and asset-backed securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. They also carry prepayment risk insofar as they may be called or repaid before maturity in times of low market interest rates, so that Savings Bank of Manchester may have to invest the funds at a lower interest rate. The marketable equity securities portfolio also carries equity price risk in that, if equity prices decline due to unfavorable market conditions or other factors, Savings Bank of Manchester's capital would decrease.

      The following table presents the amortized cost and fair value of Savings Bank of Manchester's securities, by type of security, at the dates indicated.

                                                                                     At December 31,
                                       At August 31,           ---------------------------------------------------------------
                                           1999                         1998                 1997                   1996
                                        ----------             -------------------   -------------------  --------------------
                                         Amortized    Fair     Amortized     Fair    Amortized     Fair     Amortized    Fair
                                           Cost       Value      Cost       Value       Cost      Value       Cost      Value
                                        ----------  --------   ---------  --------   ---------  --------  ----------- --------
                                                                                 (In thousands)
Debt securities held to maturity:
   Asset-backed securities.......       $ 19,258    $ 19,239   $ 23,204   $ 23,386   $ 25,674   $ 25,752  $  24,860   $ 24,689
   U.S. Government and agency
      obligations................             --          --      3,506      3,524      7,055      7,071     14,502     14,489
   Other debt securities.........          3,130       3,137      3,145      3,246      3,145      3,224        155        154
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total...................         22,388      22,376     29,855     30,156     35,874     36,047     39,517     39,332
                                        --------    --------   --------   --------   --------   --------  ---------   --------
Debt securities available for
 sale:
   U.S. Government and agency
      obligations................         68,201      67,753     70,563     71,703     48,534     48,767     36,232     35,907
   Corporate securities..........         36,574      36,168     40,128     40,420     23,771     24,010     32,745     32,795
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total...................        104,775     103,921    110,691    112,123     72,305     72,777     68,977     68,702
                                        --------    --------   --------   --------   --------   --------  ---------   --------
Equity securities available for
 sale:
   Marketable equity securities..         30,258      42,968     29,427     42,773     29,389     40,635     29,737     37,797
   Other equity securities.......            432         432        396        396        192        192        192        192
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total...................         30,690      43,400     29,823     43,169     29,581     40,827     29,929     37,989
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total debt and equity
          securities.............        157,853     169,697    170,369    185,448    137,760    149,651   138,423`    146,023
                                        --------    --------   --------   --------   --------   --------  ---------   --------
Mortgage-backed securities:
   Mortgage-backed securities
    held to
      maturity:
      FHLMC......................          7,567       7,357      8,615      8,719     10,238     10,259      4,132      4,106
      FNMA.......................          6,293       6,036      7,376      7,464      1,508      1,548      1,948      1,986
      GNMA.......................          8,617       8,351      6,751      6,715      2,663      2,682      1,968      1,960
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total mortgage-backed
          securities
            held to maturity.....         22,477      21,744     22,742     22,898     14,409     14,489      8,048      8,052
                                        --------    --------   --------   --------   --------   --------  ---------   --------
   Mortgage-backed securities
    available
      for sale:
      FHLMC......................          2,310       2,296      3,086      3,130      4,595      4,649      6,639      6,625
      FNMA.......................          6,204       6,044      4,782      4,878      5,847      5,929      7,527      7,546
      GNMA.......................          3,977       3,803      4,964      4,851      7,434      7,407     10,456     10,400
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total mortgage-backed
          securities available
          for sale...............         12,491      12,143     12,832     12,859     17,876     17,985     24,622     24,571
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total mortgage-backed
          securities.............         34,968      33,887     35,574     35,757     32,285     32,474     32,670     32,623
                                        --------    --------   --------   --------   --------   --------  ---------   --------
         Total investment
          securities.............       $192,821    $203,584   $205,943   $221,205   $170,045   $182,125  $ 171,093   $178,646
                                        ========    ========   ========   ========   ========   ========  =========   ========

     At August 31, 1999, Savings Bank of Manchester did not own any investment or mortgage-backed securities of a single issuer, other than U.S. Government and agency securities, which had an aggregate book value in excess of 10% of Savings Bank of Manchester's capital at that date.

     The following presents the activity in the investment securities and mortgage-backed securities portfolios for the periods indicated.


                                                     For the Eight Months
                                                       Ended August 31,       For the Year Ended December 31,
                                                    ---------------------    ---------------------------------
                                                      1999          1998       1998         1997        1996
                                                    --------     --------    ---------   ---------    --------

                                                                         (In thousands)
Mortgage-backed and asset-backed
 securities (1):
   Mortgage-backed and asset-backed
    securities, beginning of period...              $ 58,805     $ 58,068    $ 58,068    $ 57,477    $ 42,405
   Purchases:
      Asset-backed securities - held
       to maturity....................                    --        5,069       5,069       6,336          --
      Mortgage-backed securities -
       held to maturity...............                 2,971       12,235      12,235       4,929      17,181
      Mortgage-backed securities -
       available for sale.............                 2,206           --          --       2,990       7,340
   Sales:
      Mortgage-backed securities -
       available for sale.............                    --           --          --      (1,297)         --
      Repayments and prepayments......                (9,678)     (9,664)     (16,510)    (12,643)     (9,210)
   (Decrease) increase in net premium.                   (51)          88          25         114          62
   Change in unrealized net gain on
    securities
      available for sale..............                  (375)        (81)         (82)        162        (301)
                                                    --------     --------    --------    --------    --------
         Net (decrease) increase in
          mortgage-backed and
            asset-backed securities...                (4,927)       7,647         737         591      15,072
                                                    --------     --------    --------    --------    --------
   Mortgage-backed and asset-backed
    securities, end of period.........                53,878       65,715      58,805      58,068      57,477
                                                    --------     --------    --------    --------    --------
Investment securities (1):

   Investment securities, beginning
    of period.........................               161,943      123,804     123,804     121,350     125,438
   Purchases:
      Investment securities - held to
       maturity.......................                    --           --          --         775          --
      Investment securities -
       available for sale.............                17,196       38,669      61,694      86,593      34,740
   Sales:
      Investment securities -
       available for sale.............                (5,223)     (6,472)     (18,132)    (60,815)     (8,509)
   Maturities:
      Investment securities - held to
       maturity.......................                (3,500)     (2,000)      (3,500)     (9,375)    (12,925)
      Investment securities -
       available for sale.............               (17,000)     (5,000)      (5,000)    (18,815)    (21,106)
   (Decrease) increase in net premium.                   (43)          55          17         159          77
   Change in unrealized net gain on
    securities available for sale.....                (2,922)         395       3,060       3,932       3,635
                                                    --------     --------    --------    --------    --------
      Net (decrease) increase in
       investment securities..........               (11,492)      25,647      38,139       2,454      (4,088)
                                                    --------     --------    --------    --------    --------
   Investment securities, end of
    period............................               150,451      149,451     161,943     123,804     121,350
                                                    --------     --------    --------    --------    --------
Total mortgage-backed, asset-backed
 and investment securities,
   end of period......................              $204,329     $215,166    $220,748    $181,872    $178,827
                                                    ========     ========    ========    ========    ========
--------------------------

(1) Available for sale securities are presented at market value and held to maturity securities are presented at amortized cost.

     The following table presents certain information regarding the carrying value, weighted average yields and maturities or periods to repricing of Savings Bank of Manchester's debt securities at August 31, 1999.

                                                                          At August 31, 1999
                                -------------------------------------------------------------------------------------------------
                                                    More than One Year More than Five Years
                                One Year or Less       to Five Years       to Ten Years     More than Ten Years      Total
                                -------------------  -----------------  ------------------  -------------------  -----------------
                                           Weighted           Weighted            Weighted             Weighted           Weighted
                                Carrying    Average  Carrying  Average  Carrying  Average   Carrying   Average   Carrying  Average
                                 Value      Yield     Value    Yield    Value      Yield     Value      Yield     Value    Yield
                                --------   --------  -------- --------  --------  --------  --------  --------   --------  --------
                                                                     (Dollars in thousands)

Held to maturity
 securities:
   Mortgage-backed
    securities.............     $   328     7.50%    $    96   7.50%    $1,068      7.00%    $20,985   6.93%   $ 22,477   6.94%
   Asset-backed securities.          --       --       4,851   2.43      3,754      6.39      10,653   7.14      19,258   5.81
   Other securities........          10     5.50         135   7.75         --        --       2,985   8.60       3,130   8.55
                                -------     ----     -------   ----     ------      ----     -------   ----    --------   ----
         Total debt
          securities at
          amortized cost...     $   338     7.44%    $ 5,082   2.67%    $4,822      6.53%    $34,623   7.14%   $ 44,865   6.57%
                                =======              =======            ======               =======           ========
Available for sale
 securities:
   U.S. Government and
    agency obligations.....     $20,451     7.13%    $41,988   6.21%    $5,314      6.54%  $      --     --%   $ 67,753   6.51%
   Corporate securities....      10,695     6.86      25,473   6.87         --        --          --     --      36,168   6.88
   Mortgage-backed
    securities.............          57     7.71         745   6.55      2,370      6.83       8,971   7.39      12,143   7.57
                                -------     ----     -------   ----     ------      ----     -------   ----    --------   ----
         Total debt
          securities at
          fair value.......     $31,203     7.04%    $68,206   6.46%    $7,684      6.64%    $ 8,971   7.39%   $116,064   6.73%
                                =======              =======            ======               =======           ========

Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for Savings Bank of Manchester's lending and other investment activities. In addition, Savings Bank of Manchester also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Savings Bank of Manchester may use borrowings from the Federal Home Loan Bank of Boston to compensate for reductions in the availability of funds from other sources.

     Deposit Accounts. Substantially all of Savings Bank of Manchester's depositors reside in Connecticut. Savings Bank of Manchester offers a wide variety of deposit accounts with a range of interest rates and terms. Savings Bank of Manchester's deposit accounts consist of interest-bearing checking, noninterest-bearing checking, regular savings, money market savings and certificates of deposit. The maturities of Savings Bank of Manchester's certificate of deposit accounts range from seven days to five years. In addition, Savings Bank of Manchester offers retirement accounts, including IRAs and Keogh accounts and simplified employee pension plan accounts. Savings Bank of Manchester also offers commercial business products to small businesses operating within its primary market area. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. Savings Bank of Manchester reviews its deposit mix and pricing on a weekly basis.

     Savings Bank of Manchester believes it offers competitive interest rates on its deposit products. Savings Bank of Manchester determines the rates paid based on a number of factors, including rates paid by competitors, Savings Bank of Manchester's need for funds and cost of funds, borrowing costs and movements of market interest rates. While certificate accounts in excess of $100,000 are accepted by Savings Bank of Manchester, and may receive preferential rates, Savings Bank of Manchester does not actively seek such deposits as they are more difficult to retain than core deposits. Savings Bank of Manchester does not utilize brokers to obtain deposits and at August 31, 1999 had no brokered deposits.

     In the unlikely event Savings Bank of Manchester is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Connecticut Bancshares as the sole stockholder of Savings Bank of Manchester.

     The following table presents the deposit activity of Savings Bank of Manchester for the periods indicated.

                                            For the Eight Months
                                              Ended August 31,       For the Year Ended December 31,
                                            --------------------     -------------------------------
                                               1999       1998          1998      1997      1996
                                            ---------  ---------     --------  ---------  ----------
                                                                     (In thousands)
Beginning balance.........................   $855,117   $827,667      $827,667  $792,833   $764,789
Increase (decrease) before interest
 credited.................................     11,959   (25,290)        (4,969)    1,870     (3,552)
Interest credited.........................     20,246     21,854        32,419    32,964     31,596
Net increase (decrease)...................     32,205    (3,436)        27,450    34,834     28,044
                                             --------   --------      --------  --------   --------
Ending balance............................   $887,322   $824,231      $855,117  $827,667   $792,833
                                             ========   ========      ========  ========   ========

     At August 31, 1999, Savings Bank of Manchester had certificate of deposit accounts in amounts of $100,000 or more maturing as follows:


                                                                   Weighted
                                                                    Average
Maturity Period                                    Amount            Rate
---------------                                --------------      ---------
                                               (In thousands)
Three months or less.............                 $13,805           4.72%
Over 3 months through 6 months...                  11,500           4.75
Over 6 months through 12 months..                  20,877           5.48
Over 12 months...................                  13,382           5.83
                                                  -------
      Total......................                 $59,564           5.24%
                                                  =======

     The following table presents information concerning average balances and weighted average interest rates for the periods indicated.



                                     For the Eight Months Ended             For the Year Ended December 31,
                                            August 31, 1999                             1998
                                  ---------------------------------      ----------------------------------
                                                                                       Percent
                                               Percent     Weighted                   of Total     Weighted
                                  Average     of Total      Average      Average       Average      Average
                                  Balance     Deposits       Rate        Balance      Deposits       Rate
                                 --------     --------     -------       -------      --------     --------
                                                             (Dollars in thousands)
Savings accounts...........      $227,504       26.3%        2.25%       $215,769       25.8%        2.36%
Money market accounts......        44,711        5.2         3.32          33,146        4.0         2.87
NOW accounts...............       109,116       12.6         1.37          94,394       11.2         1.38
Certificates of deposit....       443,274       51.2         5.05         463,226       55.3         5.45
Demand deposits............        41,122        4.7           --          30,985        3.7           --
                                 --------      -----         ----        --------      -----         ----
   Total...................      $865,727      100.0%        3.61%       $837,520      100.0%        3.90%
                                 ========      =====                     ========      =====
                                                        For the Year Ended December 31,
                                 -------------------------------------------------------------------------
                                                1997                                  1996
                                 ------------------------------------     --------------------------------
                                                Percent                               Percent
                                               of Total      Weighted                 of Total    Weighted
                                   Average      Average       Average     Average     Average     Average
                                  Balance      Deposits        Rate       Balance     Deposits      Rate
                                 --------      --------      -------      -------     --------    --------
                                                             (Dollars in thousands)
Savings accounts...........      $207,423        25.4%        2.27%      $206,344       26.6%       2.28%
Money market accounts......        30,709         3.8         2.56         30,089        3.9        2.37
NOW accounts...............        80,445         9.9         1.37         71,657        9.2        1.44
Certificates of deposit....       471,865        57.8         5.58        448,918       57.9        5.60
Demand deposits............        25,123         3.1           --         18,836        2.4          --
                                 --------       -----         ----       --------      -----        ----
   Total...................      $815,565       100.0%        4.03%      $775,844      100.0%       4.07%
                                 ========       =====                    ========      =====

     Certificates of Deposit by Rates and Maturities. The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at August 31, 1999.


                                    Period to Maturity from August 31, 1999                   Total at December 31,
                                ---------------------------------------------                 -------------------
                                               One to      Two to      Over       Total at
                                Less than       Two        Three      Three      August 31,
                                One Year       Years       Years      Years        1999         1998        1997
                                ---------     --------   ---------  ---------  ------------   --------    --------
                                                                (Dollars in thousands)
0.00 - 2.00%                    $     30      $   --     $    --     $    --     $     30     $     21     $     30
2.01 - 4.00%...............        2,982          --          --          --        2,982        2,598        2,743
4.01 - 5.00%...............      237,669      12,954       2,563      12,779      265,965      222,709       74,900
5.01 - 6.00%...............       76,926      20,120      17,750      29,567      144,363      178,662      335,908
6.01 - 7.00%...............       18,288       8,686       1,352         138       28,464       32,907       52,072
7.01 - 8.00%                       7,753          --          --          --        7,753        9,227       10,100
8.01 - 9.00%                          --          --          --          --           --           15           13
                                --------     -------     -------     -------     --------     --------     --------
   Total...................     $343,648     $41,760     $21,665     $42,484     $449,557     $446,139     $475,766
                                ========     =======     =======     =======     ========     ========     ========

     Borrowings. Savings Bank of Manchester may use advances from the Federal Home Loan Bank of Boston to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Boston functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Boston, Savings Bank of Manchester is required to own capital stock in the Federal Home Loan Bank of Boston and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At August 31, 1999, Savings Bank of Manchester had the ability to borrow a total of approximately $385.0 million from the Federal Home Loan Bank of Boston. At that date, Savings Bank of Manchester had outstanding advances of $66.9 million. At August 31, 1999, Savings Bank of Manchester also maintained an unused $15.0 million line of credit with a third party financial institution.

     Federal banking laws and regulations prohibit a bank from paying interest on commercial checking accounts. However, Savings Bank of Manchester offers to its commercial customers a transactional repurchase agreement, a form of non-deposit borrowing by Savings Bank of Manchester, that is designed as a mechanism to offer business customers the functional equivalent of a commercial checking account that pays interest. This account, overseen by an outside agent, is not an FDIC-insured deposit account, but is backed by a security interest in U.S. Government and agency securities at a ratio of approximately 1.10 to 1.00. At August 31, 1999, Savings Bank of Manchester had 1,593 of such accounts with deposits aggregating $97.9 million.

     The following tables presents certain information regarding Savings Bank of Manchester's Federal Home Loan Bank advances and short-term borrowed funds at or for the periods ended on the dates indicated.

                                                At or For the Eight
                                                       Months
                                                  Ended August 31,  At or For the Year Ended December 31,
                                                ------------------  -------------------------------------
                                                  1999       1998       1998          1997          1996
                                                --------   -------   ---------     ---------      --------
                                                               (Dollars in thousands)
Average balance outstanding:
   Federal Home Loan Bank advances.....         $48,422    $32,772    $36,534      $14,144         $15,319
   Short-term borrowed funds...........          86,161     73,443     76,523       61,677          59,833
Maximum amount outstanding at any
   month-end during the period:
   Federal Home Loan Bank advances.....          66,899     45,000     45,000       17,987          19,650
   Short-term borrowed funds...........          97,848     85,050     87,790       72,780          63,609
Balance outstanding at end of period:
   Federal Home Loan Bank advances.....          66,899     45,000     45,000       17,987          15,000
   Short-term borrowed funds...........          97,847     85,050     79,545       71,179          58,747
Weighted average interest rate
   during the period:
   Federal Home Loan Bank advances.....           6.08%       6.28%      6.31%        6.90%           7.98%
   Short-term borrowed funds...........           2.90        2.95       3.00         2.83            2.88
Weighted average interest rate
   at end of period:
   Federal Home Loan Bank advances.....           6.10        6.35       6.21         6.54            7.38
   Short-term borrowed funds...........           2.95        3.10       2.84         3.21            3.09

Subsidiary Activities

     The following are descriptions of Savings Bank of Manchester's wholly owned subsidiaries, which following the conversion, will be indirectly owned by Connecticut Bancshares.

     SBM, Ltd. SBM, Ltd. was organized in February, 1983 for the purpose of acquiring and holding real estate acquired by Savings Bank of Manchester. In 1990, the purpose changed to acquire, hold and dispose of real estate acquired through foreclosure. At August 31, 1999, SBM held property consisting of one residential subdivision with a book value of $197,000.

     923 Main, Inc. 923 Main was incorporated in December, 1994 for the purpose of maintaining an ownership interest in a third party registered broker-dealer, Infinex Financial Group. Infinex maintains an office at Savings Bank of Manchester and offers to customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities. Savings Bank of Manchester receives a portion of the commissions generated by Infinex from sales to customers. For 1998 and the eight months ended August 31, 1999, Savings Bank of Manchester received fees of $1.2 million and $804,000, respectively, through its relationship with Infinex.

     Savings Bank of Manchester Mortgage Company, Inc. SBM Mortgage was established in January, 1999 to service and hold loans secured by real property. SBM Mortgage was established and is managed to qualify as a "passive investment company" for Connecticut income tax purposes. Income earned by a qualifying passive investment company is exempt from Connecticut income tax. Income tax savings to Savings Bank of Manchester from the use of a passive investment company was approximately $541,000 for the eight months ended August 31, 1999.

Savings Bank of Manchester Foundation, Inc.

     In 1998, Savings Bank of Manchester established a private charitable foundation, the Savings Bank of Manchester Foundation, Inc. This foundation, which is not a subsidiary of Savings Bank of Manchester, provides grants to individuals and not-for-profit organizations within the communities that Savings Bank of Manchester serves. In 1998, Savings Bank of Manchester contributed marketable equity securities with a cost basis and fair market value of $763,000 and $3.0 million, respectively, at the date of contribution and transfer. At August 31, 1999, the foundation had assets of approximately $2.9 million. The foundation's current five member Board of Trustees consists of current directors, officers and employees of Savings Bank of Manchester. After the conversion, Savings Bank of Manchester will continue to maintain the foundation. However, Savings Bank of Manchester does not expect to make any further contributions to the foundation. The existence of Savings Bank of Manchester's current foundation is not expected to impact the business and affairs of the SBM Foundation which is being established in connection with Savings Bank of Manchester's conversion. See "The Conversion--Establishment of the Charitable Foundation."

Properties

     Savings Bank of Manchester currently conducts its business through its main office located in Manchester, Connecticut, and 22 other full-service banking offices. Connecticut Bancshares believes that Savings Bank of Manchester's facilities will be adequate to meet the then present and immediately foreseeable needs of Savings Bank of Manchester and Connecticut Bancshares.


                                                                                        Net Book Value
                                                                                          of Property
                                         Leased,       Original                          or Leasehold
                                        Licensed         Year      Date of Lease/        Improvements
                                           or           Leased        License           at August 31,
            Location                     Owned        or Acquired    Expiration              1999
---------------------------------       --------      -----------  --------------       --------------
                                                                                         (In thousands)
Main Branch and Executive Office:

923 Main Street
Manchester, CT 06040                     Owned           1932           --                $ 1,400

Branch Offices:
285 East Center Street
Manchester, CT 06040                    Leased           1956          2001                   114

220 North Main Street
Manchester, CT 06040                    Leased           1970        2000/(1)/                130

241 West Middle Turnpike
Manchester, CT 06040                     (2)             1983          2003                   169

955 Sullivan Avenue
South Windsor, CT 06074                  (2)             1965          2010                   515

477 Connecticut Boulevard
East Hartford, CT 06108                 Leased           1996          2001                    95

236 Spencer Street
Manchester, CT 06040                    Leased           1974          2004                    --

1 Main Street
East Hartford, CT 06118                 Leased           1975        2000/(3)/                 11

62 Buckland Street
Manchester, CT 06040                    Leased           1990          2004                   104

Eastford Center, Country Road
Eastford, CT 06242                      Leased           1985          2004                     9

122A Prospect Hill Road
East Windsor, CT 06088                  Leased           1985          2004                    18

6 Storrs Road
Mansfield, CT 06250                     Leased           1986        2000/(4)/                 83

200 Merrow Road
Tolland, CT 06084                       Leased           1989          2004                    75

1320 Manchester Road
Glastonbury, CT 06033                     (2)            1987          2007                   273

435 Hartford Turnpike
Vernon, CT 06066                        Leased           1988          2003                    75

1078 N. Main Street
Dayville (Killingly), CT 06241          Leased           1990       2000/(5)/                  48

Route 66
Columbia, CT 06237                      Owned            1991           --                    243

1671 Boston Turnpike
Coventry, CT 06238                      Leased           1993         2003                     83

574 & 596 Middle Turnpike
Storrs, CT 06268                        Owned            1995           --                    785

                                                                                        Net Book Value
                                                                                          of Property
                                         Leased,       Original                          or Leasehold
                                        Licensed         Year      Date of Lease/        Improvements
                                           or           Leased        License           at August 31,
            Location                     Owned        or Acquired    Expiration              1999
---------------------------------       --------      -----------  --------------       --------------
                                                                                         (In thousands)
Main Branch and Executive Office:

49 Hazard Avenue
Enfield, CT 06082                       Leased           1995           2007                  114

2133 Poquonock Avenue
Windsor, CT 06095                       Leased           1996           2001                  176

44-48 Wells Road
Wethersfield, CT 06109                  Leased           1996           2003                  124

55 South Main Street
West Hartford, CT 06107                 Leased           1997           2001                  236

ATM Facilities:

Rt.6
Andover, CT  06232                      Leased           1974          /(6)/                   --

Junction 44 & 74
Ashford, CT  06278                      Leased           1976           2001                    2

Rt. 44A, 663 Boston Turnpike
Bolton, CT  06043                       Leased           1968      2000/(7)/                    3

700 Burnside Ave.
East Hartford, CT  06108                Leased           1966      2000/(6)/                   --

60 Bidwell Street
Manchester, CT  06040                   Licensed/(8)/    1990          /(9)/                   --

Buckland Hills Mall
Manchester, CT  06040                   Leased           1992           2004                   --

31 Union Street
Rockville, CT  06066                    Licensed/(8)/    1995          /(9)/                   --

469 Hartford Rd
Manchester, CT  06040                   Leased           1970           2002                   --

71 Haynes Street
Manchester, CT  06040                   Licensed/(8)/    1989          /(9)/                   --

Administrative offices:

469 Hartford Road
Manchester, CT 06040                    Leased           1970           2002                   35

50-56 Cottage Street
Manchester, CT  06040                   Owned            1999             --                  465

881 Main Street
Manchester, CT  06040                   Leased           1994           2001                   61

935 Main Street
Manchester, CT  06040                   Owned          /(10)/             --                2,590

935 Main Street
Units B102 & B102A
Manchester, CT  06040                   Leased           1997      2000/(10)/                  89

945 Main Street
Unit 102
Manchester, CT  06040                   Leased           1999          2001                    --

945 Main Street
Unit 305
Manchester, CT  06040                   Owned            1997            --                  137

                                                                                        Net Book Value
                                                                                          of Property
                                         Leased,       Original                          or Leasehold
                                        Licensed         Year      Date of Lease/        Improvements
                                           or           Leased        License           at August 31,
            Location                     Owned        or Acquired    Expiration              1999
---------------------------------       --------      -----------  --------------       --------------
                                                                                         (In thousands)
945 Main Street
Unit 309
Manchester, CT  06040                    Owned           1998            --                      77

35-43 Oak Street
Manchester, CT  06040                    Owned           1995            --                     750

681 Main Street
Plantsville, CT  06479                   Leased          1997          (12)                      --
                                                                                        --------------
   Total...........................                                                         $ 9,089
                                                                                        ==============
--------------------------------------

(1) Savings Bank of Manchester intends to exercise its option to renew this lease for an additional five-year period.
(2) Savings Bank of Manchester owns the building and leases the land and only owns the building as long as the lease is in effect.
(3) Savings Bank of Manchester does not have an option to renew the lease. Savings Bank of Manchester is currently negotiating the terms of a new lease.
(4) Savings Bank of Manchester intends to exercise its option to renew this lease for three additional five-year periods.
(5) Savings Bank of Manchester intends to exercise its option to renew this lease for two additional five-year periods.
(6)  A new lease is currently under negotiation.
(7) Savings Bank of Manchester intends to renew this lease for one additional one-year period.
(8) Savings Bank of Manchester maintains a license to possess the property. Generally, the holder of a license has less property rights than the possessor of a leasehold interest.
(9)  A new license agreement is currently under negotiation.
(10) Savings Bank of Manchester owns sixteen commercial condominiums, which were all acquired at various times between 1990 and 1999.
(11) Savings Bank of Manchester has an option to renew this lease for two additional three-year periods.
(12) Savings Bank of Manchester possesses this property on a month-to-month basis.


Personnel

     As of August 31, 1999, Savings Bank of Manchester had 330 full-time employees and 70 part-time employees, none of whom is represented by a collective bargaining unit. Savings Bank of Manchester believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving Savings Bank of Manchester, such as claims to enforce liens, condemnation proceedings on properties in which Savings Bank of Manchester holds security interests, claims involving the making and servicing of real property loans and other issues incident to Savings Bank of Manchester's business. Savings Bank of Manchester is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Savings Bank of Manchester.

                      MANAGEMENT OF CONNECTICUT BANCSHARES

     Directors are elected by the stockholders of Connecticut Bancshares for staggered three-year terms, or until their successors are elected and qualified. Connecticut Bancshares' Board of Directors consists of 15 persons divided into three classes, each of which contains approximately one-third of the Board. One class, consisting of Messrs. A. Paul Berte, John D. LaBelle, Jr., Jon L. Norris, Laurence P. Rubinow and Gregory S. Wolff, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Thomas A. Bailey, Richard P. Meduski, Michael B. Lynch, John G. Sommers and Thomas E. Toomey, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Timothy J. Devanney, M. Adler Dobkin, Eric A. Marziali and William D. O'Neill and Ms. Sheila B. Flanagan, has a term of office expiring at the third annual meeting of stockholders. Connecticut Bancshares anticipates that its first annual meeting of stockholders will be held in September 2000.

     The officers of Connecticut Bancshares are elected annually and serve at the Board's discretion. The officers of Connecticut Bancshares are:

Name                                 Position
----                                 --------
Thomas A. Bailey                     Chairman of the Board
Richard P. Meduski                   President and Chief Executive Officer
Charles L. Pike                      First Executive Vice President
Douglas K. Anderson                  Executive Vice President
Nicholas B. Mason                    Senior Vice President and Chief Financial Officer
Carole L. Yungk                      Corporate Secretary

                    MANAGEMENT OF SAVINGS BANK OF MANCHESTER

Directors and Executive Officers

     The Board of Directors of Savings Bank of Manchester is presently composed of 15 members who are elected for terms of three years, approximately one third of whom are elected annually as required by the Bylaws of Savings Bank of Manchester. The executive officers of Savings Bank of Manchester are appointed annually by the Board of Directors and hold office until their respective successors are chosen and qualified, or until their death, earlier resignation or removal from office. The following table presents information with respect to the directors and executive officers of Savings Bank of Manchester.

                                   Directors

                                                      Position Held With Savings Bank of   Director   Term
Name                                   Age (1)        Manchester                            Since    Expires
----                                   ------         ----------------------------------   --------  -------
Thomas A. Bailey                         69           Director and                         1974        2001
                                                      Chairman of the
                                                      Board

Richard P. Meduski                       54           Director,                            1983        2001
                                                      President and
                                                      Treasurer

A. Paul Berte                            58           Director                             1993        2000

Timothy J. Devanney (2)                  47           Director                             1999        2002

M. Adler Dobkin                          68           Director                             1976        2002

Sheila B. Flanagan                       59           Director                             1987        2002

John D. LaBelle, Jr.                     50           Director                             1991        2000

Michael B. Lynch                         60           Director                             1986        2001

Eric A. Marziali (2)                     40           Director                             1999        2002

Jon L. Norris                            58           Director                             1996        2000

William D. O'Neill (2)                   60           Director                             1998        2002

Laurence P. Rubinow                      55           Director                             1996        2000

John G. Sommers                          44           Director                             1993        2001

Thomas E. Toomey                         66           Director                             1981        2001

Gregory S. Wolff                         47           Director                             1997        2000


                             Executive Officers Who Are Not Directors

                                                      Position Held With Savings Bank of
Name                                   Age (1)        Manchester
----                                   -------        ----------------------------------
Charles L. Pike                          55           First Executive Vice President

Douglas K. Anderson                      49           Executive Vice President

Nicholas B. Mason                        54           Senior Vice President and Chief Financial Officer

Roger A. Somerville                      55           Senior Vice President

---------------------------
(1)  As of August 31, 1999.
(2) All of the directors except Messrs. Devanney, Marziali and O'Neill are also directors of Connecticut Bankshares, M.H.C.

Biographical Information

     Below is certain information regarding the directors and executive officers of Savings Bank of Manchester. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years. There are no family relationships among or between the directors or executive officers except as set forth below.

     Thomas A. Bailey has served as the Chairman of the Board of Savings Bank of Manchester since 1990. He is a retired attorney and formerly a partner of the law firm of Gilman & Marks, Hartford, Connecticut.

     Richard P. Meduski has served as the President and Treasurer of Savings Bank of Manchester since 1988. He has served as the President and Chief Executive Officer of Connecticut Bancshares since its formation.

     A. Paul Berte is a self-employed attorney in Manchester, Connecticut.

     Timothy J. Devanney is the President of Highland Park Market of Manchester and Highland Park Market of Glastonbury, and a Member of Highland Park Market of Farmington L.L.C., all three of which are retail grocery businesses. Mr. Devanney is related to Mr. Toomey by marriage to Mr. Toomey's niece.

     M. Adler Dobkin is Vice President of Rayco, Inc., a metal finishing facility. He was previously the President of the company.

     Sheila B. Flanagan is a retired attorney and formerly a consultant between 1996 and 1999 and in-house counsel to the Massachusetts Mutual Life Insurance Company prior to 1996.

     John D. LaBelle, Jr. is a principal with the law firm of LaBelle, LaBelle, Naab & Horvath P.C., Manchester, Connecticut.

     Michael B. Lynch is the President and Chief Executive Officer of Lynch Motors, Inc., a Toyota-Pontiac automobile dealership located in Manchester, Connecticut.

     Eric A. Marziali has served as the President of United Abrasives, Inc. and SAIT Overseas Trading and Technical Corp., and Vice President of United Abrasives Canada, Inc., all related entities, which manufacture abrasive products, since 1982.

     Jon L. Norris is the co-owner and operator of Independent Insurance Center, Inc., a full-service insurance agency in which he is also a principal financial partner.

     William D. O'Neill is a consultant to and was the President of Fuss & O'Neill Inc. until June 1999. Fuss & O'Neill is a civil and environmental engineering firm with headquarters in Manchester, Connecticut and offices in the states of Massachusetts, Rhode Island and Vermont.

     Laurence P. Rubinow is the President and Chief Executive Officer of the law firm of Woodhouse, Rubinow & Macht, P.C., located in Manchester, Connecticut. Mr. Rubinow is the son of Eleanor S. Rubinow, a Director Emeritus.

     John G. Sommers is the President of Allied Printing Services Inc., a commercial printing company, located in Manchester, Connecticut.

     Thomas E. Toomey is the Executive Vice President of Marketing Specialists, Inc., a marketing firm. Until 1997, he was the President of Toomey DeLong Food Brokers, a wholesale grocer, which no longer operates. Mr. Toomey is related to Mr. Devanney by marriage of his niece to Mr. Devanney.

     Gregory S. Wolff is the Chairman of Wolff-Zackin & Associates Inc., an insurance agency located in Vernon, Connecticut.

Executive Officers Who Are Not Directors

     Charles L. Pike joined Savings Bank of Manchester in 1983 and serves as the First Executive Vice President and Senior Loan Officer. Mr. Pike is also First Vice President of Connecticut Bancshares.

     Douglas K. Anderson joined Savings Bank of Manchester in 1987 and served full-time as Executive Vice President until 1995, at which time he changed his employment status to part-time in order to become President and Chief Executive Officer of Open Solutions, Inc., a computer software provider, located in Glastonbury, Connecticut and Savings Bank of Manchester's primary computer software provider. In August 1999, Mr. Anderson resigned as President and Chief Executive Officer of Open Solutions and returned to full-time employment with Savings Bank of Manchester. Mr. Anderson is now Executive Vice President of Savings Bank of Manchester and Connecticut Bancshares and Chairman of Open Solutions.

     Nicholas B. Mason joined Savings Bank of Manchester in 1988 as Chief Financial Officer and Senior Vice President. In addition, he serves as a Secretary to the Hartford Mutual Investment Fund and a Director on the Board of Directors of Bankers' Bank Northeast.

     Roger A. Somerville joined Savings Bank of Manchester in 1984 as a commercial loan officer. He has been Senior Vice President of Commercial Lending since 1988. In addition, Mr. Somerville is a director of The Greater Manchester Chamber of Commerce, Genesis Center, Inc., Community Health Resources, Inc., Hartford Economic Development Co., Greater Hartford Business Development Corp., and the Greater Manchester United Way.

Meetings and Committees of the Board of Directors of Savings Bank of Manchester and Connecticut Bancshares

     The business of Savings Bank of Manchester is conducted through meetings and activities of the Board of Directors and its committees. During the year ended December 31, 1998 the Board of Directors held 12 regular meetings and three special meetings. Except for Messrs. Dobkin and Toomey, no director attended fewer than 75% of the total meetings of the Board of Directors and committees on which the director served.

     The Board of Directors has established the following committees:

     The Audit & Examination Committee consists of Messrs. Berte, LaBelle, Marziali, Norris, Wolff and Ms. Flanagan. This committee reviews Connecticut Bankshares, M.H.C.'s consolidated financial statements, supervises the internal auditor and engages the external auditors. The committee meets quarterly and also in March to review the annual financial statements and met four times in 1998.

     The Investment Committee consists of Messrs. Devanney, Dobkin, O'Neill, Rubinow and Toomey and Ms. Flanagan. The Investment Committee oversees the interest rate risk management of Savings Bank of Manchester and approves all investment and asset/liability policies. The committee meets quarterly and met four times in 1998.

     The Compensation Committee consists of Messrs. Berte, Dobkin, Lynch, Sommers and Wolff and Ms. Flanagan. This committee is responsible for all matters regarding compensation and fringe benefits for executive officers. The committee meets as necessary and met ten times in 1998.

     The Board of Directors has also established an Executive Committee, Loan Committee, Pension-Retirement Committee and Nominating Committee.

     The Board of Directors of Connecticut Bancshares has established the following committees: the Audit Committee consisting of Messrs. Berte, LaBelle, Marziali and Wolff and Ms. Flanagan; the Pricing Committee consisting of the entire Board of Directors of Connecticut Bancshares; the Compensation Committee consisting of Messrs. Sommers, Berte, Dobkin, Lynch and Wolff and Ms. Flanagan; and the Nominating Committee consisting of Messrs. Dobkin, Wolff and Berte, and Ms. Flanagan.

Directors' Compensation

     Fees. Non-employee directors of Savings Bank of Manchester each receive $750 for each board meeting attended and $500 for each committee meeting attended. Following the conversion, non-employee directors of Savings Bank of Manchester will each receive an annual retainer of $15,000, $750 for each board meeting attended and $200 for each committee meeting attended. In addition, non-employee directors of Connecticut Bancshares will receive an annual retainer of $15,000.

     Directors' Consultation Plan. Savings Bank of Manchester has adopted a post-retirement consultation program for incumbent non-employee directors to ensure the continued availability of its retired directors as consultants to management because of their significant knowledge of and involvement in Savings Bank of Manchester's operations. A director who retires at age 70 with at least 10 years of service will receive an annual benefit equal to 50% of the average cash board compensation (retainers and meeting fees) received by the director over the three years preceding retirement. The benefit increases by 5% for each additional year of service with a benefit equal to 100% of final average board compensation payable after 20 years of service. The benefit will be payable until the earlier to occur of the tenth anniversary of the director's retirement or the director's death. A director with at least 10 years of service may elect to retire before age 70 but after age 65 with a corresponding reduction in the benefit equal to 5% for each year the director's age is less than age 70. The plan provides that each married retired director is guaranteed at least five annual payments. In the event of a retired director's death before the receipt of at least five annual payments, any remaining payments will be made to the retired director's surviving spouse to ensure that a minimum of five payments are made. The plan also provides that the surviving spouse of an active director with at least 10 years of service who dies before age 65 will receive a benefit payable for five years equal to 50% of the benefit the director would have been eligible to receive had the director attained age 70 before his death, and that the surviving spouse of an active director with at least 10 years of service who dies after attaining age 65 will receive a benefit payable for five years equal to 100% of what that director would have received. In the event of a change in control (as defined in the plan), each incumbent director will be deemed retired for purposes of the plan and will be eligible to receive a lump sum benefit equal to the present value of the normal retirement benefit with each director assumed to have at least 10 years of service. Savings Bank of Manchester expects to accrue an additional $239,000 in 2000 with respect to its anticipated liability under the program.

Executive Compensation

     Summary Compensation Table. The following information is furnished for the President and chief executive officer and the four other highest paid executive officers of Savings Bank of Manchester who received a salary and bonus of $100,000 or more during the year ended December 31, 1999.

                                                           Annual Compensation (1)
                                               -----------------------------------------------
Name and                                                                                                 All Other
Position                                         Year (2)          Salary          Bonus (3)          Compensation (4)
-----------                                    ------------   ----------------   -------------     ---------------------
Richard P. Meduski,
 President and Treasurer                           1999            $294,000           $110,000           $41,135

Charles L. Pike,
 First Executive Vice President                    1999             195,848             37,300             4,800

Douglas K. Anderson,
 Executive Vice President                          1999             160,000             15,200             2,199

Roger A. Somerville,
 Senior Vice President                             1999             124,833             27,500             4,339

Nicholas B. Mason,
 Senior Vice President and
 Chief Financial Officer                           1999             122,911             16,000             4,455

--------------------------
(1) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(2) Compensation information for the years ended December 31, 1998 and 1997 has been omitted because Savings Bank of Manchester was neither a public company nor a subsidiary of a public company at that time.
(3) Represents board awarded discretionary cash bonus.

(4) Represents matching contributions under Savings Bank of Manchester's 401(k) Plan in the amounts of $4,800, $4,800, $2,199, $4,339 and $4,455 for Messrs.
    Meduski, Pike, Anderson, Somerville and Mason, respectively. Also includes $36,335 paid to Mr. Meduski for premiums on an insurance policy.

     Employment Agreements.   Upon the completion of the conversion, Savings
Bank of Manchester and Connecticut Bancshares each intend to enter into employment agreements with Messrs. Meduski, Pike, Anderson, Mason and Somerville. The employment agreements are intended to ensure that Savings Bank of Manchester and Connecticut Bancshares will be able to maintain a stable and competent management base after the conversion. The continued success of Savings Bank of Manchester and Connecticut Bancshares depends to a significant degree on the skills and competence of officers.

    The employment agreements will provide for a three-year term. The term of the employment agreements will be extended on an annual basis unless written notice of non-renewal is given by the Board of Directors of Connecticut Bancshares or Savings Bank of Manchester. The employment agreements provide that each executive's base salary will be reviewed annually. The base salaries which will be effective for such employment agreements for Messrs. Meduski, Pike, Anderson, Somerville and Mason will be $330,750, $220,329,
$180,000, $140,438 and $138,275 respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by Savings Bank of Manchester or Connecticut Bancshares for cause, as defined in the employment agreements, at any time. If Savings Bank of Manchester or Connecticut Bancshares chooses to terminate an executive's employment for reasons other than for cause, or if an executive resigns from Savings Bank of Manchester or Connecticut Bancshares after a: (1) failure to re-elect the executive to his/her current offices; (2) material change in the executive's functions, duties or responsibilities; (3) relocation of the executive's principal place of employment by more than 35 miles; (4) reduction in the benefits and perquisites being provided to the executive in the employment agreement; (5) liquidation or dissolution of Savings Bank of Manchester or Connecticut Bancshares; or (6) breach of the employment agreement by Savings Bank of

Manchester or Connecticut Bancshares, the executive or, if the executive dies, his/her beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of Savings Bank of Manchester and Connecticut Bancshares during the remaining term of the employment agreement. Savings Bank of Manchester and Connecticut Bancshares would also continue and/or pay for the executive's life, health, dental and disability coverage for the remaining term of the employment agreement. Upon termination of the executive for reasons other than a change in control, the executive must adhere to a one year non-competition restriction.

     Under the employment agreements, if voluntary or involuntary termination follows a change in control of Savings Bank of Manchester or Connecticut Bancshares, the executive or, if the executive dies, his/her beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years' annual compensation. Savings Bank of Manchester and Connecticut Bancshares would also continue the executive's life, health, dental and disability coverage for thirty-six months. Even though both Savings Bank of Manchester and Connecticut Bancshares employment agreements provide for a severance payment if a change in control occurs, the executive would only be entitled to receive a severance payment under one agreement. The executive would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or any other payments triggered liability under the Internal Revenue Code as an excise tax constituting "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over the preceding five-year period. If a change in control of Savings Bank of Manchester and Connecticut Bancshares occurred, the total amount of payments due under the agreements, based solely on the 1999 cash compensation, without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable, would be approximately $2.7 million.

     Payments to the executive under Savings Bank of Manchester's employment agreement will be guaranteed by Connecticut Bancshares if payments or benefits are not paid by Savings Bank of Manchester. Payment under Connecticut Bancshares' employment agreement would be made by Connecticut Bancshares. The employment agreements also provide that Savings Bank of Manchester and Connecticut Bancshares will indemnify the executive to the fullest extent legally allowable.

     In addition to the foregoing employment agreements, Savings Bank of Manchester intends to enter into an employment agreement with Mr. Bailey in his capacity as Chairman of the Board of Directors of Savings Bank of Manchester. The Chairman's employment agreement will be in effect through 2000. The
Chairman's base salary under the agreement will be $90,000.   In addition to
those terms and conditions generally contained in the employment agreements as described above, Mr. Bailey's employment agreement also provides that upon the Chairman's retirement as an employee of Savings Bank of Manchester, the Chairman will be retained as a consultant for a ten year period at his then current base salary.

     Change in Control Agreements.   Upon conversion, Savings Bank of Manchester
intends to enter into change in control agreements with seven senior officers who will not be covered by an employment agreement. Each change in control agreement will be renewable on an annual basis. The change in control agreements will have terms ranging from one to three years. The change in control agreements will provide that if voluntary (upon the occurrence of circumstances discussed in the agreements) or involuntary termination follows a change in control of Savings Bank of Manchester and Connecticut Bancshares, the officers would be entitled to receive a severance payment equal to one to three times their average annual compensation for the five most recent taxable years. Savings Bank of Manchester would also continue to pay for the officers' life, health and disability coverage for 12-36 months following termination. If a change in control of Savings Bank of Manchester and Connecticut Bancshares occurred, the total payments that would be due under the change in control agreements, based solely on the 1999 cash compensation paid to the officers covered by the change in control agreements and excluding any benefits under any employee benefit plan which may be payable, would equal approximately $2.2 million.

Benefits

     General. Savings Bank of Manchester currently pays 74% of the total costs of the medical health and dental insurance plans and 100% of premiums for life and disability benefits for full-time employees.

     Pension Plan. Savings Bank of Manchester maintains a non-contributory pension plan for its employees. Generally, employees of Savings Bank of Manchester begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. A participant in the pension plan becomes vested in his accrued benefit under the pension plan upon the earlier of the: (i) attainment of the "normal retirement age" (as described in the pension plan) while employed at Savings Bank of Manchester; or
(ii) completion of five vesting years with Savings Bank of Manchester. Participants are credited with vesting years for each plan year in which they complete at least 1,000 hours of service.

     A participant's accrued benefit under the pension plan is determined by multiplying 2% of the participant's annual compensation (defined as average annual compensation for the three consecutive calendar years that produce the highest average) by the number of years of service the participant has with Savings Bank of Manchester up to thirty (30). However, pension benefits are reduced 1/15th for each of the first five years and 1/30th for each of the next five years, by which benefit commencement precedes normal retirement. Pension benefits are payable in equal monthly installments for life, or for married persons as a joint survivor annuity over the lives of the participant and spouse. If a participant dies while employed by Savings Bank of Manchester, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant's accrued benefit in the plan. If a participant is terminated from employment with a vested benefit and dies before starting to receive payments, the benefit will be payable on his or her behalf. Married participants in the pension plan may elect (with spousal consent where required by law) to receive their pension benefits in the form of a 50%, 75% or 100% joint and survivor annuity or a life only payment option.


     The following table indicates the annual retirement benefits that would be payable under the pension plan and the related supplemental executive retirement plan (see below) upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $130,000 per year and annual compensation for calculation purposes is limited to $160,000 per year for the 1999 calendar year.

                                                            Years of Service
          Average Annual    ---------------------------------------------------------------------------------
           Compensation         5            10             15             20             25            30+
         ----------------------------------------------------------------------------------------------------
             $ 25,000       $ 2,500       $ 5,000       $  7,500       $ 10,000       $ 12,500       $ 15,000
               50,000         5,000        10,000         15,000         20,000         25,000         30,000
               75,000         7,500        15,000         22,500         30,000         37,500         45,000
              100,000        10,000        20,000         30,000         40,000         50,000         60,000
              125,000        12,500        25,000         37,500         50,000         62,500         75,000
              150,000        15,000        30,000         45,000         60,000         75,000         90,000
              175,000        17,500        35,000         52,500         70,000         87,500        105,000
              200,000        20,000        40,000         60,000         80,000        100,000        120,000
              250,000        25,000        50,000         75,000        100,000        125,000        150,000
              300,000        30,000        60,000         90,000        120,000        150,000        180,000
              350,000        35,000        70,000        105,000        140,000        175,000        210,000

     At August 31, 1999, which is the date of the most recent pension plan statement, the pension plan's assets exceeded the benefit obligation by approximately $2.4 million. The benefits listed on the table above, for the pension plan are not subject to a deduction for Social Security benefits or any other offset amount. As of January 1, 1999, Messrs. Meduski, Pike, Somerville and Mason had 15, 15, 14 and 10 years of service with Savings Bank of Manchester, respectively, for purposes of the pension plan.

     Supplemental Executive Retirement Programs. Savings Bank of Manchester maintains a non-tax-qualified, supplemental executive retirement plan to provide key personnel with pension benefits that cannot be provided directly through Savings Bank of Manchester's pension plan as result of Internal Revenue Code limitations on the benefits available through a tax-qualified plan. Benefits under the supplemental executive retirement plan are based on the same formula as the employee pension plan, but are determined without regard to the limitations on the amount of salary that may be taken into account for benefits purposes under the pension plan or the level of benefits permitted under the pension plan. The benefits available under the supplemental executive retirement plan are reduced by the benefits actually payable under the pension plan. Supplemental executive retirement plan benefits are payable at the same times and in the same forms as benefits payable under the pension plan. At present, the only participants in the plan are Messrs. Meduski and Pike. At August 31, 1999, the plan's benefit liability was $348,000.

     In addition to this supplemental retirement plan, Savings Bank of Manchester also provides Mr. Meduski with an annual supplemental payment of $36,335 to cover the premiums on a life insurance policy in which Mr. Meduski is the sole owner. The cash value of the policy is intended to provide Mr. Meduski with an additional source of retirement income.

     Upon conversion, Savings Bank of Manchester intends to amend and restate the supplemental executive retirement plan to provide for similar supplemental benefits with respect to the 401(k) plan and the employee stock ownership plan, as well as benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan (see below). Specifically, the amended and restated plan will provide benefits to eligible individuals (designated by the Board of Directors of Savings Bank of Manchester or its affiliates) that cannot be provided under the 401(k) Plan and/or the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the 401(k) Plan and/or the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals who retire, who are participants at the time of a change in control, or whose participation in the employee stock ownership plan ends due to termination of the employee stock ownership plan (regardless of whether the individual terminates employment) before the complete scheduled repayment of the employee stock ownership plan loan. Generally, if an eligible individual retires or a change in control of Savings Bank of Manchester or Connecticut Bancshares occurs before complete repayment of the employee stock ownership plan loan, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan or had the employee stock ownership plan not been terminated before the scheduled repayment of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon the participant's retirement (in accordance with the standard retirement policies of Savings Bank of Manchester), upon the change in control of Savings Bank of Manchester or Connecticut Bancshares or as determined under the applicable tax-qualified retirement plans sponsored by Savings Bank of Manchester. The Board of Directors intends to designate Messrs. Meduski, Pike, Anderson and Bailey as participants in the supplemental executive retirement plan.

     The amended and restated supplemental executive retirement plan will also provide the Board of Directors with the opportunity to provide a retention incentive for key personnel in the form of enhanced early retirement benefits. Upon selection by the Board, a designated officer would be eligible to retire at age 60 with a retirement benefit equal to 60 percent of his final average compensation (base salary and cash bonus) less benefits payable under Savings Bank of Manchester pension plan and the pension provisions of the supplemental executive

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retirement plan. However, no benefit would be payable under this provision in the event of the officer's termination of employment before age 60, other than in the event of the officer's death, disability or upon a change in control of Savings Bank of Manchester or Connecticut Bancshares. The plan further provides that a designated officer's spouse would receive a survivor's benefit equal to 50 percent of the benefit provided to the officer during his lifetime. It is anticipated that the Board will designate Mr. Meduski as a participant under this provision in order to ensure that his overall compensation reflects his significant role at Savings Bank of Manchester and to provide an incentive for his continued employment. In connection with Mr. Meduski's designation, it is anticipated that Savings Bank of Manchester will accrue compensation expense of approximately $297,000 over the next five years.

     Savings Bank of Manchester currently maintains a grantor trust in connection with the supplemental executive retirement plan. It is anticipated that Savings Bank of Manchester will amend this trust agreement to include the
amended and restated supplemental executive retirement plan.   The assets of the
grantor trust are subject to the claims of Savings Bank of Manchester's general creditors in the event of Savings Bank of Manchester's insolvency until paid to the individual according to the terms of the supplemental executive retirement plans.

     401(k) Plan. Savings Bank of Manchester has implemented the Savings Bank of Manchester Savings Plan (the "401(k) Plan"), a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code for the benefit of its eligible employees. The 401(k) Plan currently provides participants with savings and retirement benefits based on employee deferrals of compensation, as well as discretionary matching contributions made by Savings Bank of Manchester. Eligible employees may begin participating in the 401(k) Plan upon the completion of six months of service (as defined in the 401(k) Plan). Participants currently may make pre-tax salary deferrals to the 401(k) Plan in amounts from 1% to 15% of their total compensation, within a legally permissible limit ($10,000 for 1999). In addition, the 401(k) Plan provides for post-tax salary deferrals up to 10% of a participant's total compensation. Savings Bank of Manchester makes a regular matching contribution equal to 50% of the elective deferrals made by each participant up to 6% of a participant's base compensation. This match is discretionary and may increase or decrease as determined by Savings Bank of Manchester. A participant is always 100% vested in his or her account under the 401(k) Plan.
     Currently, participants may invest their accounts under the 401(k) Plan in seven investment vehicles with varying investment characteristics. Savings Bank of Manchester intends to add, as an investment option, an employer stock fund in which participants may invest a portion of their account balances primarily in Connecticut Bancshares common stock within the limitations set forth in the 401(k) Plan document. However, a participant's ability to acquire common stock in the conversion will be based on his or her status as an eligible account holder. Regardless of the source of funds, no eligible account holders may elect to invest more than $250,000 in common stock.

     Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the 401(k) Plan in the form of hardship withdrawals, withdrawals of rollover contributions and the withdrawal of unmatched after-tax contributions. Distributions from the 401(k) Plan generally must comply with federal and state income tax withholding and distributions made before a participant attains age 59 1/2 are generally subject to a federal excise tax.

     Incentive Compensation Programs. The Board of Directors of Savings Bank of Manchester has typically authorized a discretionary annual cash incentive compensation program for officers of Savings Bank of Manchester based on the Board's evaluation of the fiscal year's operating results. The size of the available incentive compensation pool is determined by the Board's executive committee based upon the recommendation of the compensation committee. The maximum bonus under the program is limited to 40% of base salary for the President, 30% for senior officers and 20% for junior officers.

     In May 1999, the Board authorized a long-term incentive compensation program that provides cash incentive awards to eligible officers based on the attainment of financial and individual performance objectives. All awards are payable on a deferred basis upon the satisfaction of specific vesting requirements. Under the long-term

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plan, vesting begins five years after the year to which an award relates and such awards are forfeited in the event the officer terminates employment for any reason, other than death, disability or retirement prior to age 62. Vested awards are payable in installments over a three-year period following the fifth anniversary of the award date. During the vesting period and payment period, awards are credited interest at a rate equal to Savings Bank of Manchester's five-year certificate of deposit rate. The program authorizes the Board to establish a discretionary bonus pool annually. However, no pool may be authorized if Savings Bank of Manchester's net income before provision for income taxes and adjusted to exclude gains or losses on securities does not reflect a four percent increase over Savings Bank of Manchester's budgeted net income. In the event that a pool is established, one-third of the pool is awarded to eligible officers in proportion that their compensation bears to the compensation of all eligible officers and two-thirds of the pool is awarded on a discretionary basis to eligible officers.

     Employee Stock Ownership Plan. Savings Bank of Manchester's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of Savings Bank of Manchester to be effective upon the completion of the conversion. Employees who are employed by Savings Bank of Manchester on the conversion effective date will be eligible to participate in the plan immediately. Thereafter, new employees of Connecticut Bancshares and Savings Bank of Manchester who have been credited with at least six months of service will be eligible to participate in the employee stock ownership plan.

     The employee stock ownership plan intends to purchase 5% of the shares sold in the conversion through the offering. Following the conversion, the employee stock ownership plan expects to acquire an additional number of shares through open market purchases so that the employee stock ownership plan will acquire in the aggregate, together with shares purchased in the conversion, 8% of the outstanding shares of common stock of Connecticut Bancshares. In total, the employee stock ownership plan expects to acquire 8% of the shares issued in the conversion or between 844,560 shares, assuming 10,557,000 shares are issued in the conversion, and 1,142,640 shares assuming 14,283,000 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 16,425,450 shares, the employee stock ownership plan expects to acquire 1,314,036 shares. It is anticipated that the employee stock ownership plan will borrow funds from Connecticut Bancshares to purchase its stock. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid from Savings Bank of Manchester's contributions to the employee stock ownership plan and, to a lesser extent, from earnings on such contributions and dividends payable on Connecticut Bancshares common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 5% of the common stock sold in the conversion through the offering, it is anticipated that these additional shares will also be acquired following the conversion through open market purchases.

     In any plan year, Savings Bank of Manchester may make additional discretionary contributions to the employee stock ownership plan for the benefit of plan participants in either cash or shares of Connecticut Bancshares common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Connecticut Bancshares. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Any forfeitures will be reallocated among the remaining plan participants.

     Participants who are employed at the effective date of the conversion will be fully vested upon the completion of one year of service, or immediately on the effective date if such one-year period of service has already been completed. Participants who are hired first after the conversion effective date will vest in their accrued

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benefits under the employee stock ownership plan upon the completion of five years of service. A participant is fully vested at retirement, upon death or disability in the event of a change in control (as defined in the plan) or upon termination of the employee stock ownership plan. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. Savings Bank of Manchester's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

     The Board of Directors of Savings Bank of Manchester expects to appoint an independent trustee for the employee stock ownership plan. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received are voted in the same ratio on any matter as those shares for which instructions are given.

     Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

     The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor. Savings Bank of Manchester intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Savings Bank of Manchester expects to receive a favorable determination letter, but cannot guarantee it.

     Employee Severance Compensation Plan. Savings Bank of Manchester's Board of Directors intends to adopt the Savings Bank of Manchester Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of Connecticut Bancshares or Savings Bank of Manchester. Eligible employees are those with a minimum of one year of service with Savings Bank of Manchester. Generally, all eligible employees, other than officers who will enter into separate employment agreements with Connecticut Bancshares and Savings Bank of Manchester, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of Connecticut Bancshares or Savings Bank of Manchester occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 24 months of the effective date of a change in control will be entitled to a payment equal to one month's compensation for each year of service with Savings Bank of Manchester with a maximum payment equal to 24 months of compensation. However, employees of Savings Bank of Manchester as of the effective date of the conversion will be eligible to receive a minimum payment equal to one year's compensation without regard to their length of service. Based solely on 1999 cash compensation and assuming that a change in control had occurred at December 31, 1999, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $12.5 million.

     Stock-Based Incentive Plan. Following the conversion, the Board of Directors of Connecticut Bancshares intends to adopt a stock-based incentive plan which will provide for the granting of options to purchase common stock ("Stock Options") and restricted stock ("Stock Awards"), to eligible officers, employees, and directors of Connecticut Bancshares and Savings Bank of Manchester. If the stock-based incentive plan is adopted within one year after conversion, applicable regulations require such plan to be approved by a majority of Connecticut Bancshares' stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the conversion.

     Under the stock-based incentive plan, Connecticut Bancshares intends to grant Stock Options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount granted would range from 1,055,700 shares, assuming 10,557,000 shares are issued in the conversion to 1,428,300 shares, assuming 14,283,000 shares are issued in the conversion. If the number of shares to be issued in the conversion is increased to 16,425,450, shares, the amount of options granted would equal 1,642,545 shares. Additionally, Connecticut Bancshares intends to grant Stock Awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount granted would range from 422,280 shares, assuming 10,557,000 shares are issued in the conversion to 571,320 shares, assuming 14,283,000 shares are issued in the conversion. If the number of shares to

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be issued in the conversion is increased to 16,425,450 shares, the amount of awards granted would equal 657,018 shares. Any common stock awarded under the stock-based incentive plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or from authorized but unissued shares. Connecticut Bancshares intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the stock-based incentive plan. If additional authorized but unissued shares are acquired by the stock-based incentive plan after the conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

     The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in Connecticut Bancshares as an incentive to contribute to the success of Connecticut Bancshares and reward key employees for outstanding performance. All employees of Connecticut Bancshares and its subsidiaries, including Savings Bank of Manchester, will be eligible to participate in the stock-based incentive plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be incentive or non-statutory Stock Options, as defined below, the number of shares available for each Stock Option and Stock Award, the exercise price of each non-statutory Stock Option, whether Stock Options may be exercised by delivering other shares of common stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the stock-based incentive plan, directors may receive only grants of non-statutory Stock Options. If such plan is adopted within one year after conversion, applicable regulations provide that no individual officer or employee of Savings Bank of Manchester may receive more than 25% of the stock options available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the stock-based incentive plan (or any separate plan for directors). Federal regulations also provide that no individual officer or employee of Savings Bank of Manchester may receive more than 25% of the restricted stock awards available under the stock-based incentive plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the stock-based incentive plan (or any separate plan for directors).

     The stock-based incentive plan will provide for the grant of: (1) Stock Options intended to qualify as incentive Stock Options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); and (2) Stock Options that do not so qualify ("Non-Statutory Stock Options"). It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the stock-based incentive plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. Unless sooner terminated, the stock-based incentive plan will be in effect for a period of ten years from the earlier of adoption by the Connecticut Bancshares Board of Directors or approval by Connecticut Bancshares stockholders. If the stockholders approve the Plan, Connecticut Bancshares intends to grant Stock Options under the plan at an exercise price equal to at least the fair market value of the underlying common stock on the date of grant.

     An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to Connecticut Bancshares as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the fair market value on the date of exercise exceeds the exercise price of the option. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to Connecticut Bancshares for income tax purposes.

     The stock-based incentive plan will provide for the granting of Stock Awards. Grants of Stock Awards to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan).  In establishing

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any performance goals, the committee may utilize the annual financial results of
Savings Bank of Manchester, actual performance of Savings Bank of Manchester as compared to targeted goals such as the ratio of Savings Bank of Manchester's net worth to total assets, Savings Bank of Manchester's return on average assets, or such other performance standards as determined by the committee with the approval of the Connecticut Bancshares Board of Directors.

     When a participant becomes vested with respect to Stock Awards, the participant will realize ordinary income equal to the fair market value of the common stock at the time of vesting (unless the participant made an election under Section 83(b) of the Internal Revenue Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for Connecticut Bancshares. When restricted Stock Awards become vested and shares of common stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Before vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

     The vesting periods for awards under the stock-based incentive plan will be determined by the committee administering the plan. If the stock-based incentive plan is adopted within one year after conversion, awards would become vested and exercisable within the limits of applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for Savings Bank of Manchester or Connecticut Bancshares, except that if an employee or director dies or becomes disabled, Stock Options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by Connecticut Bancshares. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. If the optionee continues to perform services as a director or consultant on behalf of Savings Bank of Manchester, Connecticut Bancshares or an affiliate after retirement, unvested Stock Options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If a participant dies, is disabled or retires, Connecticut Bancshares, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary if the optionee dies, the amount by which the fair market value of the common stock exceeds the exercise price of the Stock Options on the date of the employee's termination of employment.

     Within the limits of any applicable regulatory requirements, the stock-based incentive plan may be amended after the first anniversary date of the conversion to provide for accelerated vesting of previously granted Stock Options or Stock Awards if a change in control of Connecticut Bancshares or Savings Bank of Manchester occurs. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of Connecticut Bancshares or Savings Bank of Manchester or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of Connecticut Bancshares or Savings Bank of Manchester or similar transaction occurs or a contested election of directors which resulted in the replacement of a majority of the Connecticut Bancshares Board of Directors by persons not nominated by the directors in office before the contested election occurs.

Transactions with Related Persons

     Loans and Extensions of Credit. Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or

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present other unfavorable features. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Savings Bank of Manchester's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Federal Regulations--Transactions with Affiliates."

     Except for loans made to employees pursuant to Savings Bank of Manchester's Employee Mortgage Rate, Savings Bank of Manchester currently makes loans to its executive officers and directors on the same terms and conditions offered to the general public. Savings Bank of Manchester's policy provides that all loans made by Savings Bank of Manchester to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of loans by Savings Bank of Manchester to its executive officers and directors was approximately $16.4 million at August 31, 1999. All such loans to executive officers and directors were performing according to their original terms at August 31, 1999.

     Other Transactions. Mr. Anderson, Savings Bank of Manchester's Executive Vice President, is Chairman of the Board and a significant shareholder of Open Solutions, Inc., Savings Bank of Manchester's computer software provider. For the eight months ended August 31, 1999 and the year ended December 31, 1998, Savings Bank of Manchester paid fees to Open Solutions of $294,000 and $156,000, respectively.

     In addition, Savings Bank of Manchester uses the services of the law firms of LaBelle, LaBelle, Naab & Horvath, P.C. and Woodhouse, Rubinow & Macht, P.C. Messrs LaBelle and Rubinow, directors of Savings Bank of Manchester, are partners of each of their respective firms. Both law firms are used for a variety of legal work relating to the ordinary course of Savings Bank of Manchester's business. Total payments by Savings Bank of Manchester to Mr. LaBelle's law firm totalled $230 for the eight months ended August 31, 1999 and there were no fees paid to Mr. LaBelle's law firm for the year ended December 31, 1998. Total payments by Savings Bank of Manchester to Mr. Rubinow's law firm totalled $27,163 and $38,846 for the eight months ended August 31, 1999 and the year ended December 31, 1998, respectively.


                          REGULATION AND SUPERVISION

General

     As a savings bank chartered by the State of Connecticut, Savings Bank of Manchester is extensively regulated under state law with respect to many aspects of its banking activities; this state regulation is administered by the Connecticut Banking Commissioner. In addition, as a bank whose deposits are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund, Savings Bank of Manchester must pay deposit insurance assessments and is examined and supervised by the Federal Deposit Insurance Corporation. These laws and regulations have been established primarily for the protection of depositors, customers and borrowers of Savings Bank of Manchester, not bank stockholders.

     Connecticut Bancshares will also be required to file reports with, and otherwise comply with the rules and regulations of, the Office of Thrift Supervision, the Connecticut Banking Commissioner and the Securities and Exchange Commission under the federal securities laws. The following discussion of the laws and regulations material to the operations of Connecticut Bancshares and Savings Bank of Manchester is a summary and is qualified in its entirety by reference to such laws and regulations.

     Savings Bank of Manchester is and Connecticut Bancshares, as a savings and loan holding company, will be extensively regulated and supervised. Regulations, which affect Savings Bank of Manchester on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Connecticut Banking Commissioner, the State of

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

Connecticut, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material impact on Connecticut Bancshares, Savings Bank of Manchester, its operations or the Conversion.

Connecticut Banking Laws and Supervision

     The Connecticut Banking Commissioner regulates Savings Bank of Manchester's internal organization as well as its deposit, lending and investment activities. The approval of the Connecticut Banking Commissioner is required for, among other things, the establishment of branch offices and business combination transactions. The Connecticut Banking Commissioner conducts periodic examinations of Savings Bank of Manchester. The Federal Deposit Insurance Corporation also regulates many of the areas regulated by the Connecticut Banking Commissioner and federal law may limit some of the authority provided to Savings Bank of Manchester by Connecticut law.

     Lending Activities. Connecticut banking laws grant banks broad lending authority. With certain limited exceptions, however, total secured and unsecured loans made to any one obligor under this statutory authority may not exceed 25% of Savings Bank of Manchester's equity capital and reserves for loan and lease losses.

     A savings bank may pay cash dividends out of its net profits. For purposes of this restriction, "net profits" means the remainder of all earnings from current operations. Further, the total amount of all dividends declared by a savings bank in any calendar year may not exceed the sum of the bank's net profits for the year in question combined with its retained net profits from the preceding two calendar years. Additionally, earnings appropriated to reserves for loan losses and deducted for federal income tax purposes are not available for cash dividends without the payment of taxes at the then current income tax rates on the amount used. Federal law also prevents an institution from paying dividends or making other capital distributions if doing so would cause it to
become "undercapitalized."   See "--Federal Regulations" and "--Prompt
Corrective Regulatory Action." The Federal Deposit Insurance Corporation may limit a savings bank's ability to pay dividends. No dividends may be paid to Savings Bank of Manchester's stockholders if such dividends would reduce stockholders' equity below the amount of the liquidation account required by the Connecticut conversion regulations.

     Branching Activities. Any Connecticut-chartered bank meeting certain statutory requirements may, with the Connecticut Banking Commissioner's approval, establish and operate branches in any town or towns within the state. In 1996, legislation was enacted which permits banks to establish mobile branches with the Connecticut Banking Commissioner's approval.

     Investment Activities. In 1996, legislation was enacted which requires the board of directors of each Connecticut bank to adopt annually and to periodically review an investment policy governing investments by such bank, which policy must establish standards for the making of prudent investments. In addition, Connecticut law now permits Connecticut banks to sell fixed and variable rate annuities if licensed to do so by the Connecticut Insurance Commissioner.

     Further, legislation was enacted in 1996 which expands the ability of
Connecticut banks to invest in debt securities and debt mutual funds.   Before
the legislation, Connecticut banks could invest in debt securities and debt mutual funds without regard to any other liability to the Connecticut bank of the maker or issuer of the debt securities and debt mutual funds, if the debt securities and debt mutual funds were rated in the three highest rating categories or otherwise deemed to be a prudent investment, and so long as the total amount of debt securities and debt mutual funds of any one issuer did not exceed 15% of Savings Bank of Manchester's total equity capital and reserves for loan and lease losses and the total amount of all its investments in debt securities and debt mutual funds did not exceed 15% of its assets. In 1996, these percentages each were increased to 25%. In addition, before 1996, the percentage limitation described above also applied to certain government and agency obligations. As a result of the 1996 legislation, this limitation was deleted for such obligations.

     The 1996 legislation also expanded the ability of Connecticut banks to invest in equity securities and equity mutual funds. Connecticut banks now may invest in equity securities and equity mutual funds without regard to any other liability to the Connecticut bank of the issuer of equity securities and equity mutual funds, so long as

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the total amount of equity securities and equity mutual funds of any one issuer does not exceed 25% of the bank's total equity capital and reserves for loan and lease losses and the total amount of the bank's investment in all equity securities and equity mutual funds does not exceed 25% of its assets. Before the enactment of this legislation, Connecticut banks could invest up to 15% of their assets in the equity securities and equity mutual funds of corporations incorporated and doing a major portion of their business in the United States.

     Recent Legislation. Connecticut legislation enacted in 1999 authorizes a new form of Connecticut bank to be known as an uninsured bank. An uninsured bank does not accept retail deposits and is not required to insure deposits with the Federal Deposit Insurance Corporation. The 1999 legislation also authorizes Connecticut banks with the prior approval of the Connecticut Banking Commissioner to engage in a broad range of activities related to the business of banking, or that are financial in nature or that are permitted under the Federal Bank Holding Company Act or the Home Owners' Loan Act or the regulations promulgated as a result of these statutes. The legislation also authorizes a Connecticut bank to engage in any activity permitted for a national bank or a federal savings association upon filing notice with the Connecticut Banking Commissioner unless the Connecticut Banking Commissioner disapproves the activity.

     Enforcement. Under Connecticut law, the Connecticut Banking Commissioner has extensive enforcement authority over Connecticut banks and, under certain circumstances, affiliated parties, insiders, and agents. The Connecticut Banking Commissioner's enforcement authority includes: cease and desist orders, fines, receivership, conservatorship, removal of officers and directors, emergency closures, dissolution, and liquidation.

Federal Regulations

     Capital Requirements. Under Federal Deposit Insurance Corporation regulations, federally insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), such as Savings Bank of Manchester, are required to comply with minimum leverage capital requirements. For an institution determined by the Federal Deposit Insurance Corporation to not be anticipating or experiencing significant growth and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the rating system) established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For all other institutions, the minimum leverage capital ratio is not less than 4%. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

     Savings Bank of Manchester must also comply with the Federal Deposit Insurance Corporation guidelines. The Federal Deposit Insurance Corporation guidelines require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of regulatory capital to regulatory risk-weighted assets is referred to as Savings Bank of Manchester's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the Federal Deposit Insurance Corporation's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0% risk weight, loans secured by one- to four-family residential properties generally have a 50% risk weight and commercial loans have a risk weighting of 100%.

     State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, a portion of the net unrealized gain on equity securities and other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the institution's Tier 1 capital.

     The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual

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performance and expected risk of loss on multi-family residential loans. The
Federal Deposit Insurance Corporation, along with the other federal banking agencies, has adopted a regulation providing that the agencies will take into account the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. See "Historical and Pro Forma Regulatory Capital Compliance."

     As a savings and loan holding company regulated by the Office of Thrift Supervision, Connecticut Bancshares will not, under current law, be subject to any separate regulatory capital requirements.

     Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. Most recently, the agencies have issued guidelines for Year 2000 computer compliance. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities

     Since the enactment of the Federal Deposit Insurance Corporation Improvement Act, all state-chartered Federal Deposit Insurance Corporation insured banks, including savings banks, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act and the Federal Deposit Insurance Corporation permit exceptions to these limitations. For example, state chartered banks, such as Savings Bank of Manchester, may, with Federal Deposit Insurance Corporation approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Bank Insurance Fund. The Federal Deposit Insurance Corporation has recently adopted revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These revisions, among other things, streamline the application procedures for healthy banks and impose quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the Federal Deposit Insurance Corporation, must have been divested by December 19, 1996, under a Federal Deposit Insurance Corporation-approved divestiture plan, unless such investments were grandfathered by the Federal Deposit Insurance Corporation. Savings Bank of Manchester received grandfathered authority from the Federal Deposit Insurance Corporation in March 1993 to invest in listed stocks and/or registered shares. However, the maximum permissible investment is 100% of Tier 1 capital, as specified by the Federal Deposit Insurance Corporation's regulations, or the maximum amount permitted by Connecticut law, whichever is less. Such grandfathered authority may be terminated upon the Federal Deposit Insurance Corporation's determination that such investments pose a safety and soundness risk to Savings Bank of Manchester or if Savings Bank of Manchester converts its charter, other than a mutual to stock conversion, or undergoes a change in control. As of August 31, 1999, Savings Bank of Manchester had $43.0 million of securities which were held under such grandfathering authority. See "Business of Savings Bank of Manchester-Investment Activities."

Interstate Branching

     Until recently, branching across state lines was generally not available to a state bank such as Savings Bank of Manchester. Out-of-state branches of banking institutions are authorized under the Connecticut Banking Law, but similar authority does not exist generally under the laws of most other states. Beginning June 1, 1997, the

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Interstate Banking Act permitted the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act before June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. In 1995, Connecticut affirmatively "opted-in" to the provisions of the Interstate Banking Act. Accordingly, beginning June 1, 1997, the Interstate Banking Act permitted a bank, such as Savings Bank of Manchester, to acquire branches in a state other than Connecticut unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

Prompt Corrective Regulatory Action

     Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

     The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a leverage ratio of 5% or greater. An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier 1 risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is considered to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. As of August 31, 1999, Savings Bank of Manchester was a "well capitalized" institution and immediately upon completion of the Conversion expects to remain a "well capitalized" institution.

     "Undercapitalized" banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5% of the institution's total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions must comply with additional sanctions including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates

     Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to 20% of capital stock and surplus. The term "covered transaction" includes, among other things, the making of loans or other extensions of credit to an affiliate and the purchase of assets from an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B

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requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts an institution with respect to loans to directors, executive officers, and principal stockholders ("insiders"). Under Section 22(h), loans to insiders and their related interests may not exceed, together with all other outstanding loans to such persons and affiliated entities, the institution's total capital and surplus. Loans to insiders above specified amounts must receive the prior approval of the board of directors. Further, under Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made under a benefit or compensation program that is widely available to Savings Bank of Manchester's employees and does not give preference to the insider over the employees.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Enforcement

     The Federal Deposit Insurance Corporation has extensive enforcement authority over insured savings banks, including Savings Bank of Manchester. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices.

     The Federal Deposit Insurance Corporation has authority under Federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The Federal Deposit Insurance Corporation is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the institution became "critically undercapitalized." See "--Prompt Corrective Regulatory Action." The Federal Deposit Insurance Corporation may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution's financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment without federal assistance.

Insurance of Deposit Accounts

     The Federal Deposit Insurance Corporation has adopted a risk-based insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for insurance fund deposits currently range from 0 basis points for the strongest institution to 27 basis points for the weakest. Bank Insurance Fund members are also required to assist in the repayment of bonds issued by the Financing Corporation in the late 1980's to recapitalize the Federal Savings and Loan Insurance Corporation. Bank Insurance Fund members are currently assessed about 1.2 basis points, which is generally 20% of the amount charged Savings Association Insurance Fund members. Effective January 1, 2000, full pro rata sharing of the payments between Bank Insurance Fund and Savings Association Insurance Fund members will occur. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of Savings Bank of Manchester.

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     The Federal Deposit Insurance Corporation may terminate insurance of deposits if it finds that the institution is in an unsafe or unsound condition to continue operations, has engaged in unsafe or unsound practices, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. The management of Savings Bank of Manchester does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Reserve System

     The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $44.3 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $44.3 million, the reserve requirement is $1.33 million plus 10% (which may be adjusted by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Savings Bank of Manchester is in compliance with these requirements.

Community Reinvestment Act

     Under the Community Reinvestment Act, as implemented by Federal Deposit Insurance Corporation regulations, a state non-member bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act neither establishes specific lending requirements or programs for financial institutions nor limits an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Federal Deposit Insurance Corporation, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to consider such record when it evaluates applications made by such institution. The Community Reinvestment Act requires public disclosure of an institution's Community Reinvestment Act rating. Savings Bank of Manchester's latest Community Reinvestment Act rating, received from the Federal Deposit Insurance Corporation was "satisfactory."

Federal Home Loan Bank System

     Savings Bank of Manchester is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Savings Bank of Manchester, as a member of the Federal Home Loan Bank of Boston, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Boston in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank of Boston, whichever is greater. Savings Bank of Manchester was in compliance with this requirement with an investment in Federal Home Loan Bank of Boston stock at August 31, 1999 of $5.9 million. At August 31, 1999, Savings Bank of Manchester had $66.9 million in Federal Home Loan Bank of Boston advances.

     The Federal Home Loan Banks are required to provide funds for certain purposes including contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, cash dividends from the Federal Home Loan Bank of Boston to Savings Bank of Manchester amounted to approximately $287,000, $275,000, $369,000, $351,000 and $341,000, respectively. Further, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the Federal Home Loan Bank stock held by Savings Bank of Manchester.

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Holding Company Regulation

     Federal law allows a state savings bank that qualifies as a "Qualified Thrift Lender," discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act. Such election allows its holding company to be regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. Savings Bank of Manchester has made such election and expects Connecticut Bancshares to receive approval from the Office of Thrift Supervision to become a savings and loan holding company. Connecticut Bancshares will be regulated as a savings and loan holding company within the meaning of the Home Owners' Loan Act. As such, Connecticut Bancshares will be required to register with the Office of Thrift Supervision and will have to adhere to the Office of Thrift Supervision's regulations and reporting requirements. In addition, the Office of Thrift Supervision may examine and supervise Connecticut Bancshares and the Office of Thrift Supervision has enforcement authority over Connecticut Bancshares and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, Savings Bank of Manchester will be required to notify the Office of Thrift Supervision at least 30 days before declaring any dividend to Connecticut Bancshares. By regulation, the Office of Thrift Supervision may restrict or prohibit Savings Bank of Manchester from paying dividends.

     Connecticut Bancshares will be a unitary savings and loan holding company under federal law because Savings Bank of Manchester will be its only insured subsidiary immediately after the conversion. Formerly, a unitary savings and loan holding company was not restricted as to the types of business activities in which it could engage, provided that its subsidiary savings association continued to be a qualified thrift lender. The Financial Services Modernization Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for a financial holding company as defined under the legislation, including insurance and securities activities, and those permitted for a multiple savings and loan holding company as described below. Connecticut Bancshares will be subject to these activities restrictions. Upon any non-supervisory acquisition by Connecticut Bancshares of another savings association as a separate subsidiary, Connecticut Bancshares would become a multiple savings and loan holding company. The Home Owners' Loan Act limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, provided the prior approval of the Office of Thrift Supervision is obtained, and to other activities authorized by Office of Thrift Supervision regulation. Multiple savings and loan holding companies are generally prohibited from acquiring or retaining more than 5% of a non-subsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act. See "Risk Factors--Banking reform legislation restricts the activities in which Connecticut Bancshares may engage compared to existing unitary holding companies."

     The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings associations, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of Connecticut Bancshares and the institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) interstate supervisory acquisitions by savings and loan holding companies; and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions.

     To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Savings Bank of Manchester must qualify as a Qualified

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Thrift Lender. To qualify as a Qualified Thrift Lender, Savings Bank of
Manchester must maintain compliance with the test for a "domestic building and loan association," as defined in the Internal Revenue Code, or with a Qualified Thrift Lender Test. Under the Qualified Thrift Lender Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. As of August 31, 1999 Savings Bank of Manchester maintained in excess of 75% of its portfolio assets in qualified thrift investments. Savings Bank of Manchester also met the Qualified Thrift Lender test in each of the last 12 months and, therefore, met the Qualified Thrift Lender test.

     Connecticut Holding Company Regulations. Under Connecticut banking law, no person may acquire beneficial ownership of more than 10% of any class of voting securities of a Connecticut-chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by, the Connecticut Banking Commissioner. The Connecticut Banking Commissioner will disapprove the acquisition if the bank or holding company to be acquired has been in existence for less than five years, unless the Connecticut Banking Commissioner waives this requirement, or if the acquisition would result in the acquirer controlling 30% or more of the total amount of deposits in insured depository institutions in Connecticut. Similar restrictions apply to any person who holds in excess of 10% of any such class and desires to increase its holdings to 25% or more of such class.

Federal Securities Laws

     Connecticut Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, Connecticut Bancshares' common stock will be registered with the Securities and Exchange Commission under the Exchange Act. Connecticut Bancshares will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of Connecticut Bancshares may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of Connecticut Bancshares. If Connecticut Bancshares meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Connecticut Bancshares who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of Connecticut Bancshares or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Connecticut Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.


                     FEDERAL AND STATE TAXATION ON INCOME

Federal Income Taxation

     General. Connecticut Bancshares and Savings Bank of Manchester intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Connecticut Bancshares and Savings Bank of Manchester in the same manner as to other corporations with some exceptions, including particularly Savings Bank of Manchester's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Savings Bank of Manchester or Connecticut Bancshares. Savings Bank of Manchester's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 1998 tax year, Savings Bank of Manchester's maximum federal income tax rate was 35%.

     Bad Debt Reserves. For fiscal years beginning before December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue Code of 1986, as amended, were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

     Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $12.6 million of Savings Bank of Manchester accumulated bad debt reserves would not be recaptured into taxable income unless Savings Bank of Manchester makes a "non-dividend distribution" to Connecticut Bancshares as described below.

     Distributions. If Savings Bank of Manchester makes "non-dividend distributions" to Connecticut Bancshares, they will be considered to have been made from Savings Bank of Manchester's unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the "non-dividend distributions," and then from Savings Bank of Manchester's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Savings Bank of Manchester's taxable income. Non-dividend distributions include distributions in excess of Savings Bank of Manchester's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Savings Bank of Manchester's current or accumulated earnings and profits will not be so included in Savings Bank of Manchester's taxable income.

     The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Savings Bank of Manchester makes a non-dividend distribution to Connecticut Bancshares, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Savings Bank of Manchester does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

Connecticut Taxation

     Connecticut Bancshares and its subsidiaries are subject to the Connecticut corporation business tax. Connecticut Bancshares and its subsidiaries will be eligible to file a combined Connecticut corporation business tax return and will pay the regular corporation business tax (income tax).

     The Connecticut corporation business tax is based on the federal taxable income before net operating loss and special deductions of Connecticut Bancshares and its subsidiaries and makes certain modifications to federal taxable income to arrive at Connecticut taxable income. Connecticut taxable income is multiplied by the state tax rate (8.5% for 1999 and 7.5% for 2000 and thereafter) to arrive at Connecticut income tax.

     In May 1998, the State of Connecticut enacted legislation permitting the formation of passive investment company subsidiaries by financial institutions. This legislation exempts qualifying passive investment companies from the Connecticut corporation business tax and excludes dividends paid from a passive investment company from the taxable income of the parent financial institution. Savings Bank of Manchester's formation of a passive investment company in January 1999 is expected to substantially eliminate the state income tax expense of Connecticut Bancshares and its subsidiaries.

         SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

     The following table presents certain information as to the approximate purchases of common stock by each director and executive officer of Savings Bank of Manchester, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 30% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

                                                                                 Percent of       Percent of
                                                                                  Shares at        Shares at
                                             Anticipated       Anticipated         Minimum          Maximum
                                              Number of           Dollar         of Estimated     of Estimated
                                             Shares to be      Amount to be        Valuation        Valuation
Name                                         Purchased (1)     Purchased (1)         Range            Range
----                                         -------------     -------------       ---------        ----------
Thomas A. Bailey                                   7,500        $   75,000               .08%             .06%
Richard P. Meduski (2)                            25,000           250,000               .26              .19
A. Paul Berte                                      5,000            50,000               .05              .04
Timothy J. Devanney                               15,000           150,000               .15              .11
M. Adler Dobkin                                    6,000            60,000               .06              .04
Sheila B. Flanagan (2)                            25,000           250,000               .26              .19
John D. LaBelle, Jr.                               5,000            50,000               .05              .04
Michael B. Lynch                                  10,000           100,000               .10              .08
Eric A. Marziali (2)                              25,000           250,000               .26              .19
Jon L. Norris                                      2,500            25,000               .02              .01
William D. O'Neill                                20,000           200,000               .20              .15
Laurence P. Rubinow (2)                           25,000           250,000               .26              .19
John G. Sommers                                   15,000           150,000               .15              .11
Thomas E. Toomey                                  15,000           150,000               .15              .11
Gregory S. Wolff (2)                              25,000           250,000               .26              .19
Charles L. Pike (2)                               25,000           250,000               .26              .19
Douglas K. Anderson (2)                           25,000           250,000               .26              .19
Nicholas B. Mason                                 10,000           100,000               .10              .08
Roger A. Somerville                                6,500            65,000               .06              .05
                                                 -------        ----------              ----             ----
All Directors and Executive Officers
   as a Group (19 persons) (3)                   292,500        $2,925,000              2.99%            2.21%
                                                 =======        ==========              ====             ====

_____________________________
(1) Includes proposed purchases with funds contained in the individual's 401(k) plan account. Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.
(2) Such amount represents the maximum allowable purchase for such individual.
(3) Including the effect of shares issued to SBM Foundation, the aggregate beneficial ownership of all directors and executive officers as a group would be 2.77% and 2.05% at the minimum and maximum of the estimated valuation range, respectively.

                                THE CONVERSION

     The Boards of Directors of Connecticut Bankshares, M.H.C. and Savings Bank of Manchester, the Connecticut Banking Commissioner and Connecticut Bankshares, M.H.C.'s corporators have approved the Plan of Conversion subject to the satisfaction of certain other conditions. However, any approvals by the Connecticut Banking Commissioner are not a recommendation or endorsement of the plan of conversion.

General

     On August 30, 1999, the Boards of Directors of Savings Bank of Manchester and Connecticut Bankshares, M.H.C. unanimously adopted and, on October 6, 1999 and October 26, 1999, unanimously amended the plan of conversion under which Connecticut Bankshares, M.H.C. will convert from the mutual holding company to the stock holding company form. Following the conversion, Savings Bank of Manchester will be held as a wholly owned subsidiary of Connecticut Bancshares, a recently formed Delaware corporation. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is available upon request. The plan of conversion is also filed as an exhibit to the registration statement that Connecticut Bancshares has filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The Connecticut Banking Commissioner has approved the plan of conversion, subject to certain conditions, and the Federal Deposit Insurance Corporation has reviewed the application for conversion without objection. Additionally, Connecticut Bankshares, M.H.C.'s corporators approved the plan of conversion at a special meeting called for that purpose on November 22, 1999.

     In connection with the conversion, Savings Bank of Manchester will adopt Amended and Restated Articles of Incorporation and Bylaws. As part of the conversion, Savings Bank of Manchester will issue all of its newly issued capital stock, 1,000 shares of common stock, to Connecticut Bancshares in exchange for 50% of the net proceeds from the sale of common stock by Connecticut Bancshares in connection with the conversion. Connecticut Bancshares expects to receive approval from the Office of Thrift Supervision to become a savings and loan holding company and to acquire all of Savings Bank of Manchester's capital stock issued in the conversion.

     The plan of conversion provides that the Boards of Directors of Connecticut Bankshares, M.H.C. and of Savings Bank of Manchester, at any time before the completion of the conversion, may decide not to use the holding company form of organization in implementing the conversion. This decision may be made to avoid possible delays resulting from overlapping regulatory processing, or policies or conditions, which could hurt the ability of Savings Bank of Manchester's, Connecticut Bancshares' or Connecticut Bankshares, M.H.C.'s ability to complete the conversion and transact its business after the conversion as is contemplated and in accordance with Savings Bank of Manchester's operating policies. If such a decision is made, Connecticut Bancshares will withdraw its registration statement from the Securities and Exchange Commission and Savings Bank of Manchester will take all steps necessary to complete the conversion without Connecticut Bancshares, including filing any necessary documents. In such event, if Savings Bank of Manchester determines to complete the conversion, if permitted by the Connecticut Banking Commissioner, Savings Bank of Manchester will issue and sell its common stock and subscribers will be notified of the elimination of Connecticut Bancshares and be permitted to affirm, modify or rescind their orders. Subscribers will need to reconfirm their subscriptions before the end of the resolicitation offering or their funds will be refunded with interest. The following description of the plan of conversion assumes that a holding company form of organization will be used in the conversion. If a holding company form of organization is not used, all other pertinent terms of the plan of conversion as described below will apply to the conversion of Savings Bank of Manchester from the mutual holding company to stock holding company form of organization and the sale of Savings Bank of Manchester's common stock.

     The plan of conversion provides generally that: Connecticut Bankshares, M.H.C. will convert from a Connecticut-chartered mutual holding company to an interim stock bank and shall simultaneously combine or merge with and into Savings Bank of Manchester, with Savings Bank of Manchester being the surviving entity; the shares of Savings Bank of Manchester's common stock currently held by Connecticut Bankshares, M.H.C. will be extinguished. Connecticut Bancshares has been organized for the purpose of acquiring all of the outstanding shares of Savings Bank of Manchester. The common stock of Connecticut Bancshares will be offered in the subscription offering to persons having subscription rights; if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons residing in Hartford, Tolland and Windham Counties, Connecticut, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealer agreements; and Connecticut Bancshares will purchase all of the capital stock of Savings Bank of Manchester to be issued in the conversion.

     As part of the conversion, Connecticut Bancshares is making a subscription offering of its common stock to holders of subscription rights in the following order of priority: (1) holders of savings accounts with $50 or more on deposit as of July 31, 1998; (2) Savings Bank of Manchester's employee stock ownership plan; and (3) directors, officers and employees of Savings Bank of Manchester without a higher subscription priority.

     Shares of common stock not subscribed for in the subscription offering are expected to be offered for sale in the direct community offering. The direct community offering, if one is held, is expected to begin either at the same time as or during or after the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering. Regulations require that the direct community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Savings Bank of Manchester or Connecticut Bancshares with the approval of the regulatory authorities. If the syndicated community offering is not feasible, the Board of Directors of Savings Bank of Manchester will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock, which may include a firm commitment public offering. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the Boards of Directors of Connecticut Bankshares, M.H.C. and Savings Bank of Manchester.

     The completion of the offering, however, depends on market conditions and other factors beyond Savings Bank of Manchester's control. No assurance can be given as to the length of time that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted, together with corresponding changes in the net proceeds realized by Connecticut Bancshares from the sale of the common stock. If the conversion is terminated, Savings Bank of Manchester would be required to charge all conversion expenses against current income.

     Orders for shares of common stock will not be filled until at least 9,775,000 shares of common stock have been subscribed for, the Connecticut Banking Commissioner and any other applicable bank regulatory authority approves the final valuation and the conversion closes. Furthermore, the closing of the stock offering and the completion of the conversion is subject to the receipt by Savings Bank of Manchester of approval from the Federal Deposit Insurance Corporation of its merger with Connecticut Bankshares, M.H.C. in its converted form as a Connecticut-chartered interim stock savings bank and to the receipt by Connecticut Bancshares of approval from the Office of Thrift Supervision to acquire all of the stock of Savings Bank of Manchester. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Connecticut Banking Commissioner consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Savings Bank of Manchester's passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Savings Bank of Manchester's passbook rate from the date payment is received until the conversion is terminated.

Establishment of the Charitable Foundation

     General. In furtherance of Savings Bank of Manchester's commitment to its local community, the plan of conversion provides for the establishment of a charitable foundation in connection with the conversion. The plan of conversion provides that Savings Bank of Manchester and Connecticut Bancshares will establish SBM Foundation, and will fund it with Connecticut Bancshares common stock, as further described below. Connecticut Bancshares and Savings Bank of Manchester believe that the funding of SBM Foundation with Connecticut Bancshares common stock is a means of establishing a common bond between Savings Bank of Manchester and its community and thereby enables Savings Bank of Manchester's community to share in the potential growth and success of Connecticut Bancshares over the long-term. By further enhancing Savings Bank of Manchester's visibility and reputation in its local community, Savings Bank of Manchester believes that the foundation will enhance the long-term value of Savings Bank of Manchester's community banking franchise.

     Purpose of SBM Foundation. Savings Bank of Manchester emphasizes community lending and community activities within its local community. In 1998, Savings Bank of Manchester formed the Savings Bank of Manchester Foundation, Inc., a foundation that provides grants to charitable organizations that focus primarily on charitable causes and educational scholarships to qualified students in the communities in which Savings Bank of Manchester operates. See "Business of Savings Bank of Manchester--Savings Bank of Manchester Foundation, Inc."

     SBM Foundation is being formed to complement, not to replace Savings Bank of Manchester's existing community activities and its existing foundation's activities. Savings Bank of Manchester intends to continue to emphasize community lending and community activities following the conversion. However, such activities are not Savings Bank of Manchester's sole corporate purpose.
SBM Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to Savings Bank of Manchester. Savings Bank of Manchester believes that SBM Foundation will enable Connecticut Bancshares and Savings Bank of Manchester to assist within the communities in which Savings Bank of Manchester operates in areas beyond community development and lending and will enhance its current activities under the CRA. Savings Bank of Manchester received a "Satisfactory" CRA rating in its last CRA examination by the Federal Deposit Insurance Corporation. Savings Bank of Manchester's latest CRA rating received from the Connecticut Banking Commissioner was "Outstanding."

     The Board of Directors believes the establishment of SBM Foundation is consistent with Savings Bank of Manchester's commitment to community service. The Board further believes that the funding of SBM Foundation with Connecticut Bancshares common stock will allow Savings Bank of Manchester's community to share in the potential growth and success of Connecticut Bancshares long after the conversion. SBM Foundation will accomplish that goal by providing for continued ties between it and Savings Bank of Manchester, thereby forming a partnership within the communities in which Savings Bank of Manchester operates.

     Savings Bank of Manchester, however, does not expect the contribution to SBM Foundation to take the place of Savings Bank of Manchester's traditional community lending and charitable activities. For the year ended 1998, Savings Bank of Manchester contributed $3.2 million to community organizations and to the Savings Bank of Manchester Foundation, Inc. Savings Bank of Manchester expects to continue making charitable contributions within its communities.
Upon conversion, Connecticut Bancshares intends to contribute to SBM Foundation shares of its common stock equal to 8% of the common stock sold in the conversion, or stock valued at approximately $10.6 million based on the purchase price of $10.00 per share, if 13,225,000 shares are sold in the conversion. If the number of shares sold in the conversion is increased to 15,208,750 shares, Connecticut Bancshares intends to contribute to SBM Foundation stock valued at approximately $12.2 million, based on the purchase price of $10.00 per share.
If the number of shares sold in the conversion is increased to 15,208,750 shares, the foundation would be funded with 1,216,700 shares of common stock. The conversion presents Savings Bank of Manchester and Connecticut Bancshares with a unique opportunity to provide a substantial and continuing benefit to the communities in which Savings Bank of Manchester operates, and to receive the associated tax benefits, without any significant cash outlay by Savings Bank of Manchester, and without any significant adverse impact to the depositors of Savings Bank of Manchester.

     Structure of SBM Foundation. SBM Foundation will be incorporated under Delaware law as a non-stock corporation. Under its Bylaws, SBM Foundation's Board of Directors will be comprised of between five and 12 members, all of whom will be existing or former directors or officers of Connecticut Bancshares or Savings Bank of

Manchester. The Certificate of Incorporation of SBM Foundation provides that the corporation is organized exclusively for charitable purposes as set forth in
Section 501(c)(3) of the Internal Revenue Code. SBM Foundation's Certificate of Incorporation further provides that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

     The Board of Directors of SBM Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of SBM Foundation will at all times be bound by their fiduciary duty to advance SBM Foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which SBM Foundation is established. The Directors of SBM Foundation will also be responsible for directing the activities of the foundation, including the management of the common stock of Connecticut Bancshares held by SBM Foundation. However, all shares of common stock held by SBM Foundation will be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Connecticut Bancshares.

     SBM Foundation's place of business will be located at Connecticut Bancshares' administrative offices. The Board of Directors of SBM Foundation will appoint such officers and employees as may be necessary to manage its operations.

     SBM Foundation will receive working capital from any dividends that may be paid on Connecticut Bancshares' common stock in the future, and within the limits of applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market from time to time as may be permitted to provide it with additional liquidity. As a private foundation under Section 501(c)(3) of the Internal Revenue Code, SBM Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by Connecticut Bancshares is that the amount of common stock that may be sold by SBM Foundation in any one year shall not exceed 5% of the average market value of the assets held by SBM Foundation, except where the Board of Directors of SBM Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes. Upon completion of the conversion and the contribution of shares to SBM Foundation immediately following the conversion, Connecticut Bancshares would have 10,557,000, 12,420,000, 14,283,000 and 16,425,450, shares issued and outstanding at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range. Because of the gift of common stock to SBM Foundation, Connecticut Bancshares will have an increased number of shares outstanding and, therefore, the voting and ownership interests of stockholders in Connecticut Bancshares will be diluted by 7.4%, compared to their interests in Connecticut Bancshares if SBM Foundation were not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Tax Considerations. Connecticut Bancshares and Savings Bank of Manchester have been advised by their independent tax advisors that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code, and should be classified as a private foundation. SBM Foundation will submit a request to the Internal Revenue Service to be recognized as an exempt organization. As long as SBM Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Connecticut Bancshares' independent tax advisors, however, have not rendered any advice on whether SBM Foundation's tax exempt status will be affected by the requirement of the regulatory authorities that all shares of common stock of Connecticut Bancshares held by SBM Foundation must be voted in the same ratio as all other outstanding shares of common stock of Connecticut

Bancshares on all proposals considered by stockholders of Connecticut Bancshares. See "--Regulatory Conditions Imposed on SBM Foundation."

     Under Delaware law, Connecticut Bancshares is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Connecticut Bancshares and Savings Bank of Manchester believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, Connecticut Bancshares and Savings Bank of Manchester considered the dilutive impact of the contribution of common stock to SBM Foundation on the amount of common stock to be sold in the conversion. Based on such consideration, Connecticut Bancshares and Savings Bank of Manchester believe that the contribution to SBM Foundation in excess of the 10% annual limitation on charitable deductions described below is justified given Savings Bank of Manchester's capital position and its earnings, the substantial additional capital being raised in the conversion and the potential benefits of SBM Foundation within the communities in which Savings Bank of Manchester operates. See "Historical and Pro Forma Regulatory Capital Compliance," "Capitalization," and "Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of Connecticut Bancshares and Savings Bank of Manchester. Connecticut Bancshares and Savings Bank of Manchester therefore believe that the amount of the charitable contribution is reasonable given Connecticut Bancshares' and Savings Bank of Manchester's pro forma capital positions and does not raise safety and soundness concerns.

     Connecticut Bancshares and Savings Bank of Manchester have received an opinion of their independent tax advisors that Connecticut Bancshares' contribution of its own stock to SBM Foundation should not constitute an act of self-dealing, and that Connecticut Bancshares should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that SBM Foundation is required to pay Connecticut Bancshares for such stock. A 10% limitation of Connecticut Bancshares' annual taxable income before the charitable contribution deduction applies to such deduction. Connecticut Bancshares should be able to carry forward for federal and state income tax purposes any unused portion of the deduction for five years following the contribution. Connecticut Bancshares is permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to SBM Foundation. Connecticut Bancshares estimates that substantially all of the contribution should be deductible over the six-year period. However, Connecticut Bancshares does not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible, Connecticut Bancshares may not have sufficient earnings to be able to use the deduction in full. Neither Connecticut Bancshares nor Savings Bank of Manchester expect to make any further contributions to SBM Foundation or the Savings Bank of Manchester Foundation, Inc. within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, the financial condition of Connecticut Bancshares and Savings Bank of Manchester at that time, the interests of shareholders and depositors of Connecticut Bancshares and Savings Bank of Manchester, and the financial condition and operations of SBM Foundation.

     Although Connecticut Bancshares and Savings Bank of Manchester have received an opinion of their independent tax advisors that Connecticut Bancshares should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize SBM Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, Connecticut Bancshares' tax benefit related to the contribution to SBM Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. See "Risk Factors--Contribution to the SBM Foundation may not be tax deductible which could hurt Connecticut Bancshares' profits."

     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. SBM Foundation will be required to make an annual filing with the Internal Revenue Service within four and one-half months after the close of its fiscal year to maintain its tax-exempt status. SBM Foundation will be required to make its annual information return available for public inspection for a three-year period. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

     Regulatory Conditions Imposed on SBM Foundation. Establishment of SBM Foundation is subject to the following conditions to be agreed to by SBM Foundation in writing as a condition to receiving the Federal Deposit Insurance Corporation's non-objection to the conversion:

     1.   the Federal Deposit Insurance Corporation can examine the foundation;

     2. the foundation must comply with supervisory directives imposed by the Federal Deposit Insurance Corporation;

     3. the foundation will operate according to written policies adopted by its board of directors, including a conflict of interest policy acceptable to the Federal Deposit Insurance Corporation;

     4. the foundation will give a proposed operating plan to the Federal Deposit Insurance Corporation before the completion of the conversion;

     5. the foundation will provide annual reports to the Federal Deposit Insurance Corporation describing the grants made and the grant recipients; and

     6. any shares of Connecticut Bancshares common stock held by SBM Foundation must be voted in the same ratio as all other shares of Connecticut Bancshares common stock voted on each and every proposal considered by the stockholders of Connecticut Bancshares.

Reasons for the Conversion

     The Board of Directors and management believe that the conversion is in the best interests of Savings Bank of Manchester, its customers, employees and the communities it serves. Savings Bank of Manchester's Board of Directors has formed Connecticut Bancshares to serve as a holding company, with Savings Bank of Manchester as its subsidiary, after the conversion. By converting to the stock holding company form of organization, Connecticut Bancshares and Savings Bank of Manchester will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Savings Bank of Manchester believes that the conversion offers a number of advantages which will be important to the future growth and performance of Savings Bank of Manchester. The capital raised in the conversion is intended to support Savings Bank of Manchester's future lending and operational growth and may also support possible future branching activities and the acquisition of other financial institutions or financial service companies or their assets and to increase its ability to render services to the communities it serves. There are no current specific plans, arrangements or understandings, written or oral, regarding these activities. The conversion is also expected to afford Savings Bank of Manchester's management, depositors and others the opportunity to become stockholders of Connecticut Bancshares and participate more directly in, and contribute to, any future growth of Connecticut Bancshares and Savings Bank of Manchester. The conversion will also enable Connecticut Bancshares and Savings Bank of Manchester to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

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Effects of Conversion to Stock Form

     General. Each depositor in Savings Bank of Manchester has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution through Connecticut Bankshares, M.H.C., based upon the balance in his or her account, which interest may only be realized if the institution is liquidated. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

     Consequently, Savings Bank of Manchester's depositors would realize the value of their ownership interest only in the unlikely event that the bank is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after the payment of creditors' claims, including claims of depositors to the amounts of their deposits.

     When a mutual holding company converts to stock form, depositors lose all rights to the net worth of the bank, except that eligible account holders at the time of conversion obtain the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the common stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

     No assets of Connecticut Bancshares or Savings Bank of Manchester will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

     Continuity. While the conversion is being accomplished, the normal business of Savings Bank of Manchester will continue without interruption, including being regulated by the Connecticut Banking Commissioner and the Federal Deposit Insurance Corporation. After conversion, Savings Bank of Manchester will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The Directors of Savings Bank of Manchester at the time of conversion will serve as Directors of Savings Bank of Manchester after the conversion. The Directors of Connecticut Bancshares will be solely composed of individuals who served on the Board of Directors of Savings Bank of Manchester. All officers of Savings Bank of Manchester at the time of conversion will retain their positions after the conversion.

     Savings Accounts and Loans. Savings Bank of Manchester's savings accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Savings Bank of Manchester.

     Effect on Voting Rights of Corporators. Connecticut Bankshares, M.H.C. presently maintains a governing board of 93 corporators. Generally, corporators consist of depositors of Savings Bank of Manchester who are residents of the communities served by Savings Bank of Manchester. Corporators are nominated by Connecticut Bankshares, M.H.C. nominating committee and elected by ballot at corporators' meetings. Generally, corporators promote the goodwill of Savings Bank of Manchester and consist, therefore, of individuals who are successful in their occupations and respected in their communities. Corporators also possess certain voting rights in Connecticut Bankshares, M.H.C. Upon conversion, Connecticut Bankshares, M.H.C. and its governing body of corporators will no longer exist. Instead, Connecticut Bancshares, as the sole stockholder of Savings Bank of Manchester, will possess all voting rights in Savings Bank of Manchester. The holders of the common stock of Connecticut Bancshares will possess all voting rights in Connecticut Bancshares.

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     Tax Effects.  The conversion will be effected through a series of contemporaneous transactions which result in Savings Bank of Manchester becoming a wholly-owned subsidiary of Connecticut Bancshares. To facilitate the conversion, Connecticut Bankshares, M.H.C. will convert to an interim Connecticut-chartered stock savings bank and merge with and into Savings Bank of Manchester. In connection with the merger, shares of Savings Bank of Manchester common stock previously held by Connecticut Bankshares, M.H.C. will be canceled. Connecticut Bancshares will then contribute 50 percent of the net offering proceeds to Savings Bank of Manchester in exchange for 100 percent of its common stock.

     Savings Bank of Manchester has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon standard factual representations given by Savings Bank of Manchester, concludes, as follows:

     1. The conversion of Connecticut Bankshares, M.H.C. to a Connecticut-chartered interim stock savings bank will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

     2. The merger of the interim savings bank and Savings Bank of Manchester will constitute a tax-free reorganization within the meaning of Section 368(a)
(1) (A) of the Code.

     3. Connecticut Bankshares, M.H.C. will not recognize any gain or loss on the transfer of its assets to Savings Bank of Manchester as a consequence of the merger of the interim savings bank and Savings Bank of Manchester in exchange for an interest in a liquidation account established in Savings Bank of Manchester for the benefit of eligible account holders who hold a liquidation interest in Connecticut Bankshares, M.H.C. and who remain depositors of Savings Bank of Manchester.

     4. No gain or loss will be recognized by Savings Bank of Manchester upon the receipt of the assets of Connecticut Bankshares, M.H.C. as a consequence of the merger of the interim savings bank and Savings Bank of Manchester in exchange for the transfer to the eligible account holders who hold a liquidation interest in Connecticut Bankshares, M.H.C. of an interest in the liquidation account.

     5. The basis of the assets of Connecticut Bankshares, M.H.C. to be received by Savings Bank of Manchester as a consequence of the merger of the interim savings bank and Savings Bank of Manchester will be the same as the basis of such assets in the hands of Connecticut Bankshares, M.H.C. immediately prior to the transfer .

     6. The holding period of the assets of Connecticut Bankshares, M.H.C. to be received by Savings Bank of Manchester in connection with the merger of the interim savings bank and Savings Bank of Manchester will include the holding period of those assets in the hands of Connecticut Bankshares, M.H.C.

     7. An eligible account holder will recognize no gain or loss upon the receipt of an interest in the liquidation account in Savings Bank of Manchester in exchange for the eligible account holder's liquidation interest in Connecticut Bankshares, M.H.C.

     8. Connecticut Bancshares will recognize no gain or loss upon the receipt of cash in exchange for shares of common stock of Connecticut Bancshares issued in the conversion offering.

     9. Connecticut Bancshares will recognize no gain or loss upon the transfer of a portion of the net offering proceeds to Savings Bank of Manchester in exchange for common stock of Savings Bank of Manchester.

     10. Savings Bank of Manchester will recognize no gain or loss upon the receipt of a portion of the net offering proceeds from Connecticut Bancshares in exchange for common stock of Savings Bank of Manchester.

     11. Assuming that the subscription rights have no value, no gain or loss will be recognized by Connecticut Bancshares or by eligible account holders or other persons described in the plan of conversion who will receive subscription rights as a result of the distribution of subscription rights to purchase shares of common stock. Additionally, eligible account holders or other persons shall not recognize gain or loss upon the exercise of subscription rights to purchase shares of common stock, provided that the amount to be paid for the common stock is equal to the fair market value of the common stock on the date of purchase.


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     Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

     The opinions regarding the tax consequences of the receipt of subscription rights are based upon past rulings of the Internal Revenue Service and the conclusion of RP Financial that such subscription rights have no value. RP Financial, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are determined to have value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. In such event, Connecticut Bancshares or Savings Bank of Manchester could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have any value.

     Savings Bank of Manchester has also received an opinion from Arthur Andersen LLP, Hartford, Connecticut, that, assuming the conversion does not result in any federal income tax liability to Savings Bank of Manchester, its account holders, Connecticut Bankshares, M.H.C., or Connecticut Bancshares, implementation of the plan of conversion will not result in any Connecticut income tax liability to those entities or persons.

     The opinions of Muldoon, Murphy & Faucette LLP and Arthur Andersen LLP, and the opinion from RP Financial relating to the value of the subscription rights, are filed as exhibits to the registration statement that Connecticut Bancshares has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

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     Prospective investors are urged to consult with their own tax advisors regarding the tax consequences of the conversion particular to them.

     Liquidation Account. In the unlikely event of a complete liquidation of Savings Bank of Manchester, before the conversion, each depositor in Savings Bank of Manchester would receive a pro rata share of any assets of Savings Bank of Manchester remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Savings Bank of Manchester at the time of liquidation.

     After the conversion, holders of withdrawable deposit(s) in Savings Bank of Manchester, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Savings Bank of Manchester. However, under the Connecticut law, Savings Bank of Manchester will, at the time of the conversion, establish a liquidation account in an amount equal to the amount of its equity capital, less any subordinated debt approved as bona fide capital of Savings Bank of Manchester, as of the latest practicable date before the conversion.

     The liquidation account will be maintained by Savings Bank of Manchester for a period of ten years after the conversion for the benefit of eligible account holders who retain their deposit accounts in Savings Bank of Manchester. Each eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

     The initial subaccount balance for a deposit account held by an eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account on July 31, 1998 and the denominator is the total amount of the "qualifying deposits" of all eligible account holders on July 31, 1998. The initial subaccount balance shall not be increased, and it will be decreased as provided below.

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     If the deposit balance in any deposit account of an eligible account holder at the close of business on any annual fiscal year closing date of Savings Bank of Manchester after July 31, 1998 is less than the lesser of the deposit balance in such deposit account at the close of business on any other annual fiscal year closing date after July 31, 1998 or the amount of the "qualifying deposit" in such deposit account on July 31, 1998, then the subaccount balance for such deposit account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any deposit account is closed, the related subaccount balance shall be reduced to zero.

     Only upon a complete liquidation of Savings Bank of Manchester, each eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of deposit account and other liabilities or similar transactions in which Savings Bank of Manchester is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

     In the unlikely event Savings Bank of Manchester is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Connecticut Bancshares as the sole stockholder of Savings Bank of Manchester.

     The liquidation account will be a memorandum account on the books of Savings Bank of Manchester and will not be reflected in the audited or unaudited consolidated financial statements of Connecticut Bancshares or in Savings Bank of Manchester's regulatory reports.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock that may be available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with a savings account of $50 or more on deposit at Savings Bank of Manchester as of July 31, 1998 will receive nontransferable subscription rights to subscribe for up to a maximum of $250,000 worth of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated proportionately, based on the amount of the eligible account holder's qualifying deposits compared to total qualifying deposits of all subscribing eligible account holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all shares have been allocated or all subscriptions satisfied. Nontransferable subscription rights received by officers, directors, corporators and their associates in this category based on any increased deposits in Savings Bank of Manchester in the one year period preceding July 31, 1998 are subordinated to the subscription rights of other eligible account holders.

     Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 5% of the shares of common stock sold in the conversion. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market after the conversion or may purchase shares directly from Connecticut

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

Bancshares. Additionally, the employee stock ownership plan currently intends to purchase shares of common stock in the open market after the effective date of the conversion to enable it to acquire, together with the shares acquired in the subscription offering, up to 8% of the outstanding shares of Connecticut Bancshares common stock or 844,560 shares and 1,142,640 shares at the minimum and maximum of the estimated valuation range.

     Category 3: Directors, Officers and Employees. To the extent there are sufficient shares of common stock remaining after the satisfaction of subscriptions by eligible account holders and the employee stock ownership plan, directors, officers and employees of Savings Bank of Manchester and Connecticut Bankshares, M.H.C. who are not eligible account holders shall receive nontransferable subscription rights to subscribe for up to $250,000 of common stock, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion.

     Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Connecticut Department of Banking, the Federal Deposit Insurance Corporation or another agency of the U.S. Government. Stock purchased in the subscription offering must be registered in the name(s) of the registered account holder(s) and failure to do so will result in the rejection of the order. Joint registrations will be allowed only if the qualifying account is so registered. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Savings Bank of Manchester and Connecticut Bancshares.

     Connecticut Bancshares and Savings Bank of Manchester will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on ___________, 2000, whether or not Savings Bank of Manchester has been able to locate each person entitled to subscription rights. Orders for common stock in the subscription offering received in hand by Savings Bank of Manchester after that time will not be accepted. The subscription offering may be extended by Connecticut Bancshares and Savings Bank of Manchester up to ______, 2000 without regulatory approval. The Connecticut conversion regulations require that Connecticut Bancshares complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and the syndicated community offerings are not completed within that period all funds received will be promptly returned with interest at Savings Bank of Manchester's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Connecticut Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed
90 days.

     Direct Community Offering. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by Connecticut Bancshares to certain members of the general public in a direct community offering, with preference given to natural persons residing in Hartford, Tolland and Windham Counties, Connecticut. Purchasers in the direct community offering are eligible to purchase up to $250,000 of common stock, which equals 25,000 shares. This amount may be increased up to 5% of the total offering of shares without further approval of Connecticut Bankshares, M.H.C.'s corporators or a resolicitation of subscribers unless required by the Connecticut Banking Commissioner and any other applicable bank regulatory authority. If the purchase limit is increased to 5% of the total offering of shares, orders accepted in the direct community offering shall be filled up to a maximum of 2% of the total offering and thereafter shall be allocated on a pro rata basis per order until all orders have been filled or all of the remaining shares have been allocated. The direct community offering, if held, may be concurrent with, during or promptly after the subscription offering. The direct community offering may terminate on or at any time after 12:00 Noon, Eastern time, on _______, 2000, but no later than 45 days after the close of the subscription offering, unless extended by Connecticut Bancshares and Savings Bank of Manchester,

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

with the approval of the Connecticut Banking Commissioner and any other applicable bank regulatory authority. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Connecticut Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Connecticut Bancshares and Savings Bank of Manchester have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Connecticut Bancshares presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

     If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

     Syndicated Community Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of Connecticut Bancshares. Connecticut Bancshares and Savings Bank of Manchester have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the syndicated community offering.

     Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $250,000 of common stock, which equals 25,000 shares. See "--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to Sandler O'Neill.

     Sandler O'Neill may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with Connecticut Bancshares as of a certain date for the purchase of shares. When and if Sandler O'Neill and Connecticut Bancshares believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, Sandler O'Neill will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that Connecticut Bancshares established for each selected dealer. Each customer's funds so forwarded to Connecticut Bancshares, along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by Connecticut Bancshares from selected dealers, funds will earn interest at Savings Bank of Manchester's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

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     The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by Connecticut Bancshares and Savings Bank of Manchester, with approval of the Connecticut Banking Commissioner and any other applicable bank regulatory authority.

     If Savings Bank of Manchester is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Savings Bank of Manchester, if feasible. Any other arrangements must be approved by the Connecticut Banking Commissioner and any other applicable bank regulatory authority. The Connecticut Banking Commissioner may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the Boards of Directors approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Connecticut Banking Commissioner has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by Connecticut Bancshares from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest or withdrawal authorizations will be canceled.

     Persons in Non-Qualified States. Connecticut Bancshares and Savings Bank of Manchester will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, Connecticut Bancshares and Savings Bank of Manchester are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States to which both of the following apply: (a) less than 100 persons eligible to subscribe for shares reside; and (b) the granting of subscription rights or the offer or sale of shares to these persons would require Connecticut Bancshares or its employees under the securities laws of the state to register as a broker, dealer or agent, or to register or otherwise qualify the shares for sale in the state. Neither Connecticut Bancshares nor Savings Bank of Manchester will make any payments to persons residing in these states in lieu of granting subscription rights to them.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     Savings Bank of Manchester and Connecticut Bancshares have retained Sandler O'Neill to consult with and advise Savings Bank of Manchester and to assist Savings Bank of Manchester and Connecticut Bancshares, on a best efforts basis, in the distribution of shares in the offering. Sandler O'Neill is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Sandler O'Neill will assist Savings Bank of Manchester in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Savings Bank of Manchester as placement agent on a best efforts basis in the sale of the common stock in the direct community offering if one is held; conducting training sessions with directors, officers and employees of Savings Bank of Manchester regarding the conversion process; and assisting in the establishment and supervision of Savings Bank of Manchester's conversion center and, with management's input, will train Savings Bank of Manchester's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

     Based on negotiations between Sandler O'Neill and Savings Bank of Manchester and Connecticut Bancshares concerning the fee structure, Sandler O'Neill will receive a fee equal to 1.50% of the aggregate dollar amount of all common stock sold in the offerings. Such amount does not include any shares sold to the employee stock ownership plan, directors, officers and employees of Savings Bank of Manchester or Connecticut Bancshares or their immediate families or any shares sold to SBM Foundation. Such fee will be paid upon completion of the conversion. Sandler O'Neill shall be reimbursed for its reasonable out-of-pocket expenses, including legal fees. In addition, Sandler O'Neill will perform conversion agent services and records management services for Savings Bank of Manchester in the conversion and will receive a fee for these services of $60,000.

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     Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to Connecticut Bancshares or Savings Bank of Manchester or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to Connecticut Bancshares or Savings Bank of Manchester of the purchase price or the terms of the common stock to be sold. Sandler O'Neill expresses no opinion as to the prices at which common stock to be issued may trade. Sandler O'Neill will be paid a management fee equal to 1.50% of the aggregate dollar amount of all common stock sold in the subscription and direct community offerings. Total marketing fees to Sandler O'Neill are expected to be $1.5 million to $2.3 million at the minimum and 15% above the maximum of the estimated valuation range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates. Sandler O'Neill and selected dealers participating in the syndicated community offering will receive a commission for any common stock sold in the syndicated community offering in a maximum amount to be agreed upon by Connecticut Bancshares and Savings Bank of Manchester to reflect market requirements at the time of the allocation of shares in the syndicated community offering. In addition, Sandler O'Neill will be paid a management fee of 1.50% of the aggregate dollar amount of any common stock sold in the syndicated community offering.

     With certain limitations, Connecticut Bancshares and Savings Bank of Manchester have also agreed to indemnify Sandler O'Neill against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

Description of Sales Activities

     The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at Savings Bank of Manchester's conversion center at its administrative office. The conversion center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Sandler O'Neill employees will be working at the conversion center. Employees of Sandler O'Neill will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

     Sales of common stock will be made by registered representatives affiliated with Sandler O'Neill or by the selected dealers managed by Sandler O'Neill. The management and employees of Savings Bank of Manchester may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Savings Bank of Manchester may answer questions regarding the business of Savings Bank of Manchester when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of Connecticut Bancshares and Savings Bank of Manchester have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

     No officer, director or employee of Connecticut Bankshares, M.H.C., Savings Bank of Manchester or Connecticut Bancshares will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

     None of Savings Bank of Manchester's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Savings Bank of Manchester's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this

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exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

     To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with Savings Bank of Manchester, must be received by Savings Bank of Manchester by 12:00 Noon, Eastern time, on _________ __, 2000. Savings Bank of Manchester and Connecticut Bancshares are not required to accept order forms that are not received by that time or are executed defectively, or are received without full payment or without appropriate withdrawal instructions. In addition, Savings Bank of Manchester and Connecticut Bancshares are not obligated to accept orders submitted on photocopied or telecopied stock order forms and will not accept stock order forms without an accompanying executed certification form. Nevertheless, Savings Bank of Manchester and Connecticut Bancshares shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to pay for the shares of common stock for which they subscribe in the direct community offering at any time up to 48 hours before the completion of the conversion. Connecticut Bancshares and Savings Bank of Manchester have the right to waive or permit a subscriber to correct an incomplete or improperly executed order form, but do not represent that they will do so. Under the plan of conversion, the interpretation by Connecticut Bankshares, M.H.C., Connecticut Bancshares and Savings Bank of Manchester of the terms and conditions of the plan of conversion and of the order form will be final subject to the authority of the Connecticut Banking Commissioner and any other applicable bank regulatory authority. In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by Savings Bank of Manchester before the direct community offering terminates, which may be on or at any time after the end of the subscription offering. Once received, an executed order form may not be modified, amended or rescinded without the consent of Savings Bank of Manchester unless the conversion has not been completed within 45 days after the end of the subscription offering.

     In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the order form giving all names on each account and the account number. Failure to list an account could result in fewer shares being allocated to a subscribing member.

     Full payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Savings Bank of Manchester. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Savings Bank of Manchester's passbook rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes Savings Bank of Manchester to withdraw the amount of the purchase price from his or her deposit account, Savings Bank of Manchester will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Savings Bank of Manchester will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Savings Bank of Manchester's passbook rate.

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     The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price upon the completion of the subscription and direct community offerings, if all shares are sold, or upon the completion of the syndicated community offering; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Connecticut Bancshares to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

     Individual retirement accounts maintained in Savings Bank of Manchester do not permit investment in the common stock. A depositor interested in using his or her Individual Retirement Account funds to purchase common stock must do so through a self-directed individual retirement account. Since Savings Bank of Manchester does not offer those accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase Connecticut Bancshares' common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Savings Bank of Manchester now holds the depositor's Individual Retirement Account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Savings Bank of Manchester to purchase common stock should contact the conversion center as soon as possible for assistance. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

     Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified on the properly completed order forms or to the last address of the persons appearing on the records of Savings Bank of Manchester as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

     To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will only be distributed with a prospectus. By executing and returning the regulatory mandated certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this Offering. The certification form could be used as support to show that you understand the nature of this investment.

Stock Pricing and Number of Shares to be Issued

     The plan of conversion requires that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Connecticut Bancshares and Savings Bank of Manchester as converted, as determined by an independent appraisal. Savings Bank of Manchester and Connecticut Bancshares have retained RP Financial, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted, as well as a business plan. RP Financial will receive a fee expected to total approximately $47,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Savings Bank of Manchester has agreed to indemnify RP Financial, its directors, officers, agents and employees under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion, except where RP Financial's liability results from its own negligence or willful misconduct.

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


     RP Financial has prepared an appraisal of the estimated pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted taking into account the formation of Connecticut Bancshares as the holding company for Savings Bank of Manchester. For its analysis, RP Financial undertook substantial investigations to learn about Savings Bank of Manchester's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed Savings Bank of Manchester's conversion application as filed with the Connecticut Department of Banking and Connecticut Bancshares' registration statement as filed with the Securities and Exchange Commission. Furthermore, RP Financial visited Savings Bank of Manchester's facilities and had discussions with Savings Bank of Manchester's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. RP Financial did not perform a detailed individual analysis of the separate components of Connecticut Bancshares' or Savings Bank of Manchester's assets and liabilities.


     RP Financial's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. RP Financial placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of Savings Bank of Manchester's primary market area, Savings Bank of Manchester's financial performance and condition in relation to publicly traded institutions that RP Financial deemed comparable to Savings Bank of Manchester, the specific terms of the offering of Connecticut Bancshares' common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Connecticut Bancshares after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock issued in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock issued in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, RP Financial has advised Connecticut Bancshares and Savings Bank of Manchester that, in its opinion, as of October 22, 1999, and updated as of December 31, 1999, the estimated pro forma market value of the common stock to be sold in connection with the conversion is within the valuation range of $97.8 million to $132.3 million with a midpoint of $115.0 million. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $97.8 million to $132.3 million with a midpoint of $115.0 million. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 9,775,000 and 13,225,000 with a midpoint of 11,500,000. The purchase price of $10.00 was determined after discussion among the Boards of Directors of Savings Bank of Manchester and Connecticut Bancshares and Sandler O'Neill, taking into account, among other factors, the requirement under the Connecticut conversion regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Connecticut Bancshares at this time. The estimated valuation range may be amended, with the approval of the Connecticut Banking Commissioner and any other applicable bank regulatory authority, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Savings Bank of Manchester, regulatory guidelines or national or local economic conditions. RP Financial's appraisal report was an exhibit to the registration statement that Connecticut Bancshares filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

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

     If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted, as of the close of the subscription offering.

     No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of Connecticut Bancshares and Savings Bank of Manchester as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market or financial conditions following the commencement of the subscription and direct community offerings, the total number of shares to be sold in the conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range. Based on a purchase price of $10.00 per share and the RP Financial estimate of the pro forma market value of the common stock ranging from a minimum of $97.8 million to a maximum, as increased by 15%, of $152.1 million, the number of shares of common stock expected to be sold is between a minimum of 9,775,000 shares and a maximum, as adjusted by 15%, of 15,208,750 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by Savings Bank of Manchester and Connecticut Bancshares.

     If market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated valuation range or more than 15% above the maximum of the estimated valuation range, if the plan of conversion is not terminated by Connecticut Bancshares and Savings Bank of Manchester after consultation with the Connecticut Banking Commissioner and any other applicable bank regulatory authority, purchasers will be resolicited, in which case they will need to reconfirm, rescind, or modify their subscriptions. Any change of more than 15% above the estimated valuation range must be approved by the Connecticut Banking Commissioner and any other applicable bank regulatory authority. If the number of shares issued in the conversion is increased due to an increase of up to 15% in the estimated valuation range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "--Limitations on Purchases of Shares."

     An increase in the number of shares to be issued in the conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Connecticut Bancshares' pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the conversion would increase both a subscriber's ownership interest and Connecticut Bancshares' pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

     The number of shares to be issued and outstanding as a result of the sale of common stock in the conversion will be increased by the number of shares contributed to the SBM Foundation, which is expected to be 8% of the common stock sold in the conversion. Assuming the sale of shares at the maximum of the estimated valuation range, Connecticut Bancshares will issue 1,058,000 shares of its common stock from authorized but unissued shares to SBM Foundation immediately following the completion of the conversion. In that event, Connecticut Bancshares will have total shares of common stock outstanding of 14,283,000 shares. Of that amount, SBM Foundation will own 7.4%. Funding SBM Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the conversion by 7.4% since a greater number of shares will be outstanding upon completion of the conversion than would be if SBM Foundation were not established. See "Pro Forma Data."

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     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents Savings Bank of Manchester furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Savings Bank of Manchester and Connecticut Bancshares or independently value the assets or liabilities of Connecticut Bancshares and Savings Bank of Manchester. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

     Copies of the appraisal report of RP Financial including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Savings Bank of Manchester and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

     The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares subject to adjustment as provided in the Plan of Conversion. The plan of conversion provides for the following purchase limitations:

     1. The maximum purchase in the subscription offering by any person or group of persons through a single deposit account or similarly titled deposit accounts is $250,000, which equals 25,000 shares, so long as the share equivalent of such dollar amount does not exceed one-half of one percent (0.50%) of the total number of shares offered in the conversion;

     2. No person, related persons or persons acting together may purchase more than $250,000, which equals 25,000 shares, in the direct community offering;

     3. The employee stock ownership plan may purchase, in the aggregate, up to 5% of the shares of common stock offered for sale in the conversion;

     4. Directors and officers of Connecticut Bankshares, M.H.C., Savings Bank of Manchester and Connecticut Bancshares and their associates, in the aggregate, may not purchase more than 30% of the total number of shares sold in the conversion;

     5. Persons purchasing shares of common stock in the syndicated community offering, together with associates of and persons acting in concert with such persons, may purchase up to $250,000 of common stock subject to the overall maximum purchase limitation described below; and

     6. The maximum number of shares of common stock which may be subscribed for or purchased in all categories of the conversion by any person, together with associates of and groups of persons acting in concert with such persons, except for the employee stock ownership plan, shall not exceed 1.0% of the shares of common stock sold in the conversion.


For purposes of the plan of conversion, directors and officers are not deemed to be acting in concert solely by reason of their being directors or officers of Savings Bank of Manchester or Connecticut Bancshares. Pro rata reductions within each subscription rights category will be made in accordance with the procedures outlined in the plan of conversion.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the corporators or subscribers for common stock, unless required by the Connecticut

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Banking Commissioner or the Federal Deposit Insurance Corporation, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the common stock to be issued at the sole discretion of Connecticut Bancshares and Savings Bank of Manchester. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of Savings Bank of Manchester may be, given the opportunity to increase their subscriptions up to the then applicable limit. Savings Bank of Manchester and Connecticut Bancshares do not intend to increase the maximum purchase limitation unless market conditions warrant that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range.

     The plan of conversion defines "acting in concert" to include a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Connecticut Bancshares and Savings Bank of Manchester may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.


     The plan of conversion defines "associate," when used to indicate a relationship with any person, to mean any corporation or organization other than Connecticut Bankshares, M.H.C., Connecticut Bancshares, Savings Bank of Manchester or a majority-owned subsidiary of Connecticut Bankshares, M.H.C., Connecticut Bancshares or Savings Bank of Manchester of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Connecticut Bankshares, M.H.C., Connecticut Bancshares or Savings Bank of Manchester or any of its parents or subsidiaries. The term "associate," however, does not include, for purposes of determining the stock purchase limitations in the conversion, any stock benefit plan of Savings Bank of Manchester in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and, for purposes of determining the total shares that may be held by officers and directors of Connecticut Bankshares, M.H.C., Connecticut Bancshares and Savings Bank of Manchester, does not include any tax-qualified employee stock benefit plan of Savings Bank of Manchester. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.


     The plan of conversion defines "officer" to mean the Chairman of the Board, President, Vice President, Secretary, Treasurer or principal financial officer, comptroller or principal accounting officer, and any other person performing similar functions of Connecticut Bankshares, M.H.C., Savings Bank of Manchester or Connecticut Bancshares.

     Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Connecticut Bankshares, M.H.C., Savings Bank of Manchester and Connecticut Bancshares and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Under the Connecticut conversion regulations, savings banks and their holding companies may not for a period of three years from the date of an institution's conversion repurchase any of its common stock from any person, except for: (1) a repurchase, on a pro rata basis pursuant to an offer approved by the Connecticut Banking Commissioner, made to all stockholders, or (2) a repurchase in the open market by a tax-qualified or non-tax-qualified stock benefit plan in an amount reasonable and appropriate to fund such plans. Furthermore, repurchases of any common stock are prohibited if they would cause Savings Bank of Manchester's regulatory capital to be reduced below the amount required for the liquidation account or if the repurchases would cause Savings Bank of Manchester to become "undercapitalized" within the meaning of the Federal Deposit Insurance Corporation prompt corrective action regulation. Repurchases are generally prohibited during the first year following conversion. However, if approval is obtained to repurchase common stock during the first year after conversion, then such

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repurchase may not be greater than 5% of the capital stock issued. At this time,
Connecticut Bancshares has no intention to repurchase stock.

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of common stock purchased by directors and officers of Connecticut Bankshares, M.H.C., Connecticut Bancshares and Savings Bank of Manchester, and their associates either directly from Connecticut Bancshares or from an underwriter, may not be sold for a period of one year following the conversion, except upon the death of the officer or director or unless approved by the Connecticut Banking Commissioner. Any stock purchased after the conversion is free of this restriction. Accordingly, shares of common stock issued by Connecticut Bancshares to directors and officers of Connecticut Bancshares and Savings Bank of Manchester, and their associates, shall bear a legend giving appropriate notice of the restriction and, in addition, Connecticut Bancshares will give appropriate instructions to the transfer agent for Connecticut Bancshares' common stock with respect to the restriction on transfers. Any shares issued to directors and officers of Connecticut Bankshares, M.H.C., Connecticut Bancshares and Savings Bank of Manchester, and their associates, as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

     Purchases of outstanding shares of common stock of Connecticut Bancshares by directors and officers of Connecticut Bancshares and Savings Bank of Manchester, or any person who was an executive officer or director of Connecticut Bancshares and Savings Bank of Manchester after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission or the Connecticut Department of Banking, except with the prior written approval of the Connecticut Banking Commissioner. This restriction does not apply, however, to negotiated transactions involving more than 1% of Connecticut Bancshares' outstanding common stock or to the purchase of stock under the stock-based incentive plan.

     Connecticut Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Connecticut Bancshares may be resold without registration. Shares purchased by an affiliate of Connecticut Bancshares will have resale restrictions under Rule 144 of the Securities Act, as amended. If Connecticut Bancshares meets the current public information requirements of Rule 144, each affiliate of Connecticut Bancshares who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Connecticut Bancshares or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Connecticut Bancshares to permit affiliates to have their shares registered for sale under the Securities Act of 1933, as amended, under certain circumstances.

     Under the guidelines of the National Association of Securities Dealers, members of that organization and their associates face certain restrictions on the transfer of securities purchased with subscription rights and to certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination


     To the extent permitted by law, all interpretations of the plan of conversion by the Boards of Directors of Connecticut Bankshares, M.H.C. and Savings Bank of Manchester will be final; however, such interpretations have no binding effect on the Connecticut Banking Commissioner and any other applicable bank regulatory authority. The plan of conversion provides that, if deemed necessary or desirable by such Boards of Directors, the plan of conversion may be substantively amended by Boards of Directors with concurrence of the Connecticut Banking Commissioner and, if necessary, any other applicable bank regulatory authority or as a result of comments from regulatory authorities, without the further approval of Connecticut Bankshares, M.H.C.'s corporators unless required by the Connecticut Banking Commissioner.

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     Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by the Boards of Directors of Connecticut Bankshares, M.H.C. and Savings Bank of Manchester. If this condition is not satisfied, the plan of conversion will be terminated and Savings Bank of Manchester will continue its business in the mutual holding company form of organization. The plan of conversion may be terminated by such Boards of Directors at any time.

             RESTRICTIONS ON ACQUISITION OF CONNECTICUT BANCSHARES
                        AND SAVINGS BANK OF MANCHESTER

General

     Savings Bank of Manchester's plan of conversion provides for the conversion of Connecticut Bankshares, M.H.C.'s legal form of organization from a mutual holding company to a stock holding company and, in connection with the conversion, the adoption by Connecticut Bankshares, M.H.C.'s corporators of Amended and Restated Articles of Incorporation and Bylaws of Savings Bank of Manchester. See "The Conversion--General." As described below and elsewhere in this prospectus, certain provisions in Connecticut Bancshares' Certificate of Incorporation and Bylaws and in its management compensation plans adopted in connection with the conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, Savings Bank of Manchester's Amended and Restated Articles of Incorporation and Bylaws and management compensation plans adopted in connection with the conversion may also have "anti-takeover" effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of Connecticut Bancshares and Savings Bank of Manchester.

Restrictions in Connecticut Bancshares' Certificate of Incorporation and Bylaws

     General. The following discussion is a general summary of the material provisions of Connecticut Bancshares' Certificate of Incorporation and Bylaws and other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual stockholders may deem to be in their best interests. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of Connecticut Bancshares more difficult. The following summary is general and reference should be made to the Certificate of Incorporation and Bylaws. See "Where You Can Find More Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The Certificate of Incorporation of Connecticut Bancshares provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such 10% limit. Additionally, the Certificate of Incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 5% of the then outstanding shares of common stock, be entitled to vote in respect of the shares held in excess of such 5% limit unless such beneficial owner owns, controls or holds such shares of common stock in the ordinary course of business and not with the purpose nor with the effect of changing or influencing control of Connecticut Bancshares. Beneficial ownership is determined by Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, and includes shares beneficially owned by that person or any of his affiliates, shares which that person or his affiliates have the right to acquire under any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which that person and his affiliates have sole or shared voting or investment power. Beneficial ownership does not include shares under a publicly solicited revocable proxy or shares that are not otherwise deemed to be beneficially owned by such person and his affiliates. No director or officer (or any affiliate thereof) of Connecticut Bancshares shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other director or officer (or affiliate thereof) nor will the employee stock ownership plan or any similar plan of Connecticut Bancshares or Savings Bank of Manchester or

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any director with respect thereto (solely by reason of such director's capacity)
be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of Connecticut Bancshares further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon after giving effect to the provision limiting voting rights.

     Board of Directors. The Board of Directors of Connecticut Bancshares is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of Directors being elected each year. Connecticut Bancshares' Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Connecticut Bancshares. Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote after giving effect to the voting limitation applicable to stockholders owning more than 10% of the outstanding shares.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove any director or the entire Board, with or without cause and replace it with persons of such holders choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of Connecticut Bancshares may be called only by a resolution adopted by a majority of the whole Board of Directors of Connecticut Bancshares. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of Connecticut Bancshares may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 45,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide Connecticut Bancshares' Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Connecticut Bancshares. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Connecticut Bancshares' Board currently has no plans for the issuance of additional shares, other than the issuance of shares in the conversion, including shares contributed to SBM Foundation, and the issuance of additional shares upon exercise of stock options.

     Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of Connecticut Bancshares' outstanding shares of voting stock entitled to vote to approve certain "Business Combinations" with an "Interested Stockholder," and related transactions (subject to the limitations on voting). Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of Connecticut Bancshares and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation's voting stock. Under Connecticut Bancshares' Certificate of

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Incorporation, the approval of the holders of at least 80% of the shares of capital stock entitled to vote is required for any business combination involving an Interested Stockholder (as defined below) except (1) in cases where the proposed transaction has been approved by a majority of those members of Connecticut Bancshares' Board of Directors who are unaffiliated with the Interested Stockholder and were directors before the time when the Interested Stockholder became an Interested Stockholder or (2) if the proposed transaction meets certain conditions which are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than Connecticut Bancshares or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of Connecticut Bancshares.

     This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include:

     1. any merger or consolidation of Connecticut Bancshares or any of its subsidiaries with any Interested Stockholder or affiliate of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder;

     2. any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of Connecticut Bancshares or combined assets of Connecticut Bancshares and its subsidiary;

     3. the issuance or transfer to any Interested Stockholder or its affiliate by Connecticut Bancshares (or any subsidiary) of any securities of Connecticut Bancshares (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of Connecticut Bancshares;

     4. the adoption of any plan for the liquidation or dissolution of Connecticut Bancshares proposed by or on behalf of any Interested Stockholder or affiliate thereof; and

     5. any reclassification of securities, recapitalization, merger or consolidation of Connecticut Bancshares with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Connecticut Bancshares or subsidiary owned directly or indirectly, by an Interested Stockholder or affiliate thereof.

     The directors and executive officers of Savings Bank of Manchester are purchasing approximately 2.21% of the shares of the common stock to be sold in the conversion based on the maximum of the estimated valuation range. In addition, the employee stock ownership plan intends to purchase 8% of the common stock issued in connection with the conversion, including shares issued to SBM Foundation. Additionally, if stockholders approve the proposed stock-based incentive plan, Connecticut Bancshares expects to acquire 4% of the common stock issued in connection with the conversion, including shares issued to SBM Foundation, and expects to issue options to purchase up to 10% of the common stock issued in connection with the conversion, including shares issued to SBM Foundation, to directors and executive officers. As a result, directors, executive officers and employees may control the voting of approximately 23.12% of Connecticut Bancshares' common stock on a diluted basis at the maximum of the estimated valuation range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of Connecticut Bancshares' outstanding shares of voting stock described above. Furthermore, the ability of directors, executive officers and employees to prevent the approval of transactions requiring the approval of at least 80% of the outstanding shares of voting stock of Connecticut Bancshares will be enhanced by the regulatory condition imposed on SBM Foundation that any shares held by it must be voted in the same ratio as all other shares of Connecticut Bancshares common stock voted on each and every proposal considered by stockholders.

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     Evaluation of Offers.  The Certificate of Incorporation of Connecticut
Bancshares further provides that the Board of Directors of Connecticut Bancshares, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of Connecticut Bancshares, (2) merge or consolidate Connecticut Bancshares with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of Connecticut Bancshares, may, in connection with the exercise of its judgment in determining what is in the best interest of Connecticut Bancshares and the stockholders of Connecticut Bancshares, give consideration to those factors that directors of any subsidiary (including Savings Bank of Manchester) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: Connecticut Bancshares' present and future customers and employees and those of its subsidiaries (including Savings Bank of Manchester); the communities in which Connecticut Bancshares and Savings Bank of Manchester operate or are located; the ability of Connecticut Bancshares to fulfill its corporate objectives as a savings and loan holding company; and the ability of Savings Bank of Manchester to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of Connecticut Bancshares, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Connecticut Bancshares, even if the price offered is significantly greater than the then market price of any equity security of Connecticut Bancshares.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to Connecticut Bancshares' Certificate of Incorporation must be approved by a majority of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal specific provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by Connecticut Bancshares and amendment of Connecticut Bancshares' Bylaws and Certificate of Incorporation.

     Connecticut Bancshares' Bylaws may be amended by a majority of the whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

     Bylaw Provisions. The Bylaws of Connecticut Bancshares also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of Connecticut Bancshares. The notice provision requires a stockholder who desires to raise new business to provide information to Connecticut Bancshares concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Connecticut Bancshares with information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of Connecticut Bancshares' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

     The provisions described above are intended to reduce Connecticut Bancshares' vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the stock-based incentive plan provide for accelerated benefits to participants if a change in control of Connecticut Bancshares or Savings Bank of Manchester occurs or a tender or exchange offer for their stock is made. See "Management of Savings Bank of Manchester--Benefits--Stock-Based Incentive Plan." Connecticut Bancshares and Savings Bank of Manchester have also entered into agreements with key officers and intends to establish the Employee Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of Connecticut Bancshares or Savings Bank of Manchester. See "Management of Savings Bank of Manchester--Executive Compensation--Employment Agreements," and "--Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of

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

Connecticut Bancshares. Additionally, the provisions could deter offers to acquire the outstanding shares of Connecticut Bancshares which might be viewed by stockholders to be in their best interests.

     Connecticut Bancshares' Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of Connecticut Bancshares and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Connecticut Bancshares and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

     The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, the statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of the statute:

          1. any business combination if, before the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

          2. any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

          3. any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and

          4. certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

     A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. Connecticut Bancshares' Certificate of Incorporation and Bylaws do not currently contain such provision and, at the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in Savings Bank of Manchester's Amended and Restated Articles of Incorporation and Bylaws

     Although the Board of Directors of Savings Bank of Manchester is not aware of any effort that might be made to obtain control of Savings Bank of Manchester after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by Connecticut law to protect the interests of the converted bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of Connecticut

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Bancshares, as Savings Bank of Manchester's sole stockholder. See "Risk
Factors--Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock."

     Savings Bank of Manchester's stock Articles of Incorporation will contain a provision whereby the acquisition of beneficial ownership of more than 5% or 10% of the issued and outstanding shares of any class of equity securities of Savings Bank of Manchester by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the conversion without the prior written approval of the Board of Directors of Savings Bank of Manchester, and, in the case of the 10% limit, the additional approval of the Connecticut Banking Commissioner. If shares are acquired in violation of this provision of Savings Bank of Manchester's stock Articles of Incorporation, all shares beneficially owned by any person in excess of the 5% or 10% limits shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These limitations shall not apply to any transaction in which Savings Bank of Manchester forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of Connecticut Bancshares seek, among other things, to elect one-third or more of Connecticut Bancshares' Board of Directors, to cause Connecticut Bancshares' stockholders to approve the acquisition or corporate reorganization of Connecticut Bancshares or to exert a continuing influence on a material aspect of the business operations of Connecticut Bancshares, which actions could indirectly result in a change in control of Savings Bank of Manchester, the Board of Directors of Savings Bank of Manchester will be able to assert this provision of Savings Bank of Manchester's stock Articles of Incorporation against such holders. Although the Board of Directors of Savings Bank of Manchester is not currently able to determine when and if it would assert this provision of Savings Bank of Manchester's stock Articles of Incorporation, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Savings Bank of Manchester, Connecticut Bancshares and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Savings Bank of Manchester indirectly through a change in control of Connecticut Bancshares.

     In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, Savings Bank of Manchester's Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of Savings Bank of Manchester in the years immediately following the conversion. Moreover, the Bylaws limit persons eligible for election as Directors to residents of Connecticut, which may limit candidates in a proxy contest.

     Finally, the Amended and Restated Articles of Incorporation provide for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by Savings Bank of Manchester's Board of Directors without stockholder approval. Although Savings Bank of Manchester has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide Savings Bank of Manchester with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. If a proposed merger, tender offer or other attempt to gain control of Savings Bank of Manchester occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Savings Bank of Manchester and its then existing stockholders.

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Regulatory Restrictions

     Connecticut Conversion Regulations. Regulations issued by the Connecticut Banking Commissioner provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of Connecticut Bancshares without the prior written approval of the Connecticut Banking Commissioner. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of Connecticut Bancshares without the prior written approval of the Connecticut Banking Commissioner, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     Change in Bank Control Act. The acquisition of ten percent (10%) or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Federal Deposit Insurance Corporation has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a Federal Deposit Insurance Corporation-insured state-chartered non-member bank, including a converted savings bank such as Savings Bank of Manchester, to provide at least 60 days' prior written notice and certain financial and other information to the Federal Deposit Insurance Corporation.

     The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of Savings Bank of Manchester's voting stock or the power to direct the management or policies of Savings Bank of Manchester. However, under Federal Deposit Insurance Corporation regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of Savings Bank of Manchester's voting securities if Savings Bank of Manchester has a class of voting securities which is registered under Section 12 of the Exchange Act, or the acquiring party would be the largest holder of a class of voting shares of Savings Bank of Manchester. The statute and underlying regulations authorize the Federal Deposit Insurance Corporation to disapprove a proposed acquisition on certain specified grounds.

     Federal Reserve Board Regulations. If Savings Bank of Manchester does not maintain its qualification as a qualified thrift lender, attempts to acquire control of Savings Bank of Manchester will trigger the regulations of the Federal Reserve Board under the Change in Bank Control Act.

     Connecticut Banking Law. Under Connecticut banking law, no person may acquire beneficial ownership of more than 10% of any class of voting securities of a Connecticut-chartered bank, or any bank holding company of such a bank, without prior notification of, and lack of disapproval by, the Connecticut Banking Commissioner. Similar restrictions apply to any person who holds in excess of 10% of any such class and desires to increase its holdings to 25% or more of such class. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of any bank or any bank holding company may not also acquire direct or indirect ownership or control of more than 10% of the voting stock of another Connecticut bank or Connecticut bank holding company unless such bank or holding company has been in existence for at least five years and the Connecticut Banking Commissioner approves the acquisition. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank without prior written approval of the Connecticut Banking Commissioner.

     Prior approval of the Connecticut Banking Commissioner is also required before any action is taken that causes any Connecticut stock bank to organize a holding company to acquire the shares of the Connecticut stock bank. The Connecticut Banking Commissioner will approve such a plan of acquisition, following approval by a majority vote of the boards of directors of the acquiror and the acquiree and a two-thirds approval of the stockholders of the acquiree, provided the Connecticut Banking Commissioner finds that the terms of such plan of acquisition are reasonable and in accordance with the law and sound public policy. Any such company shall engage

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directly or indirectly only in such activities as are now or may hereafter be proper activities for holding companies under Connecticut law.


                  DESCRIPTION OF CONNECTICUT BANCSHARES STOCK

General

     Connecticut Bancshares is authorized to issue 45,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Connecticut Bancshares currently expects to issue up to 16,425,450, shares of common stock at the maximum of the estimated valuation range, as adjusted by 15% and including shares issued to SBM Foundation. Connecticut Bancshares will not issue any shares of preferred stock in the conversion. Each share of Connecticut Bancshares' common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

     The common stock of Connecticut Bancshares will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Dividends. Connecticut Bancshares can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by Connecticut Bancshares is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of Connecticut Bancshares will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Connecticut Bancshares out of funds legally available therefor. If Connecticut Bancshares issues preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. After the conversion, the holders of common stock of Connecticut Bancshares will possess exclusive voting rights in Connecticut Bancshares. They will elect Connecticut Bancshares' Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Connecticut Bancshares issues preferred stock, holders of Connecticut Bancshares preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester."

     As a subsidiary of a Connecticut mutual holding company, corporate powers and control of Savings Bank of Manchester are indirectly vested in the corporators of Connecticut Bankshares, M.H.C., who elect Connecticut Bankshares, M.H.C.'s directors, and who, in turn, elect the directors of Savings Bank of Manchester. Savings Bank of Manchester's directors then appoint the officers of Savings Bank of Manchester. After the conversion, voting rights will be vested exclusively in Connecticut Bancshares, which will own all of the outstanding capital stock of Savings Bank of Manchester, and will be voted at the direction of Connecticut Bancshares' Board of Directors. Consequently, the holders of the common stock of Connecticut Bancshares will not have direct control of Savings Bank of Manchester.

     Liquidation.   If there is any liquidation, dissolution or winding up of
Savings Bank of Manchester, Connecticut Bancshares, as the holder of Savings Bank of Manchester's capital stock, would be entitled to receive all of Savings Bank of Manchester's assets available for distribution after payment or provision for payment of all debts and liabilities of Savings Bank of Manchester, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders. Upon liquidation, dissolution or winding up of Connecticut Bancshares, the holders of its common stock would be entitled to receive all of the assets of Connecticut Bancshares available for distribution after payment or provision for payment of all its debts and liabilities. If Connecticut Bancshares issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

     Indemnification and Limit on Liability. Connecticut Bancshares' Certificate of Incorporation contains provisions which limit the liability of and indemnify its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Connecticut Bancshares shall be indemnified and held harmless by Connecticut Bancshares to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by Connecticut Bancshares the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of Connecticut Bancshares shall not be personally liable to Connecticut Bancshares or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     Preemptive Rights; Redemption. Holders of the common stock of Connecticut Bancshares will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

     Connecticut Bancshares will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of Connecticut Bancshares are restricted by provisions in its Certificate of Incorporation and Bylaws and by rules and regulations of various regulatory agencies. See "Regulation and Supervision" and "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester."


                DESCRIPTION OF SAVINGS BANK OF MANCHESTER STOCK

General

     If the holding company form of organization is not utilized in connection with the conversion, Savings Bank of Manchester may offer shares of its common stock in connection with the conversion. The following is a discussion of its stock.

     The Amended and Restated Articles of Incorporation of Savings Bank of Manchester, to be effective upon the conversion, authorize the issuance of capital stock consisting of 10,000 shares of common stock, without par value, and 1,000 shares of preferred stock, without par value. The preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of Savings Bank of Manchester will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the Amended and Restated Articles of

Incorporation without the approval of Savings Bank of Manchester's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of Savings Bank of Manchester will be held by Connecticut Bancshares. Savings Bank of Manchester stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

Common Stock

     Dividends. The holders of Savings Bank of Manchester's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of Savings Bank of Manchester out of its legally available funds. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation of Income--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

     Voting Rights. Immediately after the conversion, the holders of Savings Bank of Manchester's common stock will possess exclusive voting rights in Savings Bank of Manchester. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester--Anti-Takeover Effects of Connecticut Bancshares' Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

     Liquidation. In the event of any liquidation, dissolution, or winding up of Savings Bank of Manchester, the holders of common stock will be entitled to receive, after payment of all Savings Bank of Manchester's debts and liabilities (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to eligible account holders, all assets of Savings Bank of Manchester available for distribution in cash or in kind. If additional preferred stock is issued after the conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

     Preemptive Rights; Redemption. Holders of Savings Bank of Manchester's common stock will not be entitled to preemptive rights with respect to any shares of Savings Bank of Manchester which may be issued. Upon receipt by Savings Bank of Manchester of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                         TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

                           REGISTRATION REQUIREMENTS

     Connecticut Bancshares has registered the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                            LEGAL AND TAX OPINIONS

     The legality of the common stock has been passed upon for Connecticut Bancshares by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the State of Connecticut tax consequences of the conversion have been opined upon by Arthur Andersen LLP, Hartford, Connecticut. Muldoon, Murphy & Faucette LLP and Arthur Andersen LLP have consented to the references to their opinions in this prospectus. Certain legal matters in connection with this offering will be passed upon for Sandler O'Neill by Shipman & Goodwin LLP, Hartford, Connecticut.

                                    EXPERTS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     RP Financial has consented to the summary in this prospectus of its report to Savings Bank of Manchester setting forth its opinion as to the estimated pro forma market value of Connecticut Bancshares and Savings Bank of Manchester, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Connecticut Bancshares has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-90865) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

     Following the conversion, Connecticut Bancshares will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, all of which can be inspected and copied at the Securities Exchange Commission's Public Reference Room. Copies of these materials can also be obtained, upon payment of a copying fee, by writing to the Securities and Exchange Commission.

     Savings Bank of Manchester has filed an application for approval of conversion with the Connecticut Banking Commissioner and has provided copies of the conversion application to the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Boston. This prospectus omits certain information contained in that application. The conversion application may be examined at the Office of the Connecticut Banking Commissioner, State of Connecticut Department of Banking, 260 Constitution Plaza, Hartford, Connecticut 06103. Copies of the conversion application may be examined at the Federal Deposit Insurance Corporation's offices at 15 Braintree Hill Office Park, Suite 100, Braintree, Massachusetts 02184 and at the Federal Reserve Bank of Boston's offices at 600 Atlantic Avenue, Boston, Massachusetts 02106.

     Connecticut Bancshares has filed with the Office of Thrift Supervision an application to become the holding company for Savings Bank of Manchester. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

     A copy of the plan of conversion, Connecticut Bancshares' Certificate of Incorporation and Bylaws and Savings Bank of Manchester's Amended and Restated Articles of Incorporation and Bylaws are available without charge from Savings Bank of Manchester by contacting the conversion center at (___) ___-____.

     A copy of RP Financial's appraisal report is available for inspection at Savings Bank of Manchester's administrative offices located at 923 Main Street, Manchester, Connecticut.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                 ---------------------------------------------



                                                                    Page
                                                                    ----

Report of Independent Public Accountants                             F-2


Consolidated Statements of Condition as of August 31, 1999
  (unaudited) and December 31, 1998 and 1997                         F-3

Consolidated Statements of Operations for the Eight
  Months Ended August 31, 1999 and 1998 (unaudited)
  and for the Years Ended December 31, 1998, 1997 and 1996            43

Consolidated Statements of Changes in Capital for the Eight
  Months Ended August 31, 1999 (unaudited) and for the
  Years Ended December 31, 1998, 1997 and 1996                       F-4

Consolidated Statements of Cash Flows for the Eight
  Months Ended August 31, 1999 and 1998 (unaudited) and
  for the Years Ended December 31, 1998, 1997 and 1996               F-5

Notes to Consolidated Financial Statements                           F-6





                All schedules, except those set forth above, are
                   omitted as the required information either
                    is not applicable or is included in the
              Consolidated Financial Statements or related Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Board of Directors of

         Connecticut Bankshares, M.H.C.:



We have audited the accompanying consolidated statements of condition of Connecticut Bankshares, M.H.C. (a Connecticut mutual holding company) and its subsidiary, The Savings Bank of Manchester (collectively, the Bank), as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in capital and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Bankshares, M.H.C. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



Hartford, Connecticut                           /s/ Arthur Andersen LLP
January 15, 1999, except
 for Note 14 as to which the
 date is October 26, 1999

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                 ---------------------------------------------

                      CONSOLIDATED STATEMENTS OF CONDITION
                      ------------------------------------

                                 (In Thousands)

                                                      August 31,   December 31,  December 31,
                       ASSETS                            1999          1998          1997
                       ------                            ----          ----          ----
                                                      (Unaudited)

Cash and cash equivalents                             $   42,823     $   45,048    $   14,660
Securities available for sale (cost of
  $147,956 at August 31, 1999 (unaudited),
  $153,346 at December 31, 1998 and $119,762
  at December 31, 1997)                                  159,464        168,151       131,589
Securities held to maturity (market value
  of $44,120 at August 31, 1999 (unaudited),
  $53,054 at December 31, 1998 and $50,536
  at December 31, 1997)                                   44,865         52,597        50,283
Loans held for sale                                           35            121           266
Loans, net                                               899,692        806,787       798,292
Federal Home Loan Bank stock, at cost                      5,909          5,909         5,571
Premises and equipment, net                               14,735         15,621        15,709
Accrued interest receivable                                6,905          6,435         6,724
Other real estate owned                                      901          1,759         4,708
Excess of purchase price over fair value
  on branch acquisitions                                   2,542          2,830         3,262
Other assets                                               3,798          3,029         2,022
                                                      ----------     ----------    ----------
            Total assets                              $1,181,669     $1,108,287    $1,033,086
                                                      ==========     ==========    ==========


     LIABILITIES AND CAPITAL
     -----------------------
Deposits                                              $  887,322     $  855,117    $  827,667
Short-term borrowed funds                                 97,847         79,545        71,179
Mortgagors' escrow accounts                                5,059          7,627         7,540
Advances from Federal Home Loan Bank                      66,899         45,000        17,987
Current and deferred income taxes                            186          1,019         1,157

Other liabilities                                          6,722          7,172         6,365

                                                      ----------     ----------    ----------

            Total liabilities                          1,064,035        995,480       931,895

                                                      ----------     ----------    ----------

Commitments and contingencies (Notes 8, 11 and 14)

Capital:
  Surplus                                                 14,957         14,957        14,957

  Undivided profits                                       94,852         88,597        79,279

  Accumulated other comprehensive income                   7,825          9,253         6,955
                                                      ----------     ----------    ----------

            Total capital                                117,634        112,807       101,191

                                                      ----------     ----------    ----------
            Total liabilities and capital             $1,181,669     $1,108,287    $1,033,086
                                                      ==========     ==========    ==========



                 The accompanying notes are an integral part of
                   these consolidated financial statements.

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                 ---------------------------------------------

                 CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
                 ---------------------------------------------
                                 (In Thousands)



                                                        Accumulated
                                                           Other
                                            Undivided  Comprehensive
                                  Surplus    Profits       Income        Total
                                  -------    -------       ------        -----

BALANCE, December 31, 1995        $15,160     $59,443        $ 2,539   $ 77,142
                                  -------     -------        -------   --------

  Comprehensive income:
    Net income                          -       9,431              -      9,431
    Change in unrealized
      gain on securities
      available for sale,
      net of taxes                      -           -          1,962      1,962
                                  -------     -------        -------   --------
  Total comprehensive income            -       9,431          1,962     11,393
                                  -------     -------        -------   --------

  Transfers, net                      (99)         99              -          -
                                  -------     -------        -------   --------
BALANCE, December 31, 1996         15,061      68,973          4,501     88,535
                                  -------     -------        -------   --------

  Comprehensive income:
    Net income                          -      10,202              -     10,202
    Change in unrealized
      gain on securities
      available for sale,
      net of taxes                      -           -          2,454      2,454
                                  -------     -------        -------   --------
  Total comprehensive income            -      10,202          2,454     12,656
                                  -------     -------        -------   --------

  Transfers, net                     (104)        104              -          -
                                  -------     -------        -------   --------
BALANCE, December 31, 1997         14,957      79,279          6,955    101,191
                                  -------     -------        -------   --------

  Comprehensive income:
    Net income                          -       9,318              -      9,318
    Change in unrealized
      gain on securities
      available for sale,
      net of taxes                      -           -          2,298      2,298
                                  -------     -------        -------   --------
    Total comprehensive income          -       9,318          2,298     11,616
                                  -------     -------        -------   --------
BALANCE, December 31, 1998         14,957      88,597          9,253    112,807
                                  -------     -------        -------   --------
  Comprehensive income:

    Net income                          -       6,255              -      6,255

    Change in unrealized
      gain on securities
      available for sale,
      net of taxes                      -           -         (1,428)    (1,428)
                                  -------     -------        -------   --------

    Total comprehensive income          -       6,255         (1,428)     4,827

                                  -------     -------        -------   --------
BALANCE, August 31, 1999

  (unaudited)                     $14,957     $94,852        $ 7,825   $117,634

                                  =======     =======        =======   ========



                The accompanying notes are an integral part of
                   these consolidated financial statements.

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                 ---------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                 (In Thousands)

                                                                        For the Eight Months Ended
                                                                                 August 31,          For the Year Ended December 31,
                                                                        ---------------------------  -------------------------------
                                                                                1999        1998       1998       1997       1996
                                                                                ----        ----       ----       ----       ----
                                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $   6,255   $  6,518   $   9,318   $ 10,202   $  9,431

  Adjustments:

    Provision for loan losses                                                     400        800       1,200      1,200      1,200
    Depreciation                                                                1,717      1,685       2,295      1,645      1,386
    Provision for loss on other real estate owned                                  44        322         385        903      1,129
    Deferred income tax provision (benefit)                                       201       (368)        495       (199)      (525)
    Amortization/accretion -
      Premium on deposits                                                         288        288         407        407        402
      Premium on loans and bonds                                                  442        293         538        725        755
    Net losses (gains) on sales of other real estate owned                         41        319        (324)       404        135
    Gains on sale of securities, net                                             (246)    (3,035)     (2,621)    (4,007)      (842)
    Net gains on mortgage loan sales                                             (438)    (1,079)     (2,415)      (410)      (924)
    Changes in operating assets and liabilities -
      Accrued interest receivable                                                (470)       182         289       (442)       465
      Other assets                                                               (769)      (800)     (1,007)    (1,663)    (1,217)

      Other liabilities                                                          (450)    (1,054)        807        914        658

                                                                              --------    -------    --------    -------    -------
          Net cash provided by operating activities                             7,015      4,071       9,367      9,679     12,054
                                                                              --------    -------    --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan originations and purchases, net of repayments                         (108,668)   (58,559)   (103,303)   (83,211)   (67,852)
  Proceeds from sales of loans                                                 15,450     66,086      94,332     12,139     27,886
  Proceeds from maturities of held to maturity securities                       3,500      2,000       3,500      9,375     12,925
  Proceeds from maturities of available for
    sale securities                                                            17,000      5,000       5,000     18,815     21,106
  Proceeds from sales of available for sale securities                          5,469      9,507      20,753     66,119      9,351
  Purchases of held to maturity securities                                     (2,971)   (17,304)    (17,304)   (12,040)   (17,181)
  Purchases of available for sale securities                                  (19,402)   (38,669)    (61,694)   (89,583)   (42,080)
  Proceeds from principal payments of
    mortgage-backed securities                                                  9,678      9,664      16,510     12,643      7,340
  Proceeds from sales of other real estate owned                                1,085      2,891       3,503      3,530      1,487
  Purchases of premises and equipment                                            (219)    (2,263)     (3,192)    (5,263)    (2,526)
                                                                              --------    -------    --------    -------    -------
          Net cash used in investing activities                               (79,078)   (21,647)    (41,895)   (67,476)   (49,544)
                                                                              --------    -------    --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in savings, money market, NOW and demand deposits               28,787     23,610      57,077     16,033     13,262
  Net increase (decrease) in time and other deposits                            3,418    (27,046)    (29,627)    18,801     14,782
  Net increase (decrease) in short-term borrowed funds                         18,302      5,884         379     19,918     (5,515)
  (Decrease) increase  in mortgagors' escrow accounts                          (2,568)    (3,528)         87       (145)       432
  Increase (decrease) in advances from Federal Home Loan Bank                  21,899     35,000      35,000     (5,000)    (2,593)
                                                                              --------    -------    --------    -------    -------
          Net cash provided by financing activities                            69,838     33,920      62,916     49,607     20,368
                                                                              --------    -------    --------    -------    -------
          Net (decrease) increase in cash and cash equivalents                 (2,225)    16,344      30,388     (8,190)   (17,122)

CASH AND CASH EQUIVALENTS, beginning of period                                 45,048     14,660      14,660     22,850     39,972
                                                                             --------    -------    --------    -------    -------
CASH AND CASH EQUIVALENTS, end of period                                    $  42,823   $ 31,004   $  45,048   $ 14,660   $ 22,850
                                                                             ========    =======    ========    =======    =======

SUPPLEMENTAL INFORMATION:
  Cash paid for -
    Interest and dividends                                                  $  23,940   $ 24,664   $  37,214   $ 33,101   $ 34,881
    Income taxes                                                                2,100      3,275       5,025      6,550      7,525
  Non-cash transactions -
    Transfers from loans to other real estate owned                               213        841       1,164      3,878      1,830


                The accompanying notes are an integral part of
                   these consolidated financial statements.

                 CONNECTICUT BANKSHARES, M.H.C. AND SUBSIDIARY
                 ---------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                    AUGUST 31, 1999 AND 1998 (UNAUDITED) AND
                    ----------------------------------------

                        DECEMBER 31, 1998, 1997 AND 1996
                        --------------------------------



   1.    Organization and Significant Accounting Policies:
         ------------------------------------------------

         Organization -
         ------------

         The accompanying consolidated financial statements include the accounts of Connecticut Bankshares, M.H.C. (Connecticut Bankshares or the MHC) and its wholly-owned subsidiary, The Savings Bank of Manchester (SBM), and its wholly-owned subsidiaries, SBM, Ltd. and 923 Main, Inc. (collectively, the Bank). Savings Bank of Manchester Mortgage Company, Inc. (SBM Mortgage), a passive investment company for Connecticut income tax purposes, was established in January 1999 to service and hold loans secured by real property. SBM Mortgage is included in the consolidated financial statements as of August 31, 1999 and for the eight months then ended. All material intercompany balances and transactions have been eliminated in consolidation.

         The Bank with its main office located in Manchester, Connecticut operates through twenty-three branches located primarily in eastern Connecticut. The Bank's primary source of income is interest received on loans to customers, which include small and middle market businesses and individuals residing within the Bank's service area. As discussed in Note 13, the Bank adopted a Plan of Conversion pursuant to which Connecticut Bankshares will merge into the Bank, with the Bank being the surviving corporation, and the Bank will continue as a state-chartered stock bank.

         In 1998, the Bank contributed securities with a fair market value of approximately $3 million to the newly formed Savings Bank of Manchester Foundation, Inc. (the Foundation), a not-for-profit organization. The Foundation was formed to provide charitable contributions for the surrounding community. In connection with the contribution, the Bank realized a gain of approximately $2.3 million on the transfer of securities.

         Unaudited interim financial statements -
         --------------------------------------

         The consolidated financial statements and related notes as of August 31, 1999 and for the eight months ended August 31, 1999 and 1998 are unaudited. All adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial condition, results of operations, statements of changes in capital and cash flows, have been made. The results of operations for the eight months ended August 31, 1999 are not necessarily indicative of the results which may be expected for a full year.

         Use of estimates in the preparation of financial statements -
         -----------------------------------------------------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Operating results in the future could vary from the amounts derived from management's estimates and assumptions. A material estimate that is particularly susceptible to changes in the near term relates to the determination of the allowance for loan losses (see Note 4).

         Cash flows -
         ----------

         For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks.

         Investment and mortgage-backed securities -
         -----------------------------------------

         Investments are classified into one of three categories and accounted for as follows:

                  Category                         Accounting Treatment
                  --------                         --------------------

           Trading, representing debt,        Reported at fair value, with
           equity and mortgage-backed         unrealized gains and losses
           securities which are held for      included in noninterest income
           resale in the near term

           Held to maturity, representing     Reported at amortized cost
           debt and mortgage-backed
           securities for which the Bank
           has the positive intent and
           ability to hold to maturity

           Available for sale,                Reported at fair value, with
           representing debt, equity and      unrealized gains and losses, net
           mortgage-backed securities         of tax, reported as a separate
           not classified as trading          component of accumulated other
           or held to maturity                comprehensive income

         Any security that experiences a decline in value that management believes is other than temporary is reduced to its net realizable value by a charge to noninterest income. Realized gains and losses from the sale of investments are recorded on the trade date by specific identification of the security sold.

         Loans held for sale -
         -------------------

         Loans held for sale are valued at the lower of acquisition cost (less principal payments received) or estimated market value. Market is determined by reference to outstanding commitments from investors calculated on an individual loan basis. Net unrealized losses are recognized in a valuation allowance established by charges to noninterest income.

         Loans -
         -----

         Loans are stated at their principal amounts outstanding net of unearned income. Interest on loans is recorded as income based on rates applied to principal amounts outstanding. Some installment and commercial loans are made on a discounted basis, and the unearned discount is recorded in income by use of a method that approximates the effective interest method. In determining income recognition on loans, generally no interest is recognized with respect to loans on which a default of interest or principal has occurred for a period of ninety days or more and collection of any portion of the loan is considered to be doubtful, or for a lesser period if circumstances indicate collection of any portion of the loan is doubtful.

         Loan origination fees and certain direct loan origination costs are capitalized, and the net fee or cost is recognized in interest income using the effective interest method over the contractual life of the loans. When loans are prepaid, sold or participated out, the unamortized portion of deferred fees is recognized as income at that time. As of August 31, 1999 and December 31, 1998 and 1997, net deferred loan fees were approximately $1,472,000, $1,021,000 and $960,000, respectively.

         The allowance for loan losses is established through a provision charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on the evaluation of individual performing and impaired loans, risk characteristics of the loan portfolios, assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, past and current loan loss experience and other relevant factors.

         The Bank has identified certain loans as impaired based upon management's belief it is probable that the borrower will be unable to pay all principal and interest amounts in accordance with the loan agreement's contractual terms. The Bank is required to account for the time value of money when determining the adequacy of the Bank's allowance for loan losses for certain impaired loans.

         Certain impaired loans are required to be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment also may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful, at which time payments received are recorded as reductions of principal.

         Premises and equipment -
         ----------------------

         Premises and equipment are stated at cost, less accumulated depreciation of approximately $10,076,000, $12,925,000 and $10,630,000 as of August 31, 1999 and December 31, 1998 and 1997, respectively. Depreciation of premises and equipment and amortization of leasehold improvements are computed using the straight-line basis over the estimated useful lives of the assets (5-39 years) or in the case of leasehold improvements, the lease term if shorter.

         Excess of purchase price over fair value on branch acquisitions -
         ---------------------------------------------------------------

         In 1997, the Bank acquired certain assets of a branch in West Hartford, Connecticut. The premium of $250,000, for lease rights acquired, is being amortized over the remaining term of the lease (10 years) using the straight-line method.

         In 1995, the Bank acquired certain fixed assets and assumed certain deposit liabilities of two branches in Storrs and Enfield, Connecticut. In consideration of the assumption of approximately $47,408,000 of deposit liabilities, the Bank received approximately $42,392,000 in cash and $1,553,000 in other assets. The resultant core deposit premium intangible of approximately $4,062,000 is being amortized over 10 years using the straight-line method.

         Other real estate owned -
         -----------------------

         Other real estate owned, comprised of real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure, is carried at the lower of cost or fair market value, net of estimated costs to sell. Property is transferred to other real estate owned at the lower of cost or fair market value, with any excess over cost charged to the allowance for loan losses. Any further decline in value based on subsequent changes to estimated fair market value or any loss upon ultimate disposition of the property is charged to other real estate owned expenses.

         Mortgage servicing rights -
         -------------------------

         The Bank applies the provisions of Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," which requires that the cost of mortgage servicing rights to be amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

         Effective January 1, 1997, the Bank adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," (as amended by SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125 (an amendment of FASB Statement No. 125)"), which supersedes SFAS No. 122 and establishes standards to account for transfers and servicing of financial assets and extinguishment of liabilities. The standards are based on consistent application of a financial-components approach that focuses on control.

         Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The adoption of this statement had no effect on the Bank's financial condition or results of operations.

         When participating interests in loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the agreed yield to the purchaser, gains or losses are recognized equal to the present value of such differential over the estimated remaining life of such loans. The resulting "excess servicing receivable" or "deferred servicing revenue" is amortized over the estimated life using a method approximating the effective interest method.

         Quoted market prices are not available for the excess servicing receivables. Thus, the excess servicing receivables and the amortization thereon periodically are evaluated in relation to estimated future servicing revenues, taking into consideration changes in interest rates, current prepayment rates and expected future cash flows. The Bank evaluates the carrying value of the excess servicing receivables by estimating the future servicing income of the excess servicing receivables based on management's best estimate of remaining loan lives and discounted at the original discount rate.

         Short-term borrowed funds -
         -------------------------

         Short-term borrowings are comprised of uninsured accounts which are secured by investment securities.

         Income taxes -
         ------------

         Items of income and expense recognized in different time periods for financial reporting purposes and for purposes of computing income taxes currently payable (temporary differences) give rise to deferred income taxes which are reflected in the financial statements. A deferred tax liability or asset is recognized for the estimated future tax effects, based upon enacted law, attributed to temporary differences. If applicable, the deferred tax asset is reduced by the amount of any tax benefits that, based on available evidence, are not likely to be realized.

         Related party transactions -
         --------------------------

         Directors and officers of the Bank and their associates have been customers of, and have had transactions with the Bank, and management expects that such persons will continue to have such transactions in the future. All deposit accounts, loans, services and commitments comprising such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers who are not directors or officers and, in the opinion of management, the transactions did not involve more than normal risks of collectibility, favored treatment or terms, or present other unfavorable features (see Note 4 for further details regarding related party transactions).

         Comprehensive income -
         --------------------

         SFAS No. 130, "Reporting Comprehensive Income" establishes standards for separately reporting comprehensive income and its components. Components of comprehensive income represent changes in equity resulting from transactions and other events and circumstances from non-owner sources. Comprehensive income for the eight months ended August 31, 1999 and the years ended December 31, 1998, 1997 and 1996 is as follows (in thousands):

                                         For the Eight         For the Year Ended
                                          Months Ended            December 31,
                                                          ----------------------------
                                        August 31, 1999     1998      1997      1996
                                        ----------------  --------  --------  --------


Net income                                  $ 6,255       $ 9,318   $10,202   $ 9,431

 Unrealized gains on securities:
  Change in unrealized holding gains
   arising during the period                 (1,182)        4,919     6,461     2,804
  Less: reclassification adjustment
     for gains included in net
     income                                    (246)       (2,621)   (4,007)     (842)
                                            -------       -------   -------   -------

  Comprehensive income                      $ 4,827       $11,616   $12,656   $11,393

                                            =======       =======   =======   =======

         Segment information -
         -------------------

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires public companies to report certain financial information about significant revenue-producing segments of the business for which such information is available and utilized by the chief operating decision-maker. Specific information to be reported for individual operating segments includes a measure of profit and loss, certain revenue and expense items and total assets. As a community-oriented financial institution, substantially all of the Bank's operations involve the delivery of loan and deposit products to customers. Management makes operating decisions and assesses performance based on an ongoing review of these community-banking operations, which constitutes that Bank's only operating segment for financial reporting purposes under SFAS No. 131.

         New accounting standards -
         ------------------------

         Effective January 1, 1999 the Bank adopted SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, an amendment of SFAS No. 65." This statement requires that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities shall classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. The adoption did not have any effect on the Bank's financial condition or results of operations.

         In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of income and requires that an entity formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement was amended by SFAS No. 137, "Accounting for Derivatives and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." As a result, SFAS No. 133 will be effective in 2001 for the Bank. Management does not expect that the adoption of this statement will have a material impact on the Bank's financial position or results of operations.

         Reclassifications -
         -----------------

         Certain prior year amounts have been reclassified to conform to the current year presentation.

2.  Regulatory Matters:
    ------------------

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the banking regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum capital ratios (set forth in the table below) of Tier I leverage capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier I and total capital (as defined) to risk weighted assets (as defined). To be considered adequately capitalized (as defined) under the regulatory framework from Prompt Corrective Action, the Bank must maintain minimum Tier I leverage, Tier I risk-based and total risk-based ratios as set forth in the table.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) categorizes banks based on capital levels and triggers certain mandatory and discretionary supervisory responses for institutions that fall below certain capital levels. A bank generally is categorized as "well capitalized" if it maintains a leverage capital ratio of at least 5%, a Tier I risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%, and it is not subject to a written agreement, order or capital directive.

    As of August 31, 1999 and December 31, 1998 and 1997, management believes that the Bank met all capital adequacy requirements to which they are subject. As of the most recent notification from the Federal Deposit Insurance Corporation, the Bank was categorized as well capitalized under the regulatory framework for Prompt Corrective Action, and the highest capital category, as defined in the FDICIA regulations. Management believes that there are no events or conditions which have occurred subsequent to the notification that would change its category.

    Actual capital amounts and ratios for the Bank, which are substantially the same as the amounts and ratios for SBM, were (dollars in thousands):

                                                             To Be Well Capitalized Under
                                  Capital Adequacy             Prompt Corrective Action
                          ----------------------------------  ---------------------------
                               Required        Actual                  Required
                            Amount (Ratio) Amount (Ratio)            Amount (Ratio)
                          ---------------  -----------------         --------------

    August 31, 1999:
    Tier I Capital
      (to Total
      Average Assets)     $45,672  (4.0%)  $106,665   (9.3%)         $57,090   (5.0%)
    Tier I Capital
      (to Risk
      Weighted Assets)     32,520  (4.0%)   106,665  (13.1%)          48,780   (6.0%)
    Total Capital (to
      Risk Weighted
      Assets)              65,039  (8.0%)   116,835  (14.4%)          81,299  (10.0%)



                                                             To Be Well Capitalized Under
                                  Capital Adequacy             Prompt Corrective Action
                          ----------------------------------  ---------------------------
                               Required        Actual                  Required
                            Amount (Ratio) Amount (Ratio)            Amount (Ratio)
                          ---------------  -----------------         --------------

    December 31, 1998:
    Tier I Capital
      (to Total
      Average Assets)     $43,320  (4.0%)  $100,719  (9.3%)          $54,150  (5.0%)
    Tier I Capital
      (to Risk
      Weighted Assets)     31,974  (4.0%)   100,719 (12.6%)           47,961  (6.0%)
    Total Capital (to
      Risk Weighted
      Assets)              57,951  (8.0%)   110,689 (13.9%)           72,438 (10.0%)

    December 31, 1997:
    Tier I Capital
      (to Total
      Average Assets)     $40,679  (4.0%)  $ 90,511 (8.9%)           $50,849  (5.0%)
    Tier I Capital
      (to Risk
      Weighted Assets)     29,197  (4.0%)    90,511 (12.4%)           43,796  (6.0%)
    Total Capital (to
      Risk Weighted
      Assets)              58,362  (8.0%)    99,726 (13.7%)           72,952 (10.0%)


3.  Investment Securities:
    ---------------------

    As of August 31, 1999 and December 31, 1998 and 1997, the amortized cost and market value of investment securities were (in thousands):


                                            Gross        Gross
                               Amortized  Unrealized  Unrealized    Market
                                 Cost       Gains       Losses      Value
                               ---------  ----------  -----------  --------

      August 31, 1999
      ---------------

    Available for Sale:

    U.S. Government and
      agency obligations        $ 68,201     $   125     $  (573)  $ 67,753
    Corporate securities          36,574          38        (444)    36,168
    Marketable equity
      securities                  30,258      14,213      (1,503)    42,968
    Mortgage-backed
      securities                  12,491         132        (480)    12,143
    Other equity securities          432           -           -        432
                                --------     -------     -------   --------
         Total                  $147,956     $14,508     $(3,000)  $159,464
                                ========     =======     =======   ========

    Held to Maturity:

    Other securities            $  3,130     $     8     $    (1)  $  3,137
    Asset-backed securities       19,258         190        (209)    19,239
    Mortgage-backed
      securities                  22,477          22        (755)    21,744
                                --------     -------     -------   --------
         Total                  $ 44,865     $   220     $  (965)  $ 44,120
                                ========     =======     =======   ========

                                            Gross        Gross
                               Amortized  Unrealized  Unrealized    Market
                                 Cost       Gains       Losses      Value
                               ---------  ----------  -----------  --------

      December 31, 1998
      -----------------

    Available for Sale:

    U.S. Government and
      agency obligations        $ 70,563     $ 1,164       $ (24)  $ 71,703
    Corporate securities          40,128         348         (56)    40,420
    Marketable equity
      securities                  29,427      13,625        (279)    42,773
    Mortgage-backed
      securities                  12,832         279        (252)    12,859
    Other equity securities          396           -           -        396
                                --------     -------       -----   --------
         Total                  $153,346     $15,416       $(611)  $168,151
                                ========     =======       =====   ========

    Held to Maturity:

    U.S. Government and
      agency obligations        $  3,506     $    18  $   -        $  3,524
    Other securities               3,145         102          (1)     3,246
    Asset-backed securities       23,204         339        (157)    23,386
    Mortgage-backed
      securities                  22,742         226         (70)    22,898
                                --------     -------       -----   --------
         Total                  $ 52,597     $   685       $(228)  $ 53,054
                                ========     =======       =====   ========

      December 31, 1997
      -----------------

    Available for Sale:

    U.S. Government and
      agency obligations        $ 48,534     $   287       $ (54)  $ 48,767
    Corporate securities          23,771         256         (17)    24,010
    Marketable equity
      securities                  29,389      11,764        (518)    40,635
    Other equity securities          192           -           -        192
    Mortgage-backed
      securities                  17,876         319        (210)    17,985
                                --------     -------       -----   --------
         Total                  $119,762     $12,626       $(799)  $131,589
                                ========     =======       =====   ========

    Held to Maturity:

    U.S. Government and
      agency obligations        $  7,055     $    29       $ (13)  $  7,071
    Asset-backed securities       25,674         235        (157)    25,752
    Other securities               3,145          80          (1)     3,224
    Mortgage-backed
      securities                  14,409          84          (4)    14,489
                                --------     -------       -----   --------
         Total                  $ 50,283     $   428       $(175)  $ 50,536
                                ========     =======       =====   ========

    As of August 31, 1999 and December 31, 1998, the amortized cost and market values of debt securities, by contractual maturity, are shown below (in thousands). Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Held to Maturity                            Available for Sale
                                                       -----------------                           ------------------
                                                  Amortized         Market                     Amortized          Market
                                                    Cost            Value                         Cost            Value
                                                    ----            -----                         ----            -----

        August 31, 1999
        ------------------------

        Due in one year or less                   $    95         $    95                      $ 31,187          $ 31,146
        Due after one year
          through five years                        4,901           5,007                        68,180            67,462
        Due after five years
          through ten years                         3,754           3,714                         5,408             5,313
        Due after ten years                        13,638          13,560                          -                 -
                                                  -------         -------                       -------           -------
                                                   22,388          22,376                       104,775           103,921

        Mortgage-backed
          securities                               22,477          21,744                        12,491            12,143
                                                   ------          ------                      --------          --------
            Total                                 $44,865         $44,120                      $117,266          $116,064
                                                  =======         =======                      ========          ========

        December 31, 1998
        -----------------

        Due in one year or less                   $ 3,506         $ 3,524                      $ 34,605          $ 34,725
        Due after one year
          through five years                        2,920           3,045                        74,714            75,965
        Due after five years
          through ten years                         5,964           5,994                         1,372             1,433
        Due after ten years                        17,465          17,593                          -                 -
                                                   ------          ------                       -------          --------
                                                   29,855          30,156                       110,691           112,123
        Mortgage-backed
         securities                                22,742          22,898                        12,832            12,859
                                                   ------          ------                       -------           -------
           Total                                  $52,597         $53,054                      $123,523          $124,982
                                                  =======         =======                      ========          ========

    For the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, proceeds from the sales of available for sale securities were approximately $5,469,000, $20,753,000 and $66,119,000, respectively. Gross gains of approximately $676,000, $3,980,000 and $4,360,000, respectively, and gross losses of approximately $430,000, $1,359,000 and $353,000, respectively, were realized on those sales for the eight months ended August 31, 1999, and the years ended December 31, 1998 and 1997.

    As of August 31, 1999 and December 31, 1998, investment securities with a book value of approximately $97,576,000 and $107,358,000 were pledged as security for short-term borrowed funds, U.S. Treasury tax and loan payments and municipal deposits held by the Bank, respectively.

4.  Loans:
    -----

    As of August 31, 1999 and December 31, 1998 and 1997, the Bank's residential mortgage loan portfolio was entirely secured by one to four family homes, located primarily in central and eastern Connecticut. The commercial mortgage loan portfolio was secured primarily by multi-family, commercial and manufacturing properties located in Connecticut and surrounding states. A variety of different assets, including business assets, rental income properties, and manufacturing and commercial properties, secured a majority of the commercial loans. The composition of the Bank's loan portfolio as of August 31, 1999 and December 31, 1998 and 1997 is as follows (in thousands):


                                                            August 31,                December 31,
                                                              1999                --------------------
                                                           -----------              1998       1997
                                                                                    ----       ----

Residential mortgages                                       $519,960              $464,623    $489,105
Commercial real estate mortgages                             186,107              167,577      141,146
Commercial business loans                                    131,362              114,650      106,874
Installment loans                                             73,054               70,522       71,112
                                                            --------             --------     --------
Total loans                                                  910,483              817,372      808,237
Less - Allowance for loan losses                            (10,791)              (10,585)      (9,945)
                                                            --------             --------     --------
 Total loans, net                                           $899,692             $806,787     $798,292
                                                            ========             ========     ========

The Bank services certain loans that it has sold without recourse to third parties. The aggregate amount of loans serviced for others approximated $213,235,000, $218,660,000, $152,768,000, and $154,856,000 as of August 31, 1999
and December 31, 1998, 1997 and 1996, respectively. Income from servicing loans for others was approximately $386,000 and $309,000 for the eight months ended August 31, 1999 and 1998, respectively, and $503,000, $402,000 and $355,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Mortgage servicing rights of approximately $2,575,000, $2,480,000, $783,000 and $536,000 were capitalized as of August 31, 1999 and December 31, 1998, 1997 and 1996, respectively. Amortization of mortgage servicing rights was approximately $308,000, $276,000, $54,000 and $40,000 for the eight months ended August 31,
1999 and the years ended December 31, 1998, 1997 and 1996, respectively.

As of August 31, 1999 and December 31, 1998 and 1997, loans to related parties totaled approximately $16,400,000, $16,200,000 and $14,300,000, respectively.
Related parties include directors and officers of the Bank, their respective affiliates in which they have a controlling interest and their immediate family members. For the eight months ended August 31, 1999 and the years ended December 31, 1998 and 1997, all loans to related parties were performing.

Allowance for loan losses -
-------------------------

The allowance for loan losses is maintained at a level determined by management to be the best estimate of losses incurred in the loan portfolio. The allowance is increased or decreased by provisions or credits charged to operations, which represent an estimate of losses that occurred during the period and a correction of estimates of losses recorded in prior periods. Confirmed losses, net of recoveries, are charged directly to the allowance and the loans are written down.

The determination of the adequacy of loan losses by management is based on an assessment of risk elements in the portfolio, identified factors affecting specific loans and available information about the current economic environment in which the Bank and its borrowers operates. Management reviews overall portfolio quality through an analysis of current levels and trends in chargeoffs, delinquency and nonaccruing loan data and the credit risk profile of each component of the portfolio.

The allowance for loan losses consists of a formula allowance for various loan portfolio classifications and a valuation allowance for loans identified as impaired, if necessary. The allowance is an estimate, and ultimate losses may vary from current estimates. Changes in the estimate are recorded in the results of operations in the period in which they become known, along with provisions for estimated losses incurred during that period.

    A loan is considered to be impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans, as defined, may be measured based on the present value of expected future cash flows, discounted at the loan's original effective interest rate or on the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. When the measurement of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

    For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, an analysis of the allowance for loan losses is (in thousands):

                                                            For the
                                                       Eight Months Ended                 For the Year Ended
                                                          August 31,                          December 31,
                                                       --------------------          ---------------------------
                                                          1999        1998            1998       1997      1996
                                                          ----        ----            ----       ----      ----

    Balance, beginning of period                        $10,585    $ 9,945         $ 9,945      $9,131   $ 8,484
    Provision for loan losses                               400        800           1,200       1,200     1,200
    Loans charged off                                      (332)      (411)         (1,087)       (946)   (1,762)
    Recoveries                                              138        350             527         560     1,209
                                                        -------    -------         -------      ------   -------
    Balance, end of period                              $10,791    $10,684         $10,585      $9,945   $ 9,131
                                                        =======    =======         =======      ======   =======

5.  Nonperforming Assets:
    --------------------

    Nonperforming assets include loans for which the Bank does not accrue interest ("nonaccrual loans"), loans 90 days past due and still accruing interest and other real estate owned. Nonaccrual loans and loans 90 days past due and still accruing interest represent the Bank's impaired loans. For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, the average recorded investment in impaired loans was approximately $3,744,000, $2,699,000, $2,200,000,
    $5,000,000 and $8,000,000, respectively. As of August 31, 1999 and December 31, 1998 and 1997, nonperforming assets were (in thousands):

                                                           August 31,                    December 31,
                                                             1999                  -----------------------
                                                             ----                         1998          1997
                                                                                          ----          ----

      Nonaccrual loans                                      $5,050                   $  784         $2,077
      Loans 90 days past due and
        accruing interest                                      912                      740            758
      Other real estate owned                                  901                    1,759          4,708
                                                            ------                   ------         ------
         Total nonperforming assets                         $6,863                   $3,283         $7,543
                                                            ======                   ======         ======

   The increase in nonaccrual loans from December 31, 1998 to August 31, 1999 is primarily due to a $4.3 million commercial real estate loan which is in foreclosure as of October 1999.

    For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, had interest income been accrued on nonaccrual loans at contractual rates, interest income would have increased by approximately $181,000, $108,000, $136,000, $337,000 and $379,000,
    respectively. For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, interest income on impaired loans of approximately $99,000, $47,000, $80,000, $32,000 and $225,000,
    respectively, was recognized. As of the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, no significant additional funds were committed to customers whose loans were nonperforming.

    As of August 31, 1999 and December 31, 1998 and 1997, the Bank had impaired loans of approximately $5,962,000, $1,524,000 and $2,835,000, respectively, for which no valuation allowance was required. For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, no chargeoffs occurred on impaired loans.


6.  Deposits:
    --------

    As of August 31, 1999 and December 31, 1998 and 1997, deposits consisted of (in thousands):

                                                                      August 31,                  December 31,
                                                                        1999                   ------------------
                                                                        ----                    1998        1997
                                                                                                ----         ----
    Certificates of Deposit:
      One to twelve-month certificates                                $170,449                $127,195     $135,719
      One to five year certificates                                    219,544                 261,973      283,760
      Time certificates in denominations
       of $100,000 or more                                              59,564                  56,971       56,287
                                                                      --------                --------     --------
                                                                       449,557                 446,139      475,766
                                                                      --------                --------     --------

    Savings accounts                                                   226,934                 220,653      206,568
    Money market accounts                                               58,455                  38,387       32,221
    NOW accounts                                                       106,482                 110,841       86,193
    Demand deposits                                                     45,894                  39,097       26,919
                                                                      --------                --------     --------
       Total deposits                                                 $887,322                $855,117     $827,667
                                                                      ========                ========     ========

    For the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996, interest expense on time deposits in denominations greater than $100,000 was approximately $1,913,000, $2,019,000, $2,921,000, $3,022,000 and $2,724,000, respectively.

7.  Advances from Federal Home Loan Bank and Short-Term Borrowed Funds:
    ------------------------------------------------------------------

    As of August 31, 1999 and December 31, 1998 and 1997, the Bank had the following borrowings from Federal Home Loan Bank of Boston (FHLB) (in thousands):

           Interest                                August 31,                December 31,
             Rate            Maturity Date            1999              1998             1997
             ----            -------------            ----              ----             ----

            5.65%          February 5, 1998          $  -             $  -             $ 5,000
            8.96%          August 23, 1999              -               2,000            2,000
            5.96%          September 1, 1999          23,899             -                -
            8.91%          September 7, 1999           1,000            1,000            1,000
            8.76%          September 20, 1999          2,000            2,000            2,000
            6.05%          May 2, 2005                30,000           30,000             -
            4.99%          January 8, 2008 (1)        10,000           10,000             -
                                                     -------          -------          -------
               Total advances from Federal
                 Home Loan Bank                      $66,899          $45,000          $10,000
                                                     =======          =======          =======

        (1) Advance was callable quarterly and was called subsequent to August 31, 1999.

    The Bank's FHLB stock collateralizes these advances. In addition, mortgage loans and otherwise unencumbered investment securities qualified as collateral available to the FHLB were pledged to secure these advances, unused credit lines and letters of credit issued by the FHLB.

    The Bank maintains a line of credit of $34,000,000 with the FHLB which accrues interest at variable rates determined by the FHLB on a daily basis. Amounts drawn against the line of credit are due within one day of withdrawal, however, such amounts are automatically renewed provided that the Bank has sufficient cash balances deposited with the FHLB. Borrowings under the line of credit are secured by U.S. Government treasury and/or agency bonds. The outstanding borrowings on the FHLB line of credit of approximately $23,899,000, $0, and $7,987,000 are included in advances from Federal Home Loan Bank in the accompanying consolidated statements of condition at August 31, 1999 and December 31, 1998 and 1997, respectively. The Bank also maintains a $15,000,000 line of credit with a correspondent bank. No amounts were outstanding on the correspondent line as of August 31, 1999 or December 31, 1998 and 1997.

    Short-term borrowed funds represents commercial transactional repurchase accounts (business checking accounts which are not Federal Deposit Insurance Corporation insured).


8.  Pension Plans:
    -------------

    The Bank has a non-contributory defined benefit pension plan (the Plan) covering substantially all employees. The benefits are based on years of service and average compensation, as defined in the Plan. The Bank's funding policy is to contribute annually the maximum amount allowed by federal tax regulations.

    The following table sets forth changes in benefit obligation, changes in plan assets and the funded status of the Bank's pension plan for the periods indicated. The table also provides a reconciliation of the plan's funded status and the amounts recognized in the Bank's consolidated statements of condition (in thousands):

                                               August 31,         December 31,
                                                  1999          1998         1997
                                                  ----          ----         ----
Change in benefit obligations:
 Benefit obligation, beginning of
  period                                        $18,082          $13,275       $11,090
 Service cost                                       944              989           784
 Interest cost                                      774              980           845
 Actuarial (gain) loss                           (2,183)           3,251           947
 Benefits paid                                     (399)            (413)         (391)
                                                -------          -------       -------
Benefit obligation, end of period                17,218           18,082        13,275
                                                -------          -------       -------
Change in plan assets:
 Fair value of plan assets,
  beginning of period                            17,163           16,747        13,713
 Actual return on plan assets                     2,847              715         3,425
 Employer contribution                             -                 114          -
 Benefits paid                                     (399)            (413)         (391)
                                                -------          -------       -------
 Fair value of plan assets, end of period        19,611           17,163        16,747
                                                -------          -------       -------
Funded status                                     2,393             (919)        3,472
Unrecognized transition asset                      (296)            (348)         (425)
Unrecognized prior service cost                     109              115           123
Unrecognized net actuarial gain                  (5,813)          (1,648)       (5,189)
                                                -------          -------       -------
   Net prepaid recognized                       $(3,607)         $(2,800)      $(2,019)
                                                =======          =======       =======

    The components of net periodic pension cost for the periods indicated were as follows (in thousands):

                                    For the Eight Months
                                      Ended August 31,
                               ------------------------------
                                                                      For the Year Ended December 31,
                                                               ----------------------------------------------
                                   1999            1998             1998           1997            1996
                               -------------  ---------------  --------------  -------------  ---------------

Service cost                      $ 944            $ 659         $   989        $   785            $ 808
Interest cost                       774              653             980            844              815
Expected return on
  plan assets                      (865)            (715)         (1,119)        (1,001)            (872)
Amortization and
  deferral                          (46)             (77)            (69)           (69)             (69)
                                   ----            -----         -------        -------            -----
Net periodic pension
  cost                            $ 807            $ 520         $   781        $   559            $ 682
                                   ====            =====         =======        =======            =====

    Significant actuarial assumptions used in determining the actuarial present value of the projected benefit obligation and the net periodic pension cost were as follows:

                                             For the Eight
                                              Months Ended
                                               August 31,    For the Year Ended December 31,
                                                             -------------------------------
                                                  1999           1998       1997      1996
                                             --------------    --------   --------  --------

       Discount rate                              7.5%           6.5%       7.5%      7.75%
       Rate of increase in compensation
         levels                                   4.5            4.5        4.5       4.5
       Long-term rate of return on assets         8.0            8.0        8.0       8.0

    The Bank has entered into deferred compensation agreements with certain officers providing for benefits after retirement. The liabilities under these agreements are being accrued over the officers' remaining periods of employment so that, on the date of retirement, the then-present value of the benefits will have been accrued. As of August 31, 1999 and December 31, 1998 and 1997, approximately $348,000, $276,000 and $176,000, respectively, had been accrued under these agreements.

    In addition to providing pension benefits, the Bank provides certain health care benefits for retired employees (the Health Care Plan). Only employees retiring before January 1, 1989 are eligible for these benefits, provided they attain age 55 while working for the Bank. In addition, all employees who have attained age 55 and have ten years of vested service are covered under the Health Care Plan until age 65. Effective January 1, 1993, the Bank began to accrue for the estimated costs of these benefits through charges to expense during the years that the employees earn these benefits.

    The following table reconciles the Health Care Plan's funded status to the accrued postretirement cost (in thousands):

                                       August 31,        December 31,
                                                    -----------------------
                                          1999          1998        1997
                                       -----------  -----------  ----------

Accumulated postretirement benefit
 obligation:
  Retirees                              $  459         $  490     $  757
  Other fully eligible participants        135             94         46
  Other active participants                390            384        236
                                        ------         ------     ------
                                           984            968      1,039
 Unrecognized actuarial gain               570            588        491
 Unrecognized prior service cost          (172)          (181)      (194)
                                        ------         ------     ------
Prepaid postretirement cost             $1,382         $1,375     $1,336
                                        ======         ======     ======

    For the eight months ended August 31, 1999 and the years ended December 31, 1998, 1997 and 1996, net postretirement health care cost included the following components (in thousands):

                              For the Eight            For the Years Ended
                               Months Ended                 December 31,
                                               ------------------------------------
                             August 31, 1999         1998        1997        1996
                             ----------------      ---------   ---------  ---------

Service cost                        $ 43               $  39      $  34     $  35
Interest cost                         40                  75         71        74
Amortization and deferral            (11)                 (9)       (15)      (10)
                                    ----               -----      -----     -----
                                    $ 72               $ 105      $  90     $  99
                                    ====               =====      =====     =====

    Significant actuarial assumptions used in determining the actuarial present value of the projected benefit obligation and the net postretirement health care cost are as follows:

                             August 31,        December 31,
                                          ---------------------
                                1999       1998    1997   1996
                             -----------  ------  ------  -----

    Discount rate               7.5%       6.5%    7.5%   7.75%
    Rate of increase in
      compensation levels       4.0        4.0     4.0    4.0

    The health care cost trend rate used to measure the accumulated postretirement benefit obligation is 7% as of August 31, 1999 and December 31, 1998. Increasing the health care cost trend rate by 1% would increase the accumulated postretirement benefit cost by approximately $66,000 and $84,000, respectively, and the net postretirement benefit cost by approximately $6,000 and $13,000, respectively, (pretax) annually as of August 31, 1999 and December 31, 1998.


9. Income Taxes:
   ------------

    The provision for income taxes for the eight months ended August 31, 1999 and 1998 is based on the estimated effective tax rate for the years then ended. For the years ended December 31, 1998, 1997 and 1996, the provision (benefit) for income taxes consisted of the following (in thousands):

                                           Year Ended December 31,
                                          -------------------------
                                           1998     1997     1996
                                          -------  -------  -------

    Current tax provision:
      Federal                              $3,156  $5,766   $4,731
      State                                   557   1,017    1,647
                                           ------  ------   ------
            Total current                   3,713   6,783    6,378
                                           ------  ------   ------

    Deferred tax provision (benefit):
      Federal                                 421    (169)    (419)
      State                                    74     (30)    (106)
                                           ------  ------   ------
            Total deferred                    495    (199)    (525)
                                           ------  ------   ------
            Total provision for income
              taxes                        $4,208  $6,584   $5,853
                                           ======  ======   ======

    As of December 31, 1998 and 1997, the components of the net deferred income tax liability included in current and deferred income taxes in the accompanying consolidated statements of condition were (in thousands):

                                             December 31,
                                            1998      1997
                                          --------  --------

       Total deferred tax assets          $ 7,541   $ 6,429
       Total deferred tax liabilities      (7,949)   (6,602)
       Total state valuation allowance       (704)   (1,124)
                                          -------   -------
           Net deferred tax liability     $(1,112)  $(1,297)
                                          =======   =======

    The deferred tax assets are primarily the result of financial accruals not currently deductible for tax return purposes and the allowance for loan losses reflected as a current expense for financial reporting purposes and a future charge-off for tax return purposes. The deferred tax liabilities are primarily attributed to accelerated deprecation on premises and equipment for tax return purposes and unrealized gains in the securities available for sale portfolio.

    Effective for taxable years commencing after December 31, 1998, financial service companies are permitted to establish in the State of Connecticut a passive investment company (PIC) to hold and manage loans secured by real property. Income earned by the PIC will be exempt from Connecticut corporation business tax and dividends received by the financial service company from the PIC will not be taxable. In 1999, the Bank established a PIC, as a wholly-owned subsidiary, and transferred a portion of its real estate mortgage portfolio from the Bank to the PIC. During 1999, the deferred state tax assets that the valuation allowance was established for were written off upon the transfer to the PIC and the valuation allowance was eliminated. Prior to 1999, all state deferred tax assets were reserved for due to uncertainty of realization.

    For the years ended December 31, 1998, 1997 and 1996, the provision for income taxes differed from the amount computed by applying the statutory federal income tax rate (35%) to income before income taxes for the following reasons (in thousands):

                                                   December 31,
                                              1998     1997     1996
                                             -------  -------  -------

      Tax provision at statutory rate        $4,734   $5,875   $5,349
      Increase (decrease) in tax
        resulting from:
          State income taxes, net of
            federal tax benefit                 817    1,037    1,043
          Gain on contribution of
            securities to Savings Bank of
            Manchester Foundation, Inc.        (921)       -        -
          Dividends received deduction         (409)    (409)    (341)
          Federal and state refunds and
            credit carryforwards, net of
            valuation allowance provided
            of $97,149 in 1996                    -        -     (378)
          Reduction in state tax rate             -       65       50
          Change in valuation allowance        (420)     (63)      80
          Other, net                            407       79       50
                                             ------   ------   ------
                                             $4,208   $6,584   $5,853
                                             ======   ======   ======

   As of December 31, 1998, the Bank's allowance for loan losses for federal income tax return purposes was approximately $13,000,000. Of this allowance, if $12,600,000 or any portion thereof is used for purposes other than to absorb loan losses and write-downs of other real estate owned, such amounts will become subject to income tax at the then current tax rate. Management does not anticipate that retained income will be used in such a way so as to require the payment of taxes on taxable income resulting from the recapture of the tax allowance. As a result, in accordance with SFAS No. 109, no provision for such tax has been provided in the accompanying consolidated financial statements.


10. Merchant Credit Card Operations:
    -------------------------------

    In 1994, the Bank entered into an agreement with a merchant credit card processing servicer to provide processing services for the Bank. In July 1996, this processor sold its operations to a third party. In connection with this sale, the Bank received $1.5 million as compensation for its acknowledgement and consent related to such sale and its assignment of rights under its agreement to another bank which amount is reflected as gain in sale of credit card operations in the 1996 consolidated statement of operations.


11. Commitments and Contingencies:
    -----------------------------

    Cash and due from banks withdrawal and usage reserve requirements -
    -----------------------------------------------------------------

    The Bank is required to maintain reserves against its transaction accounts and non-personal time deposits. As of August 31, 1999 and December 31, 1998 and 1997, cash and due from banks withdrawal/usage reserve requirements of approximately $6,612,000, $5,600,000 and $2,347,000, respectively, existed as a result of Federal Reserve requirements to maintain certain average balances.

    Lease commitments -
    -----------------

    The Bank leases certain of its premises and equipment under lease agreements which expire at various dates through June 2010. The Bank has the option to renew certain of the leases at fair rental values. Rental expense was approximately $760,000 and $741,000 for the eight months ended August 31, 1999 and 1998, respectively and approximately $1,120,000, $1,136,000 and $974,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    As of August 31, 1999 and December 31, 1998, minimum rental commitments under noncancellable operating leases were (in thousands):

                                August 31,  December 31,
             Year                  1999         1998
             ----                  ----         ----

             1999                 $  141        $  901
             2000                    775           775
             2001                    659           659
             2002                    661           661
             2003                    563           563
             Thereafter            3,883         3,883
                                  ------        ------
                                  $6,682        $7,442
                                  ======        ======

    Loan commitments and letters of credit -
    --------------------------------------

    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments included commitments to extend credit of approximately $179,857,000, $153,725,000 and $130,589,000 as of August 31,
    1999 and December 31, 1998 and 1997, respectively, and standby letters of credit of approximately $4,978,000, $6,556,000 and $6,389,000 as of August 31, 1999 and December 31, 1998 and 1997, respectively.

    These consolidated financial instruments involve, to varying degrees, elements of credit and interest rate risk. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for existing loans. Management believes that the Bank controls the credit risk of these financial instruments through credit approvals, lending limits, monitoring procedures and the receipt of collateral when deemed necessary.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Bank management evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include income producing commercial properties, accounts receivable, inventory and property, plant and equipment.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in existing loan facilities to customers. The Bank holds real estate and marketable securities as collateral supporting those commitments for which collateral is deemed necessary.


12. Parent Company Financial Information:
    ------------------------------------

    Connecticut Bankshares, M.H.C. has conducted no activities other than board of director meetings for the period from inception to August 31, 1999.

    Summarized information relative to the statements of condition as of August 31, 1999 and December 31, 1998 and 1997 and statements of operations and cash flows for the eight months ended August 31, 1999 and 1998, the years ended December 31, 1998 and 1997 and the period from July 29, 1996 (inception) to December 31, 1996 of Connecticut Bankshares, M.H.C. (parent company only) are presented as follows (in thousands):


                                                                                    December 31,
                                                August 31,                       ------------------
Statements of Condition                            1999                          1998          1997
                                             ---------------                     ----          ----

Assets:
  Cash                                        $           50                    $     50     $     50

  Investment in banking subsidiaries                 117,584                     112,757      101,141
                                                     -------                    --------     --------
      Total assets                            $      117,634                    $112,807     $101,191
                                                     =======                    ========     ========
Liabilities and stockholder's investment:
  Stockholder's investment                    $      117,634                    $112,807     $101,191
                                                     -------                    --------     --------
      Total liabilities and
         stockholder's investment             $      117,634                    $112,807     $101,191

                                                     =======                    ========     ========

                                                For the Eight
                                                Months Ended                             For the Period
                                                August 31,                             Ended December 31,
                                              ---------------                     -------------------------
Statements of Operations                      1999       1998                     1998       1997      1996
                                              ----       ----                     ----       ----      ----

Undistributed equity in earnings

  of subsidiary                             $ 6,255    $ 6,855                $  9,318    $ 10,202   $ 9,431
                                            -------    -------                --------    --------   -------
        Net income                          $ 6,255    $ 6,855                $  9,318    $ 10,202   $ 9,431

                                            =======    =======                ========    ========   =======

                                                For the Eight
                                                Months Ended                           For the Period
                                                August 31,                            Ended December 31,
                                                -------------                     -------------------------
Statements of Cash Flows                       1999       1998                    1998       1997      1996
                                               ----       ----                    ----       ----      ----

Cash Flows from Operating Activities:

 Net income                                 $ 6,255    $ 6,855              $  9,318     $ 10,202   $ 9,431
 Adjustments:
   Undistributed equity in earnings of
    subsidiary                               (6,255)    (6,855)               (9,318)     (10,202)   (9,431)
                                            -------    -------              --------     --------   -------

     Net cash provided by operating
       activities                              -          -                     -            -         -
                                            -------    -------              --------     --------   -------

Cash Flows from Investing Activities:
 Equity transfer                               -          -                     -            -          50
                                            -------    -------              --------     --------   -------
     Net cash provided by financing
       activities                              -          -                     -            -          50
                                            -------    -------              --------     --------   -------

Net increase in cash                           -          -                     -            -          50
Cash, beginning of period                     50         50                    50           50         -
                                           -------    -------               --------     --------   -------
Cash, end of period                      $    50    $    50              $     50     $     50     $    50
                                           =======    =======               ========     ========   =======

    The Bank has paid no dividends to the parent company for the eight months ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996.

13. Disclosures about Fair Values of Financial Instruments:
    ------------------------------------------------------

    SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires entities to disclose the estimated fair value of financial instruments, both assets and liabilities recognized and not recognized in the consolidated statements of condition, for which it is practicable to estimate fair value.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

    Cash and due from banks and accrued interest receivable -
    -------------------------------------------------------

    The carrying amount is a reasonable estimate of fair value.

    Securities -
    ----------

    For marketable equity securities and other securities held for investment purposes, fair values are based on quoted market prices or dealer quotes if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    Loans held for sale -
    -------------------

    The fair value of residential mortgage loans held for sale is estimated using quoted market prices provided by government agencies.

    Loans -
    -----

    The fair value of the net loan portfolio is estimated by discounting the loans' future cash flows using the prevailing interest rates as of yearend at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    The book and fair values of unrecognized commitments to extend credit and standby letters of credit were not significant as of August 31, 1999, December 31, 1998 and 1997.

    Deposits -
    --------

    The fair value of savings, NOW, demand and certain money market deposits is the amount payable on demand as of yearend. The fair value of certificates of deposit is estimated by discounting the future cash flows using the rates offered for deposits of similar remaining maturities as of yearend.

    Advances from Federal Home Loan Bank -
    ------------------------------------

    The fair value of the advances is based on the estimated costs to prepay the debt (prior to maturity) as of yearend.

    Values not determined -
    ---------------------

    SFAS No. 107 excludes certain financial, as well as non-financial, instruments from its disclosure requirements, including premises and equipment, the intangible value of the Bank's portfolio of loans serviced (both for itself and for others) and related servicing network, and the intangible value inherent in the Bank's deposit relationships (i.e., core deposits), among other assets and liabilities. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    As of August 31, 1999 and December 31, 1998 and 1997, the estimated fair values and recorded book balances of the Bank's financial instruments were (in thousands):

                                                                                                  December 31,
                                                                                ------------------------------------------------
                                        August 31, 1999                               1998                            1997
                                     -------------------                         ----------------               ----------------
                                    Recorded                                     Recorded                        Recorded
                                      Book          Fair                          Book      Fair                  Book      Fair
                                     Balance       Value                         Balance    Value                Balance    Value
                                     -------       -----                         -------    -----                -------    -----

Assets:

Cash and cash equivalents           $ 42,823     $ 42,823                       $ 45,048  $ 45,048              $ 14,660  $ 14,660
Securities available for sale        159,464      159,464                        168,151   168,151               131,589   131,589
Securities held to maturity           44,865       44,120                         52,597    53,054                50,283    50,536
Loans held for sale                       35           35                            121       122                   266       266
Loans, net                           899,692      901,312                        806,787   822,418               798,292   806,497
Federal Home Loan Bank stock           5,909        5,909                          5,909     5,909                 5,571     5,571
Accrued interest receivable            6,905        6,905                          6,435     6,435                 6,724     6,724

                                                                                                   December 31,
                                                                                --------------------------------------------------
                                      August 31, 1999                                 1998                              1997
                                      ---------------                           ----------------                  ----------------

                                    Recorded                                    Recorded                          Recorded
                                     Book           Fair                          Book      Fair                    Book      Fair
                                    Balance         Value                       Balance    Value                  Balance    Value
                                    -------         -----                       -------    ------                 -------     ----

Liabilities:

 Deposits -
  Savings                           $226,934     $226,934                      $220,653   $220,653               $206,568  $206,568
  Money market                        58,455       58,455                        38,387     38,387                 32,221    32,221
  Certificates of deposit            449,557      449,375                       446,139    449,360                475,765   475,806
  NOW                                106,482      106,482                       110,841    110,841                 86,193    86,193
  Demand                              45,894       45,894                        39,097     39,097                 26,919    26,919
Short-term borrowed funds             97,847       97,847                        79,545     79,545                 79,166    79,166
Mortgagors' escrow accounts            5,059        5,053                         7,627      7,637                  7,540     7,548
Advances from Federal Home
 Loan Bank                            66,899       65,786                        45,000     44,504                 10,000    10,222

14. Conversion of MHC to Stock Form of Ownership:
    --------------------------------------------

    On August 30, 1999, the Boards of Directors of the MHC and the Bank adopted a Plan of Conversion and, on October 6, 1999 and October 26, 1999, unanimously amended the Plan of Conversion (as amended, the Plan), pursuant to which the MHC will reorganize from the mutual holding company form to the stock holding company form. SBM will be held as a wholly-owned subsidiary of Connecticut Bancshares, Inc., a recently formed Delaware Corporation.
    All of the outstanding common stock of the Bank will be sold to a newly chartered holding company (the Company) which will issue and sell its stock pursuant to the Plan. All of the stock of the Company to be issued in the conversion is being offered to eligible account holders, employee benefit plans of the Bank and certain other eligible subscribers in a subscription offering pursuant to subscription rights in order of priority as set forth in the Plan. The Bank plans to establish an Employee Stock Ownership Plan ("ESOP") for the benefit of eligible employees, to become effective upon the conversion. The ESOP may borrow the proceeds necessary to fund the purchase of an amount up to 8% of the common stock outstanding upon consummation of the conversion; however, the ESOP may not purchase in the conversion more than 5% of the common stock sold. The Bank expects to make annual contributions adequate to fund the repayment of any indebtedness of the ESOP.

    The Plan provides for the establishment of an additional charitable foundation (the "New Foundation") in connection with the conversion. The New Foundation will be funded with a contribution of common shares by the Company equal to 8% of the total shares of common stock sold in the conversion. This contribution will result in the recognition of expense, equal to the fair value of the shares contributed, in the period in which the contribution is made. The New Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

    Effective upon the conversion, the Company intends to enter into employment agreements with certain executives. The agreements will include, among other things, provisions for minimum annual compensation and certain lump-sum severance payments in the event of a "change in control."

    Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs incurred will be charged to expense. The Bank had approximately $85,000 in conversion costs as of August 31, 1999.

    The deposit accounts of the Bank's depositors will continue to be insured by the FDIC and will not be affected by the conversion. The Plan provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders (if any) in an amount equal to the equity capital of the Bank less any subordinated debt approved as bona fide capital of the Bank, as of the date of its latest statement of condition contained in the final prospectus used in connection with the conversion. Account holders who continue to maintain deposit accounts at the Bank would be entitled, on a complete liquidation of the Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Upon completion of the conversion, the Bank's surplus will be substantially restricted with respect to payment of dividends to stockholders due to the liquidation account. The liquidation account will terminate on the tenth anniversary of the consummation date of the conversion.

    Subsequent to the offering, the Bank may not declare or pay dividends on, nor repurchase any of its shares of common stock, if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

You should rely only on the information contained in this prospectus. Neither Connecticut Bancshares nor Savings Bank of Manchester has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Connecticut Bancshares or Savings Bank of Manchester since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.



                       [Logo for Connecticut Bancshares]



         (Proposed Holding Company for The Savings Bank of Manchester)



                       13,225,000 Shares of Common Stock


                                    -------

                                   Prospectus

                                    --------



                        SANDLER O'NEILL & PARTNERS, L.P.



                                 ________, 2000



                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2000, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.


     SEC filing(1)........................................................    $45,663
     OTS filing fee.......................................................      2,000
     Connecticut filing fee...............................................      5,000
     Connecticut holding company filing fee...............................      2,500
     NASD filing fee(1)...................................................     17,000
     Stock market listing fee(1)..........................................     95,000
     Printing, postage and mailing........................................    825,000
     Legal fees and expenses (including underwriter's counsel)............    900,000
     Accounting fees and expenses.........................................    375,000
     Appraisers' fees and expenses (including business plan)..............     47,500
     Marketing fees and selling commissions(2)............................  2,115,222
     Underwriter's expenses (excluding underwriter's counsel).............    150,000
     Conversion agent fees and expenses...................................     60,000
     Transfer agent fees and expenses.....................................     20,000
     Certificate printing.................................................     10,000
     Telephone, temporary help and other equipment........................     40,000
     Edgarization expenses................................................     25,000
     Miscellaneous........................................................     15,115
                                                                           ----------
     TOTAL................................................................ $4,750,000
                                                                           ==========

______________________
(1) Unless otherwise noted, based upon the registration and issuance of 16,425,450 shares at $10.00 per share.
(2) Equal to 1.50% of the aggregate dollar amount of stock sold, excluding shares sold to stock benefit plans, officers, directors and members of their immediate families, and excluding shares contributed to the charitable foundation.


Item 14.  Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15.    Recent Sales of Unregistered Securities

None.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1   Engagement Letters between Connecticut Bankshares, M.H.C., The Savings
      Bank of Manchester and Sandler O'Neill & Partners, L.P.*
1.2   Form of Agency Agreement between The Savings Bank of Manchester and
      Sandler O'Neill & Partners, L.P. *
2.1   Amended Provisional Plan of Conversion for Connecticut Bankshares, M.H.C.
      and The Savings Bank of Manchester (including the Amended and Restated
      Stock Articles of Incorporation and Bylaws of The Savings Bank of
      Manchester)*
3.1   Certificate of Incorporation of Connecticut Bancshares, Inc.*
3.2   Bylaws of Connecticut Bancshares, Inc.*
3.3   Amended and Restated Stock Articles of Incorporation and Bylaws of The
      Savings Bank of Manchester
      (See Exhibit 2.1 hereto)*
4.0   Draft Stock Certificate of Connecticut Bancshares, Inc.*
5.0   Opinion of Muldoon, Murphy & Faucette LLP re: Legality *
8.1   Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters
8.2   Opinion of Arthur Andersen LLP re:  State Tax Matters *
10.1  The Savings Bank of Manchester Savings Plan *
10.2  The Savings Bank of Manchester Longevity Incentive Plan *
10.3  Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.4  Form of The Savings Bank of Manchester Employee Stock Ownership Plan Trust
      Agreement *
10.5 Form of Employment Agreement between The Savings Bank of Manchester and certain executive officers *
10.6 Form of Employment Agreement between Connecticut Bancshares, Inc. and certain executive officers *
10.7  Form of Chairman's Employment Agreement *
10.8 Form of Change in Control Agreement between The Savings Bank of Manchester and certain executive officers *
10.9  Form of The Savings Bank of Manchester Directors' Consultation Plan *
10.10 Form of The Savings Bank of Manchester Supplemental Executive Retirement
      Plan *
10.11 Form of The Savings Bank of Manchester Employee Severance Compensation
      Plan *
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Muldoon, Murphy & Faucette LLP *
23.3  Consent of RP Financial LC.*
23.4  Subscription Rights Opinion of RP Financial LC.*
24.1  Powers of Attorney *
27.0  Financial Data Schedule *
99.1  Updated Appraisal Report of RP Financial LC. (P)
99.2  Draft of SBM Charitable Foundation, Inc. Gift Instrument *
99.3  Stock Certification and Order Form *
99.4  Marketing Materials

--------------------------------------

* Previously filed.
(P) Filed pursuant to Rule 202 of Regulation S-T.


(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, State of Connecticut, on January 5, 2000.


Connecticut Bancshares, Inc.


By:  /s/ Richard P. Meduski
     -------------------------------------
     Richard P. Meduski
     President, Chief Executive Officer
     and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                            Title                              Date
----                            -----                              ----

/s/ Richard P. Meduski          President, Chief                  January 5, 2000
-------------------------       Executive Officer
Richard P. Meduski              and Director
                                (principal executive officer)

/s/ Nicholas B. Mason           Senior Vice President             January 5, 2000
---------------------           and Chief Financial Officer
Nicholas B. Mason               (principal accounting
                                and financial officer)


       *                        Director
---------------------
Thomas A. Bailey


       *                        Director
---------------------
A. Paul Berte


       *                        Director
---------------------
Timothy J. Devanney


       *                        Director
---------------------
M. Adler Dobkin


       *                        Director
---------------------
Sheila B. Flanagan

           *                    Director
---------------------
John D. LaBelle, Jr.


           **                   Director
---------------------
Michael B. Lynch


           *                    Director
---------------------
Eric A. Marziali


           *                    Director
---------------------
Jon L. Norris


           *                    Director
---------------------
William D. O'Neill


           *                    Director
---------------------
Laurence P. Rubinow


           *                    Director
---------------------
John G. Sommers


           **                   Director
---------------------
Thomas E. Toomey


           *                    Director
---------------------
Gregory S. Wolff


* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Connecticut Bancshares, Inc. filed on November 12, 1999.


** Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Pre-Effective
   Amendment No. 1 to the Registration Statement on Form S-1 for Connecticut Bancshares, Inc. filed on December 23, 1999



/s/ Richard P. Meduski          President, Chief Executive Officer      January 5, 2000
----------------------          and Director
Richard P. Meduski